UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-4

     REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

VOICE MOBILITY INTERNATIONAL, INC.
_____________________________________________________________________________________________________
( Exact name of registrant as specified in its charter)

Nevada
_____________________________________________________________________________________________________
(State or other jurisdiction of incorporation or organization)

4822
_____________________________________________________________________________________________________
(Primary Standard Industrial Classification Code Number)

33-0777819
_____________________________________________________________________________________________________
(I.R.S. Employer Identification Number)

#180 - 13777 Commerce Parkway,
Richmond, British Columbia,
Canada V6V 2X3
(604) 482-0000
_____________________________________________________________________________________________________
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

     Randy G. Buchamer
Chief Executive Officer
Voice Mobility International, Inc
#180 - 13777 Commerce Parkway,
Richmond, British Columbia,
Canada V6V 2X3
(604) 482-0000
_____________________________________________________________________________________________________
(Name, address, including zip code, and telephone number, including area code, of agent for service)

     COPIES TO: John M. Iino, Esq.
Margaret G. Graf, Esq.
Crosby, Heafey, Roach & May
1901 Avenue of the Stars, Suite 700
Los Angeles, California 90067
(310) 734-5200

Approximate date of commencement of proposed sale to public:

As soon as practicable after the effective date of this registration statement.

          If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [   ]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common stock, without par value	41,802,115	$0.125	$5,225,264	$481

(1)          Consists of (i) 36,974,448 shares of common stock of Voice Mobility International, Inc., the resulting entity, which will be continued from the State of Nevada to the federal jurisdiction of Canada (“Voice Canada”), (ii) up to 3,250,000 shares of common stock of Voice Canada, reserved for issuance under Voice Nevada’s warrants issued in connection with its 2001 special warrant financing and (iii) up to 1,577,667 shares of common stock of Voice Canada, reserved for issuance under Voice Nevada’s outstanding Class “O”, “P” and “Q” share purchase warrants; in each case assuming that the proposed resolutions are approved by the stockholders and the conversion/continuation is completed. See “Summary – The Conversion/Continuation”.

(2)          Estimated in accordance with Rule 457(c) and (f), solely for the purpose of determining the registration fee, on the basis of the average of the high and low prices reported on the Over the Counter Bulletin Board on September 30, 2002 for the Common Stock, $0.001 par value of Voice Nevada, which upon the conversion/continuation of Voice Nevada to Voice Canada will be designated as Common Stock of Voice Canada on a one-for-one basis pursuant to the conversion/continuation as described in this Registration Statement.

(3)          Estimated solely for the purpose of calculating the registration fee. The registration fee has been computed pursuant to Rule 457(f) under the Securities Act of 1933, as amended.

               THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

               The information in this information statement/prospectus is not complete and may be changed. We may not offer the common stock which may be deemed to be issued in connection with the transactions described in this information statement/prospectus until the registration statement filed with the SEC is effective. This information statement/prospectus is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted. Any representation to the contrary is a criminal offense.

Information Statement/Prospectus Subject to Completion, Dated October 21, 2002

VOICE MOBILITY INTERNATIONAL, INC., A NEVADA CORPORATION
INFORMATION STATEMENT
VOICE MOBILITY INTERNATIONAL, INC. (THE COMPANY TO BE CONTINUED FROM THE
STATE OF NEVADA TO THE FEDERAL JURISDICTION OF CANADA)
36,974,448 SHARES OF COMMON STOCK
PROSPECTUS

               We are furnishing this information statement/prospectus to stockholders of Voice Mobility International, Inc., a Nevada corporation referred to as Voice Nevada in this information statement/prospectus, in connection with our board of directors’ solicitation of written consents of the stockholders of Voice Nevada for the specific purpose of obtaining stockholder approval to change our jurisdiction of incorporation from Nevada to the federal jurisdiction of Canada. The process necessary to accomplish this change is called a conversion in Nevada and a continuance in Canada. This process is described more fully in this information statement/prospectus. The specific items to be voted on to complete this conversion/continuation are detailed in the special resolutions and form of written consent attached to this information statement/prospectus as Exhibit “A.”

               This information statement/prospectus is also a prospectus of Voice Mobility International, Inc., (the resulting entity), to be continued from the State of Nevada to the federal jurisdiction of Canada referred to as Voice Canada in this information statement/prospectus, relating to the potential offer and sale of shares of its common stock issuable upon the conversion/continuation of Voice Nevada as to a Canadian corporation, to the extent that the conversion/continuation is deemed to be considered an “offer and sale of securities” under U.S. securities law. When we complete the conversion/continuation, we will continue our legal existence in Canada as if we had been originally incorporated under Canadian law. Each outstanding share of common stock of Voice Nevada will automatically be designated as shares of common stock of Voice Canada.

               Upon the conversion/continuation of Voice Nevada to the federal jurisdiction of Canada, all outstanding preferred shares, common share purchase warrants and stock options of Voice Nevada will automatically be designated as preferred shares, common share purchase warrants and stock options respectively of Voice Canada.

               Our common stock is currently traded on the OTC Bulletin Board under the symbol “VMII”, on the Frankfurt Stock Exchange under the symbol “VMY” and on The Toronto Stock Exchange under the symbol “VMY.” On September 30, 2002, the last reported sale price of our common stock on the OTC Bulletin Board was $0.13 per share. Following the conversion/continuation, shares of our common stock will continue to trade on the OTC Bulletin Board, the Frankfurt Exchange and The Toronto Stock Exchange.

               For the conversion/continuation to be approved, at least a majority of the votes cast by our stockholders by written consent must be in favor of the proposed conversion/continuation. We plan to complete the proposed conversion/continuation as soon as possible following approval by our stockholders and by the regulatory authorities in Nevada and Canada. Our board of directors may, however, decide to delay the conversion/continuation or decide not to proceed with the conversion/continuation if they determine that the conversion/continuation is no longer advisable.

               SEE “RISK FACTORS” BEGINNING ON PAGE 31 FOR A DISCUSSION OF RISKS RELATING TO THE CONVERSION/CONTINUATION AND THE OWNERSHIP OF SHARES OF COMMON STOCK OF VOICE CANADA.

               NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS INFORMATION STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               This information statement/prospectus is dated ________________ , 2002 and is being mailed to stockholders on or about ______________________ , 2002.

SOURCES OF ADDITIONAL INFORMATION

               This information statement/prospectus incorporates important business and financial information about our company from documents that are not included in or delivered with this information statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this information statement/prospectus by requesting them in writing or by telephone from

Voice Mobility International, Inc.
Investor Relations
180 – 13777 Commerce Parkway
Richmond, BC, V6V 2X3
Phone: (604) 482-0000

               TO OBTAIN TIMELY DELIVERY OF REQUESTED DOCUMENTS, YOU SHOULD MAKE YOUR REQUEST NO LATER THAN __________ , 2002.

               For more information on the matters incorporated by reference in this information statement/prospectus, please see “Where You Can Find More Information” on page 80.

TABLE OF CONTENTS

SUMMARY	7
CONSENT SOLICITATION	11
MOVING THE JURISDICTION OF INCORPORATION OF VOICE NEVADA	13
TAX CONSEQUENCES OF THE CONTINUATION	17
COMPARISON OF SHAREHOLDERS’ RIGHTS	23
ACCOUNTING TREATMENT OF CONTINUATION	31
RISK FA CTORS	32
BUSINESS	40
PROPERTY	47
LEGAL PROCEEDINGS	48
MARKET FOR VOICE NEVADA’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	50
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA	53
SUPPLEMENTARY FINANCIAL INFORMATION	55
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	56
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	65
QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK	65
WARNINGS REGARDING FORWARD-LOOKING STATEMENTS	65
DESCRIPTION OF CAPITAL STOCK	67
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	71
OUR DIRECTORS AND EXECUTIVE OFFICERS	73
EXECUTIVE COMPENSATION	78
DIRECTOR COMPENSATION	80
TRANSFER AGENT AND REGISTRAR	84
LEGAL MATTERS	84
EXPERTS	85
WHERE YOU CAN FIND MORE INFORMATION	85
FINANCIAL STATEMENTS AND AUDITOR’S REPORT	F-1

Exhibit A – Action by Written Consent and Special Resolutions

Exhibit B – Voice Canada Proposed Articles of Continuance

Exhibit C – Articles of Conversion and Plan of Conversion of Voice Nevada

Exhibit D - Proposed By-laws of Voice Canada

SUMMARY

               This summary highlights selected information contained in this information statement/prospectus and may not contain all of the information that is important to you. We urge you to read this entire information statement/prospectus carefully, including the attached exhibits. As used in this information statement/prospectus, the terms “we,” “our”, “us” and “Voice Nevada” refer to Voice Mobility International, Inc., a Nevada corporation and the term “Voice Canada” refers to the Company after it has effected its continuation from the State of Nevada to the federal jurisdiction of Canada. All references to currency are to United States dollars and are designated with a dollar sign (“$”) unless otherwise noted; references to Canadian dollars will always contain the following identifying symbol: “Cdn$.”

               VOICE NEVADA. We are a Nevada corporation engaged in the development and sales and marketing of unified voice messaging software operating through our wholly owned subsidiaries, Voice Mobility Inc. and Voice Mobility (US) Inc. Our Enhanced Messaging software suite will allow for legacy voicemail replacement and incremental offerings such as real time call connect, voicemail to email, and fax to email services. These unified communication services are facilitated by the creation of a single personal digital mailbox that can receive any type of communication regardless of its incoming format or medium. We are a Nevada holding company. Our operations are primarily carried out by our wholly owned subsidiary Voice Mobility Inc. incorporated pursuant to the federal laws of Canada and having its registered office in British Columbia, Canada. Our principal executive offices are located at 180 – 13777 Commerce Parkway, Richmond, BC, V6V 2X3. Our telephone number is (604) 482-0000.

               THE CONVERSION/CONTINUATION. Our board of directors is proposing that we change our jurisdiction of incorporation from Nevada to the federal jurisdiction of Canada by means of a process called a “conversion” under Nevada law and a “continuation” under Canadian law. As a result of the conversion/continuation we will cease to be a Nevada company governed by the provisions of the Nevada law and will become a Canadian corporation governed by the provisions of the Canada Business Corporations Act (the “CBCA”) as if we had originally been incorporated in that jurisdiction. Voice Nevada will be known as Voice Canada on the completion of the conversion/continuation of Voice Nevada from the State of Nevada to the federal jurisdiction of Canada. The conversion/continuation will not result in the creation of a new corporation. The conversion/continuation will result only in the change of jurisdiction of incorporation of the Company from Nevada to the federal jurisdiction of Canada. As used in this information statement/prospectus, the terms “conversion” and “continuation” refer to the entire continuation and domestication process we will undertake to change our jurisdiction of incorporation from Nevada to Canada.

               Following the conversions/continuation, our principal executive offices and phone number of Voice Canada will be the same as those for Voice Nevada.

               BOARD OF DIRECTORS’ RECOMMENDATION. Our board of directors recommends that you vote in favor of the special resolution authorizing the conversion/continuation from Nevada to Canada.

               REASONS FOR THE CONVERSION/CONTINUATION. Our board of directors believes that continuing into Canada is in the best interests of Voice Nevada and its stockholders because they believe that the conversion/continuation will provide us with a number of benefits including:

Expanded access to the Canadian capital markets and investors. We expect this will result in a more favorable financing environment than is currently available to Voice Nevada as a U.S. corporation;

An improved profile among Canadian investors and within the Canadian investment dealer community. We believe our profile will be improved, in part, because we understand most of our stockholders are Canadian and we will be a Canadian company;

For the eligibility of Voice Canada common shares to be held without limitation by Canadian registered pension plans, registered retirement savings plans and deferred profit sharing plans. At present, Voice Nevada common shares are considered “foreign property” under Canadian law and only 20% of pension investments can be comprised of foreign property. We believe the foreign property status of Voice Nevada common shares are viewed as a negative by Canadian investors. Voice Canada intends to meet the criteria needed so that Voice Canada common shares will not be considered foreign property; and

Reducing the cost and burden associated with the continued compliance with securities and corporate laws in both Canada and the U.S. due to reduced requirements on foreign private issuers under U.S. securities laws.

               BOARD DISCRETION TO EFFECT THE CONVERSION/CONTINUATION. In the event that the stockholders approve the conversion/continuation of Voice Nevada to the federal jurisdiction of Canada, our board of directors may, at its option, elect to delay or abandon the conversion/continuation. Reasons that may cause our board of directors not to complete the conversion/continuation include:

if Voice Nevada were to incur significant tax liabilities; and

if there arises any other circumstance which, in the discretion of the board of directors, would cause the conversion/continuation not to be in the best interests of Voice Nevada and its stockholders.

               EFFECTS OF THE CONVERSION/CONTINUATION. The conversion/continuation will not result in any change in our business or assets, liabilities, net worth or management, nor will the conversion/continuation impair any of our creditors’ rights. The conversion/continuation itself will not change your ownership percentage in Voice Nevada. The conversion/continuation is not, in itself, a corporate reorganization, amalgamation or merger.

               RECORD DATE; SHARES ENTITLED TO VOTE. The record date for the action by written consent is ________ , 2002. Stockholders of record at the close of business on the record date or transferees of such shares who produce proper evidence of ownership of such shares before ______ , 2002 and request that their name be included on the list of stockholders entitled to vote are entitled to vote by written consent on the special resolutions. On the record date, there were ________ outstanding shares of common stock. Each share of common stock is entitled to one vote on each matter to be acted upon or which may properly come before the stockholders.

               VOTE REQUIRED. The approval of the conversion/continuation will require the affirmative vote of at least a majority of the shares entitled to vote by written consent.

               SHARE OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND AFFILIATES OF VOICE NEVADA. As of the date of this information statement/prospectus, directors and executive officers of Voice Nevada own and are entitled to vote 3,940,675 (about 10.7%) outstanding shares of our common stock. These directors and officers have expressed an intention to vote in favor of the conversion/continuation.

               REGULATORY APPROVALS. To complete the conversion/continuation, we need approvals from, and we must make filings with, governmental authorities. Specifically, we must file a plan of conversion with the Secretary of the State of Nevada along with a $325 filing fee. We must file, amongst other documents, the authorization from the Secretary of State of Nevada to continue Voice Nevada to the federal jurisdiction of Canada, Articles of Continuance and the new By-Laws of the Company, with the Director of Industry Canada pursuant to the CBCA to complete the conversion/continuation.

               RIGHTS OF DISSENTING STOCKHOLDERS. A dissenting stockholder has no appraisal rights under Nevada law or under the Company’s Articles of Incorporation or By-Laws in connection with the matters to be voted on.

               CONVERSION/CONTINUATION OF SHARES. The existing share certificates representing shares of our common stock and preferred stock will represent an equivalent number of shares of common stock and preferred stock of Voice Canada without any action on your part. You will not have to exchange any share certificates. We will issue new certificates to you representing shares of common stock and preferred stock of Voice Canada upon transfers of shares of common stock and preferred stock or at your request.

               CONVERSION/CONTINUATION OF OPTIONS. The current outstanding options to purchase shares of our common stock will represent options to purchase an equivalent number of shares of common stock of Voice Canada for the equivalent purchase price per share without other action by our option holders. Option holders will not have to exchange their options. As soon as practicable following the completion of the conversion/continuation, Voice Canada intends to file a post-effective amendment to its Registration Statement on Form S-8 (Reg. No. 333-34564) covering all such options and any future option grants (and the shares issued upon exercise of such options). Option holders who are not stockholders will not have a right to vote on the special resolution.

               CONVERSION/CONTINUATION OF SHARE WARRANTS. The current outstanding share warrants issued in connection with our 2001 special warrant financing will represent share warrants of Voice Canada to purchase an equivalent number of shares of Voice Canada. Holders of such share warrants will not be required to exchange their share warrants of Voice Nevada for share warrants of Voice Canada.

               CONVERSION/CONTINUATION OF COMMON SHARE PURCHASE WARRANTS. The current outstanding common share purchase warrants will represent common share purchase warrants of Voice Canada to purchase an equivalent number of common shares of Voice Canada. Holders of common share purchase warrants of Voice Nevada will not be required to exchange their common share purchase warrants of Voice Nevada for common share purchase warrants of Voice Canada.

               U.S. INCOME TAX CONSEQUENCES. On the date of the conversion/continuation, Voice Nevada must recognize gain (but not loss) on the assets held by the company to the extent that the fair market value of any of Voice Nevada’s assets exceeds the company’s taxable basis in the assets. The calculation of any potential gain will need to be made separately for each asset held by Voice Nevada. No loss will be allowed for any asset that has a taxable basis in excess of its fair market value.

               U.S. holders and Canadian holders of Voice Nevada stock will not be required to recognize any gain or loss as a result of the conversion/continuation. A U.S. stockholder's adjusted basis in the shares of Voice Canada will be equal to such stockholder's adjusted basis in the shares of Voice Nevada. A U.S. stockholder's holding period in the shares of Voice Canada should include the period of time during which such stockholder held his or her shares in Voice Nevada.

For a more complete discussion of the U.S. Income Tax Consequences, please see "Tax Consequences of the Transaction; United States Federal Income Tax Consequences" on page 17.

               CANADIAN INCOME TAX CONSEQUENCES. A Canadian stockholder will not realize a disposition of their Voice Nevada shares on its continuation to Canada. To the extent a deemed dividend is paid by Voice Nevada to a Canadian stockholder, the amount of the dividend is to be included in their income.

               On Voice Nevada’s continuance to Canada, Voice Canada will be deemed to dispose of and to immediately re-acquire its assets at their fair market value. Pre -continuance losses are not available for use in Canada.

               For a more complete discussion of the Canadian Income Tax Consequences, please see "Tax Consequences of the Transaction; Canadian Income Tax Considerations" on page 20.

               COMPARISON OF VOICE NEVADA SHARES AND VOICE CANADA SHARES. The principal attributes of the capital stock of Voice Canada will be similar to those of our existing shares of common stock, other than certain differences in stockholders’ rights between the Nevada Corporation laws and the CBCA. The main difference in the attributes of the shares of Voice Nevada caused as a result of the conversion/continuation, will be that all shares of Voice Canada will be without par value whereas the shares of common stock and the Series A and Series B preferred shares of Voice Nevada had a par value of $0.001 per share. For a more complete comparison of the attributes of the capital stock of Voice Nevada and Voice Canada, please see “Moving the Jurisdiction of Incorporation of Voice Nevada-Effects of the Continuation,” on page 13, “Description of Capital Stock” on page 66 and “Comparison of Shareholders’ Rights” on page 22.

               DIFFERENCES IN SHAREHOLDER RIGHTS IN NEVADA AND CANADA. While many rights and privileges of shareholders of a corporation incorporated under the federal jurisdiction of Canada are similar to those of stockholders of a corporation organized under the Nevada Corporations Act, there are some material differences between the laws in the State of Nevada and Canada, including:

Annual general meeting requirements
Transactions requiring shareholder approval
Votes required for shareholder actions
Quorum requirements for shareholders’ and Directors’ meetings
Dissenters’ rights of appraisal
Cumulative Voting
Dividend payment
Proxy requirements
Examination of records
Directors
Officers
Articles and Bylaws
               For a more complete comparison of the rights and privileges associated with the capital stock of Voice Nevada and Voice Canada, please see “Comparison of Shareholders’ Rights” commencing on page 22 for details regarding these differences.

CONSENT SOLICITATION

GENERAL

               This information statement/prospectus is being furnished to our stockholders in connection with the solicitation by our board of directors of written consents of the conversion/continuation described in this information statement/prospectus. The approximate date of mailing this information statement/prospectus and the enclosed form of written consent to our stockholders is ________ , 2002.

               AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS HAS DETERMINED THAT THE CONVERSION/CONTINUATION IS IN THE BEST INTERESTS OF VOICE NEVADA AND VOICE NEVADA’S STOCKHOLDERS AND HAS UNANIMOUSLY ADOPTED THE PLAN OF CONVERSION ATTACHED TO THE FORM OF WRITTEN CONSENT ENCLOSED HEREWITH AND APPROVED THE CONVERSION/CONTINUATION OF VOICE NEVADA FROM NEVADA TO CANADA IN ACCORDANCE WITH SUCH PLAN. THE BOARD RECOMMENDS THE PLAN OF CONVERSION TO VOICE NEVADA’S STOCKHOLDERS AND FURTHER RECOMMENDS THAT YOU VOTE IN FAVOR OF THE SPECIAL RESOLUTION AUTHORIZING VOICE NEVADA TO CHANGE ITS JURISDICTION OF INCORPORATION FROM NEVADA TO CANADA BY WAY OF A CONVERSION IN NEVADA AND A CONTINUATION IN CANADA BY SIGNING, DATING AND RETURNING THE WRITTEN CONSENT ENCLOSED HEREWITH (AND THE WRITTEN CONSENT OF YOUR SPOUSE, IF APPLICABLE), BY FAX (WITH THE ORIGINALS TO FOLLOW BY OVERNIGHT COURIER SERVICE) TO VOICE NEVADA AT THE FOLLOWING ADDRESS:

Voice Mobility International, Inc.
#180 - 13777 Commerce Parkway,
Richmond, British Columbia,
Canada V6V 2X3
Attention: Harry Chan, Controller
Fax: (604) 482-1169

               The board of directors also kindly requests that you mail an original of the accompanying written consent, after you have signed it, to Voice Mobility International, Inc., attention: Harry Chan, Controller, #180 - 13777 Commerce Parkway, Richmond, British Columbia, Canada V6V 2X3. A return envelope is enclosed herewith for this purpose. If you are unable but desire to sign, fax and mail the accompanying written consent, please notify Voice Nevada immediately by telephoning Harry Chan at (604) 233-6460.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

RECORD DATE

               The board has set the close of business on ______ , 2002, as the record date for the action by written consent. The only holders entitled to vote by written consent will be holders of shares of record as of _________ , 2002 or transferees of such shares who produce proper evidence of ownership of such shares before __________ , 2002 and request that their name be included on the list of stockholders entitled to vote by written consent. If you are included on that list, you may vote your shares, but the previous owners may not.

REQUIRED VOTE

               As of ___________ , 2002, __________ shares of common stock of Voice Nevada were issued and outstanding. Each share has the right to one vote on each matter that properly comes before the stockholders.

               To approve the conversion/continuation, the special resolution must be approved by at least a majority of the shares eligible to vote by written consent. A copy of the special resolution, along with the form of written consent to be signed and returned, is attached to this information statement/prospectus as Exhibit “A.” In the event that the stockholders do not approve the conversion/continuation, we will continue to be a corporation governed by Nevada law. In the event that the stockholders approve the special resolution, the board of directors may, in its discretion, postpone or abandon the conversion/continuation. Our board of directors have not considered any alternative action if the conversion/continuation is not approved.

SOLICITATION OF WRITTEN CONSENTS

               In order to vote your shares in favor of the conversion/continuation, you must fax your dated and signed written consent to Voice Nevada at your earliest convenience as described above. You will find a form of written consent attached to this information statement/prospectus as Exhibit “A”.

               Written consents will be solicited primarily by mail and may also be solicited by our directors or officers. The cost of such solicitation will be borne by Voice Nevada.

NON-REGISTERED STOCKHOLDERS

               Non-registered stockholders should follow the directions of their intermediaries with respect to the procedures to be followed for voting. Generally, non-registered stockholders will not receive the same form of written consent as distributed by Voice Nevada to registered stockholders but will be provided with either a request for voting instructions or a form of written consent executed by the intermediary but otherwise uncompleted. Intermediaries will then submit votes on behalf of the non-registered stockholder. If you are a non-registered stockholder, please submit your voting instructions to your intermediary at your earliest convenience.

MOVING THE JURISDICTION OF INCORPORATION OF VOICE NEVADA

THE CONVERSION/CONTINUATION

               We intend to change our jurisdiction of incorporation from Nevada to the federal jurisdiction of Canada by means of a process called a conversion in Nevada and a continuance in Canada. Continuation is available to Nevada corporations under Section 187 of the CBCA. After receipt of approval by the stockholders of Voice Nevada, we will file the appropriate documents with both the Canadian and Nevada regulatory authorities and upon receipt of the required regulatory approvals Voice Nevada will become a Canadian corporation.

               The proposal to be voted on by written consent relates to the approval of a special resolution, which would authorize us to do the following:

Continue Voice Nevada as Voice Canada under the CBCA and simultaneously discontinue Voice Nevada’s existence in Nevada under Nevada law;
Approve the Articles of Continuance, which will be filed with the Director of Industry Canada, which is attached as Exhibit "B" to this information statement/prospectus;

Approve the By-Laws of Voice Canada in the form of Exhibit "D" attached to this information statement/prospectus;

Increase the authorized share capital of the Company to an unlimited number of common shares, 1,000,000 preferred shares, issuable in series; 1 series A preferred share and 666,667 series B non-voting convertible preferred shares;

Authorize our directors, in their discretion, to postpone or abandon the continuation, following approval by the stockholders without seeking stockholder consent to such a postponement or abandonment.

               A copy of the special resolutions and form of written consent are attached to this information statement/prospectus as Exhibit “A.”

PROCEDURES TO COMPLETE THE CONVERSION/CONTINUATION

               Under Nevada law, a corporation may apply to another jurisdiction requesting to be continued as if it had been incorporated under the laws of that other jurisdiction. An application for conversion/continuance requires approval by written consent of at least a majority of the shares entitled to vote on such action, the filing with the Secretary of State of the State of Nevada of Articles of Conversion and approval from the Director of Industry Canada to the continuation of the Company from the State of Nevada to the federal jurisdiction of Canada. For Voice Nevada to change its jurisdiction of incorporation from Nevada to Canada, it must file in Canada, amongst other documents, Articles of Continuance and the new By-Laws of the Company with the Director of Industry Canada, pursuant to the CBCA. The Director of Industry Canada is then required to approve the conversion/continuation.

               Concurrent with the Canadian filings, upon the filing of Articles of Conversion with the Secretary of State of the State of Nevada, assuming effective action by the Canadian authorities, Voice Nevada will be converted into Voice Canada and be governed by and subject to the laws of Canada. Upon filing these documents, we will become subject to the CBCA, but retain our original incorporation date in Nevada as our official incorporation date for purposes of Canadian law. In addition, Canadian law provides explicitly that the change of domicile does not affect any of our liabilities incurred prior to domestication. Voice Canada will own all assets and be subject to all liabilities of Voice Nevada.

EFFECTS OF THE CONTINUATION

               APPLICABLE LAW. As of the effective date of the conversion/continuation, our legal jurisdiction of incorporation will be the federal jurisdiction of Canada, and the continuing corporation, Voice Canada, will no longer be subject to the corporate governance provisions of Nevada law. All matters of corporate governance of Voice Canada will be determined under the CBCA. Voice Canada will retain the original incorporation date of Voice Nevada in Nevada as Voice Canada’s date of incorporation for purposes of the CBCA.

               ASSETS, LIABILITIES, OBLIGATIONS, ETC. Under Canadian law, as of the effective date of the continuation, all of our assets, property, rights, liabilities and obligations immediately prior to the continuation will continue to be the assets, property, rights, liabilities and obligations of Voice Canada. Nevada law ceases to apply to us on the date shown on the plan of conversion to be submitted to the Secretary of State of the State of Nevada. On the effective date of the continuation:

The property of Voice Nevada will continue to be the property of Voice Canada;
Voice Canada will continue to be liable for the obligations of Voice Nevada;
An existing cause of action, claim or liability to prosecution against Voice Nevada will be unaffected
A civil, criminal or administrative action or proceeding pending by or against Voice Nevada may be continued to be prosecuted by or against Voice Canada; and

A ruling, order or judgment in favor of or against Voice Nevada may be enforced by or against Voice Canada.

               CAPITAL STOCK. Once the change in jurisdiction is completed, holders of shares of Voice Nevada common stock instead will own one share of Voice Canada common stock for each share of common stock held before the conversion/continuation. The existing certificates representing Voice Nevada’s common stock will not be canceled. Holders of options to purchase Voice Nevada’s common stock on the date of the move will continue to hold options to purchase an identical number of shares of Voice Canada common stock. All shares of Voice Canada will be without par value. The current outstanding options to purchase shares of our common stock will represent options to purchase an equivalent number of shares of common stock of Voice Canada for the equivalent purchase price per share without other action by our option holders. Option holders will not have to exchange their options. As soon as practicable following the completion of the conversion/continuation, Voice Canada intends to file a post-effective amendment to its Registration Statement on Form S-8 (Reg. No. 333-34564) covering all such options and any future option grants (and the shares issued upon exercise of such options). Option holders who are not stockholders will not have a right to vote on the special resolution.

               Upon the conversion/continuation of Voice Nevada to the federal jurisdiction of Canada, all outstanding preferred shares and common share purchase warrants of Voice Nevada will automatically be designated as preferred shares and common share purchase warrants, respectively of Voice Canada.

               The principal attributes of Voice Canada common stock and Voice Nevada common stock are comparable, but there are material differences in stockholder rights. See “Comparison of Shareholders’ Rights” and “Description of Capital Stock.”

               BUSINESS AND OPERATIONS. The continuation, if approved, will effect a change in the legal jurisdiction of incorporation of Voice Nevada as of the effective date thereof, but Voice Nevada will not change its business or operations after the effective date of the continuation as Voice Canada.

               DIRECTORS AND OFFICERS. The directors and officers of Voice Canada immediately following the continuance will be identical to the current directors and officers of Voice Nevada. See “Our Directors and Executive Officers.” As of the effective date of the continuation, the election, duties, resignation and removal of Voice Nevada directors and officers shall be governed by the CBCA, the Articles of Continuance and the By-Laws of Voice Canada.

               OTC BULLETIN BOARD, FRANKFURT STOCK EXCHANGE AND TORONTO STOCK EXCHANGE LISTINGS. Voice Nevada’s common stock is currently listed and quoted on the OTC Bulletin Board, Frankfurt Stock Exchange and The Toronto Stock Exchange under the symbol “VMII”, “VMY” and “VMY” respectively. We intend to continue to use the same symbols following the continuation; however, the OTC Bulletin Board likely will add and “F” to our trading symbol, to symbolize our status as a foreign private issuer.

               FOREIGN PRIVATE ISSUER STATUS. Following the conversion/continuation, Voice Canada will be a “foreign private issuer” under United States securities laws. So long as we continue to qualify as a foreign private issuer, Voice Canada will be required to file a yearly report on Form 20-F but will not be required to file Annual Reports on Form 10-K nor Quarterly Reports on Form 10-Q. Additionally, Voice Canada will be exempt from the rules under Securities Exchange Act requiring the furnishing and content of proxy statements to shareholders and Voice Canada’s officers, directors and principal shareholders will be exempt from the reporting and “short swing” profit recovery provisions contained in Section 16 of the Securities Exchange Act. We generally will be required to file current reports on Form 6-K with the SEC containing any filings we make with The Toronto Stock Exchange, securities commissions in the jurisdictions in Canada in which we are registered, or any written dissemination of materials to our stockholders. In general, we will continue to issue news releases in the United States and will be required to file with the SEC current reports on Form 6-K containing any news releases which we file with The Toronto Stock Exchange.

               We will no longer qualify as a "foreign private issuer" if (1) more than 50 percent of our outstanding voting securities are held of record either directly or indirectly by residents of the United States; and (2) any of the following are met: (i) a majority of our executive officers and directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business becomes principally conducted in the United States. We currently qualify as a foreign private issuer. If at any time we no longer qualify as a foreign private issuer, our SEC reporting requirements would become the same as U.S. domestic issuers. As of October 7, 2002, we believe approximately 3,324,579 common shares (approximately 9.0% of our outstanding voting shares) were beneficially owned by U.S. citizens or U.S. residents.

BACKGROUND TO AND PRINCIPAL REASONS FOR THE CHANGE IN
JURISDICTION OF INCORPORATION

               Our board of directors believes that it is desirable for us to continue our corporate existence under the federal laws of Canada for the following reasons:

               IMPROVING MARKET ACCESS. Our primary sources of capital in recent years have been in Canada. We believe that more opportunities and capital would be available to us if we were a Canadian corporation.

               REGISTERED RETIREMENT SAVINGS PLAN ELIGIBILITY IN CANADA. Currently, Voice Nevada common shares are considered “foreign property” under Canadian law and only 20% of pension investments can be comprised of foreign property. We believe the foreign property status of Voice Nevada common shares are viewed as a negative by Canadian investors. Voice Canada intends to meet the criteria needed so that Voice Canada common shares will not be considered foreign property. This will allow for greater opportunities in the Canadian capital markets.

               LESS RESTRICTIVE GOVERNING LAW. We expect to realize some savings in administrative time and expense by a change of our jurisdiction of incorporation to Canada because we will only have to comply with the corporate laws of Canada and not the laws of both the United States and Canada due to reduced requirements on foreign private issuers under U.S. securities laws.

               Our board of directors has unanimously approved the conversion/continuance out of Nevada to the federal jurisdiction of Canada under the provisions of Nevada and Canadian law, and recommends that you execute and return the enclosed written consent.

TAX CONSEQUENCES OF THE CONTINUATION

GENERAL

               The following sections summarize material provisions of United States and Canadian federal income tax laws that may affect our stockholders and us. Although this summary discusses the material United States and Canadian federal income tax considerations arising from and relating to the continuance, it does not purport to discuss all of the United States and Canadian tax consequences that may be relevant to our stockholders, nor will it apply to the same extent or in the same way to all stockholders. The summary does not describe the effect of the U.S. federal estate tax laws or the effects of any state, local, or provincial tax law, rule or regulation, nor is any information provided as to the effect of any other United States or Canadian federal or foreign tax law, other than the income tax laws of the United States and Canada to the extent specifically set forth herein.

               The tax discussion set forth below is based upon the facts set out in this information statement/prospectus and upon additional information possessed by our management and upon representations of our management. The tax discussion is included for general information purposes only. It is not intended to be, nor should it be construed to be, legal or tax advice to any particular stockholder. The following does not address all aspects of taxation that may be relevant to you in light of your individual circumstances and tax situation. OUR STOCKHOLDERS ARE STRONGLY ADVISED AND ARE EXPECTED TO CONSULT WITH THEIR OWN LEGAL AND TAX ADVISORS REGARDING THE UNITED STATES AND CANADIAN INCOME TAX CONSEQUENCES OF THE CONTINUATION IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

               This portion of the summary applies to U.S. holders who own common shares of Voice Nevada as capital assets. U.S. holders include individual citizens or residents of the United States, and corporations (or entities treated as corporations for U.S. federal income tax purposes) and partnerships organized under the laws of the United States or any State thereof or the District of Columbia. Trusts are U.S. holders if they are subject to the primary supervision of a U.S. court and the control of one or more U.S. persons with respect to substantial trust decisions. An estate is a U.S. holder if the income of the estate is subject to U.S. federal income taxation regardless of the source of the income. U.S. holders who own interests in Voice Nevada indirectly through one or more non-U.S. entities or carry on business outside the United States through a permanent establishment or fixed place of business, or U.S. holders who hold an interest in Voice Nevada other than as a common shareholder, should consult with their tax advisors regarding their particular tax consequences.

               This summary also describes certain U.S. federal income tax consequences to Canadian holders following the continuation, who are specifically those persons resident in Canada who own common shares of Voice Nevada as capital assets. The discussion is limited to the U.S. federal income tax consequences to Canadian holders of their ownership and disposition of the common shares of Voice Nevada as a result of the continuation and assumes the Canadian holders have no other U.S. assets or activities.

               This discussion is based on the Internal Revenue Code of 1986, as amended, adopted and proposed regulations thereunder, Internal Revenue Service ("IRS") rulings and pronouncements, reports of congressional committees, judicial decisions, and current administrative practice, all of which are subject to change, perhaps with retroactive effect. Any such change could alter the tax consequences discussed below. No ruling from the IRS will be requested concerning the U.S. federal income tax consequences of the continuation. The tax consequences set forth in the following discussion are not binding on the IRS or the courts and no assurance can be given that contrary positions will not be successfully asserted by the IRS or adopted by a court.

               As indicated above, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular U.S. holders in light of their personal circumstances or to U.S. holders subject to special treatment under the U.S. Internal Revenue Code, including, without limitation, banks, financial institutions, insurance companies, tax-exempt organizations, broker-dealers, S corporations, individual retirement and other deferred accounts, application of the alternative minimum tax rules, holders who received Voice Nevada stock as compensation, persons who hold notes or stock as part of a hedge, conversion, or constructive sale transaction, straddle, or other risk-reduction transaction, persons that have a "functional currency" other than the U.S. dollar, and persons subject to taxation as expatriates. Furthermore, this discussion does not address the tax consequences applicable to holders that are treated as partnerships or other pass-through entities for U.S. federal income tax purposes.

               This summary does not address the U.S. federal income tax consequences to a U.S. holder of the ownership, exercise, or disposition of any warrants or compensatory options. This discussion also does not address the U.S. federal income tax consequences applicable to U.S. holders who own or owned (directly or indirectly) 10% or more, by vote or value, of the stock of Voice Nevada at the time of the Canadian continuation. As of the date of this proxy statement/prospectus, we are unaware of any shareholder who owns, directly or indirectly, 10% or more of the stock of Voice Nevada.

U.S. TAX CONSEQUENCES TO VOICE NEVADA

               While the continuation of Voice Nevada to Canada is actually a migration of the existing corporation from Nevada to Canada, for tax purposes, the continuation should be treated as the transfer by Voice Nevada of its assets to Voice Canada in exchange for Voice Canada stock, followed by Voice Nevada's distribution of such stock to its shareholders, and then the exchange by Voice Nevada's shareholders of their Voice Nevada stock for Voice Canada stock. Voice Nevada must recognize gain (but not loss) on the assets held by the company at the time of the conversion to the extent that the fair market value of any of Voice Nevada’s assets exceeds the company’s taxable basis in the assets. The calculation of any potential gain will need to be made separately for each asset held by Voice Nevada. No loss will be allowed for any asset that has a taxable basis in excess of its fair market value. Based on the current fair market value of the assets held by the company, we are not expecting Voice Nevada to recognize any taxable gains as a result of the continuance.

U.S. TAX CONSEQUENCES TO U.S. AND CANADIAN SHAREHOLDERS

               While the continuation of Voice Nevada to Canada is actually a migration of the existing corporation from Nevada to Canada, for tax purposes, the continuation should be treated by shareholders as the exchange by Voice Nevada's shareholders of their Voice Nevada stock for Voice Canada stock. The shareholders will not be required to recognize any U.S. gain or loss on this transaction. A shareholder's adjusted basis in the shares of Voice Canada received in the exchange will be equal to such shareholder's adjusted basis in the shares of Voice Nevada surrendered in the exchange. A shareholder's holding period in the shares of Voice Canada received in the exchange should include the period of time during which such shareholder held his or her shares in Voice Nevada.

CONTROLLED FOREIGN CORPORATION CONSIDERATIONS

               There are currently no U.S. shareholders of Voice Nevada that own (directly or indirectly) at least 10% of the Voice Nevada shares, and the total combined ownership of all U.S. shareholders is less than 50%. Therefore, the Controlled Foreign Corporation (“CFC”) rules under Internal Revenue Code (“IRC”) Sections 951 - 959 will not apply to Voice Canada and its U.S. shareholders immediately after the continuance. Any United States person who owns (directly or indirectly) 10% or more of the total combined voting power of all classes of stock entitled to vote of a foreign corporation, such as Voice Canada, will be considered a “United States shareholder” under the CFC rules. If, in the future, “United States shareholders” (as defined above) own more than 50% of the total combined voting power of all classes of Voice Canada stock entitled to vote or own more than 50% of the value of Voice Canada stock, Voice Canada will be considered to be a CFC for U.S. tax purposes. In such situation, the “United States shareholders” would likely be subject to the effects of the CFC rules, and should consult with their tax advisors regarding their particular tax consequences.

FOREIGN PERSONAL HOLDING COMPANY CONSIDERATIONS

               There is not currently a group five or fewer U.S. shareholders of Voice Nevada that owns (directly or indirectly) more than 50% of the Voice Nevada shares. Therefore, the Foreign Personal Holding Company (“FPHC”) rules under IRC Sections 551 – 558 will not apply to Voice Canada immediately after the continuance. If, in the future, any group of five or fewer U.S. shareholders owns (directly or indirectly) more than 50% of Voice Canada’s stock, the U.S. shareholders may be subject to the FPHC rules, depending on the type of income earned by the company. Should that situation occur, the U.S. shareholders should consult with their tax advisors regarding their particular tax consequences.

PASSIVE FOREIGN INVESTMENT COMPANY CONSIDERATIONS

               After the continuance, Voice Canada and every U.S. shareholder of Voice Canada will need to annually evaluate whether Voice Canada is a Passive Foreign Investment Company (“PFIC”) under IRC Sections 1291 - 1298. If, at any time after the continuance, Voice Canada were considered a PFIC, the company and all U.S. shareholders of Voice Canada would need to consider various potential reporting requirements, tax elections, and tax liabilities imposed under the PFIC rules. In such situation, the company and all U.S. shareholders should consult with their tax advisors regarding their particular tax consequences.

               If Voice Canada and its subsidiaries generate consolidated revenues in any tax year that are at least 75% passive income (dividends, interest, royalties, rents, annuities, foreign currency gains, and gains from the sale of assets generating passive income), Voice Canada will be considered a PFIC for that year and for all future years. In addition, if 50% or more of the gross average value of Voice Canada and its subsidiaries’ consolidated assets in any tax year consist of assets that would produce passive income (including cash and cash equivalents held as working capital), Voice Canada will be considered a PFIC for that year and for all future years.

POST-CONTINUATION U.S. TAXATION OF INCOME, GAINS AND LOSSES

               After the continuance, Voice Canada will conduct all of its U.S. activities and operations through its U.S. subsidiary, Voice Mobility (US), Inc. (“VMUS”). The worldwide income of VMUS will be subject to U.S. income tax, and VMUS will need to file Form 1120, US Corporation Income Tax Return, on an annual basis. VMUS will also be required to complete some additional information reporting regarding its non-U.S. ownership.

               As long as Voice Canada does not develop a permanent establishment in the U.S., the operations of Voice Canada will not be subject to U.S. income tax. If Voice Canada receives dividends or interest from VMUS, or any other U.S. entity, those amounts will be subject to withholding tax (which will be withheld and remitted to the US Treasury by the U.S. entity paying the dividends or interest) under the Convention Between the United States of America and Canada With Respect to Taxes on Income and Capital (“Canada – United States income tax treaty”).

POST-CONTINUATION SALE OF VOICE CANADA SHARES

               A U.S. shareholder who sells his or her shares of Voice Canada will generally recognize capital gain (or loss) equal to the amount by which the cash received pursuant to sale of the shares exceeds (or is exceeded by) such holder's adjusted basis in the shares surrendered. If the U.S. shareholder’s holding period for the Voice Canada shares (which includes the holding period for the Voice Nevada shares) is less than one year, the U.S. shareholder will recognize ordinary income (or loss) on the sale of his or her shares.

POST-CONTINUATION DIVIDENDS ON VOICE CANADA SHARES

               Any dividends received by U.S. shareholders of Voice Canada will be recognized as ordinary income by the shareholders for U.S. tax purposes. Any Canadian tax withheld by Canada Customs & Revenue Agency on such dividends will be available as a foreign tax credit to the U.S. shareholders. In general, any Canadian income tax withheld from dividends paid to U.S. shareholders can be used by the shareholder to offset the U.S. income tax assessed on the dividends. The amount of the Canadian taxes that can be used as a foreign tax credit will depend on the particular tax situation of each U.S. shareholder. Each U.S. shareholder should consult with a tax advisor regarding the calculation of any available foreign tax credit available in his or her particular tax consequences.

CANADIAN INCOME TAX CONSIDERATIONS

               The following general summary is our understanding of the Canadian federal income tax consequences of the proposed continuation of Voice Nevada to Canada as it applies to Voice Canada and to those individual Canadian resident stockholders to whom shares of Voice Nevada constitute “capital property” for the purposes of the Income Tax Act (Canada) (the “Act”). This summary also describes the principal Canadian federal income tax consequences of the proposed continuation of Voice Nevada to Canada to non-resident individual stockholders who do not carry on business in Canada. Voice Nevada stockholders should consult their own tax advisors on the tax consequences of the proposed continuation.

               This summary is based upon our understanding of the current provisions of the Act, the regulations thereunder in force on the date hereof (the “Regulations”), any proposed amendments (the “Proposed Amendments”) to the Act or Regulations previously announced by the Federal Minister of Finance and our understanding of the current administrative and assessing policies of the Canada Customs and Revenue Agency. This description is not exhaustive of all possible Canadian federal income tax consequences and does not take into account or anticipate any changes in law, whether by legislative, governmental or judicial action other than the Proposed Amendments, nor does it take into account provincial or foreign tax considerations, which may differ significantly from those discussed herein.

CONSEQUENCES OF CONTINUANCE TO VOICE CANADA

CANADIAN CORPORATION

               As a result of being granted articles of continuance to Canada, Voice Canada will be deemed to have been incorporated in Canada from that point onwards, and not to have been incorporated elsewhere.

NOT FOREIGN PROPERTY

               As of the date of continuance, Voice Canada shares will not be considered foreign property for investment by a registered pension plan, registered retirement savings plan or deferred profit sharing plan.

DEEMED DISPOSITION

               As a result of the continuance to Canada, Voice Canada will be deemed to have disposed of, and immediately reacquired, all of its assets at their then fair market value. Gains arising on the deemed disposition of taxable Canadian property are taxable in Canada (subject to exclusion by the Canada-United States income tax treaty).

               Pre-continuance accrued gains on a subsequent disposition by Voice Canada are not subject to further Canadian tax. Similarly, pre-continuance accrued losses are not available for future use in Canada. The effect of this provision is that Voice Canada’s assets are re-stated for Canadian income tax purposes at their fair market value as at the time of continuance to Canada.

DEEMED DIVIDEND

               Immediately prior to Voice Nevada’s continuance to Canada, Voice Nevada’s Canadian subsidiaries will be deemed to have paid a dividend to Voice Nevada equal to the amount by which the fair market value of the Canadian subsidiaries shares exceed their paid up capital. The amount of the deemed dividend is reduced by any gain realized on the deemed disposition of shares to the extent the gain is not protected by the Canada-United States income tax treaty.

               To the extent a deemed dividend results, 5% withholding tax must be remitted by the Canadian subsidiaries to the Canada Customs and Revenue Agency.

NEW FISCAL PERIOD

               Voice Nevada will be deemed to have a year-end immediately prior to its continuance to Canada. For Canadian income tax purposes, Voice Canada will be able to choose a new fiscal year end falling within the 12 months following the date of continuance.

CONSEQUENCES OF CONTINUATION TO CANADIAN STOCKHOLDERS

NO DEEMED DISPOSITION

               A Canadian Voice Nevada stockholder will not realize a disposition of their Voice Nevada shares on the continuation of Voice Nevada to Canada. For Canadian income tax purposes, the income tax cost of their Voice Canada shares will be equal to the income tax cost of their Voice Nevada shares. On a subsequent sale of Voice Canada shares, a capital gain or loss will result equal to the proceeds of disposition less the income tax cost of their Voice Canada shares and any related selling costs.

DEEMED DIVIDEND

               The deemed disposition of Voice Nevada’s assets will result in either an increase or decrease in the income tax cost of its assets. To the extent there is an adjustment in the income tax cost of Voice Canada’s assets, a corresponding adjustment to the paid up capital of Voice Canada’s shares will be made to ensure their paid up capital does not exceed the difference between the adjusted income tax cost of its assets (as adjusted by the deemed disposition) and its outstanding liabilities. Where a decrease in Voice Canada’s paid up capital is required, such decrease is allocated pro-rata amongst Voice Canada’s shares.

               Where an increase in the income tax cost of Voice Canada’s asset values is realized, Voice Canada may elect to increase the paid up capital of its shares prior to continuing to Canada. In the event Voice Canada makes such an election, it will be deemed to have paid a dividend to its stockholders. Canadian stockholders that are deemed to have received such a dividend must include that dividend in income. The amount of the dividend will be added to the stockholders’ income tax cost of their Voice Canada shares.

INTEREST EXPENSE

               Voice Nevada’s continuance to Canada will not affect the deductibility of interest incurred on money borrowed to purchase shares of Voice Nevada. Generally, interest that is currently deductible will continue to be deductible by a stockholder after Voice Nevada’s continuation to Canada, as long as the stockholder continues to own Voice Canada shares.

CONSEQUENCES OF CONTINUANCE TO NON-RESIDENT STOCKHOLDERS

               On the continuance of Voice Nevada to Canada, the income tax cost of a non-resident’s Voice Canada shares will be equal to their fair market value at the time of continuance to Canada. A subsequent disposition of Voice Canada shares by a non-resident stockholder will not be subject to tax in Canada provided his Voice Canada shares are not taxable Canadian property.

               To the extent Voice Canada pays a dividend to a non-resident stockholder, such dividend is subject to a 25% withholding tax (to be reduced by an income tax treaty between Canada and the non-resident stockholder’s country of residence).

COMPARISON OF SHAREHOLDERS’ RIGHTS

               Upon the effective date of the conversion/continuation, all shareholders of Voice Nevada will become shareholders of Voice Canada. Voice Nevada is a corporation organized under and corporately governed by Nevada law, the plan of conversion of Voice Nevada and the By-Laws of Voice Nevada. Vo ice Canada will be a corporation continued under and governed by the CBCA, the Articles of Continuance and the By-Laws of Voice Canada. The principle attributes of Voice Canada’s common stock and Voice Nevada’s common stock are comparable, but there are material differences in shareholder rights.

               The following is a summary of these material differences, which arise from differences between United States and Canadian securities laws, between the CBCA and the Nevada Revised Statutes (the “NRS”), and between Voice Nevada’s present charter and By-Laws and the proposed Articles of Continuance and By-Laws of Voice Canada. The proposed Canadian Articles of Continuance and By-Laws are attached to this document as Exhibits “B” and “D”, respectively. However, the following summary is not intended to be exhaustive and its focus is primarily upon shareholder rights and safeguards. This summary is qualified in its entirety by the terms of the present charter and By-Laws of Voice Nevada and the proposed Articles of Continuance and ByLaws of Voice Canada. Nothing that follows should be construed as legal advice to any particular shareholder of the Company and shareholders should consult with their own legal advisors respecting all of the implications of the conversion/continuation.

THE CONSTATING DOCUMENTS

               The constating documents are the constitution of a company which set out the corporate governance procedures for the management of a company's affairs. Under the NRS, a Nevada corporation is required to file Artic les of Incorporation and will generally adopt By-Laws. Under the CBCA, a Canadian corporation is also required to have constating documents made up of Articles and By-Laws. Voice Nevada's existing Articles set forth the company's name and authorized share capital and will be replaced by Voice Canada's new Articles of Continuance. The new By-laws adopted upon the conversion/continuation will prescribe the corporate governance procedures such as how directors' and shareholders' meetings are held, how the books and records must be maintained, how Voice Canada must conduct its corporate affairs, etc.

AMENDMENTS TO CONSTATING DOCUMENTS

               Both the CBCA and the NRS require shareholders to approve substantive changes to the constating documents of a company. However, the requisite majority of votes necessary to approve substantive changes to the constating documents under the CBCA is not less than 2/3 of the votes cast whereas under the NRS, a majority of votes entitled to be cast on the proposed resolution is required. In the case of certain fundamental changes, such as the alteration of special rights and restrictions attached to issued shares, or a proposed exchange of shares or conversion providing for a resulting entity with constating documents, approval by a majority of the voting power of each applicable class or series of shares is also required if the action adversely affects such class or series.

ANNUAL MEETINGS

               Under Nevada law, meetings to elect must be held within eighteen-month intervals and the company must notify each stockholder of record entitled to vote at any meeting at least ten days but not more than sixty days before the meeting and the Board may set a record date not less than ten nor more than sixty days prior to the date of the meeting. A company can cease delivering notices of meetings, if notices for the prior two years, and all and at least two dividend or interest payments for the prior one year, have been returned undeliverable. The CBCA requires a corporation to hold an annual meeting at least once a year and not later than fifteen months after the prior annual meeting. If a corporation fails to hold such a meeting, a shareholder can apply to the court for relief. The CBCA will require Voice Canada to give notice of a meeting at least 21 days in advance of the meeting, but the record date cannot exceed 60 days before the date on which it will take an action.

               The CBCA requires annual meetings to be in Canada or in such place as specified by the Articles of Continuance whereas Nevada law requires the annual meeting to be held at a location within or without the State determined in the manner provided by the By-Laws. Thus, after the continuation, it may be more difficult for U.S. stockholders to attend annual meetings. Under the CBCA, shareholders owning an aggregate of at least five percent of the issued shares of Voice Canada may compel the directors to call a meeting. Nevada law contains no comparable provision except that if a corporation fails to hold a meeting to elect directors within eighteen months of the last meeting, stockholders holding at least fifteen percent of the voting power may petition the Nevada district court in the county where the corporation’s registered office is located to order a meeting. As a reporting company in Canada, the CBCA will require Voice Canada to provide comparative financial statements for two years at the annual meeting and the report of an auditor. Voice Canada will also be required to send financial statements to all shareholders. Nevada law contains no comparable provisions.

               Voice Canada will have specific provisions for the conduct of meetings. If special business will be considered at a meeting, shareholders will be informed that the document describing such special business is available for inspection.

TRANSACTIONS REQUIRING SHAREHOLDER APPROVAL

               Under Nevada law, to amend the articles of incorporation, a majority of the voting power must vote in favor of the amendment, unless the articles of incorporation require a greater proportion of votes or, as described under “Amendments to Constating Documents” above, any class or series of stock is adversely affected. Nevada law requires a vote by a majority of the voting power of the shares to renew the company’s charter. Stockholders holding at least a majority of the voting power must approve by written consent the execution and filing of a certificate to revive the company’s original or amended charter. Under Nevada law, if it has approval of a majority of the voting power at a stockholders’ meeting called for that purpose, a company may sell, lease, or exchange all of its property and assets, including its good will and its corporate franchises. However, no vote of stockholders is necessary to transfer assets by way of mortgage, or in trust or in pledge to secure indebtedness of the corporation. Stockholders holding a majority of shares entitled to vote must approve a dissolution of the corporation.

               Under the CBCA, a special resolution, being a resolution passed by a majority of not less than two thirds of the votes cast by shareholders who voted in respect of that resolution or signed by all the shareholders entitled to vote on that resolution is required for several corporate actions. A company needs a special resolution for the following transactions, amongst others:

(a)	change its name;

(b)	change the place in which its registered office is situated;

(c)	add, change or remove any restriction on the business or businesses that the corporation may carry on;

(d)	change any maximum number of shares that the corporation is authorized toissue;

(e)	create new classes of shares;

(f)	reduce or increase its stated capital, if its stated capital is set out in the articles;

(g)
change the designation of all or any of its shares, and add, change or remove any rights, privileges, restrictions and conditions, including rights to accrued dividends, in respect of all or any of its shares, whether issued or unissued;

(h)
change the shares of any class or series, whether issued or unissued, into a different number of shares of the same class or series or into the same or a different number of shares of other classes or series;

(i)	divide a class of shares, whether issued or unissued, into series and fix the number of shares in each series and the rights, privileges, restrictions and conditions thereof;

(j)	authorize the directors to divide any class of unissued shares into series and fix the number of shares in each series and the rights, privileges, restrictions and conditions thereof;

(k)	authorize the directors to change the rights, privileges, restrictions and conditions attached to unissued shares of any series;

(l)	revoke, diminish or enlarge any authority conferred under paragraphs (j) and (k);

(m)	increase or decrease the number of directors or the minimum or maximum number of directors;

(n)	add, change or remove restrictions on the issue, transfer or ownership of shares; or

(o)	add, change or remove any other provision that is permitted by the CBCA to be set out in the Articles.

(p)	to dispose of substantially all of the property of the company other than in the ordinary course of business;

(q)	to amalgamate or continue the Company to another jurisdiction; and

(r)	approve a business combination agreement and for a compromise or arrangement between a company and its shareholders.

              Under the CBCA a resolution passed by a majority of not less than two thirds of the votes cast by shareholders who voted in respect of that resolution or signed by all shareholders entitled to vote on that resolution of a particular class must consent to any interference or prejudice of any right or special right if that right is attached to that class of shares and that right is affected differently from those attached to another series of the same class.

              Under the CBCA, shareholders must approve the appointment of an auditor at each annual meeting by ordinary resolution, being a resolution passed by a majority of the votes cast by the shareholders who voted in respect of that resolution.

VOTE REQUIRED FOR SHAREHOLDER ACTIONS

              Under Nevada law, action by stockholders at a meeting on a matter as to which the NRS, Articles or By-Laws do not specify a vote is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action. The CBCA requires a majority of the votes cast by the shareholders who voted in person or by proxy in respect of that resolution to pass an ordinary resolution. The law also allows shareholder action by consent in lieu of a vote if signed by all of the shareholders entitled to vote on that resolution. As discussed above under “Transactions Requiring Shareholder Approval,” a majority of not less than two thirds of the votes cast by the shareholders who voted in person or by proxy in respect of that resolution is required to pass any special resolution. Neither company’s governing rules provides for preemptive rights.

QUORUM REQUIREMENTS FOR SHAREHOLDERS’ AND DIRECTORS’ MEETINGS

              Under Nevada law, a majority of the voting power, including those present in person or by proxy, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum. A majority of the directors then in office at a meeting duly assembled constitutes a quorum at a directors’ meeting. Under Voice Nevada’s By-Laws, quorum requirements for stockholders’ meetings are the same as under the statute, but a majority of the number of directors fixed by the By-Laws constitutes a quorum for directors’ meetings.

              Generally under the CBCA, unless the By-Laws otherwise provide, a quorum of shareholders is present at a meeting of shareholders, irrespective of the number of persons actually present at the meeting, if the holders of a majority of the shares entitled to vote at the meeting are present in person or represented by proxy. Under Voice Canada's By-Laws, a quorum for a meeting of shareholders shall be two shareholders, or two proxyholders representing, or any combination thereof, holding not less than one-twentieth of the issued shares entitled to be voted at the meeting.

              The CBCA has no requirements for a quorum at a directors’ meeting a quorum is subject to the Articles or By-Laws of a company. Under Voice Canada’s By-Laws, a quorum for a directors’ meeting is fixed by the directors and if not so fixed, is a majority of the board.

DISSENTERS’ RIGHTS OF APPRAISAL

Nevada Law

              Under Nevada law, a stockholder may dissent from and obtain the fair value of his shares in the event of any of the following corporate actions:

Consummation of a merger plan if stockholder approval is required and the stockholder is entitled to vote on the merger, or if the company is a subsidiary and is merged with its parent;

Consummation of an exchange plan where the company will be acquired if the stockholder is entitled to vote on the plan; and
Any corporate action pursuant to a stockholder vote if the articles, By-Laws or a directors’ resolution permits stockholders to dissent and obtain payment for their shares.

              The dissenting stockholder cannot challenge the corporate action unless the action is unlawful or fraudulent. Stockholders have no right of dissent if at the effective time of the action, the company’s shares were listed on a United States national securities exchange, included in the national market system by the NASD, or if the shares were held by at least 2,000 stockholders of record, unless the articles provide otherwise or the stockholders are required to accept for their shares anything except cash or owner’s interests in the surviving or acquiring entity, an entity listed on a national securities exchange in the national market system by the NASD, or an entity held of record by at least 2,000 holders, or a combination of such entities. Stockholders of the surviving company in a merger have no dissenting rights if the merger does not require stockholder action.

              A notice of dissenters’ rights must be sent with the notice of the meeting where the vote will take place. For actions taken by consent, the company must send the dissenters’ notice and a notice that the action was taken. A dissenting stockholder must notify the company of his or her dissent in writing before the vote is taken and is prohibited from voting in favor of the proposed action. Otherwise the dissenting stockholder is not entitled to payment for his or her shares. If a proposed action creating dissenters’ rights is authorized at a stockholders’ meeting, the company must deliver a written dissenter’s notice to all stockholders who satisfied the requirements to assert those rights no later than 10 days after effecting the action. The notice must state where the demand for payment must be sent, when and where certificates for shares are to be deposited, and it must inform holders of shares not represented by certificates to what ext ent the transfer of shares will be restricted after demand for payment is received. The company must supply a form for demanding payment that includes the date of the first announcement to the news media or stockholders of the terms of the proposed action. The form must require that the person asserting the dissenter’s rights certify whether or not he or she acquired beneficial ownership before that date. The notice must set a date not less than thirty nor more than sixty days after delivery of the notice by which the corporation must receive the demand for payment.

              The stockholder must then demand payment, certify whether he or she acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification and deposit his or her certificates, if any, in accordance with terms of the notice. The stockholder who complies retains all other rights of a stockholder until those rights are canceled or modified by the company’s taking the proposed action. The stockholder who fails to demand payment or deposit his or her certificates where required by the date set forth in the dissenter’s notice forfeits his or her right to payment.

              The company may restrict the transfer of shares not represented by a certificate from the date the demand for payment is received. The company must pay each dissenter within 30 days after receipt of demand the amount the company estimates to be the fair value of the shares plus accrued interest. The company must include with the payment a copy of its balance sheet as of the end of a fiscal year ending not more than 16 months before the payment date, an income statement for that year, a statement of changes in stockholders equity for that year, and the latest available interim financial statements. The company must also provide a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, a statement of dissenter’s rights to demand payment and a copy of the NRS 92A.300 - 92A.500, inclusive.

              Unless a dissenter beneficially owned the shares before the date set forth in the dissenter’s notice as the date of the first announcement to the news media or to the stockholder of the terms of the proposed action, the corporation may withhold payment from such dissenter. If the company withholds payment, it must estimate the fair value of the shares, plus accrued interest, and offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The company must send with its offer a statement of its estimate of the fair value, and explanation of how interest was calculated and a statement of the dissenter’s right to demand payment.

              A dissenter may notify the company of his or her own estimation of the fair market value of the shares and demand payment of this amount less any money already paid if he believes the amount offered by the company is less than the fair value of the shares. The dissenter must do so within 30 days after the company made or offered payment. After receiving such a demand, if the amount remains unsettled, the company must commence a proceeding within 60 days in the district court in the county of its registered office to determine the value of the shares, or pay the amount the dissenter demands. All parties with unsettled demands become parties to the proceeding, and the court appoints an appraiser and issues a judgment for the amount the court finds to be the fair value of the shares payable to the stockholders. The corporation mu st pay the court costs unless the dissenters acted arbitrarily, vexatiously or in bad faith and the court may impose fees for counsel and experts in equitable amounts against the respective parties. In some cases, dissenter’s counsel fees may come from the funds awarded in the judgment.

CBCA

              The CBCA provides that shareholders are entitled to dissent in respect of certain actions proposed to be taken by a Canadian corporation if the company proposes to:

              (a)      amend its articles to add, change or remove any provisions restricting or constraining the issue, transfer or ownership of shares;

              (b)      amend its articles to add, change or remove any restriction on the business the company may carry on;

              (c)      amalgamate with another corporation other than its holding wholly-owned subsidiary;

              (d)      continue out of the jurisdiction of the CBCA;

              (e)      sell, lease or exchange all or substantially all of its property; or

              (f)      carry out a going private transaction or a squeeze-out transaction.

              A shareholder may exercise a right of dissent and is entitled to be paid the fair value of the shareholder's shares as determined by agreement of the parties or failing which, by order of the court.

CUMULATIVE VOTING

              Nevada law permits cumulative voting if provided for in the company’s articles, but the stockholder must notify the company’s president or secretary in writing of his or her intention to vote cumulatively. Voice Nevada’s By-Laws specifically prohibit cumulative voting. The CBCA permits cumulative voting, but Voice Canada’s By-Laws do not provide for cumulative voting.

DIVIDEND PAYMENT

              Under Nevada law, dividend payments, share redemptions and asset distributions all fall within the definition of a “distribution.” A company can make a distribution so long as the distribution does not render the company unable to pay its debts as they are come due in the ordinary course of business. Moreover, the distribution must not cause the sum of total liabilities and funds necessary to satisfy preferential rights upon dissolution to exceed total assets. Under the CBCA, dividends may be paid in money, property, or fully paid shares of the Company provided that the payment of the dividend would not render the Company insolvent.

PROXY REQUIREMENTS

              The CBCA has specific laws to regulate proxies. Only a shareholder of Voice Canada common stock or his or her attorney may execute a proxy. In Nevada, any stockholder may authorize his officer, director, employee or agent to execute the proxy. The CBCA provides that a proxy is valid only at the meeting in respect of which it is given or any adjournment thereof. Nevada law provides that a proxy expires after six months unless coupled with an interest, or unless the stockholder specifies an effective period not to exceed seven years. The CBCA requires Voice Canada to send a proxy conforming to certain guidelines to each shareholder while Nevada law has no requirements for proxy contents. However, as a result of the continuation, Voice Canada will be a successor to a company with securities registered under Section 12(g), and thus itself will become a reporting Company under Section 12(g). As such, Voice Canada will be subject to the proxy rules under Section 14 of the Securities Exchange Act of 1934. Finally, under the CBCA, directors may require proxies to be delivered a maximum of 48 hours in advance of a meeting.

RIGHTS OF SHAREHOLDERS

              In addition to the voting, dividend and liquidation rights attached to the common shares as described under "Dividend Payment" above, the CBCA affords shareholders certain rights such as the right to requisition a shareholders' meeting, bring an oppression action or cause a derivative action to be brought on behalf of the Company, as well as certain rights to review the minute books of a corporation.

              Under the CBCA, a shareholder, former shareholder, director, former director, officer, former officer or a corporation or any of its affiliates, or any other person who, in the discretion of the court, is a proper person to seek an oppression remedy may, with court approval, commence a legal action on behalf of a corporation (a derivative action). Such an action may be brought by complainant to enforce a right, duty or obligation owed to the company by another party or to obtain damages for any breach of that right, duty or obligation.

              The CBCA also provides that a shareholder, former shareholder, director, former director, officer, former officer or a corporation or any of its affiliates, or any other person who, in the discretion of the court, is a proper person to seek an oppression remedy of a corporation has the right to apply to Court on the grounds that the Company is acting or proposes to act in a way that is prejudicial to the complainant (an oppression action). On such an application, the Court may make such order as it sees fit, including an order to prohibit any act proposed by the Company.

EXAMINATION OF RECORDS

              Nevada law only requires Voice Nevada to retain its articles, By-Laws and stock ledger at its office. Stockholders may copy the articles, By-Laws, amendments and stock ledger if they have been stockholders of record for six months preceding the demand, or are authorized by holders of at least 5% of the outstanding shares. However, Voice Nevada’s By-Laws provide that at least ten days before a meeting, a list of stockholders entitled to vote must be compiled and made available for inspection. The By-Laws also permit a stockholder to inspect and copy resolutions creating different classes of stock, minutes of stockholders’ meetings and actions without meetings, communications to stockholders within three preceding years, the names and addresses of current directors, and the most recent annual report. For a proper purpose a stockholder may inspect minutes of directors’ meetings, accounting records and the record of stockholders. In Nevada, persons must own at least 15% of the outstanding shares to examine a company’s financial records. The stockholder making the demand bears all costs and must sign an affidavit that such inspection is not desired for any purpose not related to his interest as a stockholder. Under Nevada law, Voice Nevada may impose a reasonable charge to cover its costs in this regard.

              The CBCA requires Voice Canada to keep at its registered office or at any other place in Canada designated by the directors, records containing: the Articles of Continuance and the ByLaws and all amendments thereto; minutes of meetings and resolutions of shareholders; minutes of directors; and several other documents. The CBCA also requires Voice Canada to keep accounting records of all transactions. Directors may examine the corporate records and take extracts of those records without charge. Shareholders and creditors of a company and their personal representatives may examine the Articles, By-Laws, minutes of shareholders meetings, copies of directors notices filed with Industry Canada and the register of securityholders of the Company during the usual business hours of the Company, and may take extracts from the records free of charge, and any other person may do so on payment of a reasonable fee. Any person described above who wishes to examine the securities register of the Company must first make a request to the company or its agent accompanied by an affidavit.

              DIRECTORS

              Under the CBCA, at least 25 percent of the directors must be resident Canadians. Under the CBCA and the proposed new By-laws of the Company, the directors of the Company will be elected by the shareholders at each annual general meeting and typically hold office until the next annual general meeting at which time they may be re-elected or replaced. The new Articles will permit the directors to appoint directors to fill any vacancies that may occur on the board. The Articles will also permit the directors to add additional directors to the board between successive annual general meetings so long as the number appointed does not exceed more than 1/3 of the number of directors appointed at the last annual general meeting. Individuals appointed as directors to fill vacancies on the Board or added as additional directors hold office like any other director until the next annual general meeting at which time they may be re-elected or replaced. A director may be removed between annual meetings by way of a resolution adopted by at least two-thirds of the votes cast at a meeting of the shareholders called for that purpose.

              Directors are jointly and severally liable to the Company to make good any amount by which the consideration received is less than the fair equivalent of the money that the company would have received if the share had been issued for money on the date of the resolution. The CBCA precludes a person from serving as a director if he or she is an undischarged bankrupt, has been convicted in connection to dealings with a corporation, or for fraud.

              OFFICERS

              The CBCA provides that the directors of the company may designate the offices of the company, appoint as officers persons of full capacity specify their duties and delegate to them powers to manage the business and affairs of the Company. Voice Canada’s By-Laws grant the directors the right to appoint the officers. The directors and senior officers are required, under the CBCA, to act honestly, in good faith and with a view to the best interests of the Company. The directors have a fiduciary responsibility to the Company and they are required to disclose conflicts of interests. The duties of a secretary to maintain the records of the corporation are set forth under Canadian law. Nevada law requires a president, a secretary and a treasurer, and one person can serve in all offices. Officers are appointed by the directors.

ACCOUNTING TREATMENT OF CONTINUATION

              The continuation of Voice Nevada and its domestication as a Canadian corporation represents a transaction between entities under common control. Assets and liabilities transferred between entities under common control are accounted for at historical cost using the continuity of interests method. Accordingly, the assets and liabilities of Voice Canada, the continuing entity, will be reflected at their historical cost to Voice Nevada and the comparative figures of Voice Canada will be those of Voice Nevada.

              Upon the effective date of the continuation, Voice Canada will be subject to the securities laws of Canada as those laws apply to Canadian domestic issuers and will qualify as a foreign private issuer in the United States. Before its continuance in Canada, Voice Nevada prepared its consolidated financial statements in accordance with generally accepted accounting principles in the United States (“US GAAP”). As a Canadian domestic issuer, the Voice Canada will be required to prepare its annual and interim consolidated financial statements in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”) for purposes of its continuous disclosure obligations in Canada. For purpose of its annual continuous disclosure obligations in the United States, Voice Canada will annually file in the United States consolidated financial statements prepared in accordance with Canadian GAAP together with a reconciliation to US GAAP. For purposes of its interim continuous disclosure requirements in the United States, Voice Canada will file quarterly consolidated financial statements prepared in accordance with Canadian GAAP.

              INTEREST OF MANAGEMENT IN THE CONTINUATION

              No director or senior officer of Voice Nevada at any time since the beginning of our most recently completed financial year and no associate or affiliate of any such person has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in the continuation, except for any interest arising from the ownership of shares of Voice Nevada where the stockholder will receive no ext ra or special benefit or advantage not shared on a pro-rata basis by all holders of shares in the capital of Voice Nevada.

RISK FACTORS

              In addition to the other information in this information statement/prospectus or incorporated in this information statement/prospectus by reference, you should consider carefully the following factors in evaluating our business before voting on the proposals presented. The first group of risk factors relate to risks specific to the conversion/continuation. The second group of risk factors relate to risks relating to our ongoing business operations, both before and after the continuation is completed. If any of the following risks actually occur, our business or results of operations could be seriously harmed. In that case, the trading price of our shares of common stock could decline, and you may lose part or all of your investment. The risks described below are not the only ones we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.

RISKS RELATING TO THE CONTINUATION

              We May Owe Taxes to U.S. Taxing Authorities as a Result of the Conversion/Continuation if our Conclusions and Assumptions Relating to our Business Change Before the Completion of the Conversion/Continuation.

              For U.S. tax purposes, on the date of conversion/continuation, we will be treated as though we sold all of our property and received the fair market value for those properties. We will be taxed on any income or gain realized on that “sale.” If the fair market value of our assets is greater than our tax basis in our assets, we will have taxable gain on the deemed “sale”.

              We reviewed our assets, liabilities and paid-up capital and believe that we will not owe any U.S. federal income taxes as a result of the conversion/continuation. It is possible that the facts on which we based our assumptions and conclusions could change before the conversion/continuation is completed. We have not applied to the federal tax authorities for a ruling on this matter and do not intend to do so. We have also made certain assumptions regarding the tax treatment of this transaction in order to reach our conclusions and it may be possible for some of these assumptions to be interpreted in a different manner which would be less favorable to Voice Nevada. You should understand that it is possible that the federal tax authorities will not accept our valuations or positions and claim that we owe taxes as a result of this transaction.

              The Continuation into Canada will Affect Your Rights as a Stockholder.

              After the conversion/continuation into Canada, you will become a shareholder of Voice Canada. Currently, we are incorporated in Nevada and governed by Nevada law. After the Canadian continuation, we will be incorporated in the federal jurisdiction of Canada and governed by Canadian law. We will have new Articles of Continuance and By-Laws. Your rights as a shareholder of a Canadian corporation will be different than your current rights as a stockholder of a Nevada corporation. You should read the section under the heading “Comparison of Shareholders’ Rights” for a description of these differences. The risks of being a shareholder in Voice Canada as compared to a stockholder in Voice Nevada, include the following:

A larger vote will be required to amend governing documents or to approve important transactions in Canada;
You will have dissenters’ rights that are as extensive as provided under Nevada law;
You will have more formal methods of relief of oppression by majority shareholders in Canada; and
Nevada law provides for greater indemnification of directors and officers.

RISKS RELATING TO OUR CONTINUING OPERATIONS

              Our Business Model is in Its Early Stages and May Not Be Successful.

              In early 1998, the focus of our predecessor’s business by necessity shifted to research and development efforts needed to develop a Windows 2000 platform-based product line. Given this shift in our business focus, even though our predecessor and we have had limited revenues from operations since 1993, we are at an early stage of entering the commercial marketplace. Our future operating results are subject to a number of risks, including our ability to implement our strategic plan, to attract qualified personnel and to raise sufficient financing as required. Our management’s inability to guide growth effectively, including implementing appropriate systems, procedures and controls, could have an adverse effect on our financial condition and operating results.

              We May Not Be Able to Obtain Adequate Financing to Implement Our Growth Strategy

              Successful implementation of our growth strategy may require continued access to capital. If we do not generate sufficient cash from operations, our growth could be limited unless we are able to obtain capital through additional debt or equity financings. We cannot assure you that debt or equity financings will be available as required. We have incurred significant operating losses that raise substantial doubt about our ability to raise additional financing and to continue as a going concern. Even if financing is available, it may not be on terms that are favorable to us or sufficient for our needs. If we are unable to obtain sufficient financing, we may be unable to fully implement our growth strategy. Should we be able to obtain additional capital, we can make no assurance that it will not result in the dilution in the ownership and control of our existing stockholders. If we raise additional funds through the issuance of debt securities or preferred stock, these new securities would have rights, preferences and privileges senior to those of the holders of common stock.

              We Are Located in Canada but a Majority of our Revenues is denominated in U.S. Dollars, Which Subjects Us to Risks in Exchange Rate Fluctuations.

              We face foreign currency exchange risk because a majority of our revenue is denominated in U.S. dollars and a majority of our operating costs is incurred in Canadian dollars. We have derived substantially all of our revenues to external customers from sales by our Canadian operations and substantially all of our assets are located in Canada. Significant fluctuations in the foreign exchange rate between U.S. and Canadian currency will result in fluctuations in our annual and quarterly results. If the Canadian dollar were to strengthen in relation to the U.S. dollar, our effective costs would rise in relation to our revenues, adversely affecting our profitability and competitive position. For information on our revenues by geographic areas, see Note 5 to our Consolidated Financial Statements.

              We Hold No Patents on Our Technology.

              We do not have and do not intend to apply for patents on our products. We rely on trade secrets to protect our intellectual property. Management believes that the patent application process in many countries in which we intend to sell products would be time -consuming and expensive and any patent protection might be out of date by the time the patent were to be granted.

              The departure of any of our management or significant technical personnel, the breach of their confidentiality and non-disclosure obligations, or the failure to achieve our intellectual property objectives may have a material adverse effect on our business, financial condition and results of operations. We believe our success depends upon the knowledge and experience of our management and technical personnel and our ability to market our existing products and to develop new products. Employees may and have left us to go to work for a competitor. While we believe that we have adequately protected our proprietary technology, and we will take all appropriate and reasonable legal measures to protect it, the use of our processes by a competitor could have a material adverse effect on our business, financial condition and results of operations. Our ability to compete successfully and achieve future revenue growth will depend, in part, on our ability to protect our proprietary technology and operate without infringing upon the rights of others. We may not be able to successfully protect our proprietary technology, and our proprietary technology may otherwise become known or be independently developed by competitors. Competitors’ products may add features, increase performance or sell at lower prices. We cannot predict whether our products will continue to compete successfully with such existing rival architectures or whether new architectures will establish or gain market acceptance or provide increased competition with our products.

              Because Our Officers and Directors Are Canadian, You May Not be Able to Enforce Civil Liabilities Under the US Federal Securities Laws Against Them

              All of our directors and officers and some of the experts named in this prospectus reside outside the United States. Therefore, it may be difficult to serve process upon them in the United States or to collect upon a judgment obtained in the United States against them. There is doubt as to the enforceability of liabilities predicated on U.S. federal securities laws determined in original actions in the Province of British Columbia; and judgments of U.S. courts obtained in actions based upon the civil liability provisions of U.S. federal securities laws in the courts of the Province of British Columbia.

              Moreover, no treaty exists between the United States and Canada for the reciprocal enforcement of foreign court judgments. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against them.

              We Are Currently Dependent on a Limited Number of Customers

              Sales to one customer, Aliant, Inc., comprised 56% of our revenues in fiscal 2001. Sales to three customers comprised 93% of revenues in 2000. Sales to three customers comprised 100% of revenues in 1999. If our business strategy is successful, we expect that we will become less dependent on such significant customers in the future as sales increase. However, if we are unable to successfully diversify our customer base, our business, financial condition and results of operations would be materially and adversely affected.

              We Operate in a Highly Competitive Industry.

              The market for unified messaging software is highly competitive and subject to frequent product introductions with improved price and/or performance characteristics. Even if we are able to introduce products which meet evolving customer requirements in a timely manner, there can be no assurance that our new products will gain market acceptance. Many companies, including CommWorks, Comverse, Glenayre, and Sema Oryx and others, may have greater financial, technical, sales and marketing resources, better name recognition and a larger customer base than ours. In addition, many of our large competitors may offer customers a broader product line which may provide a more comprehensive solution than ours. Increased competition in the unified messaging industry could result in significant price competition, reduced profit margins or loss of market share, any of which could have a material adverse effect on our business and profitability.

              Our Business Is Subject to Risks Related to Rapid Technological Change, Which Could Increase Cost and Uncertainty.

              The telecommunications industry is characterized by rapidly changing technology and evolving industry standards. Our success will depend heavily on our continuing ability to develop and introduce enhancements to our existing systems and new products that meet changing markets. We can make no assurance that our technology or systems will not become obsolete due to the introduction of alternative technologies. If we are unable to continue to innovate successfully, our business and operating results could be adversely affected.

              We are Exposed to General Economic Conditions.

              As a result of recent unfavorable economic conditions, revenues and spending within the North American telecommunications industry have been adversely affected. If the economic conditions in North America continue or worsen or if a wider or global economic slowdown occurs, we may experience a material adverse impact on our business, operating results, and financial condition.

              Economic Conditions in the United States, Canada, and Globally, Affecting the Telecommunications Industry, as well as other Trends and Factors Affecting the Telecommunications Industry, Are Beyond our Control and May Result in Reduced Demand and Pricing Pressure on our Products.

              There are trends and factors affecting the telecommunications industry, which are beyond our control and may affect our operations. Such trends and factors include:

adverse changes in the public and private equity and debt markets and our ability, as well as the ability of our customers and suppliers, to obtain financing or to fund working capital and capital expenditures;

adverse changes in the credit ratings of our customers, potential customers and suppliers;
adverse changes in the market conditions in our industry and the specific markets for our products;
visibility to, and the actual size and timing of, capital expenditures by our customers and potential customers;
inventory practices, including the timing of product and service deployment, of our customers and potential customers;
policies of our customers and potential customers regarding utilization of single or multiple vendors for the products they purchase;
the overall trend toward industry consolidation and rationalization among our customers, potential customers, competitors, and suppliers;
conditions in the broader market for communications products, including data networking products and computerized information access equipment and services;

the effects of war and acts of terrorism.

              Economic conditions affecting the telecommunications industry, which affect market conditions in the telecommunications and networking industry, in the United States, Canada and globally, affect our business. Reduced capital spending and/or continued negative economic conditions in the United States, Canada, Europe, Asia, Latin America and/or other areas of the world could result in reduced demand for or pricing pressure on our products.

              We May be Materially and Adversely Affected by Continued Reductions in Spending on Telecommunications Infrastructure by Our Customers.

              A continued slowdown in capital spending by service providers may affect our revenues more than we currently expect. Moreover, the significant slowdown in capital spending by service providers has created uncertainty as to market demand. As a result, revenues and operating results for a particular period can be difficult to predict. In addition, there can be no certainty as to the severity or duration of the current industry adjustment. As a result of the recent changes in industry and market conditions, many of our customers have reduced their capital spending on telecommunications infrastructure. Our revenues and operating results are expected to continue to be affected by the continued reductions in capital spending on telecommunications infrastructure by our customers.

              Future Sales of Our Common Stock May Cause Our Stock Price to Decline.

              As of September 30, 2002, we had outstanding approximately 36,974,448 common share equivalents, consisting of 31,536,948 shares of common stock, 5,437,500 shares of common stock issuable on conversion/continuation of all outstanding exchangeable shares, represented by one Series A preferred stock. All of the 8,418,000 shares issued in April 1999 under Rule 504 of the Securities Act of 1933, as amended, are freely tradable, as are 453,756 shares issued under Rule 504 prior to April 1999 and 954,455 shares acquired by certain of our employees and a director upon the exercise of options granted under our Second Amended and Restated 1999 Stock Option Plan (the “1999 Stock Option Plan”).

              The remaining 27,148,237 outstanding shares have not been registered under the Securities Act and therefore are treated as “restricted securities” and may be publicly sold in the United States only if registered or if the sale is made in accordance with an exemption from registration, such as Rule 144 under the Securities Act. Under these exemptions, however, substantially all of the 27,148,237 shares generally will be eligible for resale in the United States without registration one year from the date of purchase. This may adversely affect the market price of our shares and could affect the level of trading of such shares.

              As of September 30, 2002, warrants to purchase an aggregate of 27,148,237 shares were outstanding. We intend to register under the Securities Act the shares of common stock issuable upon exerc ise of such warrants. On April 11, 2000, we registered under the Securities Act 5,000,000 shares reserved for issuance under our 1999 Stock Option Plan, of which 954,455 shares have been issued pursuant to exercise. On September 13, 2000, we registered an additional 5,000,000 shares reserved for issuance under this plan. When issued, all of these shares generally will be freely tradable.

              The sale of a significant number of shares, or the perception that such sales could occur, could adversely affect prevailing market prices for the shares and could impair our future ability to raise capital through an offering of equity securities.

              Our Common Stock Is Illiquid and Subject to Price Volatility Unrelated to Our Operations.

              Our common stock currently trades on a limited basis on the OTC Bulletin Board, The Toronto Stock Exchange and the Frankfurt Stock Exchange. The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other telephony companies, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

              A Decline in the Price of Our Common Stock Could Adversely Impact Our Operations.

              A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because our operations have been primarily financed through the sale of equity securities, a decline in the price of our common stock could be especially detrimental to our liquidity and our operations. Such reductions would force us to reallocate funds from other planned uses and would have a significant negative effect on our business plans and operations, including our ability to develop new products and continue operations. If our stock price declines, there can be no assurance that we can raise additional capital or generate funds from operations sufficient to meet our obligations.

              Our Articles of Incorporation and Bylaws and Nevada Law Contain Provisions that Could Delay or Prevent a Change of Control and Could Limit the Market Price of Our Common Stock.

              Our authorized capital stock consists of 100,000,000 shares of common stock and 1,000,000 shares of preferred stock. To date, 1 share of Series A preferred stock has been designated and is issued and outstanding and, 666,667 shares of Series B preferred stock have been designated, of which 585,698 are issued and outstanding. Our board of directors, without any action by stockholders, is authorized to designate and issue shares of preferred stock in any class or series as it deems appropriate and to establish the rights, preferences and privileges of these shares, including dividends, liquidation and voting rights. The rights of holders of shares of preferred stock that may be issued may be superior to the rights granted to the holders of existing shares of our common stock. Further, the ability of our board of directors to designate and issue such undesignated shares could impede or deter an unsolicited tender offer or takeover proposal and the issuance of additional shares having preferential rights could adversely affect the voting power and other rights of holders of our common stock.

              The Market for Our Common Stock is Adversely Affected by the “Penny Stock” Rules

              Our common stock is currently defined as a “penny stock” under the Securities Exchange Act of 1934, as amended, and rules of the SEC. Penny stocks generally are equity securities with a price of less than $5.00 that are not registered on certain national securities exchanges or quoted on the Nasdaq system. Quotation on the OTC Bulletin Board and the Toronto Stock Exchange is not sufficient to avoid being treated as a “penny stock.” The Exchange Act and the penny stock rules generally impose additional sales practices and disclosure requirements on broker-dealers who sell our securities to persons other than “accredited investors” or in transactions not recommended by the broker-dealer. The penny stock rules require a broker-dealer, prior to transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that, prior to a transaction in a penny stock, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, the penny stock rules affect the ability of broker-dealers to make a market in or trade our shares and may also affect the ability of purchasers of shares to resell those shares in the public market.

              NASD Sales Practice Requirements Adversely Affect the Market for Our Common Stock

              In addition to the “penny stock” rules described above, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, and this has an adverse effect on the market for our shares.

              We are Subject to Further Dilution if We Elect to Pay Fees to Innovatia in Common Stock

              On February 27, 2001, the Company entered into a three-year development agreement with Innovatia Inc. (“Innovatia”), an existing stockholder of the Company and a wholly owned subsidiary of Aliant Inc. (“Aliant”). The purpose of the agreement is to develop a carrier-classified unified communications product to which the Company will have exclusive title. Under the agreement, Innovatia will license certain intellectual property to the Company on a non-exclusive non-transferable basis for use in the development and verification of current products and will provide specific professional, project management, administrative and support services. In consideration of the services provided, the Company agreed to pay $5.7 million over three years in quarterly installments of $475,000 commencing the quarter ended April 30, 2001. The Company had the option to pay for some or all of the services in cash or common shares. It is the Company’s intention to negotiate a non-exclusive licensing agreement with Aliant for use of the product.

              On December 28, 2001, the Company and Innovatia agreed to terminate the three-year development agreement. In settlement of the services provided under this agreement, the Company issued to Innovatia a Canadian dollar denominated promissory note in the amount of $1,707,989 (Cdn$2,720,142). Immediately thereafter, the Company repaid $132,059 (Cdn$210,000) of the promissory note by issuing 500,000 common shares at a market price of $0.26 (Cdn$0.42) per share. In accordance with the requirements of the Toronto Stock Exchange, the issuance of these common shares resulted in an equivalent reduction in the number of common shares reserved for issuance under the Company’s current stock option plan.

              The promissory note bears interest at prime plus 1% (prime rate at December 31, 2001 was 4%) and is repayable in quarterly installments until repaid in full. The amount payable each quarter (“Maximum Amount Payable”) is the lesser of $142,314 (Cdn$226,678) and 40% of the net aggregate amount of invoices (“Invoiced Amount”) issued by the Company to Aliant in the quarter. The Maximum Amount Payable, if any, for the first two quarters ended June 30, 2002 will be due on October 1, 2002 and has not been paid as of the date of this information statement/prospectus. All subsequent amounts payable, if any, will be due on or before the first business day following the quarter end date. In the event the Invoiced Amount for a particular quarter exceeds $142,314 (Cdn$226,678), the Company will carry forward the difference between the Invoiced Amount and $142,314 (Cdn$226,678) and include the difference in the calculation of Maximum Amount Payable for subsequent quarters. The Company has the option, until December 31, 2004, to settle some or all of the promissory note, principal and interest, in cash, common shares or a combination thereof. If paid by common shares, then 500,000 of the shares will be valued at the lesser of the market price of our shares on the Toronto Stock Exchange and Cdn$0.75 per share, and the value of the balance of any other shares issuable is determined by the weighted average trading price of the Company’s common share on the Toronto Stock Exchange over the ten trading days immediately prior to the date on which the common shares are to be issued.

              After December 31, 2004, any amount of the promissory note which remains unpaid will continue to be settled as the lesser of $142,314 (Cdn$226,678) and 40% of the net aggregate amount of invoices issued by the Company to Aliant in the quarter, however the Company is required to settle only with common shares and the number of common shares payable each quarter, if any, is determined by dividing the Maximum Amount Payable by Cdn$1.56. If all or a significant portion of these payments were made in shares, this would result in substantial additional dilution in the future.

              Our Share Warrants are not Listed on Any Securities Exchange or Quotation System and There is No Market for Our Share Warrants

              While our share warrants are covered by the registration statement of which this prospectus is a part, there is no public market for our share warrants and we do not intend to list our share warrants on any securities exchange or quotation system. If the share warrants are exercised for our common stock, such common stock would be eligible for trading on the OTC Bulletin Board and the Toronto Stock Exchange but any such trading would be subject to the other risk factors associated with the common stock.

BUSINESS

              We are a Nevada corporation, incorporated on October 2, 1997, as Equity Capital Group, Inc., and we are the successor to the voice service and related messaging business founded by Voice Mobility Inc. (commonly known as VMI) in 1993. On June 24, 1999, we changed our name to Voice Mobility International, Inc. (commonly known as VMII). Unless otherwise indicated, all references to Voice Mobility means VMII and its predecessor company, VMI.

              Our head office is located at 180-13777 Commerce Parkway, Richmond, British Columbia, V6V 2X3. Sales and marketing operations are primarily based out of our Richmond office. Research, development and technical support are based out of our Victoria, British Columbia office. We also have sales staff residing in New York, London, and Halifax. Voice Mobility currently has 34 employees.

Brief History

              VMI was incorporated in 1994 as WGT Teleserve Inc., and was originally focused on providing enhanced telecommunications services such as voice mail, fax handling and Internet access to specific vertical markets. In the spring of 1997, we decided to shift focus and began developing a comprehensive enhanced messaging product. Early versions of its messaging products were subsequently released in 1998, 1999 and 2000.

              In June 1999, VMI completed a reverse acquisition whereby VMI became a wholly owned subsidiary of Nevada-based VMII. At that point we effectively commenced operations as a US company and began trading on the OTCBB under the symbol VMII. Between the period of June 1999 and April 2001 we raised approximately US$12 million, mostly from private investors, to fund our development initiatives and operations.

              In April 2001, we completed a Cdn$13 million equity financing and subsequently began trading on the Toronto Stock Exchange in July 2001 under the symbol VMY.

Business Overview

              We are engaged in the messaging area of the telecommunications market. Our Enhanced Messaging software suite allows for legacy voice-mail replacement and incremental offerings such as real time call connect, voice-mail to e-mail, and fax to e-mail services. These unified communication services are facilitated by the creation of a single personal digital mailbox that can receive any type of communication regardless of its incoming format or medium. Currently, with the proliferation of personal communication devices, such as cell phones, PDA’s and laptops, the considerable challenge of managing the information retrieval process from these devices has arisen. Users of these multiple communication methods are increasingly demanding a means of managing them. Our offering addresses these demands through providing users access to their messages anytime, anywhere via any device.

              The mobile workforce is growing rapidly, and we expect that as it continues to grow, workers will increasingly demand instant access to voice-mails, faxes and e-mails regardless of which device they have available or their physical location. Subscribers to our service can call a single telephone number that is associated with all other personal contact numbers. The system will cycle through personal numbers until it finds the subscriber. The call is then connected in real time to the subscriber. All messages are gathered in a single box to be reviewed, stored, forwarded, or acted upon from any access device. Fax messages can also be directed to a secondary fax machine or a temporary fax machine such as one in a client’s office or in a hotel.

              Our Enhanced Messaging software suite is designed to function on industry standard hardware such as Intel processor-based servers. It also uses peripheral hardware, such as communication boards, based upon open system architectures, which support basic standards. This ensures compatibility with legacy equipment, which allows new customers to use the system without being required to decommission their existing older equipment.

Core Product Offerings

              Our Enhanced Messaging software suite of services include five core service packages: Legacy Voice-mail Replacement, Real Time Call Connect, Voice-mail to E-mail, Fax to E-mail, and a Single Unified Mailbox. The enhanced messaging platform is a combination of our Enhanced Messaging software suite installed on recommended hardware in a specified configuration. We can provide a complete solution including hardware, system configuration, migration, operating support system integration and billing support system integration or simply supply the software with hardware and configuration recommendations.

              Legacy Voice-mail Replacement is the ability to replace existing voice-mail systems currently operating in production environments. This replacement can be achieved by a full-scale service cut-over or an incremental service cut-over. We have the ability to interface with existing “legacy” voice-mail systems, allowing for the transfer of messages between systems.

              Real Time Call Connect is the ability for subscribers to merge all their wired and wireless communications, cellular telephone, pager, fax, home and office numbers, into a single unified phone number.

              Voice-mail to E-mail is the ability to route voice-mail messages to a single e-mail mailbox or multiple e-mail mailboxes. This service gives the subscriber the ability to choose the method of retrieving voice-mail messages, through e-mail, traditional retrieval methods, or e-mail enabled wireless devices.

              Fax to E-mail is the ability to receive faxes through the subscriber’s one number and have them delivered to one or more e-mail mailboxes. The subscriber then has the power to determine if and where the fax is printed. Our Fax-to-E-mail service converts faxes to e-mail attachments, and allows subscribers to view them on-screen, print, save, or forward them. This functionality essentially eliminates the need for fax machines and dedicated lines, and it also minimizes the privacy concerns with respect to communal fax machines. Our suite is also capable of providing fax notification via pagers.

              Single Unified Mailbox gives subscribers options on managing and retrieving their messages. The Voice Mobility service is e-mail neutral, so any e-mail application on the market today can be configured as the subscribers unified mailbox. In addition, subscribers are not forced to change their e-mail addresses.

              Customers may license one or more of these services or chose to purchase the entire Enhanced Messaging software suite.

Approach to Market

              We focus on three distinct customer groups: service providers, wholesalers and resellers. We are focused on establishing channel, system integrator and OEM (Original Equipment Manufacturer) distribution relationships with industry-leading partners, in addition to its direct sales campaign, to target each customer group. We feel that a mixture of direct and indirect sales is the most cost-effective and efficient way to quickly build market share. To date we have secured Aliant Inc. as a channel in Eastern Canada.

              Of the three customer segments, we believe service providers represent the largest opportunity for us. Tier 1 service providers in particular tend to have large existing installed bases of voice-mail users. Their legacy voice-mail services are still growing between 10% and 20% per year, the bulk of this growth coming from wireless growth and consumer adoption. The Tier I market currently is looking for methods to limit spending in legacy voice-mail technology that is between 10 and 15 years old and methods to implement enhanced messaging technology.

              Our implementation plan has two macro stages. First, we believe that Tier I providers, no longer willing to invest in legacy systems, will be required to replace legacy systems while at the same time the market will be requiring that they offer and implement enhanced messaging technology solutions. Thus, at the first stage, the provider would install our enhanced messaging platform and migrate their current voice-mail customers over to the new platform without interruption in service. Second, the provider would begin to incrementally market the value-added service available as part of enhanced messaging, such as our Real Time Call Connect, Voice Mail to Email and Fax to Email offerings. To support our customers, we have developed significant research that identifies end users’ perceptions of enhanced messaging features, pricing tolerance and willingness to buy. This information will assist service providers in effectively marketing enhanced messaging services to their customer base.

              We currently believe that there may be further opportunities for the deployment of our applications through the consolidation presently occurring amongst telecommunications service providers. As such organizations and networks consolidate, we believe that there likely will be incentives and opportunities to optimize architecture and service delivery platforms. Our messaging products not only facilitate the convergence of, and migration from, legacy systems, they also facilitate the provision of a single mailbox to users with wireline and wireless service.

Pricing Model

              To generate revenues, we utilize a selection of pricing models. Customers can purchase the software outright for a one-time license fee in the $2.50-$6.00 per subscriber range based on volumes and services provided, plus a 7.5% -18% annual support and maintenance fee.

              Customers would also purchase the hardware required for a one-time fee of $1.00 – $3.50 per subscriber based on configuration, architecture, and mix of services offered. Professional services fees for system installation, system integration with OAM&P (Operation, Administration, Maintenance and Provisioning) systems, and migration of existing voicemail subscribers would range between 15% and 25% of the software licensing fees based on the complexity of the installation.

              Customers can purchase voice mail licenses to provide services for their growth in end-users, purchase licenses for migration of voicemail customers, and purchase licenses for enhanced messaging services. Our prime target is a Tier 1 carrier that provides messaging services to 100,000 – 10,000,000 end users.

              We can provide a fee-based solution including system configuration, migration, operating support system integration, and billing support system integration with the assistance of a system integration partner. We can also help to improve growth of the end-user base by providing marketing services for enhanced messaging.

Market Growth Forecasts

              The Radicati Group published a report entitled “Unified Messaging Market Trends 2000 – 2004” which calls for substantial growth in the unified messaging market over the next several years. The report forecasts that revenues from the sale of unified messaging products will increase, worldwide, from $264 million in

2000 to $3.76 billion by the end of 2004. The most dramatic network growth will come from the Asia-Pacific region, where market share will grow from 8% to 19% by the end of 2004. The unified messaging installed product base is expected to grow, worldwide, from 3.5 million seats in 2000 to approximately 120 million seats by year-end 2004.

              The Radicati report forecasts that in addition to the product sales growth highlighted above, substantial growth will come in the form of services revenue. Radicati forecasts that revenue from unified messaging services will equate to $9.8 billion worldwide by 2004. Europe is expected to display the fastest adoption rate of unified messaging services.

              Within the report, Radicati also predicts that the messaging industry will shift from the e-mail, fax and voice-mail integration of unified messaging towards the enhanced functionality capabilities of unified communications offerings (such as our offering). We consider ourselves to be well positioned to capitalize on this forecasted market growth, with its current technology.

Marketing and Distribution.

              We sell our products through a combination of a technically proficient direct sales force and independent sales representatives. We also utilize a network of independent sales representatives selected for their familiarity with our potential customers and their knowledge of the telecommunications equipment markets. Both the direct sales personnel and independent sales representatives generate product sales, provide product and customer service, and provide customer feedback for product development. In addition, the sales personnel and independent sales representatives receive support from our marketing, product support and customer service departments. Our marketing efforts are focused on establishing and developing long-term relationships with potential customers. Our customers typically conduct significant technical evaluations of our products before making purchase commitments.

Competition

              Well-established suppliers such as Lucent, Comverse, Erickson and Glenayre currently dominate Tier 1 messaging. These competitors have provided voice mail services to both wire line and wireless carriers since the early 1980’s. In evaluating the competitive landscape, we believe our closest competitors are companies offering voice-mail and enhanced messaging platforms built to meet the high capacity and high resiliency needs of the telecommunications carrier environment. In this segment, we have identified three core competitors: Comverse, Commworks, and Glenayre. Lucent is also developing a replacement product.

              Our products compete on the basis of the following key characteristics: performance, functionality, reliability, pricing, scalability, time -to-market delivery capabilities and compliance with industry standards. While we believe we compete favorably with respect to the foregoing characteristics, there can be no assurance that we will be able to continue to do so.

              Some competitors have significantly greater financial, technical, manufacturing, sales, marketing and other resources than us and have achieved greater name recognition for their existing products and technologies than we have. We cannot guarantee that we will be able to successfully increase our market penetration or our overall share of the Enhanced Messaging marketplace. Our results of operations could be adversely impacted if we are unable to effectively increase our share of the Enhanced Messaging marketplace.

              Our success depends in large part upon the rate at which Tier 1 carriers incorporate our products into their systems. If we were not successful in increasing the use of our products by the leading Tier 1 carriers, there would be a material adverse effect on our business, financial condition and results of operations.

              No assurance can be given that our competitors will not develop new technologies or enhancements to existing products or introduce new products that will offer superior price or performance features. We expect our competitors to offer new and existing products at prices necessary to gain or retain market share. Certain of our competitors have substantial financial resources, which may enable them to withstand sustained price competition or a market downturn better than us. There can be no assurance that we will be able to compete successfully in the pricing of our products, or otherwise, in the future.

Industry Description

              Difference between Enhanced Messaging, Unified Communications and Unified Messaging.

              Enhanced Messaging is designed to replace legacy voice-mail systems. It encompasses enhanced voice-mail and Unified Communications. Compared to legacy voice-mail systems, Enhanced Messaging is built on the latest technology, can handle significantly more users, has a distributed design, and therefore is more scalable and fully interacts with the Internet.

              Unified Communications is a messaging feature of Enhanced Messaging. However, the term “Unified Communications” is often used interchangeably with “Unified Messaging.” There are many significant differences between the two services. Unified Communications tends to be far more comprehensive and technically challenging than Unified Messaging. It combines non-real-time communications, such as message exchange, with real-time communications, such as call delivery, connectivity, line call management and notification options. The “real-time” aspects are critical components to Unified Communications.

              All of the features discussed below should exist in a system in order for it to be considered a true Unified Communications offering:

One Number/Universal Number: When a caller dials your number a virtual attendant attempts to locate the subscriber.
Unified Messaging Capabilities: System allows users to access e-mail, voice-mail, and fax messages through a single in-box via telephone or web interface.
Find Me/Follow Me: Users can specify phone numbers of other locations at which the service will ring.
Call Screening: Allows users to hear who is calling before answering incoming calls that are forwarded to them.
Real-time call connection and routing: Upon caller identification, users have the option to accept incoming calls or forward them to voice-mail in real-time.
Message Notification: Users can be notified of incoming calls and new or urgent messages by voice-mail, e-mail, pager or any wireless device.

              Our product currently offers all of the Enhanced Messaging features. We are not aware of any competitor that has developed a messaging solution that incorporates the ability to emulate existing voice mail technology while also providing advanced Unified Communications features and capabilities. Unified Communications vendors have only been deployed as a new service on the periphery of the carriers network.

Significant Customers

              In June 2001, we signed a three year contract with Haddad Advanced Technology (www.hatc.com) to market unified communications in Malaysia. During the first year, HATC has committed to a minimum of 6,000 mailboxes per month.

              In October 2001, NBTel, a wholly owned subsidiary of Aliant Inc. (www.aliant.ca) which is one of Canada’s leading high-tech companies providing integrated communications and IT solutions, installed our UCN 100 v 2.1 and launched its Fax-to-E-mail solution.

Key Strategic Partners

              Aliant Inc.: The close working relationship that we have with Aliant serves as a strong endorsement of our company and our technology, and it also represents a significant revenue generating opportunity for us. In September 1999 Innovatia Inc, a wholly owned subsidiary of Aliant Inc., took an equity position in Voice Mobility, and currently holds approximately 2.0 million shares. Aliant and Voice Mobility have worked on joint development initiatives for two years, and in February 2001 they formalized their relationship by announcing their intentions to jointly develop the specifications for a “Next Generation” messaging platform targeted for Tier 1 carriers. Voice Mobility will own this technology. The development initiative will take place within Aliant’s state-of-the-art R&D facility known as the LivingLab innovations environment. Aliant’s LivingLab provides development support through conducting rigorous testing and customer trials of new technologies, and assists in reducing the time-to-market for new technologies.

              We expect that the close relationship with Aliant will translate into revenues for us as soon as Q3 of 2002. The intent of the development agreement is that the resulting product will become Aliant’s primary hosted solution for business and residential customers. Aliant is Canada’s third largest telecommunications company with approximately 800,000 voice-mail customers.

              Other important strategic partners include:

              Microsoft: We are members of the Microsoft Certified Service Provider program. This provides us with early access to Microsoft’s software.

              Dell Computers: Dell is our platform manufacturer, software installer and system tester. Dell’s custom factory integration services assist us with installation, efficient delivery and quality assurance.

              Telcordia: Telcordia is working with us in collaboration with Aliant and their LivingLAB.

              NMS Communications: NMS provides access to a broad range of development resources, sales and marketing.

              TARA: We are associate members of TARA (Telecommunications Applications Research Alliance.) This membership enables us to develop new service applications and products related to communications networks.

International Markets

              We believe international markets should offer us strong opportunities in the long-term. Mature markets are seeking replacement technologies to enhance and replace legacy messaging architecture that is reaching the end of its useful life. Emerging markets are being fueled by the very basic need for high performance, low cost telecommunications infrastructure.

              We perceive a specific opportunity with telecommunications carriers that are either introducing messaging services to their markets for the first time, or are seeking to supplant incumbent, aging, or manufacturer discontinued platforms with next generation technology that creates new revenue opportunities through the delivery of enhanced features and functionality. We believe the latter market opportunity is supported by our ability to migrate users from an existing messaging platform to our application, in a manner that protects one of the carrier’s core revenue streams.

              Voice Mobility is currently marketing in Asia, Europe and Latin America, working with and targeting both incumbent and emerging telecommunications service providers. We are engaged with OEM and Systems Integration partners in these international markets as a means to further expand and facilitate market penetration and the acquisition of market share. Key attributes of our applications that facilitate this expansion are the user-friendly ergonomics of the various user interfaces and the ability of our applications to support multi-languages on a single platform.

              In the early part of 2002, we have experienced interest and activity from all of the international markets in which we have a presence. As we continue to offer value propositions for incumbent carriers seeking to replace legacy messaging systems, and provide them the opportunity to enhance and expand existing revenue streams with the deployment of enhanced feature sets, and by delivering an enhanced messaging system to carriers initiating their first deployment of messaging services, we believe our presence in, and revenues from, non-North American markets will continue to expand.

              Revenues from international operations were $56,200 in fiscal 2001 and $196,573 in fiscal 2000. See note 5 to our consolidated financial statements for financial information by geographic area.

Suppliers

              Dell is our platform manufacturer. We currently procure, and expect to continue to procure, certain components from Dell due to unique component designs, quality and performance requirements and volume pricing discounts. If we were to replace Dell as our platform manufacturer we may have to make adjustments to both product designs and production schedules which could result in delays in production and delivery of products. Such delays could have an adverse effect on our operating results and financial condition.

Research and Development

              Our research and development team is primarily located in Victoria, British Columbia. The research and development team also has a research analyst located in an office at the Telecom Applications Research Alliance facility in Halifax. The research and development team designs, develops, tests, documents, and localizes as directed by our product management in our marketing group. The research and development team’s business direction on each major feature for each release is detailed in written business requirements created by the business requirements team. A change control board also directs the lower level problems and enhancements for all other development work. Releases are coordinated with both marketing and sales to ensure timely delivery of the grouped features for both the clients and the target market. Appropriate technology is chosen for all work after performing a technical analysis of each requested feature and also ensuring a match for that release’s system requirements. All development work is carried out with reviews and decision gates as part of an overall product development process. The research and development team follows industry best practices for software engineering and encourages continuous process improvement. Research and development expenses for the fiscal years ended December 31, 2001, 2000 and 1999 are $4,618,284, $2,709,048 and $2,250,153 respectfully.

Intellectual Property

              We rely on trade secrets to protect our intellectual property. We execute confidentiality and non-disclosure agreements with our employees and limit access to and distribution of our proprietary information. We do not have and do not intend to apply for patents on our products. Management believes that the patent application process in many countries in which we intend to sell products would be time-consuming and expensive and any patent protection may be out of date by the time the patent is granted.

              The departure of any of our management or significant technical personnel, the breach of their confidentiality and non-disclosure obligations, or the failure to achieve our intellectual property objectives may have a material adverse effect on our business, financial condition and results of operations. We believe our success depends upon the knowledge and experience of our management and technical personnel and our ability to market our existing products and to develop new products. We do not have non-compete agreements with our employees who are employed on an “at-will” basis. Therefore, employees may and have left us to go to work for a competitor. While we believe that we have adequately protected our proprietary technology, and we will take all appropriate and reasonable legal measures to protect it, the use of our processes by a competitor could have a material adverse effect on our business, financial condition and results of operations.

EMPLOYEES

              As of September 30, 2002, we employed 34 people, 8 of who are engaged in marketing and sales, 21 in research, development and support, and 5 in management and administration. We are not subject to any collective bargaining agreements and we consider relations with our employees to be excellent.

PROPERTY

              Our United States office is located in shared office premises at Suite 200, 5031 South Ulster Parkway, Denver, Colorado, 80237 under a month-to-month arrangement with the lessor of the premises who is not affiliated with us. We pay no rent under an oral understanding.

              We lease the offices of our operating subsidiary, VMI, consisting of approximately 4,900 square feet at 13777 Commerce Parkway, Richmond, BC V6V 2X3 at a basic rate of Cdn$75,950 per year plus expenses. The lease expires on December 31, 2002.

              We also lease an engineering facility at 20 - 3318 Oak Street, Victoria, BC, V8X 1R1, of 8,784 square feet, under a lease with an unaffiliated party that expires on May 31, 2004, at Cdn$9,131 per month plus expenses.

              We believe that existing facilities are adequate for our needs through at least the end of 2002. Should we require additional space at that time, or prior thereto, we believe that such space can be secured on commercially reasonable terms.

LEGAL PROCEEDINGS

              On August 8, 2001, Sharon Ho commenced an action in the Superior Court of California against Voice Mobility International, Inc. and the predecessor corporation, Equity Capital Group, to recover damages as a result of an alleged breach of contract. On October 10, 2001, we entered into an indemnification agreement with Robert Cashman, the former majority shareholder of Equity Capital Group to indemnify us against any claims or liabilities that existed prior to the April 1, 1999 and June 1, 1999 share purchase agreements. Also on October 10, 2001, we entered into a settlement agreement with the Mr. Cashman, former majority shareholder of Equity Capital Group. Under the agreement, the former shareholder is to pay us $290,000 to cover the costs of the Sharon Ho settlement and additional related legal expenses. The settlement amount is to be paid in set installments from October 10, 2001 to October 25, 2002. In addition to the indemnification and settlement agreements, Voice Mobility International, Inc. has also obtained a security agreement, a guaranty agreement and a stock pledge agreement to further protect and collateralize its position. On October 15, 2001, a settlement agreement and mutual release was signed between the Voice Mobility International, Inc. and Ms. Ho. The settlement agreement sets forth payments owing to Ms. Ho by Voice Mobility in the sum of $252,500 to be paid in set installments from October 10, 2001 to October 1, 2002. On March 8, 2002, a shareholder and Director of the Company agreed to indemnify the Company against any losses that may be incurred on the collectibility of the settlement amount related to Voice Mobility and Mr. Cashman. On September 16, 2002, Mr. Cashman filed for bankruptcy protection under Chapter 13 of the U.S. Bankruptcy Code in U.S. Bankruptcy Court, Central District of California (Case No. SA02-16986 JR.)

              On August 24, 2001, Manschot Opportunity Fund, LP and Galladio Capital Management, BV filed suit in the Superior Court of the State of California, County of Orange (Case No. 01CC10988) against Voice Mobility International, Inc., Funkart Holdings, Inc., Pioneer Growth Corporation, Robert L. Cashman and Greg Harrington. The suit related to an alleged December 1998 agreement between Motorsports Promotions, Inc. and Funkart Holdings, Inc., during the time period prior to Voice Mobility Inc.'s April 1999 reverse acquisition of Equity Capital Group, Inc., the predecessor company to Voice Mobility International. Plaintiffs alleged to be creditors of Motorsports Promotions, acquiring Motorsports' rights under the alleged agreement at a UCC public sale. Defendant Funkart Holdings was alleged to have been a subsidiary of Equity Capital Group during the period in question, but which was assigned to Pioneer Growth Corporation, a company unaffiliated with Voice Mobility International, pursuant to the reverse acquisition. The suit alleged that during the period in question, Voice Mobility International also was the alter-ego of defendant Cashman. The suit alleges breach of contract and breach of fiduciary duty and sought compensatory damages in excess of $1,325,000, prejudgment interest and punitive damages. Voice Mobility tendered the defense and indemnity of such claims to Mr. Cashman. On July 1, 2002, Voice Mobility settled all claims against Voice Mobility for $25,000 and was fully released from all plaintiff’s claims.

              On December 31, 2001, Budd Stewart, a former employee of Voice Mobility, filed a Writ of Summons and Statement of Claim with the Supreme Court of British Columbia, claiming breach of an implied employment contract and stock option agreement by Voice Mobility Inc. The relief sought by Mr. Stewart is damages under several causes of action for an aggregate of approximately $1,825,892. We believe that there is no substantive merit to the claims and we intend to vigorously defend the action.

              We anticipate that, from time to time, we periodically may become subject to other legal proceedings in the ordinary course of our business. We are not a party to any other litigation required to be disclosed under Item 103 of Regulation S-K as at the date of this filing. We are unable to ascertain the ultimate aggregate amount of monetary liability or financial impact of the above matters which seek damages of material or indeterminate amounts, and therefore cannot determine whether these actions, suits, claims or proceedings will, individually or collectively, have a material adverse effect on our business, results of operations, and financial condition. We intend to vigorously defend these actions, suits, claims and proceedings.

MARKET FOR VOICE NEVADA’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

              Our common stock was listed and commenced trading on the OTC Bulletin Board on June 30, 1999 under the symbol “VMII”, on the Frankfurt Stock Exchange on April 12, 2000 under the symbol “VMY” and on The Toronto Stock Exchange on July 16, 2001 under the symbol “VMY.” Since June 30, 1999, trading in our common stock has been limited and sporadic. The following table sets forth, for the periods indicated, the high and low sales prices for our common stock as reported on the OTC Bulletin Board:

PERIOD	HIGH (U.S.$)	LOW (U.S.$)	VOLUME

2000
First Quarter	$11.00	$2.00	2,339,600
Second Quarter	$9.13	$4.69	1,762,500
Third Quarter	$7.25	$5.00	1,827,500
Fourth Quarter	$5.25	$1.94	1,974,900

2001
First Quarter	$3.00	$1.91	914,700
Second Quarter	$2.00	$1.29	771,600
Third Quarter	$1.52	$0.32	1,075,400
Fourth Quarter	$0.53	$0.20	984,100

2002
First Quarter	$.35	$.13	1,241,300
Second Quarter	$.30	$.14	618,100
Third Quarter	$.27	$.07	1,827,500

              These quotations were taken from the OTC Bulletin Board Historical Research Service. Such over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark down or commission and may not necessarily represent actual transactions.

              The following table sets forth, for the periods indicated, the high and low sales prices for our common stock as reported on the Toronto Stock Exchange:

PERIOD	HIGH (U.S.$)	LOW (U.S.$)	VOLUME
2001
First Quarter	N/A	N/A	N/A
Second Quarter	N/A	N/A	N/A
Third Quarter	$2.50	$0.60	168,438
Fourth Quarter	$0.75	$0.35	723,940

2002
First Quarter	$.50	$.25	2,770,734
Second Quarter	$.42	$.20	2,704,138
Third Quarter	$.33	$.10	2,859,845

              The number of shareholders of record as at September 30, 2002 was 161. At September 30, 2002 we had outstanding 36,974,448 common share equivalents, consisting of 31,536,948 shares of Common Stock and 5,437,500 shares of Common Stock issuable on conversion of all outstanding Exchangeable

Shares, represented by one Series A Preferred Stock. The closing sale price for our common stock on September 30, 2002, as reported on the OTC Bulletin Board, was $0.13.

              We have not paid any cash dividends on our Common Stock and have no present intention of paying any dividends. Our current policy is to retain earnings, if any, for use in operations and in the development of its business. Our future dividend policy will be determined from time to time by the Board of Directors.

RECENT SALES OF UNREGISTERED SECURITIES

              The following sets forth certain information concerning our currently outstanding securities which were sold or issued by us during the last fiscal year without the registration of the securities under the Securities Act of 1933 in reliance on exemptions from such registration requirements.

              On April 3, 2001, in a private placement transaction, we issued special warrants to acquire, for no additional consideration, an aggregate of 6,500,000 units, each unit consisting of one share of our common stock and a one-half of a share warrant to acquire a share of common stock at a price of Cdn$ 2.00 per share. In this transaction, an aggregate of 6,500,000 special warrants were issued at a price of Cdn$ 2.00 per special warrant. To the extent that U.S. securities laws were applicable to the issuance, the issuance was made in reliance on Section 4(2) of the Securities Act and Regulation S thereunder. To the extent that U.S. securities laws were applicable to the issuance of the common stock and share warrants upon exercise of the special warrants, the issuance was made in reliance on Section 4(2) of the Securities Act and Regulation S thereunder.

              On April 3, 2001, in a private placement transaction, we issued special compensation options exercisable for no additional consideration into compensation options. The compensation options will entitle the agents in the special warrant private placement transaction to purchase 650,000 units at the price of Cdn$2.00 per unit. Each unit consists of one common share and one-half of one share warrant. Each whole share warrant will entitle the holder to purchase one additional common share at the price of Cdn$2.25 per share. The compensation options are non-transferable and expire on April 3, 2003. The agents may exercise the agents’ compensation options by way of a “cashless” exercise (they may elect, when exercising, to satisfy their obligation to pay the cash exercise price to the company by accepting a lesser number of common shares). To the extent that U.S. securities laws were applicable to the issuance, the issuance was made in reliance on Section 4(2) of the Securities Act and Regulation S thereunder.

              On April 25, 2001, in connection with the issuance of a promissory note in the principal amount of Cdn$300,000, we issued to one purchaser 100,000 Class K warrants, each entitling the holder to one share of common stock per warrant, exercisable at $1.50 per share at any time up to April 25, 2004. To the extent that U.S. securities laws were applicable to the issuance, the issuance was made in reliance on Section 4(2) of the Securities Act and Regulation S thereunder.

              On May 11, 2001, in connection with the issuance of two promissory notes in the aggregate principal amount of Cdn$500,000, we issued to two purchasers an aggregate of 166,667 Class L warrants, each entitling the holder to one share of common stock per warrant, exercisable at $1.50 per share at any time up to May 11, 2004. To the extent that U.S. securities laws were applicable to the issuance, the issuance was made in reliance on Section 4(2) of the Securities Act and Regulation S thereunder.

              On June 14, 2001, in connection with the issuance of two promissory notes in the aggregate principal amount of Cdn$600,000, we issued to two purchasers an aggregate of 200,000 Class M warrants, each entitling the holder to one share of common stock per warrant, exercisable at $1.50 per share at any t ime up to June 14, 2004. On December 28, 2001, the Class M warrant holders terminated all Class M warrants. To the extent that U.S. securities laws were applicable tothe issuance, the issuance was made in reliance on Section 4(2) of the Securities Act and Regulation S thereunder.

              On June 25, 2001, in connection with the issuance of two promissory notes in the aggregate principal amount of Cdn$500,000, we issued to two purchasers an aggregate of 166,667 Class N warrants, each entitling the holder to one share of common stock per warrant, exercisable at $1.50 per share at any time up to June 25, 2004. On December 28, 2001, the Class N warrant holders terminated all Class N warrants. To the extent that U.S. securities laws were applicable to the issuance, the issuance was made in reliance on Section 4(2) of the Securities Act and Regulation S thereunder.

              On July 26, 2002, in a private placement transaction, we issued 500,000 units, at $0.18 per unit for gross cash proceeds of $90,000. Each unit comprises one share of common stock and one non-transferable warrant, entitling the holder to purchase one common share, at a price of $0.25 per share at any time up to July 26, 2005. To the extent that U.S. securities laws were applicable to the issuance, the issuance was made in reliance on Section 4(2) of the Securities Act and Regulation S thereunder.

              On July 31, 2002, in a private placement transaction, we issued 755,333 units, at Cdn$0.30 per unit for gross cash proceeds of $143,155 (Cdn$226,600). Each unit comprises one share of common stock and one half of one non-transferable warrant, entitling the holder to purchase one common share, at a price of Cdn$0.45 per share at any time up to July 31, 2003. To the extent that U.S. securities laws were applicable to the issuance, the issuance was made in reliance on Section 4(2) of the Securities Act and Regulation S thereunder.

              On July 31, 2002, in a private placement transaction, we issued 1,400,000 units, at $0.195 per unit for gross cash proceeds of $273,000. Each unit comprises one share of common stock and one half of one non-transferable warrant, entitling the holder to purchase one common share, at a price of $0.30 per share at any time up to July 31, 2003, upon giving 61 days notice. To the extent that U.S. securities laws were applicable to the issuance, the issuance was made in reliance on Section 4(2) of the Securities Act and Regulation S thereunder.

              On March 30, 2001, we retracted 80,969 shares of our Series B Preferred at $3.00 per share for aggregate cash of $242,907. The retraction reduced the number of Series B Preferred shares outstanding from 666,667 to 585,698.

              On December 28, 2001, the Class L, M and N warrants, exercisable into an aggregate of 533,334 shares of common stock were cancelled by the holders.

VOICE MOBILITY INTERNATIONAL, INC.
SELECTED CONSOLIDATED FINANCIAL DATA

(in thousands, except per share data)

              The following table presents selected financial data for us as at and for the six-month period ended June 30, 2002 and 2001 and for the five fiscal years ended December 31, 2001. We derived the selected financial data set forth below with respect to our statements of operations for the three fiscal years ended December 31, 2001 and our balance sheets as at December 31, 2001 and 2000, from our Consolidated Financial Statements that are included elsewhere in this prospectus. The selected financial data set forth below with respect to our statements of operations for each of the two fiscal years ending December 31, 1998 and the balance sheet data as at December 31, 1999, 1998 and 1997, was derived from our consolidated financial statements which are not included in this prospectus. We derived the selected financial data set forth below with respect to our statements of operations for each of the six-month periods ended June 30, 2002 and 2001 and our balance sheet as at June 30, 2002 from our unaudited consolidated financial statements included elsewhere in this prospectus. In management's opinion, these unaudited consolidated financial statements reflect all adjustments necessary (consisting only of normal recurring adjustments) for a fair presentation of such financial data. Our results for the six months ended June 30, 2002 are not necessarily indicative of the eventual results for the year. The following selected financial data should be read in conjunction with the Consolidated Financial Statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this prospectus. The statement of operations data and the balance sheet data are derived from our Consolidated Financial Statements prepared in accordance with accounting principles generally accepted in the United States.

	Six MonthsEnded June30, 2002	Six MonthsEnded June30, 2001	Year Ended December 31, 2001	Year Ended December 31, 2000	Year Ended December 31, 1999	Year Ended December 31, 1998	Year Ended December 31, 1997

	(in thousands, except per share data)

Statement of Operations
Data:
Sales
	193	78	358	275	56	119	520

Expenses:

Cost of sales	14	8	50	86	52	75	260
Sales and marketing	582	1,359	2,238	3,589	1,191	190	60
Research and
development	595	2,674	4,618	2,709	2,250	284	66
General and
administrative and	1,250	2,203	3,745	3,542	3,412	501	303
other

Total expenses	2,441	6,244	10,651	9,926	6,905	1,050	689

Net loss	(2,248)	(6,167)	(10,293)	(9,651)	(6,849)	(931)	(169)

Deemed dividend on
Series B Preferred
Stock	--	--	--	(1,451)	--	--	--

Dividends paid on
preferred stock……...	90	--	57	--	--	--	--

Reduction of beneficial	--	(110)	--	--	--	--	--
conversion feature on
retraction of 80,969
Series B preferred
stock
Net income (loss)
attributable to
common stockholders...	(2.338)	(6,057)	$(10,240)	$(11,102)	$(6,849)	$(931)	$(169)

Basic and
diluted net loss
per common share	$(0.07)	$(0.22)	$(0.34)	$(0.46)	$(0.41)	$(0.14)	$(0.03)

Weighted average
number of common
stock and common
stock equivalents
outstanding used in
basic and diluted
per share calculation	34,249	27,099	30,068	24,031	16,904	6,600	6,600

	June 30,	June 30,	December	December	December	December	December
	2002	2001	31, 2001	31, 2000	31, 1999	31, 1998	31, 1997

Balance Sheet
Data:
Cash and cash
equivalents	$415	7,340	$1,732	$2,603	$121	$37	$1
Working			1,506	1,634	(1,126)	(1,432)	(483)
capital	(272)
Total assets	2,833	10,641	4,336	4,665	852	279	82
Current
Liabilities	1,823	2,677	1,049	1,103	1,453	1,577	274
Long term
Liabilities	1,642	8,562	1,576	--	--	--	233
Total
Liabilities	3,465	11,239	2,625	1,103	1,453	1,577	507
Total
stockholders’
equity
(deficiency)	(623)	(598)	1,711	3,562	(602)	(1,298)	(425)
  The following selected financial data are derived from the continuing financial statements of Voice Mobility Inc., a company incorporated under the laws of the Canada Business Corporation Act in 1993. Through a series of transactions in June 1999, Voice Mobility Inc. was recapitalized and acquired the net assets of Voice Mobility International, Inc. (formerly Equity Capital Group, Inc.), an inactive United States company registered on the OTC Bulletin Board. The Consolidated Financial Statements are a continuation of the financial statements of the accounting acquirer, Voice Mobility Inc.

SUPPLEMENTARY FINANCIAL INFORMATION

Quarterly Results of Operations (Unaudited)
	Fiscal 2002 Quarters Ended		Fiscal 2001 Quarters Ended				Fiscal 2000 Quarters Ended
	June 30, 2002	March 31, 2002	December 31, 2001	September 30, 2001(1)(2)	June 30, 2001	March 31, 2001	December 31, 2000	September 30, 2000
Sales	24	169	241	39	34	44	42	106
GrossProfit	24	155	218	21	29	40	38	68
Net Loss	(1,205)	(1,043)	(1,345)	(2,781)	(3,197)	(2,970)	(1,883)	(3,635)
Basic and diluted loss per share	0.04	03	$(0.04)	$(0.10)	$(0.12)	$(0.11)	$(0.08)	$(0.15)

(1)
Sales for the three-month period ended September 30, 2001, previously reported as $388,621 on our Form 10-Q filed on November 13, 2001, have now been retroactively adjusted to $38,621 as a result of annual audit adjustments.

(2)
Cost of sales for the three-month period ended September 30, 2001, previously reported as $99,558 on our Form 10-Q filed on November 13, 2001, have now been retroactively adjusted to $17,308 as a result of annual audit adjustment.

(3)	As a result of year-end adjustments, certain amounts for prior periods have been reclassified to conform to the current presentations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

OVERVIEW

              You should read the following discussion of our financial condition and results of operations together with the financial statements and the notes to financial statements included elsewhere in this filing prepared in accordance with accounting principles generally accepted in the United States. This discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those anticipated in these forward-looking statements.

              Voice Mobility International, Inc. is a Nevada corporation engaged in the development and sales and marketing of unified voice messaging software through its wholly owned operating subsidiaries, Voice Mobility Inc. and Voice Mobility (US) Inc. Our Enhanced Messaging software suite allows for legacy voice-mail replacement and incremental offerings such as real time call connect, voice-mail to e-mail, and fax to e-mail services. These unified communication services are facilitated by the creation of a single personal digital mailbox that can receive any type of communication regardless of its incoming format or medium. The principal geographic markets include North America, Latin America, Europe and Asia.

Results of Operations for the six-month periods ended June 30, 2002 and June 30, 2001:

              Sales – Sales for the six-month period ended June 30, 2002 were $193,330 compared to $77,732 for the six-month period ended June 30, 2001, representing a 149% increase. Sales for the six-month period ended June 30, 2002 were for software license sales, recognition of deferred revenue from 2000, mailbox subscriptions, and support services. Sales for the six-month period ended June 30, 2001 were from recognition of deferred revenue from 2000, mailbox subscriptions, installation, marketing and training fee.

              In April 2000 we entered into a license agreement with Ikano Communications, Inc. and received $250,000 for the installation and set up of our unified communications software. The $250,000 was deferred and is being recognized ratably over the term of the agreement. For the six-month period ended June 30, 2002, we have recognized $41,667 of the deferred amount.

              The increase in revenues, net of recognition of deferred revenue from 2000, was primarily attributable to the sales of our software license to one customer comprised 65% of revenues for the six months ended June 30, 2002.

              Cost of sales - Cost of sales for the six-month period ended June 30, 2002 is comprised of the localization costs, royalty cost and amortization of the telephony hardware, software licenses, and installation costs of our unified communications product at existing customer sites. Cost of sales for the six-month period ended June 30, 2001 is comprised of the amortization of the telephony hardware, software licenses, and installation costs of our unified communications product at existing customer sites. Cost of sales were $14,440 and $8,258 for the six-month periods ended June 30, 2002 and 2001 respectively, representing a 75% increase.

              The increase in cost of sales was primarily attributable to localization cost related to sales of our software license to one customer for the six months ended June 30, 2002.

Operating Expenses

              Sales & Marketing – Our sales and marketing costs consists primarily of personnel, advertising, promotions, public relations, trade shows and business development. Total costs were $582,085 and $1,358,815 for the six-month periods ended June 30, 2002 and June 30, 2001 respectively representing a decrease of 57%.

              The decrease of $776,730 in sales and marketing expense between the six-month period ended June 30, 2002 and 2001 is a result of a decrease in sales and marketing personnel, advertising and promotions, travel, consulting fees, and general sales and marketing expenses.

              The primary reason for the remaining decrease in costs is a result of a significant cost reduction plan. We decreased personnel in our sales and marketing department by 15 persons between April 1, 2001 and June 30, 2002.

              Research and Development - Our research and development costs were $594,923 and $2,674,135 for the six-month periods ended June 30, 2002 and 2001 respectively representing a decrease of 78%. These costs reflect employee stock option compensation cost of $14,171 and $253,772 for the six-month periods ended June 30, 2002 and 2001 respectively.

              The decrease of $1,839,611 (net of stock based compensation) between the six-month period ended June 30, 2002 and 2001 is primarily a result of a decrease in research and development costs, personnel costs, leased office space and utility costs, data and voice transmission costs and general research and development costs.

              Of the $1,839,611 decrease, $791,667 is a result of an agreement dated February 27, 2001 with Innovatia Inc., a wholly owned subsidiary of Aliant Inc., to develop a carrier-classified unified communications product which was expensed for the six month period ended June 30, 2001. For the six month period ended June 30, 2002, no such expense was incurred.

              The primary reason for the remaining decrease in costs of $1,047,944 is a result of a significant cost reduction plan. We have decreased personnel in our research and development department by 32 developers between April 1, 2001 and June 30, 2002.

              General and Administrative - Our general and administrative costs consist primarily of personnel costs, professional and legal costs, consulting fees, travel, and the lease of office space. General and administrative costs were $1,213,016 and $1,915,191 for the six-month periods ended June 30, 2002 and 2001 respectively representing a 37% decrease. These costs reflect employee stock option compensation cost of $nil and $35,800 for the six-month periods ended June 30, 2002 and 2001 respectively. A further $nil and $125,250 of stock options compensation cost were recorded for the six-month periods ended June 30, 2002 and 2001 respectively for stock option grants awarded to non-employees in exchange for consulting services.

              The decrease of $541,125 (net of stock based compensation) in general and administrative costs between the six-month periods ended June 30, 2002 and 2001, is primarily a result of a decrease in personnel costs, professional and legal costs, consulting fees, depreciation and amortization, lease of office space, and general administrative costs.

              Interest Income - Interest income was $4,555 and $17,569 for the six- month periods ended June 30, 2002 and 2001 respectively. For the six month period ended June 30, 2002, we earned interest income on cash through term deposits.

              Interest Expense - Our interest expense was $41,198 and $164,705 for the six-month period ended June 31, 2002 and 2001 respectively. Our interest expense is primarily related to short-term debt.

              Income Taxes – For financial statement purposes the Company has recognized a valuation allowance equal to deferred tax assets for which realization is uncertain.

Results of Operations for the fiscal years ended December 31, 2001 compared to December 31, 2000

              Sales – Sales for the fiscal year ended December 31, 2001 were $358,191 compared to $275,190 for the fiscal year ended December 31, 2000 representing an increase of 30%. Sales for the fiscal year ended December 31, 2001 were for software license sales, mailbox subscriptions, computer hardware and support services of which $189,801 represented sales to NBTel. The increase to sales is attributed to the increase in the volume of goods sold compared to the same period last year. Sales for the fiscal year ended December 31, 2000 were for recognition of deferred revenue from 1999, sale of third party computer hardware and software, server installation and setup charges, and software license revenue.

              In the third quarter of 2001, we recognized revenue from software license sales of $350,000 to Digital China. We have been unable to collect funds from this sale to Digital China and have therefore reversed the revenue recognized of $350,000. As a result, sales for the three-month period ended September 30, 2001, previously reported as $388,621 on our Form 10-Q filed on November 13, 2001, have now been retroactively adjusted to $38,621 as a result of this adjustment.

              In April 2000 we entered into a three year l icense agreement with Ikano Communications, Inc. and received $250,000 for the installation and set up of our unified communication software. The $250,000 was deferred and is being recognized ratably over the term of the agreement. For the fiscal year ended December 31, 2001, we have recognized $83,333 of the deferred amount.

              Cost of sales – Cost of sales were $49,999 and $86,498 for the fiscal years ended December 31, 2001 and 2000 respectively, representing a 42% decrease. Cost of sales for the fiscal year ended December 31, 2001 is comprised of commissions on software license sales, telephony hardware, amortization of the telephony hardware and third party software, installation costs of our unified communications product at existing customer sites. Cost of sales for the fiscal year ended December 31, 2000 is comprised of third party software licenses, telephony hardware, data and voice transmission costs, and installation costs.

              In the third quarter of 2001, we recorded costs related to revenue from software license sales to Digital China. We have been unable to collect funds from this sale and have therefore reversed the revenue recognized and related costs of sales of $82,250. As a result, cost of sales for the three-month period ended September 30, 2001, previously reported as $99,558 on our Form 10-Q filed on November 13, 2001, have now been retroactively adjusted to $17,308 as a result of this adjustment.

Operating Expenses

              Sales & Marketing - Our sales and marketing costs consist primarily of personnel, advertising, promotions, public relations, trade shows and business development. Total costs were $2,237,563 and $3,588,642 for the fiscal years ended December 31, 2001 and 2000 respectively representing a decrease of 38%. These costs reflect employee stock option compensation cost of $nil and $1,178,996 for the fiscal years ended December 31, 2001 and 2000 respectively.

              The decrease of $172,083 (net of stock based compensation) in sales and marketing expense between the fiscal years ended December 31, 2001 and 2000, is primarily a result of a decrease in the number of sales and marketing personnel, consulting fees, and corresponding decrease in advertising and promotions, general sales and marketing expenses.

              Research and Development - Our research and development costs consist primarily of personnel, data and voice transmission, and related facility costs. Research and development costs were $4,618,284 and $2,709,048 for the fiscal years ended December 31, 2001 and 2000 respectively, representing an increase of 70%. These costs reflect employee stock option compensation cost of $257,934 and $964,673 for the fiscal years ended December 31, 2001 and 2000 respectively.

              The incremental increase of $2,615,975 (net of stock based compensation) in research and development expense between the fiscal years ended December 31, 2001 and 2000, is a primarily a result of expenses incurred to develop a carrier-classified unified communications product and acceleration in the development process for two new versions of our unified communications product.

              Of the $2,615,975, $1,707,989 was incurred under an agreement with Innovatia Inc., a wholly owned subsidiary of Aliant Inc., to develop a carrier-classified unified communications product. The intent of the development agreement is that the resulting product will become Aliant’s primary hosted messaging solution for business and residential customers.

              The primary reason for the remaining increase in costs of $907,986 is a result of acceleration in the development process resulting in two new versions of our unified communications product.

              General and Administrative - Our general and administrative costs consist primarily of personnel costs, professional and legal costs, consulting fees, travel, and the lease of office space. Total general and administrative costs were $3,623,980 and $3,639,028 for the fiscal years ended December 31, 2001 and 2000 respectively, representing a decrease of 0.004%. These costs reflect employee stock option compensation cost of $45,633 and $162,089 for the fiscal years ended December 31, 2001 and 2000 respectively. A further $125,250 and $880,500 of stock option compensation costs were recorded for the fiscal years ended December 31, 2001 and 2000 respectively for stock option grants awarded to non-employees in exchange for consulting services.

              The incremental increase of $856,658 (net of stock based compensation) in general and administrative costs between the fiscal years ended December 31, 2001 and 2000, is a primarily a result of an increase in legal fees accounting for $409,208 of the increase of $856,658. Legal fees during the period incurred related to regulatory and registration filings. Consulting fees during the period increased $194,323. The primary reason for the remaining increase in costs of $253,127 is a result of depreciation and amortization, insurance, office and telecommunication that is due to the increase in headcount in 2001 compared to the same period last year. We anticipate that general and administrative costs will continue to grow in the foreseeable future as we implement our market growth strategies.

              Interest Expense – Our interest expense was $281,017 and $16,411 for the fiscal years ended December 31, 2001 and 2000 respectively. The increase in interest expense resulted from the increase in financing activities in 2001.

              Interest Income – Interest income was $160,095 and $113,490 for the fiscal years ended December 31, 2001 and 2000 respectively. In 2001, we earned interest income on cash though term deposits.

              Income Taxes – At December 31, 2001 we have $3,683,000 US tax net operating losses that expire in the years 2019 through to 2021. As at December 31, 2001 we have Canadian tax net operating losses of approximately $13,629,000 that will expire in the years 2002 through to 2008. Non-capital losses of our Canadian operating subsidiary, Voice Mobility Inc., are restricted by Canadian Income Tax Law and may not be available entirely for use in future years pursuant to Section 111(4) of the Canadian Income Tax Act.

              Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. For fis cal years ended December 31, 2001 and 2000 respectively, we recognized a valuation allowance equal to deferred tax assets for which realization is uncertain.

Results of Operations for the fiscal years ended December 31, 2000 compared to December 31, 1999

              Sales – Sales for the fiscal year ended December 31, 2000 were $275,190 compared to $55,997 for the fiscal year ended December 31, 1999 representing an increase of 391%. Sales for the fiscal year ended December 31, 2000 represent the recognition of $93,016 in deferred revenue from 1999, $98,162 for the sale of third party computer hardware and software, $21,512 for server installation and setup charges, and $62,500 of software license revenue based on our software license agreement with Ikano Communications Inc. Sales for the fiscal year ended December 31, 1999 were from the sale of a software license and third party hardware and software.

              We entered into a three year license agreement with Ikano Communications, Inc. and received $250,000 for the installation, set up and maintenance of our Unified Communication software. Revenue from this arrangement is recognized ratably over the term of the agreement. $62,500 of the payment was recognized in the fiscal year ended December 31, 2000

              Cost of sales - Cost of sales is comprised of third party software licenses, telephony hardware, data and voice transmission costs, and installation costs. Cost of sales were $86,498 and $51,843 for the fiscal years ended December 31, 2000 and 1999 respectively representing a 67% increase.

Operating Expenses

              Sales & Marketing - Our sales and marketing costs consist primarily of personnel, advertising, promotions, public relations, trade shows and business development. Total costs were $3,588,642 and $1,190,754 for the fiscal years ended December 31, 2000 and 1999 respectively representing an increase of 201%. These costs reflect employee stock option compensation cost of $1,178,996 and $597,891 for the fiscal years ended December 31, 2000 and 1999 respectively.

              The incremental increase of $1,816,783 (net of stock based compensation) in sales and marketing expense between the fiscal years ended December 31, 2000 and 1999, is a result of an increase in sales and marketing personnel, advertising and promotions, travel and participation in industry trade shows, consulting fees, and general sales and marketing expenses. These costs have been primarily incurred as result of market development efforts.

              Research and Development - Our research and development costs consist primarily of personnel, data and voice transmission, and related facility costs. Research and development costs were $2,709,048 and $2,250,153 for the fiscal years ended December 31, 2000 and 1999 respectively representing an increase of 20%. These costs reflect employee stock option compensation cost of $964,673 and $1,023,429 for the fiscal years ended December 31, 2000 and 1999 respectively.

              The incremental increase of $517,651 (net of stock based compensation) in research and development expense between the fiscal years ended December 31, 2000 and 1999, is a result of an increase in research and development personnel costs, leased office space and utility costs, data and voice transmission costs, and general research and development costs.

              General and Administrative - Our general and administrative costs consist primarily of personnel costs, professional and legal costs, consulting fees, travel, and the lease of office space. Total general and administrative costs were $3,639,028 and $2,351,643 for the fiscal years ended December 31, 2000 and 1999 respectively, representing an increase of 55%. These costs reflect employee stock option compensation cost of $162,089 and $1,289,260 for the fiscal years ended December 31, 2000 and 1999 respectively. A further $880,500 of stock option compensation cost was recorded for the fiscal year ended December 31, 2000 for stock option grants awarded to non-employees in exchange for consulting services.

              The incremental increase of $1,534,056 (net of stock based compensation) in general and administrative costs between the fiscal years ended December 31, 2000 and 1999, is a result of an increase in personnel costs, professional and legal costs, consulting fees, depreciation and amortization, lease of office space, and other general administrative costs. We anticipate that general and administrative costs will continue to grow in the foreseeable future as we implement our market growth strategies.

              Interest Expense – Our interest expense was $16,411 and $70,209 for the fiscal years ended December 31, 2000 and 1999 respectively. The decrease in interest expense resulted from the decrease in notes payable in 2000.

              Interest Income – Interest income was $113,490 and nil for the fiscal years ended December 31, 2000 and 1999 respectively. In 2000, we earned interest income on cash though term deposits.

              Income Taxes – At December 31, 2000 we have $136,000 US tax net operating losses that expire in 2020. As at December 31, 2000 we have Canadian tax net operating losses of approximately $9,328,000 that will expire in the years 2001 through to 2007. Non-capital losses of our Canadian operating subsidiary, Voice Mobility Inc., are restricted by Canadian Income Tax Law and may not be available entirely for use in future years pursuant to Section 111(4) of the Canadian Income Tax Act.

              Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. For fiscal years ended December 31, 2000 and 1999 respectively, we recognized a valuation allowance equal to deferred tax assets for which realization is uncertain.

Results of Operations for the fiscal years ended December 31, 1999 compared to December 31, 1998

              Sales - Sales for the fiscal year ended December 31, 1999 were $55,997 compared to $119,248 for the fiscal year ended December 31, 1998 representing a decrease of 53%. Sales for the fiscal year ended December 31, 1999 were fro m the sales of a software license and third party hardware and software. Sales for the fiscal year ended December 31, 1998 were from the sale of third party hardware and software, server installation and setup charges. All sales over both periods were sales of equipment and software that was in the beta stage of development.

              Cost of Sales - Cost of sales is comprised of third party software licenses, telephony hardware, data and voice transmission costs, and installation costs. Cost of sales were $51,843 and $75,439 for the fiscal years ended December 31, 1999 and December 31, 1998, respectively, representing a 31% decrease.

Operating Expenses

              Sales and Marketing - Our sales and marketing costs consist primarily of personnel costs, stock compensation, advertising, promotions, public relations, trade shows and business development. Total costs were $1,190,754 and $189,691 for the fiscal years ended December 31, 1999 and December 31, 1998, respectively, representing an increase of 528%. The increase of $1,001,063 reflects employee stock option compensation cost of $597,891.

              The incremental increase of $403,172 in sales and marketing expense between the two years is a result of an increase of $167,325 in sales and marketing personnel costs, $64,366 in promotions, $117,514 for travel and participation in industry trade shows, and $53,967 in general sales and marketing costs. These sales and marketing expenditures have been incurred as result of market development efforts.

              Research and Development - Our research and development costs consist primarily of personnel costs, stock compensation, data and voice transmission, and related facility costs. Research and development costs were $2,250,153 and $283,918, for the fiscal years ended December 31, 1999 and December 31, 1998, respectively, representing an increase of 693%. The increase of $1,966,235 in research and development costs from 1998 to 1999 primarily reflects an employee stock option compensation cost of $1,023,429.

              The incremental increase of $942,806 in research and development costs between the two years is the result of an increase of $344,928 in personnel costs, $34,988 in leased office space and utility costs, $29,512 in data and voice transmission costs and $33,378 in general research and development costs. $500,000 in research and development costs was recognized in accordance with an arrangement with Aliant Inc. dated March 26, 1999. As a result of the acquisition of VMI, we were obligated to issue 1,428,571 shares of our common stock valued at $500,000.

              General and Administrative - Our general and administrative costs consist primarily of personnel costs, stock compensation, professional and legal costs, consulting fees, travel, and the lease of office space. General and administrative costs were $2,351,643 and $460,911 for the fiscal years ended December 31, 1999 and December 31, 1998, respectively, representing an increase of 410%. The increase of $1,890,732 primarily reflects an employee stock option compensation cost of $1,289,260.

              The incremental increase of $601,472 in general and administrative costs between the two years is the result of an increase of $110,560 in personnel costs, $247,873 in professional and legal costs, $52,208 in consulting fees, $11,167 in lease of office space, $60,000 in accruals for interest, and $119,664 in general administrative costs.

              Acquisition fee for recapitalization – The acquisition fee of $200,000 was for payments related to legal fees in the reverse acquisition of VMII. These fees have been expensed as a fee for the recapitalization in the year ended December 31, 1999.

              Interest Expense - Our interest expense is primarily related to short-term debt. Interest expense was $70,209 and $39,887 for the fiscal years ended December 31, 1999 and December 31, 1998, respectively. The increase of $30,322 between the two years resulted from an increase in notes payable and shareholder advances.

              Income Taxes - Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. For fiscal years ended December 31, 1999 and 1998 respectively, the Company has recognized a valuation allowance equal to deferred tax assets for which realization is uncertain.

              Extraordinary Loss - In March 1999 VMI and Acrex agreed to a loan settlement transaction with Ibex Investments Ltd. (“Ibex”). Pursuant to these understandings VMII issued warrants to purchase 500,000 shares of Common Stock to Ibex in settlement of a loan made by Ibex to VMI in the principal amount of $167,000. The original loan agreement did not provide for the settlement of debt with equity instruments. Consequently an extraordinary loss of $790,000 has been recorded based on the difference between the fair value of the equity instruments issued and the carrying value of the retired debt. The fair value of the warrants was estimated using the Black Scholes option pricing model.

Fluctuations in Annual and Quarterly Results

               Our annual and quarterly operating results may fluctuate significantly in the future as a result of numerous factors, including:

1.	The amount and timing of expenditures required developing strategic relationships toenhance sales and marketing.

2.	Changes in the growth rate of Internet usage and acceptance by consumers of unified messaging systems.

3.	Emergence of new services and technologies in the market in which we compete; and fluctuations of foreign currency exchange rates.

4.	Unanticipated delays in product development that could adversely affect our revenues or results of operations.

5.	The failure or unavailability of third-party technologies and services could limit our ability to generate revenue.

               In addition, a portion of our revenue relies on the number of mailboxes our customers sell and therefore our revenue may fluctuate depending on the marketing and sales campaigns of our customers.

Liquidity and Capital Resources

               As of June 30, 2002, we had $414,757 in cash and cash equivalents and a working capital deficiency of $272,357.

               Our operating activities resulted in net cash outflows of $1.7 million for the six-month period ended June 30, 2002. Operating activities resulted in net cash outflows for the years ended December 31, 2001, 2000 and 1999 of $7.6 million, $5.5 million and $2.1 million respectively. The operating cash outflows for these periods resulted from significant investments in research and development, sales, marketing and services, which led to operating losses in all periods.

               Investing activities resulted in net cash inflows of $2,448 for the six-month period ended June 30, 2002. Investing activities resulted in net cash outflows for the years ended December 31, 2001, 2000 and 1999 of $0.9 million, $1.9 million and $0.5 million respectively. The investing activities consisted primarily of purchases of property and equipment as a result of growth of our company and our development activities. These capital expenditures consisted of hardware, software, equipment, and furniture for our growing employee headcount, and our research and development needs including test equipment. At June 30, 2002, we did not have any material commitments for future capital expenditures.

               In February 2001, we entered into a three year development agreement with Innovatia Inc., a shareholder and a wholly owned subsidiary of Aliant Inc. The agreement is to develop a carrier-classified unified communications product that will become Aliant’s primary hosted messaging solution for business and residential customers. In consideration of the services provided, we had originally agreed to pay quarterly fees based directly on the value of the work performed beginning February 2001. We had the option to elect to pay for some or all of the services in cash or common shares. On December 28, 2001, we agreed to settle the value of the services provided to date by Innovatia of $1.7 million in the form of a promissory note bearing interest at prime plus 1%. The promissory note is repayable in quarterly payments over the term commencing July 2002 and for the ten consecutive quarters thereafter. We have the option to elect to settle some or all of the amounts owing in cash or common shares. On December 28, 2001, we also issued 500,000 common shares to Innovatia at a market price of $0.26 per share as partial payment of the promissory note. At our Annual General Meeting held on June 13, 2002, shareholders approved the issuance of up to 2,000,000 share of common stock to be issued to Innovatia Inc. as payment against the promissory note.

               On March 4, 2002, we renegotiated the remaining term of the February 2001 development agreement with Innovatia. The term of the revised agreement is for the period January 1, 2002 to December 31, 2003. Innovatia will continue to provide the originally agreed services, however, in consideration of the services provided, we have agreed to pay Innovatia a cash royalty within 30 days after the end of each calendar quarter equal to 10% on the gross revenue received for the sale of our products globally within the quarter.

               In June 2002, we received $0.4 million from the issuance of promissory notes bearing interest at 8% per annum payable quarterly plus a repayment premium of 15%. The proceeds from the promissory notes were applied towards working capital purposes.

               In June 2002, we entered into a three year software license agreement with Aliant Telecom Inc. Aliant is the parent of Innovatia Inc., a shareholder of the company. The license agreement is a joint development agreement with Aliant involving voicemail replacement, product development and product deployment strategies to help us develop a first class carrier grade unified communication software product to be marketed to carriers worldwide. As part of the agreement, Aliant agreed to pay us $1.125 million as an initial payment. The initial payment is to be applied towards the projected deployment of mailboxes in Year 1 of the contract.

               In July 2002, we received $0.5 million in proceeds through a series of equity private placements. The private placements involved the issuance of both common shares and warrants. The proceeds were applied towards working capital purposes.

               We currently anticipate that revenues will increase in the long-term as we increase our sales and marketing activities and introduce new versions of our software that are technologically feasible and of carrier class quality. We have implemented significant cost reductions and expect to keep our operating costs to a minimum until cash is available through financing or operating activities. Based on current projections, we anticipate significant revenues from Tier I telecommunications providers in 2002 from revenues generated through the replacement of legacy voice mail systems. Our contract with Aliant will provide us with $1.125 million as an initial payment to be applied towards the projected deployment of mailboxes in Year 1 of the contract. Such payments will afford us the ability to fund a portion of our daily operations and service our debt obligations. However, if we do not secure additional revenue beyond the Aliant contract, we will need to raise additional funds through equity or debt financing to meet our current and future financial commitments. There are no assurances that we will be successful in achieving these objectives. In addition, as a result of the current slowdown in capital spending by telecommunications service providers, revenues from other service providers may be adversely affected more than we currently project. Based on current projections, if we are unable to increase revenues over historical levels, we will have negative cash flows in excess of $1.8 million for the balance of fiscal 2002 and we will need to raise additional funds through equity or debt financing to meet our current and future financial commitments. To date, we have incurred significant operating losses that raise substantial doubt about our ability to raise funds and to continue as a going concern.

               Inflation has not had a significant effect to date on our results of operations.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

               Information related to our changes in accountants is incorporated by reference from our filing made on Form 8-K as filed with the Commission on March 16, 2000.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

               We are exposed to market risk from changes in foreign currency exchange rates and interest rates which could impact our results of operations and financial condition. We manage our exposure to these market risks through our regular operating and financing activities.

               We face foreign currency exchange risk because the majority of our revenues are denominated in U.S. dollars and a majority of our operating costs are incurred in Canadian dollars. The fluctuations in the foreign exchange rate between the U.S. and Canadian currency will result in fluctuations in our annual and quarterly results. Management has not employed the use of foreign currency derivative financial instruments that would allow the reduction in our exposure to exchange rate movements. Management does not expect any significant change in the strategies it employs to manage exposure in the near future.

               We maintain a short-term investment portfolio consisting of term deposits with an average maturity of less than 90 days. These short-term investments are subject to interest rate risk and we manage this risk by maintaining sufficient cash balance such that we are typically able to hold our investments to maturity.

WARNINGS REGARDING FORWARD-LOOKING STATEMENTS

               Some of the statements contained in this information statement/prospectus under the headings “Summary” and “Risk Factors,” and in the documents incorporated by reference, are forward-looking made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In essence, forward-looking statements are predictions of future events. Although we would not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy and actual results may differ materially from those we anticipated due to a number of uncertainties, many of which we are not aware. We urge you to consider the risks and uncertainties discussed under “Risk Factors” and in the other documents filed with the SEC that we have referred you to in evaluating our forward-looking statements.

               You should understand that we have no plans to update our forward-looking statements unless otherwise required by law. Our forward-looking statements are accurate only as of the date of this information statement/prospectus, or in the case of forward-looking statements in documents incorporated by reference, as of the date of those documents.

               We identify forward-looking statements with the words “plans,” “expects,” “anticipates,” “estimates,” “may,” “will,” “should” and similar expressions. Examples of our forward-looking statements may include statements related to:

our plans, objectives, expectations and intentions;
the tax consequence of the continuation to you and Voice Nevada;
our ability to reduce the costs and burdens associated with the continued compliance with the laws of multiple jurisdictions as a result of conversion/continuation our ability to access capital from Canadian resources;
our ability to better compete with our peers;
the timing of, availability, cost of development and functionality of products under development or recently introduced; and

DESCRIPTION OF CAPITAL STOCK

               Under our amended certificate of incorporation, we are authorized to issue up to 100,000,000 shares of common stock, par value $0.001 per share. We are also authorized to issue up to 1,000,000 shares of preferred stock, par value $0.001 per share, with such designations, rights and preferences as our board of directors may from time to time determine. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion/continuation, voting or other rights which could adversely affect the voting power or other rights of the holders of our stock. We could issue preferred stock as a method of discouraging, delaying or preventing a change of control of our company. Upon the conversion/continuation of Voice Nevada to the federal jurisdiction of Canada, the CBCA requires that all shares of Voice Canada be without par value.

               As of September 30, 2002, we had outstanding approximately 36,974,448 common share equivalents, consisting of 31,536,948 shares of common stock, 5,437,500 shares of common stock issuable on conversion of all outstanding exchangeable shares, represented by one Series A preferred stock. As of September 30, 2002, we had outstanding approximately 585,698 shares of Series B preferred stock. We do not consider outstanding shares of Series B preferred stock as common share equivalents.

COMMON STOCK

               Each stockholder is entitled to one vote for each share of common stock owned of record. The holders of shares of common stock do not possess cumulative voting rights, which means that the holders of more than 50% of the outstanding shares voting for the election of directors can elect all of the directors, and in such event the holders of the remaining shares will be unable to elect any of our directors. Holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available at such times and in such amounts as our board of directors may determine. Upon our liquidation, dissolution, or winding up, the assets legally available for distribution to our stockholders will be distributed ratably among the holders of the shares outstanding at the time. Holders of our shares of common stock have no preemptive, conversion/continuation, or subscription rights, and our shares of common stock are not subject to redemption. All our outstanding shares of common stock are fully paid and non-assessable. Provisions governing amendment of the terms of the common stock are contained in the General Corporation Law of Nevada.

               Upon the conversion/continuation of Voice Nevada to the federal jurisdiction of Canada, the CBCA requires that the shares of common stock be without par value.

PREFERRED STOCK

               To date, our Board of Directors has created two series of preferred stock, the Series A preferred stock and the Series B non-voting convertible preferred stock.

Series A Preferred Stock and Voice Mobility Canada Limited (“VM Canada”) Exchangeable Shares

               We have issued one share of Series A preferred stock to accommodate our obligation related to the 6,600,000 exchangeable shares of VM Canada issued to the former shareholders of VMI. As of September 30, 2002, 5,437,500 exchangeable shares of VM Canada were outstanding.

               In turn, each exchangeable share may be exchanged for one share of our common stock and was created to provide the former VMI shareholders with a security of a Canadian issuer which has economic and voting attributes that are equivalent to those of our common stock. The exchangeable shares were issued to provide a deferral of Canadian income tax to the shareholders of VMI all of whom are residents of British Columbia, which deferral could not be provided in the exchange between VMI, as a Canadian entity, and our company, as a U.S. corporation. To accommodate this matter, we issued the single share of Series A preferred stock, to a trustee (the “Trustee”) to hold and to have votes equal to the unexercised exchange portion of the exchangeable shares, exercisable by the Trustee only upon receipt of instructions from the holders of exchangeable shares. As a result, the former VMI shareholders exercise their 5,437,500 votes either through the exchangeable shares or common stock, if they exercise the exchange. Pursuant to the terms of the Series A preferred stock, upon conversion/continuation of a VM Canada exchangeable share for a share of our common stock, the number of votes which the Trustee is entitled to exercise on behalf of the holders of exchangeable shares is proportionately reduced.

               Each exchangeable share is entitled to dividends from VM Canada equal to the dividends paid by us on our common stock. Upon the liquidation, dissolution or winding-up of VM Canada or any other distribution of assets of VM Canada, a holder of exchangeable shares will only be entitled to receive from VM Canada, the number of shares of our common stock reserved for issuance on exchange of the exchangeable shares. To accommodate any such transaction, we and VM Canada have an overriding call right to purchase outstanding exchangeable shares, at the same price in cash. The exchangeable shares themselves are non-voting and are exchangeable at the option of the holder at any time for an equal number of shares of Common Stock along with shares representing any declared and unpaid dividends. To ensure that the holders of the exchangeable shares will be protected on the same basis as our holders of common stock, we have granted the trustee a put right which allows the trustee to automatically convert the exchangeable shares into our common stock in the event of the insolvency of VM Canada. Dividends on the VM Canada exchangeable shares are paid in the same form and manner as are dividends on our common stock.

               In any event, on July 1, 2009, any exchangeable shares and related dividends will be exchanged for common stock. In addition, we will have a right to purchase any remaining exchangeable shares, in cash. In the event of our dissolution, liquidation or winding-up, the exchangeable shares will be treated as common stock.

               On the earlier of July 1, 2009 or when all the exchangeable shares have been converted to our common stock, the trust will terminate and the single outstanding share of Series A preferred stock shall be retired and cancelled promptly thereafter.

               On March 6, 2002, a holder of our exchangeable shares exchanged 500,000 exchangeable shares into 500,000 shares of our common shares for no additional consideration in accordance with the terms of the exchangeable shares.

               On June 11, 2002, a holder of our exchangeable shares exchanged 662,500 exchangeable shares into 662,500 shares of our common shares for no additional consideration in accordance with the terms of the exchangeable shares.

               Upon the conversion/continuation of Voice Nevada to the federal jurisdiction of Canada, the CBCA requires that the shares of Series A preferred stock be without par value.

Series B Non-Voting Convertible Preferred Stock

               Each share of Series B preferred stock is convertible, at the option of the holder, into two shares of common stock and will automatically be converted into common stock as of December 31, 2002. Holders of the Series B preferred stock are entitled to a $0.195 per annum dividend. The dividends are not cumulative. No dividend is to be made on the common stock unless an equivalent dividend with respect to the Series B preferred stock has been paid or set aside for payment. Holders of the Series B preferred stock are not entitled to any distribution in the event of any liquidation, dissolution or winding up. Pursuant to the purchase agreements for the Series B preferred stock, we have the option, in the event that funds are available in excess of working capital requirements prior to December 31, 2002, to repurchase shares of the Series B preferred stock to the extent of such excess funds, together with all accrued and unpaid dividends on such preferred stock to the date(s) of such payment of such amounts. As of September 30, 2002, 80,969 shares of Series B preferred stock have been repurchased at an aggregate price of $242,907. As of September 30, 2002, approximately 585,698 shares of Series B preferred stock were outstanding.

               Upon the conversion/continuation of Voice Nevada to the federal jurisdiction of Canada, the CBCA requires that the shares of Series B preferred stock be without par value.

SPECIAL WARRANTS AND SHARE WARRANTS

               On April 3, 2001, in a private placement transaction, we issued special warrants to acquire, for no additional consideration, an aggregate of 6,500,000 units, each unit consisting of one share of our common stock and one-half of one common share purchase warrant. Each whole common share purchase warrant entitles the holder thereof to purchase a share of common stock at a price of Cdn$2.25 per share. In this transaction, an aggregate of 6,500,000 special warrants were issued at a price of Cdn$2.00 per special warrant.

               In the special warrant private placement, Cdn$10,850,000 (approximately US$7,140,385 based on the inverse noon buying rate of Cdn$1.00 to US$0.6581 on June 25, 2001) of the gross proceeds were escrowed and released to us July 16, 2001 when we listed of our shares of common stock on The Toronto Stock Exchange.

               In the special warrant private placement, we agreed to prepare, file and have the Securities and Exchange Commission declare effective a registration statement, secure a listing of our common shares on The Toronto Stock Exchange, and to obtain a final receipt for a Canadian prospectus from each of the securities regulatory authorities in Britis h Columbia, Alberta, Ontario, Quebec and New Brunswick. On June 8, 2001, the registration statement was declared effective by the SEC, on July 10, 2001, we received a final receipt from each of the Canadian securities regulatory authorities and on July 16, 2001, we secured a listing of our common shares on The Toronto Stock Exchange. On July 20, 2001, the 6,500,000 special warrant units were deemed exercised and automatically converted and we issued to the holders an aggregate of 6,500,000 shares of commo n stock and 3,250,000 common share purchase warrants. The date of the automatic conversion was the fifth business day following the “Qualification Date”, which was the latest of: (i) the date a registration statement for the underlying securities was declared effective by the SEC, (ii) the date the last receipt was issued for a final prospectus qualifying the issuance of the underlying securities by the British Columbia, Alberta, Ontario and New Brunswick securities regulatory commissions and (iii) the day preceding the date the listing of our common shares on The Toronto Stock Exchange became effective.

               Upon the conversion/continuation of Voice Nevada to the federal jurisdiction of Canada, all outstanding common share purchase warrants issued in connection with the 2001 special warrant financing of Voice Nevada will automatically become common share purchase warrants of Voice Canada.

WARRANTS

               As of September 30, 2002, we have issued an aggregate of 16,280,001 warrants to purchase common stock of which 5,594,000 have been exercised, 3,533,334 have been terminated and the balance remaining is outstanding. These warrants issued include the warrants to purchase 4,793,000 shares of common stock issued on June 30, 1999. On that date, we issued 1,600,000 Class “A” warrants exercisable at $0.35; 1,000,000 Class “B” warrants exercisable at $0.50; 1,940,000 Class “C” warrants exercisable at $0.50 per share; and 253,000 Class “D” warrants exercisable at $0.50 per share. In addition, we have issued 601,000 Class “E” warrants exercisable at $0.35 per share. On February 15, 2000, we issued 2,250,000 Class “F” warrants exercisable at $2.25 per share, and 1,500,000 Class “G” warrants exercisable at $2.25 per share. On September 29, 2000 we issued 200,000 Class “H” warrants exercisable at $0.50 per share. On December 29, 2000 we issued 500,000 Class “I” warrants exercisable at $1.75 per share. On April 25, 2001 we issued 100,000 Class “K” warrants exercisable at $1.50 per share. On May 11, 2001 we issued 166,667 Class “L” warrants exercisable at $1.50 per share. On June 14, 2001, we issued 200,000 Class “M” warrants exercisable at $1.50 per share. On June 25, 2001, we issued 166,667 Class “N” warrants exercisable at $1.50 per share. On April 3, 2001, we issued 3,250,000 share purchase warrants exercisable at Cdn$2.25 per share; 650,000 compensation options exercisable at Cdn$2.00 per share and 325,000 compensation warrants exercisable at Cdn$2.25 per share. On July 26, 2002, we issued 500,000 Class “O” warrants exercisable at $0.25 per share and 700,000 Class “P” warrants exercisable at $0.30 per share. On July 31, 2002, we issued 377,667 Class “Q” warrants exercisable at Cdn$0.45 per share.

               All Class “A”, “B”, “C”, “D”, “E” and “H” warrants have been exercised. All Class “G”, “I”, “L”, “M” and “N” warrants have been terminated and 1,000,000 Class “F” warrants have been terminated. The remaining Class “F” warrants expire on November 30, 2003, Class “K” warrants expire on April 25, 2004, share purchase warrants, compensation options, and compensation warrants expire on April 3, 2003, Class “O” and “P” warrants expire on July 26, 2003 and Class “Q” warrant expire on July 26, 2005. The warrants are immediately exercisable and are not redeemable. All of our shares is suable upon exercise of the warrants will be fully paid and non-assessable. Share certificates issued to holders of warrants who exercise them prior to the effective date of a registration statement will be legended to prevent sale, hypothecation or transfer in the absence of an effective registration or an exemption from registration.

               The principal attributes of Voice Canada common stock and Voice Nevada common stock are comparable, but there are material differences in shareholder rights. The summary of these material differences are described under “Comparison of Shareholders’ Rights.” The holders of Voice Canada common stock will be entitled to vote at all meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote, to receive any dividend declared thereon, and, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of Voice Canada, to receive the remaining property of Voice Canada upon dissolution. Voice Canada common stock will have no preemptive or other subscription rights, and there will be no conversion rights or redemption or sinking fund provisions with respect to such shares.

               Upon the conversion/continuation of Voice Nevada to the federal jurisdiction of Canada, all outstanding common share purchase warrants of Voice Nevada will automatically become common share purchase warrants of Voice Canada.

               Pro forma financial information in contemplation of the conversion/continuation has not been included in this information statement/prospectus because the conversion/continuation will largely result in a change in the jurisdiction of incorporation only. The carrying values of the assets and liabilities of Voice Canada after the conversion/continuation will substantially reflect the carrying values of the assets and liabilities of Voice Nevada prior to the conversion/continuation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

               We have set forth in the following table certain information regarding our common stock beneficially owned on September 30, 2002 for (i) each stockholder we know to be the beneficial owner of 5% or more of our outstanding common stock, (ii) each of our executive officers and directors, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. As of September 30, 2002, we had outstanding approximately 36,974,448 common share equivalents, consisting of 31,536,948 shares of common stock, 5,437,500 shares of common stock issuable on conversion of all outstanding exchangeable shares, represented by one Series A preferred stock. We do not consider outstanding shares of Series B preferred stock as common share equivalents.

NAME AND ADDRESS OF BENEFICIAL OWNER(1)	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS

Edith M. Both (2) 843 Ida Lane Kamloops, B.C. V2B 6V2	2,650,000	7.2%
William E. Krebs (3)	2,543,897	6.9%
Innovatia Inc. (4) 1505 Barrington Street PO Box 880 Stn. Central Halifax, Nova Scotia B3J 2W3	1,318,671	3.6%
James J. Hutton (5)	1,654,278	4.5%
David H. Grinstead (6)	543,761	1.5%
William Gardiner (7)	187,500	*
Randy Buchamer (8)	300,556	*
Morgan Sturdy (9)	150,000	*
David D. Scott (10)	150,000	*
Robert E. Neal (11)	100,000	*
James C. Hewett (12)	184,167	*
Donald A. Calder (13)	87,500	*
Directors and Executive Officers as a Group (10 persons)	5,901,659	16.0%

* Less than 1%

(1)	The address for each person named above is #180 – 13777 Commerce Parkway, Richmond, British Columbia, Canada V6V 2X3 unless otherwise indicated.
(2)	Stock owned by E.W.G. Investments Ltd. of which Ms. Both is a controlling shareholder; of these, 662,500 are held in escrow.
(3)
Includes 1,762,500 shares owned by Pacific Western Mortgage Corporation of which Mr. Krebs is the sole shareholder; of these, 483,334 are held in escrow. Includes 581,397 shares owned by Margit Kristiansen, Mr. Krebs’ wife; of these 85,975 are held in escrow. Mr. Krebs disclaims beneficial ownership of the shares owned by his wife. Includes 66,667 escrow shares held in a self-directed registered retirement savings plan.

(4)	Includes 37,500 shares of common stock issuable upon exercise of underlying share warrants.
(5)
Includes 428,334 share held in escrow. Includes 36,778 shares which are owned by Janis Gurney, Mr. Hutton’s wife, over which Mr. Hutton disclaims beneficial ownership; of these 9,195 are held in escrow. Includes 257,500 Plan Options exercisable in the next 60 days. Includes 110,000 shares held in a self-directed registered retirement savings plan; of these 36,667 are held in escrow.

(6)
Includes 543,761 Plan Options exercisable within the next 60 days. On October 17, 2002, Mr. Grinstead gave notice that he will be resigning his position as Executive Vice President of Business Development on October 25, 2002.

(7)	Includes 167,500 Plan Options exercisable within the next 60 days. Includes 20,000 common shares; of these 5,000 are held in escrow.
(8)	Includes 300,556 Plan Options exercisable within the next 60 days.
(9)	Includes 150,000 Plan Options exercisable within the next 60 days.
(10)	Includes 150,000 Plan Options exercisable within the next 60 days.
(11)	Includes 100,000 Plan Options exercisable within the next 60 days.
(12)	Includes 184,167 Plan Options exercisable within the next 60 days. On October 15, 2002, Mr. Hewett resigned his position as Chief Financial Officer and Treasurer of Voice Mobility.
(13)	Includes 87,500 Plan Options exercisable within the next 60 days.

72

OUR DIRECTORS AND EXECUTIVE OFFICERS

               The following table sets forth the names, positions and ages of our executive officers and directors as of October 21, 2002. All members of management are employed full-time by Voice Mobility and each has signed a non-competition and non-disclosure agreement. All our directors serve until the next annual meeting of stockholders or until their successors are elected and qualify. The board of directors elects officers and their terms of office are, except to the extent governed by employment contract, at the discretion of the board of directors.

               The corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under Nevada Law.

Name	Age	Position
Randy G. Buchamer	46	Chairman of the Board of Directors and Chief Executive Officer
James J. Hutton	37	President and a Director
William Gardiner	47	Vice President, Business Development
David J. Raffa	44	Corporate Secretary
William E. Krebs	56	Director
David Scott	68	Director
Morgan Sturdy	50	Director
Robert E. Neal	48	Director
Donald A. Calder	58	Director

               Randy G. Buchamer was appointed Chief Executive Officer in August 2001, was appointed Chairman of the Board of Directors in September 2000 and has served as a Director since August 1999. From February 1998 to March 1999, Mr. Buchamer served as the Managing Director of Operations for the Jim Pattison Group and was responsible for supporting the $4.4 billion operations of 55 companies owned by the Jim Pattison Group. From 1996 to 1998, he served as Vice President and Chief Operating Officer of Mohawk Oil Retail SBU and from 1989 to 1996 as Vice President Corporate Services and Chief Information Officer for Mohawk Oil Company. From 1987 to 1988, he was Retail Market Specialist for Digital Equipment of Canada Limited. Mr. Buchamer founded and served, from 1981 to 1988, as President of Vartech Systems Corporation and RB Computer Products, an IBM value added reseller and North American software publisher and distributor of retail, distribution and manufacturing software solutions. From 1979 to 1981, he was Sales Manager and, from 1978 to 1979, a Sales Representative for Micom Canada Ltd. He received his Executive MBA from Simon Fraser University’s Executive Management Development Program in 1994 and attended the Business Administration program at the University of Illinois. He also has completed courses at the IBM Canada Business Management School. He is a member of the Vancouver Board of Trade and the Sales and Marketing Executives Association of Vancouver.

               James J. Hutton was appointed President in August 2001. Prior to this appointment, he served as our Chief Executive Officer from April 1998 to August 2001. Mr. Hutton was appointed to the Board of Directors in June of 1999 and has served as a Director of our subsidiary, VMI since 1998. From January 1998 to the present, Mr. Hutton has also served as a director of Acrex Ventures Ltd. From 1990 to the present, he has also served as Director and President of South Sycamore Group Holdings, a family company involved in diversified investments.

Mr. Hutton served as Canadian Regional Manager for Ascend Communications (1995-1998). He served in various capacities for Gandalf Systems, Inc., from 1989 to 1995, starting as a sales executive and becoming Western Regional Manager. From 1987 to 1989, Mr. Hutton was a Sales Trainee in the Automotive Electronics Group of Amp of Canada. Mr. Hutton attended the University of British Columbia.

               William Gardiner has been Vice President – Business Development since May 1998. William Gardiner served as President from November 1997 to April 1998, and served as a consultant from 1995 to 1997. At Voice Mobility, he engineered the basic concept of the “follow me” number which is an integral feature of our Unified Communication software suite and was responsible for introducing the first e-mail to voice service in Canada, as well as call connect, same line fax, fax to voice, and e-mail to voice. Mr. Gardiner earned a Diploma in Computer Technology from Computer Data Institute in 1989.

               David J. Raffa was appointed Corporate Secretary in April 2000. Mr. Raffa holds a B.Sc. and LL.B and is a partner of Catalyst Corporate Finance Lawyers, a boutique corporate finance law firm located in Vancouver. Prior to joining Catalyst in 1999, Mr. Raffa was a partner with the Vancouver law firm Campney & Murphy from 1993 to 1998. Mr. Raffa has over 15 years experience in working with and advising technology companies. He also served as a director or officer of a public and private technology companies, including companies listed on the Canadian Venture Exchange and The Toronto Stock Exchange. Mr. Raffa appears as the corporate finance legal expert on T-Net and is an advisor to the B.C. Securities Commission on issues affecting the technology industry. He is also Chairman of Science World's Equity Committee and a member of the board of directors of the BC Technology Industry Association.

               William E. Krebs was appointed to the Board in June of 1999 and has served as the Chairman of the board from 1995 to September 2000. From 1995 to September 2000, Mr. Krebs was our Treasurer and Secretary. From January 1995 to the present, Mr. Krebs has also served as a director of Acrex Ventures Ltd. He also has served as President and a director of Pacific Western Mortgage Corp. since 1987 and served as President and a Director of Pacific Western Capital Corp. from 1994 to 1995. From 1997 to 1999, he was a director of WaveRider Communications, Inc. (NASDAQ: WAVC) and was its Secretary from 1997 through May 1999. Mr. Krebs served as Director and President of TelcoPlus Enterprises Ltd. and its wholly owned subsidiary, Intertec Telecommunications Inc., from 1990 to 1995. Mr. Krebs is a Chartered Accountant and practiced as such from 1970 to 1980. He served as a Director and President of CT&T Telecommunications Inc. from 1990 to 1995. Mr. Krebs has been a member of the Canadian Institute of Chartered Accountants since 1973.

               David Scott was appointed to the Board in April 2000. He is a veteran investment executive with more than 30 years experience in the venture capital and mutual fund industries. Prior to starting his own advisory business in 1999, Mr. Scott was President from 1994 to 1999 of MDS Venture Pacific Inc., a Vancouver-based venture capital manager. From 1988 to 1994 he was President, Discovery Enterprises Inc., a venture capital manager with $30 million in assets under management. He held various investment industry positions, including President, Toronto Shared Ventures Inc., a partnership between North American Life and the Molson Company, President of money manager, Elliott & Page Ltd., President, ScotiaFund Financial Services Inc., an RSP company he founded and subsequently sold to a major bank, and various other mutual fund and senior investment community positions. Mr. Scott currently devotes substantially all of his time to directorships and advisory roles with public, private and not for profit companies.

               Morgan Sturdy was appointed to the Board April 2000. From September 1997 to April 2000, he was Executive Vice-President and Chief Operating Officer of NICE Systems North America, which is a leading global provider of integrated digital recording and quality management solutions, a publicly traded on the NASDAQ. For twelve years prior, he served as President of Dees Communications Engineering Ltd., an innovator in computer t elephony solutions, which was then sold to NICE Systems. From 1997 to 1999, he was Chairman of the Board of Directors of Hothaus Technologies, a leader in DSP solutions for Voice over IP, which was subsequently acquired by Broadcom for Cdn$414 million in 1999. He is a current director of several publicly traded companies, including Q/Media Services Corporation, Intrinsyc Software, Infowave Software, Inc., TIR Systems, and is a nominee to be a director of Digital Dispatch Systems. Additionally, he sits on the board of privately held WaveMakers Research Inc. Mr. Sturdy is a past director of National Wireless Canadian Research Foundation, past director of the Technology Industry Association of British Columbia, Chairman of Acetech, and the current Chairman of Softworld 2001.

               Robert E. Neal was appointed to the Board in September 2000. He is President of Innovatia, a company within Aliant Inc.’s emerging business division that focuses on the developing and selling of Internet-based technology. He has been President of Innovatia since 1997. Mr. Neal is a member of the Board as the nominee of Aliant, pursuant to an understanding with Aliant. Aliant is one of VMII’s early investors and currently its largest customer in Canada. A native of Saint John, New Brunswick, Mr. Neal began his career in the communications industry in 1979 at NBTel. In 1992 he became General Manager of NBTel Mobility and helped bring about a six-fold increase in the customer base. He was made president of Datacor (Atlantic) Inc. in 1996 and became president of NBTel interActive and General Manager of Export at NBTel in the next year. In 1998, he was appointed Vice President of New Business Development. He currently also serves as a Director of iMagicTV and Chairman of Prexar, Aliant’s US Internet company, headquartered in the state of Maine.

                Donald A. Calder was appointed to the Board in February 2002. Mr. Calder is the Vice Chair of the Board and Executive Committee of the Vancouver 2010 Bid Corporation, which has the objective to win the right to host the Olympic Winter Games and Paralympic Games in 2010. Mr. Calder was CEO of BC Telecom from 1997 to 1999 and was previously the Executive Vice President of Network and Operations at BC Telecom and Group Vice President of Marketing and Development with Stentor Resource Centre Inc. While at BC Telecom, Mr. Calder was responsible for negotiating and structuring the merger between BC Telecom and TELUS, which spawned the TELUS that exists today. Among his other community commitments, he is chair of the Vancouver General Hospital and University of British Columbia Hospital Foundation. Mr. Calder sits on the board of directors of the United Way of the Lower Mainland and was Chairman of the 1999 United Way annual fundraising campaign prior to becoming CEO of the Bid Committee.

ACTIVITIES OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

               We currently operate with a Board of seven directors. The Board of Directors meets periodically to review significant developments affecting us and to act on matters requiring Board approval. Although the Board of Directors delegates many matters to others, it reserves certain powers and functions to itself.

               During 2002, our Board of Directors has had four meetings.

COMMITTEES OF THE BOARD OF DIRECTORS

               Standing committees of our Board of Directors include an Audit Committee, Corporate Governance Committee and a Compensation Committee.

Audit Committee

               The Audit Committee of our Board of Directors currently consists of Messrs. Sturdy, Krebs and Calder. Messrs. Sturdy, Krebs and Calder are non-employee directors. This committee is directed to review the scope, cost and results of the independent audit of our books and records, the results of the annual audit with management and the external auditors and the adequacy of our accounting, financial, and operating controls; to recommend annually to the Board of Directors the selection of the independent auditors; to consider proposals made by our independent auditors for consulting work; and to report to the Board of Directors, when so requested, on any accounting or financial matters. The Board of Directors adopted a written charter for the Audit Committee on April 26, 2002. The Audit Committee of the Board of Directors was formed in February 2000.

Corporate Governance Committee

               Our Corporate Governance Committee currently consists of Messrs. Scott, Neal and Sturdy. Messrs. Scott, Neal and Sturdy are non-employee director. The Corporate Governance Committee oversees the adoption of a strategic planning process, identifies the principal risks of our business and ensures the implementation of an appropriate system to manage these risks. The Committee oversees the adoption of a communications (investor relations) policy for us and the integrity of our internal control and management information system. The Corporate Governance Committee monitors the effectiveness of senior management, Board members, and other Committees of the Board along with identifying and reporting on candidates to be nominated to the Board.

Compensation Committee

               Our Compensation Committee currently consists of Messrs. Neal, Scott and Sturdy. Messrs. Neal, Scott and Sturdy are non-employee directors. The Compensation Committee reviews and approves annual salaries, bonuses and other forms and items of compensation for our senior officers and employees. Except for plans that are, in accordance with their terms or as required by law, administered by the Board or another particularly designated group, the Compensation Committee also administers and implements all of our stock option and other stock-based and equity-based benefit plans (including performance-based plans), recommends changes or additions to those plans, and reports to the Board of Directors on compensation matters. The Compensation Committee was formed in February 2000. To the extent required by law, a separate committee of disinterested parties administers the Second Amended and Restated 1999 Stock Option Plan.

EXECUTIVE COMPENSATION - CASH COMPENSATION

               The following table shows, for the three-year period ended December 31, 2001, the cash and other compensation we paid to our Chief Executive Officer and to each of our executive officers who had annual compensation in excess of $100,000.

SUMMARY COMPENSATION TABLE

Long Term Compensation
Annual Compensation (1)					Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other	Restricted Stock Awards ($)	Securities Under Options/SARs Granted (#)	LTIP Payouts ($)
Randy Buchamer CEO	2001 2000 1999	49,872 N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	400,000 N/A 50,000	N/A N/A N/A
James J. Hutton President (former CEO from May 1998 – Aug. 2001)	2001 2000 1999	105,555 98,528 72,600	51,648 N/A N/A	N/A N/A N/A	N/A N/A N/A	0 0 250,000	N/A N/A N/A
Thomas G. O’Flaherty (former President from Jan. 2000 to June 2001)	2001 2000 1999	105,797 104,238 N/A	32,280 30,000 N/A	N/A N/A N/A	N/A N/A N/A	125,000 625,000 N/A	N/A N/A N/A
William Gardiner Vice President (CEO from Nov. 1997 to Apr. 1998)	2001 2000 1999	57,401 61,709 36,720	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	0 0 200,000	N/A N/A N/A
David Grinstead (former EVP Business Development)	2001 2000 1999	92,585 92,320 61,256	27,438 0 0	N/A N/A N/A	N/A N/A N/A	26,600 500,000 50,000	N/A N/A N/A

(1) Compensation was paid to Messrs. Buchamer, Hutton, O’Flaherty, Gardiner and Grinstead by VMI, our operating subsidiary.

OPTION GRANTS IN THE LAST FISCAL YEAR

               The following table presented in accordance with the Exchange Act and the Regulations thereunder sets forth individual grants of stock options under the Voice Mobility International, Inc. Second Amended and Restated 1999 Stock Option Plan during the most recently completed financial year to each of the Named Executive Officers:

Options/SAR Grants in Last Fiscal Year (Individual Grants)
Name	Securities under Options/ SAR Granted (1)(2)	% of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh) (2)	ExpirationDate	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3) 5% 10%
Randy Buchamer	350,000 50,000	15.9 2.3	Cdn$1.37 Cdn$2.06	Aug. 14, 2006 June 13, 2006	Cdn$301,555 Cdn$64,776	Cdn$764,200 Cdn$164,155
James J. Hutton	0	0	N/A	N/A	N/A	N/A
Thomas G. O’Flaherty	125,000	5.6	$2.50	December 31, 2005 *cancelled on June 29, 2001.	N/A	N/A
William Gardiner	0	0	N/A	N/A	N/A	N/A
David Grinstead	26,600	1.2	Cdn$2.63	April 22, 2006	Cdn$43,996	Cdn$111,495

(1)
All of the above options are subject to the terms of our Second Amended and Restated 1999 Stock Option Plan and are exercisable only as they vest. The options have a term of 5 years from the date of grant.

(2)	All options were granted at an exercise price equal to the fair market value of our common stock on the date of grant.
(3)
Potential realizable values are net of exercise price, but before deduction of taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules, and do not represent our estimate of future stock prices. No gain to an optionee is possible without an increase in stock price, which will benefit all stockholders commensurately. A zero percent gain in stock price will result in zero dollars for the optionee. Actual realizable values, if any, on stock option exercises are dependent on the future performance of our common stock, overall market conditions and the option holders’ continued employment through the vesting period

AGGREGATED OPTION/EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/VALUES

               The following table sets forth information with respect to the exercise of options to purchase shares of our common stock during the fiscal year ended December 31, 2001 to each person named in the Summary Compensation Table and the unexercised options held as of the end of 2001 fiscal year.

Aggregated Options/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values
			Number of Securities Underlying Unexercised Options/SARs	Value of Unexercised in-the-money Options/SARs at FY-end ($)
Name	Securities Acquired on Exercise	AggregateValue Realized	Exercisable/Unexercisable	Exercisable/Unexercisable
Randy Buchamer	0	$0	75,000/375,000	$0
James J. Hutton	0	$0	250,000/0	$0
Thomas G. O’Flaherty	0	$0	458,333/166,667	$0
William Gardiner	0	$0	160,000/0	$0
David Grinstead	0	$0	355,555/221,045	$0

LONG-TERM INCENTIVE PLANS-AWARDS IN LAST FISCAL YEAR

               We have no long-term incentive plans.

COMPENSATION OF DIRECTORS

               We currently compensate directors with a cash compensation of Cdn$1,000 for participation in each formal meeting held by the Board of Directors with the exception of Robert Neal, who has elected not to receive compensation as a director. Our non-employee directors are also granted 50,000 incentive stock options annually. Our employee directors are granted incentive stock options based on their individual employment agreements. All stock option grants are made pursuant to our Second Amended and Restated 1999 Stock Option Plan.

EXECUTIVE EMPLOYMENT AGREEMENTS

               We have not entered into any employment agreements with our officers and directors and have paid no compensation to them. Our operating subsidiary, Voice Mobility Inc., however, has entered into employment agreements with its named executive officers.

               Thomas G. O'Flaherty, former President of VMI, entered into an employment agreement on January 1, 2000 that terminates on December 31, 2002. He receives a salary of Cdn$150,000 per year. On January 1, 2000, he received a one-time grant of 500,000 options exercisable at $2.00 per share. Mr. O'Flaherty may also receive an additional 125,000 options per year pursuant to mutually agreeable performance criteria. The exercise price for the additional 125,000 options is the fair market value on January 1 of the relevant year. The exercise price for the 125,000 options granted January 1, 2000 is $2.00 and the exercise price for the 125,000 options granted January 1, 2001 is $2.50. On June 29, 2001, Mr. O'Flaherty resigned his position as President and Director of Voice Mobility. As part of his final settlement, Mr. O'Flaherty will remain in salary continuance up to December 31, 2002. In the case of re-employment with another company, Voice Mobility will continue to pay the difference, if any, between his new monthly base salary and the monthly base salary which he was earning at Voice Mobility. Mr. O'Flaherty will also forego any rights he may have under his employment agreement to any additional monetary bonuses and associated options for 2001 and 2002. As at December 31, 2001, we accrued $103,591 in salary payable to Mr. O'Flaherty through December 31, 2002.

               James Jay Hutton, President of VMI, entered into an employment agreement on April 1, 1998 which terminated on March 31, 2000. On June 24, 1999, he received a one-time grant of 250,000 options exercisable at $1.00 per share. In April 2000, VMI entered into an employment agreement with Mr. Hutton. The agreement provides for an annual salary of Cdn$150,000.

               James Hewett, former Chief Financial Officer of VMI, entered into an employment agreement on May 1, 2000. He received a salary of Cdn$105,000 per year. On May 1, 2000, he received a grant of 105,000 options exercisable at $6.875 per share. On April 23, 2001, he received another grant of 45,000 options exercisable at Cdn$2.63 per share, on September 4, 2001, he received an additional grant of 150,000 options exercisable at Cdn$0.83 per share and on February 26, 2002, he received an additional grant of 20,000 options exercisable at Cdn$0.28 per share. On October 15, 2002, Mr. Hewett resigned his position as Chief Financial Officer and Treasurer of Voice Mobility.

               David H. Grinstead, former Executive Vice President of Business Development of VMI, entered into an employment agreement on February 1, 2000 that terminates on February 1, 2003. He receives a salary of Cdn$130,000 per year. On June 1, 1999, he received a grant of 50,000 options exercisable at $1.00 per share for his service as a Director. On February 1, 2000, he received a grant of 500,000 options exercisable at $2.125 per share, on April 23, 2001, he received an additional grant of 26,600 options exercisable at Cdn$2.63 per share and on February 26, 2002, he received another grant of 20,000 options exercisable at Cdn$0.28 per share. On October 17, 2002, Mr. Grinstead gave notice that he will be resigning his position as Executive Vice President of Business Development on October 25, 2002.

               Randy Buchamer, Chief Executive Officer of VMI, entered into an employment agreement on August 16, 2001. He receives a salary of Cdn$200,000 per year. On August 16, 2001, he received a one time grant of 350,000 options exercisable at Cdn$1.35 per share. In connection with Mr. Buchamer’s service as a Director, on June 1, 1999, he received a grant of 50,000 options exercisable at $1.00 per share and on June 14, 2001, he received an additional grant of 50,000 options exercisable at Cdn$1.37. On February 26, 2002, he received a grant of 20,000 options exercisable at Cdn$0.28 per share and on September 20, 2002, he received an additional grant of 450,000 options exercisable at Cdn$0.16 per share.

               Most executive employment agreements have a non-competition clause indicating a range between six to twelve months in which executives shall not engage in or participate in any business activity that competes with Voice Mobility.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

               Other than as described under the heading "Executive Compensation", or as set forth below, there are no material transactions with any of our directors, officers or control persons that have occurred during the last fiscal year.

               During the year ended December 31, 2001, Pacific Western Mortgage Corporation, a corporation controlled by William Krebs, one of our directors, was paid $11,867 [2000 - $85,000; 1999 - $40,392] for consulting services.

               During the year ended December 31, 2001, Karina Ventures, Inc. a company controlled by John Curry, a director from August 2001 to March 2002 and our former Chief Financial Officer, was paid $24,508 [2000 - $40,000; 1999 - $13,464] for consulting services.

               During the year ended December 31, 2001, we sold to Innovatia Inc., a wholly owned subsidiary of Aliant Inc., and to NB Tel, also a wholly owned subsidiary of Aliant Inc., products and services totaling $202,011 [2000 - $68,649; 1999 - $42,072]. Innovatia Inc. is a holder of more than 5% of our outstanding stock.

               On February 27, 2001, the Company entered into a three-year development agreement with Innovatia Inc. (“Innovatia“), an existing shareholder of the Company and a wholly owned subsidiary of Aliant Inc. (‘Aliant“). The purpose of the agreement is to develop a carrier-classified unified communications product to which the Company will have exclusive title. Under the agreement, Innovatia will license certain intellectual property to the Company on a non-exclusive non-transferable basis for use in the development and verification of current products and will provide specific professional, project management, administrative and support services. In consideration of the services provided, the Company agreed to pay $5.7 million over three years in quarterly installments of $475,000 commencing the quarter ended April 30, 2001. The Company had the option to pay for some or all of the services in cash or common shares. It is the Company’s intention to negotiate a non-exclusive licensing agreement with Aliant for use of the product.

               On December 28, 2001, the Company and Innovatia agreed to terminate the three-year development agreement. In settlement of the services provided under this agreement, the Company issued to Innovatia a Canadian dollar denominated promissory note in the amount of $1,707,989 (Cdn $2,720,142). Immediately thereafter, the Company repaid $132,059 (Cdn $210,000) of the promissory note by issuing 500,000 common shares at a market price of $0.26 (Cdn $0.42) per share. In accordance with the requirements of the Toronto Stock Exchange, the issuance of these common shares resulted in an equivalent reduction in the number of common shares reserved for issuance under the Company’s current stock option plan.

               The promissory note bears interest at prime plus 1% (prime rate at December 31, 2001 was 4%) and is repayable in quarterly installments until repaid in full. The amount payable each quarter (“Maximum Amount Payable”) is the lesser of $142,314 (Cdn $226,678) and 40% of the net aggregate amount of invoices (“Invoiced Amount”) issued by the Company to Aliant in the quarter. The Maximum Amount Payable, if any, for the first two quarters ended June 30, 2002 will be due on October 1, 2002. All subsequent amounts payable, if any, will be due on or before the first business day following the quarter end date. In the event the Invoiced Amount for a particular quarter exceeds $142,314 (Cdn$226,678), the Company will carry forward the difference between the Invoiced Amount and $142,314 (Cdn$226,678) and include the difference in the calculation of Maximum Amount Payable for subsequent quarters. The Company has the option, until December 31, 2004, to settle some or all of the promissory note, principal and interest, in cash, common shares or a combination thereof. If paid by common shares, then 500,000 of the shares will be valued at the lesser of the market price of our shares on the Toronto Stock Exchange and Cdn$0.75 per share, and the value of the balance of any other shares issuable is determined by the weighted average trading price of the Company’s common share on the Toronto Stock Exchange over the ten trading days immediately prior to the date on which the common shares are to be issued.

               After December 31, 2004, any amount of the promissory note which remains unpaid will continue to be settled as the lesser of $142,314 (Cdn$226,678) and 40% of the net aggregate amount of invoices issued by the Company to Aliant in the quarter, however the Company is required to settle only with common shares and the number of common shares payable each quarter, if any, is determined by dividing the Maximum Amount Payable by Cdn$1.56. The Company is required to obtain shareholders and regulatory approval to issue common shares to settle the promissory note, other than for the 500,000 common shares issued on December 28, 2001. If such approval is not obtained, the Company can only repay the promissory note in cash.

               On March 4, 2002, we renegotiated the remaining term of the original development agreement with Innovatia signed on February 27, 2001. The term of the revised agreement is for the period January 1, 2002 to December 31, 2003. Innovatia will continue to provide the same services as per the original agreement, however, in consideration of the services provided, we agreed to pay Innovatia a cash royalty within 30 days after the end of each calendar quarter equal to 10% on the gross revenue received for the sale of our products globally within the quarter. If the contract is terminated the royalty payments will continue fo r six months after the termination date.

Escrowed Shares

               As at October 11, 2002, a total of 5,333,007 shares of common stock and common share equivalents were held in escrow by Computershare Trust Company of Canada pursuant to an escrow agreement among Voice Mobility, Computershare Trust and five of our shareholders. The shares have been deposited into escrow pursuant to the terms of a Proposal For a National Escrow Regime Applicable to Initial Public Offerings of the Canadian Securities Administrators dated May 8, 1998 (as revised March 17, 2000). The escrow agreement provides that the escrowed shares will be released from escrow in three equal amounts every six months over an 18-month period following July 16, 2001, the date our shares began trading on the Toronto Stock Exchange. On January 16, 2002, Computershare released a total of 3,555,337 shares of common stock and common share equivalents from escrow. The current escrowed shares are held as follows:

	Number of Common	Percentage of Common
	Shares and Exchangeable	Shares and
	Shares deposited into	Exchangeable Shares
Name of Shareholder	Escrow	Outstanding

William Krebs(1)	550,000	1.49%

James Hutton(2)	465,000	1.26%

Bill Gardiner	5,000	0.01%

Margit Kristiansen (3)	85,975	0.20%

Janis Gurney (4)	9,195	0.02%

E.W.G. Investments Ltd. (5)	662,500	1.79%

Total:	1,777,670	4.81%

(1)            Of these shares 550,000 are exchangeable shares of Voice Mobility Canada Limited registered to Pacific Western Mortgage Corporation, a company controlled by William Krebs, one of our directors. These common shares and any common shares issued on the exchange of those exchangeable shares are subject to escrow provisions under the agreement.

(2)             Of these shares 465,000 are exchangeable shares of Voice Mobility Canada Limited. These common shares and any common shares issued on the exchange of those exchangeable shares are subject to escrow provisions under the agreement.

(3)             Margit Kristiansen is the wife of William Krebs, a director.

(4)             Janis Gurney is the wife of James Hutton, a named executive officer and director.

(5)             E.W.G. Investments Ltd. is a company of which Edith M. Both is a controlling shareholder. These shares are exchangeable shares of Voice Mobility Canada Limited. These common shares and any common shares issued on the exchange of those exchangeable shares are subject to escrow provisions under the agreement.

TRANSFER AGENT AND REGISTRAR

               Our transfer agent and registrar is Computershare Trust Company of Canada, whose address is 401 - 510 Burrard Street, Vancouver, BC, V6C 3B9.

LEGAL MATTERS

               Legal matters relating to the validity of the shares of Voice Canada covered by this information statement/prospectus will be passed upon by Catalyst Corporate Finance Lawyers, Vancouver, British Columbia with respect to the laws of Canada.

INFORMATION CONCERNING CERTAIN FINANCIAL MATTERS

               For your convenience, the following table sets forth certain exchange rates based on the noon buying rate in New York City for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York. Such rates are set forth as US dollars per Cdn$1.00. On October 11, 2002, the inverse of such noon buying rate was Cdn$1.00 to US$0.6294.

Period From	To	Average	High	Low	Rate at End of Period

01/01/96	12/31/96	US$0.7332	US$0.7521	US$0.7227	US$0.7296
01/01/97	12/31/97	US$0.7220	US$0.7492	US$0.6898	US$0.6991
01/01/98	12/31/98	US$0.6740	US$0.7050	US$0.6309	US$0.6522
01/01/99	12/31/99	US$0.6730	US$0.6930	US$0.6464	US$0.6929
01/01/00	12/31/00	US$0.6731	US$0.6984	US$0.6399	US$0.6669
01/01/01	12/31/01	US$0.6357	US$0.6235	US$0.6711	US$0.6289

               Solely for your convenience, we provide some financial information relating to our business in U.S. dollars based on exchange rates indicated. We caution you that the amounts and rates used may not always be consistent with those used in preparation of our Consolidated Financial Statements. Our functional currency is the Canadian dollar. Accordingly, all assets and liabilities, which are denominated in foreign currencies, are translated at the year end exchange rate and revenues and expenses are translated using a weighted average exchange rate for the applicable period. Any exchange gains and losses resulting are presented as cumulative foreign currency translation gains (losses) within other accumulated comprehensive income.

EXPERTS

               The consolidated financial statements of Voice Mobility International, Inc. at December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001, included in the Registration Statement have been audited by Ernst & Young LLP, independent chartered accountants, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

               This information statement/prospectus constitutes part of a registration statement on Form S-4 that we filed with the SEC. As allowed by SEC rules, this information statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. For further information about our company and the shares of common stock offered by this information statement/prospectus, please refer to the copy of the documents filed as exhibits to the registration statement with the SEC.

               In addition, we file annual, quarterly, and current reports, information statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the following locations of the SEC:

Public Reference Room 450 Fifth Street, NW. Room 1024 Washington, D.C. 20549	Chicago Regional Office Citicorp Center 500 West Madison Street Suite 1400 Chicago, Illinois 60661-2511	New York Regional Office 233 Broadway New York 10279

               You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains an Internet World Wide Web site that contains reports, information statements and other information about issuers, including Voice Nevada, who file electronically with the SEC. The address of that site is http://www.sec.gov. You can also inspect reports, information statements and other information about Voice Nevada at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 2006.

               This information statement/prospectus incorporates by reference the document listed below that we previously filed with the SEC. It contains important information about our company and our financial condition.

VOICE MOBILITY INTERNATIONAL, INC. SEC FILINGS (FILE NO. 333-60678)

Current Report on Form 8-K filed with the Commission on March 16, 2000.

               You can obtain any of the documents incorporated by reference in this information statement/prospectus from the SEC through the SEC’s Internet site at the address provided above. Documents incorporated by reference are also available from our investor relations personnel, without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this information statement/prospectus. You can obtain these documents by requesting them in writing or by telephone from the appropriate company at the following address:

Voice Mobility International, Inc.
Investor Relations
180 – 13777 Commerce Parkway
Richmond, BC, V6V 2X3

               IF YOU WOULD LIKE TO REQUEST DOCUMENTS FROM US, PLEASE DO SO BY _________________ , 2002.

               If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

               WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ABOUT THE CONTINUATION THAT DIFFERS FROM, OR ADDS TO, THE INFORMATION IN THIS INFORMATION STATEMENT/ PROSPECTUS OR IN OUR DOCUMENTS THAT ARE PUBLICLY FILED WITH THE SEC. THEREFORE, IF ANYONE DOES GIVE YOU DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

               IF YOU ARE IN A JURISDICTION WHERE IT IS UNLAWFUL TO OFFER TO EXCHANGE OR SELL, OR TO ASK FOR OFFERS OF EXCHANGE OR TO BUY, THE SECURITIES OFFERED BY THIS INFORMATION STATEMENT/PROSPECTUS OR TO ASK FOR PROXIES, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE ACTIVITIES, THEN THE OFFER PRESENTED BY THIS INFORMATION STATEMENT/PROSPECTUS DOES NOT EXTEND TO YOU.

               THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT/PROSPECTUS SPEAKS ONLY AS OF ITS DATE UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page

Consolidated Financial Statements as at December 31, 2001 and 2000

Report of Independent Chartered Accountants	F-2

Consolidated Balance Sheets as at December 31, 2001 and 2000	F-3

Consolidated Statements of Operations for the years ended	F-4
December 31, 2001, 2000 and 1999

Consolidated Statements of Stockholders' Equity (Deficiency) for the years ended	F-5
December 31, 2001, 2000 and 1999

Consolidated Statements of Cash Flows for the years ended	F-7
December 31, 2001, 2000 and 1999

Notes to Consolidated Financial Statements	F-8

Consolidated Financial Statements as at June 30, 2002 and June 30, 2001

Consolidated Balance Sheet as at June 30, 2002 (unaudited) and December 31, 2001	F-35

Consolidated Statements of Operations for the six months ended
June 30, 2002 and June 30, 2001 (unaudited)	F-36

Consolidated Statements of Cash Flows for the six months ended
June 30, 2002 and June 30, 2001 (unaudited)	F-37

Notes to Consolidated Financial Statements – June 30, 2002	F-38

The financial statements as of June 30, 2002 and 2001 and for the six month periods ended June 30, 2002 and 2001 are unaudited.

REPORT OF INDEPENDENT CHARTERED ACCOUNTANTS

To the Board of Directors and Shareholders of
Voice Mobility International, Inc.

We have audited the accompanying consolidated balance sheets of Voice Mobility International, Inc. as of December 31, 2001 and 2000 and the related consolidated statements of operations, stockholders’ equity (deficiency) and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Voice Mobility International, Inc. at December 31, 2001 and 2000, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that Voice Mobility International, Inc. will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s recurring operating losses raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada,	/s/ ERNST & YOUNG LLP
January 28, 2002 (except for Note 13
which is as of March 8, 2002).	Chartered Accountants

Voice Mobility International, Inc.

CONSOLIDATED BALANCE SHEETS
[See Note 1 - Nature of Business and Basis of Presentation]

As at December 31	(expressed in U.S. dollars)

	2001	2000
	$	$

ASSETS
Current
Cash and cash equivalents	1,732,200	602,527
Restricted cash [note 8[c]]	—	2,000,000
Accounts receivable [net of allowance for doubtful debts:
2001 - $26,014; 2000 - $4,222] [note 4]	222,268	18,634
Other receivables	266,881	50,886
Note receivable [notes 3 and 4]	232,500	—
Prepaid expenses	100,850	65,133

Total current assets	2,554,699	2,737,180
Property and equipment, net [note 6]	1,780,935	1,927,731

	4,335,634	4,664,911

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current
Accounts payable	445,936	413,662
Accrued liabilities	57,062	316,464
Employee related payables	182,154	160,560
Note payable [note 3]	205,000	—
Deferred revenue	158,584	212,500

Total current liabilities	1,048,736	1,103,186

Promissory note payable [note 7]	1,575,930	—

Total liabilities	2,624,666	1,103,186

Commitments and contingencies [note 11]

Stockholders’ equity [note 8]
Common stock, $0.001 par value, authorized 100,000,000,
27,648,782 outstanding [2000 - 20,201,282]	27,649	20,202
Preferred stock, $0.001 par value, authorized 1,000,000
Series A Preferred stock issued and outstanding, 1	1	1
Series B Preferred stock issued and outstanding, 585,698 [2000 - 666,667]	586	667
Additional paid-in capital	31,323,354	22,871,377
Accumulated deficit	(29,563,804)	(19,323,693)
Other accumulated comprehensive income	(76,818)	(6,829)

Total stockholders’ equity	1,710,968	3,561,725

	4,335,634	4,664,911

See accompanying notes

Voice Mobility International, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS
[See Note 1 - Nature of Business and Basis of Presentation]

Year ended December 31		(expressed in U.S. dollars)

	2001	2000	1999
	$	$	$

Sales [note 5]	358,191	275,190	55,997
Cost of sales	49,999	86,498	51,843

Gross profit	308,192	188,692	4,154

Operating expenses
Sales and marketing [note 8[d]]	2,237,563	3,588,642	1,190,754
Research and development [note 8[d]]	4,618,284	2,709,048	2,250,153
General and administrative [note 8[d]]	3,623,980	3,639,028	2,351,643
Acquisition fee for recapitalization	—	—	200,000

	10,479,827	9,936,718	5,992,550

Loss from operations	10,171,635	9,748,026	5,988,396
Interest income	(160,095)	(113,490)	—
Interest expense	281,017	16,411	70,209

Loss before extraordinary items	10,292,557	9,650,947	6,058,605
Extraordinary loss on settlement of debt [note 8[b]]	—	—	790,000

Net loss	10,292,557	9,650,947	6,848,605
Foreign currency translation losses	69,989	42,331	39,737

Comprehensive loss	10,362,546	9,693,278	6,888,342

Earnings (loss) per share [note 8[f]]
Basic and diluted loss per share
before extraordinary items	(0.34)	(0.46)	(0.36)
Basic and diluted loss per share	(0.34)	(0.46)	(0.41)

See accompanying notes

Voice Mobility International, Inc.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIENCY)
[See Note 1 - Nature of Business and Basis of Presentation]

Year ended December 31, 2001										(expressed in U.S. dollars)
											Other
	Common Stock		Stock to be Issued		Series A Preferred Stock		Series B Preferred Stock		Additional		Accumulated
	Number		Number		Number		Number		Paid-in	Accumulated	Comprehensive
	of Shares	Amount	of Shares	Amount	of Shares	Amount	of Shares	Amount	Capital	Deficit	Income	Total
	#	$	#	$	#	$	#	$	$	$	$	$

Balance, December 31, 1998	8,400,000	59	—	—	—	—	—	—	—	(1,373,141)	75,239	(1,297,843)
Exchange of Voice Mobility Inc. common stock	(8,400,000)	(59)	—	—	1	1	—	—	58	—	—	—
Acquisition of Equity Capital Group, Inc.	453,756	454	—	—	—	—	—	—	(454)	—	—	—
Stock to be issued pursuant to Acrex Ventures Ltd.
stock subscriptions	8,327,099	8,327	90,901	91	—	—	—	—	1,255,582	—	—	1,264,000
Stock subscription receivable from Acrex Ventures												(43,333)
Ltd.	—	—	—	—	—	—	—	—	(43,333)	—	—
Acquisition fee for recapitalization	—	—	—	—	—	—	—	—	200,000	—	—	200,000
Stock issued on settlement of Pacific Western
Mortgage Corporation note payable	750,000	750	—	—	—	—	—	—	249,250	—	—	250,000
Warrants issued on settlement of Ernest Gardiner note
payable	—	—	—	—	—	—	—	—	33,000	—	—	33,000
Warrants issued on settlement of Ibex Investment Ltd.
note payable	—	—	—	—	—	—	—	—	957,000	—	—	957,000
Stock issued on settlement of amounts due to
Aliant Inc.	1,428,571	1,429	—	—	—	—	—	—	498,571	—	—	500,000
Common stock issued pursuant to exercise of
common stock warrants	—	—	3,160,000	3,160	—	—	—	—	1,510,173	—	—	1,513,333
Stock based compensation	—	—	—	—	—	—	—	—	2,910,580	—	—	2,910,580
Foreign currency translation loss	—	—	—	—	—	—	—	—	—	—	(39,737)	(39,737)
Net loss	—	—	—	—	—	—	—	—	—	(6,848,605)	—	(6,848,605)

Balance December 31, 1999	10,959,426	10,960	3,250,901	3,251	1	1	—	—	7,570,427	(8,221,746)	35,502	(601,605)
Stock subscriptions received pursuant to stock
subscriptions from Acrex Ventures L td.	90,901	91	(90,901)	(91)	—	—	—	—	43,333	—	—	43,333
Common stock issued pursuant to private placements,
net of share issue costs of $ 75,000	3,050,000	3,050	—	—	—	—	—	—	7,238,950	—	—	7,242,000
Common stock issued pursuant to exercise of
common stock warrants	5,594,000	5,594	(3,160,000)	(3,160)	—	—	—	—	951,084	—	—	953,518
Common stock issued pursuant to exercise of stock
options	506,955	507	—	—	—	—	—	—	430,992	—	—	431,499
Preferred stock and detachable warrants issued
pursuant to private placement	—	—	—	—	—	—	666,667	667	1,999,333	—	—	2,000,000
Beneficial conversion feature and deemed dividend on
preferred stock	—	—	—	—	—	—	—	—	1,451,000	(1,451,000)	—	—
Stock based compensation	—	—	—	—	—	—	—	—	3,186,258	—	—	3,186,258
Foreign currency translation loss	—	—	—	—	—	—	—	—	—	—	(42,331)	(42,331)
Net loss	—	—	—	—	—	—	—		—	(9,650,947)	—	(9,650,947)

Balance, December 31, 2000	20,201,282	20,202	—	—	1	1	666,667	667	22,871,377	(19,323,693)	(6,829)	3,561,725

Voice Mobility International, Inc.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIENCY) (cont’d.)
[See Note 1 - Nature of Business and Basis of Presentation]

Year ended December 31, 2001										(expressed in U.S. dollars)

											Other
	Common Stock		Stock to be Issued		Series A Preferred Stock		Series B Preferred Stock		Additional		Accumulated
	Number		Number		Number		Number		Paid-in	Accumulated	Comprehensive
	of Shares	Amount	of Shares	Amount	of Shares	Amount	of Shares	Amount	Capital	Deficit	Income	Total
	#	$	#	$	#	$	#	$	$	$	$	$

Balance, December 31, 2000	20,201,282	20,202	—	—	1	1	666,667	667	22,871,377	(19,323,693)	(6,829)	3,561,725
Common stock issued pursuant to special warrants	6,500,000	6,500	—	—	—	—	—	—	7,643,334	—	—	7,649,834
Common stock issued on settlement of amounts due
to Innovatia Inc.	500,000	500	—	—	—	—	—	—	131,559	—	—	132,059
Common stock issued pursuant to exercise of stock
options	447,500	447	—	—	—	—	—	—	405,178	—	—	405,625
Warrants issued pursuant to promissory notes	—	—	—	—	—	—	—	—	226,967	—	—	226,967
Series B preferred stock retraction	—	—	—	—	—	—	(80,969)	(81)	(352,378)	109,552	—	(242,907)
Dividends paid on preferred stock	—	—	—	—	—	—	—	—	—	(57,106)	—	(57,106)
Repurchase of vested stock options	—	—	—	—	—	—	—	—	(31,500)	—	—	(31,500)
Stock based compensation	—	—	—	—	—	—	—	—	428,817	—	—	428,817
Foreign currency translation loss	—	—	—	—	—	—	—	—	—	—	(69,989)	(69,989)
Net loss	—	—	—	—	—	—	—	—	—	(10,292,557)	—	(10,292,557)

Balance, December 31, 2001	27,648,782	27,649	—	—	1	1	585,698	586	31,323,354	(29,563,804)	(76,818)	1,710,968

See accompanying notes

Voice Mobility International, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS
[See Note 1 - Nature of Business and Basis of Presentation]

Year ended December 31	(expressed in U.S. dollars)
	2001	2000	1999
	$	$	$

OPERATING ACTIVITIES
Net loss	(10,292,557)	(9,650,947)	(6,848,605)
Net loss Non-cash items included in net loss
Amortization	909,746	545,988	148,150
Stock issued on settlement of amounts
due to Innovatia, Inc.	132,059	—	—
Promissory note payable issued for services	1,575,930	—	—
Stock issued on settlement of amounts
due to Aliant Inc.	—	—	500,000
Extraordinary loss on settlement of note payable	—	—	790,000
Stock based compensation	428,817	3,186,258	2,910,580
Bad debt expense	59,856	(17,331)	204
Interest on promissory notes payable	226,967	—	—
Loss on disposal of property and equipment	5,391	—	—

	(6,953,791)	(5,936,032)	(2,499,671)
Net change in operating assets and liabilities [note 12]	(655,274)	456,469	406,026

Cash used in operating activities	(7,609,065)	(5,479,563)	(2,093,645)

INVESTING ACTIVITIES
Purchase of property and equipment	(955,808)	(1,857,636)	(519,548)
Proceeds on sale of property and equipment	7,998	—	—

Cash used in investing activities	(947,810)	(1,857,636)	(519,548)

FINANCING ACTIVITIES
Proceeds from issuance of special warrants,
net of financing costs	7,649,834	—	—
Proceeds from issuance of common stock	—	7,102,033	—
Proceeds from release of preferred stock from escrow	1,757,093	—	—
Proceeds on exercise of stock options	405,625	431,499	—
Proceeds on exercise of warrants	—	953,518	1,513,333
Proceeds on promissory notes payable and warrants	1,404,214	—	—
Repayment of promissory notes payable	(1,397,305)	(624,360)	—
Change in amounts due to Acrex Ventures Ltd.	—	—	997,994
Cash proceeds from advances	—	—	183,300
Repurchase of vested stock options	(31,500)	—	—
Dividends paid on preferred stock	(57,106)	—	—

Cash provided by financing activities	9,730,855	7,862,690	2,694,627

Effect of foreign currency on cash	(44,307)	(43,676)	2,165

Increase in cash and cash equivalents	1,129,673	481,815	83,599
Cash and cash equivalents, beginning of year	602,527	120,712	37,113

Cash and cash equivalents, end of year	1,732,200	602,527	120,712

See accompanying notes

1. NATURE OF BUSINESS AND BASIS OF PRESENTATION

Nature of business

Voice Mobility International, Inc., (the ‘Company’) is a Nevada corporation engaged in the development and sales and marketing of unified voice messaging software through its wholly owned operating subsidiaries, Voice Mobility Inc. and Voice Mobility (US) Inc. The Company’s Enhanced Messaging software suite will allow for legacy voice-mail replacement and incremental offerings such as real time call connect, voice-mail to e-mail, and fax to e-mail services. These unified communication services are facilitated by the creation of a single personal digital mailbox that can receive any type of communication regardless of its incoming format or medium. The Co mpany’s principal geographic markets include North America, Europe and Asia.

Basis of presentation

The financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future.

The Company incurred an operating loss of $10,171,635 for the year ended December 31, 2001 [2000 - $9,748,026; 1999 - $5,988,396] that raises substantial doubt about its ability to continue as a going concern. Management has been able, thus far, to finance the operations, as well as the growth of the business, through a series of equity and debt financing. Management plans to continue to seek other sources of financing on favorable terms, however, there are no firm commitments for any additional financing, and there can be no assurance that any such commitment can be obtained on favorable terms, if at all. Management believes it has implemented significant cost reductions and expects to keep its operating costs to a minimum until cash is available through financing or operating activities. Management expects revenues to increase from in 2002 from the deployment of the unified communications software product which will afford the Company the ability to fund its daily operations and service its debt obligations. There are no assurances that the Company will be successful in achieving these goals.

In view of these conditions, the ability of the Company to continue as a going concern is uncertain and dependent upon achieving a profitable level of operations and, if necessary, on the ability of the Company to obtain necessary financing to fund ongoing operations. Management believes that its current and future plans enable it to continue as a going concern. These financial statements do not give effect to any adjustments which would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying financial statements.

1. NATURE OF BUSINESS AND BASIS OF PRESENTATION (cont’d.)

For the years ending December 31, 1999 and prior, the Company was a development stage company.

1999 Recapitalization of the Company

These consolidated financial statements are the continuing financial statements of Voice Mobility Inc. (“VMI“), a company incorporated under the laws of the Canada Business Corporations Act in 1993. Through a series of transactions in June 1999, VMI was recapitalized and acquired the net assets of Voice Mobility International, Inc. (“VMII“) (formerly Equity Capital Group, Inc.) an inactive United States company registered on the NASD Over-the-Counter Bulletin Board.

Prior to the reverse acquisition of VMII, the shareholders of VMI had been negotiating to acquire Acrex Ventures Ltd. (“Acrex“) an inactive public company trading on the Vancouver Stock Exchange (VSE) with no assets or liabilities. Pending approval of this transaction by the VSE, Acrex and VMI entered into four private placements for proceeds totaling $1,400,000 (Cdn$2,022,500). The net proceeds of $1,264,000 were advanced to VMI to fund operations. Under these arrangements stock subscriptions in the private placements entitled investors to one common stock of Acrex and one warrant entitling the holder to acquire one common stock of Acrex. At the time of this arrangement the fair value of the warrants was determined to be nominal since the exercise price of these warrants exceeded the fair value of the VMI common stock. This arrangement between Acrex and VMI expired on March 31, 1999. In connection with the acquisition of VMII, the Acrex investors agreed to assign all proceeds from the four private placements to VMII and contribute an additional $.02 per share for an aggregate $200,000, in exchange for common stock and common stock warrants with terms and conditions substantially identical to the warrants that would have been issued by Acrex to the subscribers of its four private placements. Accordingly, the issuance of common stock and warrants of VMII to Acrex investors has been reflected as a recapitalization of VMI in the amount of $1,264,000 in the year ended December 31, 1999. As at December 31, 1999, $43,333 was receivable from Acrex investors and was presented as a reduction of additional paid in capital. The $43,333 was collected in fiscal 2000.

1. NATURE OF BUSINESS AND BASIS OF PRESENTATION (cont’d.)

VMI received advances in the form of notes payable from Pacific Western Mortgage Corporation (“PWMC”), a shareholder of VMI and Ernest Gardiner, an Acrex investor. In March 1999, these parties agreed to settle amounts owing to them by VMI. PWMC agreed to the issuance of 750,000 common shares of Acrex, at their fair value, in settlement of $250,000 (Cdn$375,000) of amounts owing by VMI. The fair value of the shares issued was determined by management to be $0.35 (Cdn$0.50) per share. Ernest Gardiner agreed to the issuance of warrants to acquire 101,000 common shares of Acrex at $0.35 (Cdn$0.50) per share, in settlement of $33,000 (Cdn$50,500) of amounts owing by VMI. The fair value of the warrants was determined to be equivalent to the debt settled.

Pursuant to share purchase agreements dated April 1, 1999 and June 24, 1999, the stakeholders of VMI, sold their interest, and had transferred to them 125,000 shares of common stock of Equity Capital Group, Inc. by the majority shareholder of Equity Capital Group, Inc., and VMII issued 8,293,000 shares of VMII common stock and the right to acquire an additional 6,600,000 shares of VMII common stock in exchange for $200,000 and all the capital stock of VMI. As a result of this transaction, the stakeholders in Voice Mobility and Acrex (consisting of the original shareholders of VMI, certain shareholders of Acrex, and the investors in the Acrex private placement) effectively acquired 15,018,000 common stock equivalents of VMII which represented a controlling interest of approximately 90%. This transaction is considered an acquisition of VMII (the accounting subsidiary/legal parent) by VMI (the accounting parent/legal subsidiary) and has been accounted for as a purchase of the net assets of VMII by VMI. Accordingly, this transaction represents a recapitalization of VMI, the legal subsidiary effective June 24, 1999.

VMI’s assets and liabilities are included in the consolidated financial statements at their historical carrying amounts. Operating results to June 24, 1999, are those of VMI. At June 24, 1999, VMII had no assets and no liabilities. For purposes of this acquisition the fair value of the net assets of VMII of $nil was ascribed to the 453,756 previously outstanding common stock of VMII deemed to be issued in the acquisition. The additional $200,000 paid for this transaction was expensed as a fee for the recapitalization in the year ended December 31, 1999.

2. SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies used in the preparation of these consolidated financial statements:

Principles of consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Voice Mobility Inc., Voice Mobility (US), Inc., Voice Mobility Canada Limited, an inactive company and VM Sub Limited, also an inactive company. All intercompany balances and transactions have been eliminated on consolidation.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Revenue recognition

The Company recognizes license revenue upon shipment of a product to the client if a signed contract exists, the fee is fixed and determinable, collection of resulting receivables is probable, and any uncertainties with regard to customer acceptance are insignificant. For contracts with multiple elements (e.g. deliverable and undeliverable products, maintenance and other services), the Company allocates revenue to each element of the contract based on objective evidence of its fair value when it is determinable. The Company recognizes revenue allocated to undelivered products when the criteria for product revenue set forth above are met.

To the extent that objective evidence of fair value is not determinable, the Company defers revenue until the earlier of the point at which (1) sufficient evidence exists or (2) all elements of the arrangement have been delivered. If the only undelivered element relates to post contract support, the Company defers revenue and recognizes it ratably over the term of the agreement.

2. SIGNIFICANT ACCOUNTING POLICIES (cont’d.)

Foreign currency

These consolidated financial statements have been presented in United States dollars. The functional currency of the Company is the Canadian dollar. Accordingly, all assets and liabilities of the Company, which are denominated in foreign currencies, are translated at the year end exchange rate and revenues and expenses are translated using a weighted average exchange rate for the applicable period. Any exchange gains and losses resulting are presented as cumulative foreign currency translation gains (losses) within other accumulated comprehensive income.

Monetary assets and liabilities denominated in foreign currencies are translated at the exchange rate in effect at the balance sheet date. Other balance sheet items and revenues and expenses are translated at the exchange rates prevailing on the respective transaction dates. Gains and losses on foreign currency transactions are reflected in the consolidated statements of operations.

Financial instruments

The Company’s financial instruments consists of cash and cash equivalents, accounts receivable, other receivables, note receivable, accounts payable, note payable and promissory note payable. Unless otherwise stated the fair value of the financial instruments approximates their carrying value. The Company has not entered into foreign exchange derivative contracts.

Cash and cash equivalents

Cash and cash equivalents consist of cash and short term deposits with original maturities of ninety days or less and are recorded at amortized cost.

Property and equipment

Property and equipment are carried at cost. Amortization is provided using the straight line method over the assets estimated useful lives as follows:

Computer equipment	3 years
Computer software	2 years
Computer equipment for customer use	Term of contract
Office equipment and furniture	5 years
Leasehold improvements	Term of the lease

2. SIGNIFICANT ACCOUNTING POLICIES (cont’d.)

The Company begins to amortize computer equipment for customer use when the equipment is installed at the customer site. Amortization on computer equipment for customer use is recorded as cost of sales on the income statement.

In 2000, the Company changed its amortization policy from the declining balance method to the straight line method. The cumulative effect of this change in accounting policy was not significant to the 2000 financial statements.

Software development costs

Costs incurred internally to develop computer software products and the costs to acquire externally developed software products (which have no alternative future use) to be sold, leased or otherwise marketed are charged to expense until the technological feasibility of the product has been established. After technological feasibility is established and until the product is available for general release, software development, product enhancements and acquisition costs will be capitalized and amortized on a product by product basis.

Advertising

Advertising costs are expensed in the period incurred. Advertising expense for the year ended December 31, 2001 was $162,000 [2000 - $355,000; 1999 - $66,000].

Stock based compensation

The Company accounts for stock-based employee compensation arrangements using the intrinsic value method in accordance with the provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees“ (“APB 25“) and complies with the disclosure provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation“ (“SFAS 123“). Under APB 25, compensation expense for employees is based on the difference between the fair value of the Company’s stock and the exercise price if any, on the date of the grant. The Company accounts for stock issued to non-employees at fair value in accordance with SFAS 123. The Company uses the Black-Scholes option pricing model to determine the fair value of stock options granted to non-employees.

2. SIGNIFICANT ACCOUNTING POLICIES (cont’d.)

Income taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect for the year in which the differences are expected to reverse.

Earnings per share

Basic earnings (loss) per share is computed by dividing income (loss) available to common stockholders by the weighted average number of common stock and exchangeable shares outstanding for the period. Diluted earnings (loss) per share reflects the dilutive potential of outstanding securities using the treasury stock method.

Comprehensive income

Comprehensive income includes all changes in equity except those resulting from investments by owners and distributions to owners. Other accumulated comprehensive income consists only of accumulated foreign currency adjustments for all years presented.

Recent pronouncements

In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144 (“SFAS 144”), “Accounting for the Impairment or Disposal of Long-Lived Assets”, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of”, and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, “Reporting the Results of Operations” for a disposal of a segment of a business. SFAS 144 is effective for fiscal years beginning after December 15, 2001. The Company does not expect that the adoption of the Statement will have a significant impact on its financial position and results of operations.

3. NOTES RECEIVABLE AND PAYABLE

On August 8, 2001, a plaintiff commenced an action in the Superior Court of California against the Company and the predecessor corporation, Equity Capital Group, Inc. (“ECG”), to recover damages as a result of an alleged breach of contract.

On October 10, 2001, the Company signed an indemnification agreement with the former majority shareholder of ECG to indemnify the Company against any claims or liabilities that existed prior to the April 1, 1999 and June 1, 1999 share purchase agreements described in Note 1 - 1999 Recapitalization of the Company.

Also on October 10, 2001, the Company and the former majority shareholder of ECG signed a settlement agreement, a security agreement for specified manufacturing assets of an existing business and a stock pledge agreement for 10,000 common shares of Coast Envelope, a California company, held by the former majority shareholder of ECG. In accordance with the settlement agreement, the former shareholder is to pay the Company $290,000 to cover the costs of the plaintiff settlement and additional related legal expenses. The settlement amount is to be paid in set installments from October 10, 2001 to October 25, 2002. The security and stock pledge agreements are in place to further collateralize the Company’s position in addition to the indemnification agreement. As at December 31, 2001, the outstanding balance on the note receivable is $232,500.

On October 15, 2001, a settlement agreement and mutual release was signed between the Company and the above noted plaintiff. The settlement agreement sets forth payments owing to the plaintiff by the Company in the sum of $252,500 to be paid in set installments from October 10, 2001 to October 1, 2002. As at December 31, 2001, the outstanding balance on the note payable is $205,000.

4. CONCENTRATION OF CREDIT RISK

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and cash equivalents, accounts receivables and the note receivable. The Company performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses which, when realized, have been within the range of management’s expectations.

Amounts owing from one customer comprised 92% of the accounts receivable balance at December 31, 2001. Amounts owing from three customers comprised 86% of the accounts receivable balance at December 31, 2000.

5. SEGMENTED INFORMATION

The Company operates in one major line of business, the development, manufacture and marketing of unified voice messaging systems. The Company derived substantially all of its revenues to external customers from sales by its Canadian operations and has substantially all its assets in Canada. Sales to one customer comprised 56% of revenues in 2001. Sales to three customers comprised 93% of revenues in 2000. Sales to three customers comprised 100% of revenues in 1999.

Revenue from external customers, by location of customer, is as follows:

					Consolidated Total
	Canada	US	Barbados	Other

2001	301,991	41,200	—	15,000	358,191
2000	78,611	106,126	90,453	—	275,190
1999	55,997	—	—	—	55,997

6. PROPERTY AND EQUIPMENT

		Accumulated	Net Book
	Cost	Amortization	Value
	$	$	$

2001
Computer equipment	2,256,869	1,059,176	1,197,693
Computer software	556,056	352,959	203,097
Computer equipment for customer use	227,966	17,712	210,254
Office equipment and furniture	183,465	61,967	121,498
Leasehold improvements	108,663	60,270	48,393

	3,333,019	1,552,084	1,780,935

2000
Computer equipment	1,975,443	476,277	1,499,166
Computer software	401,356	185,986	215,370
Office equipment and furniture	177,826	38,456	139,370
Leasehold improvements	107,236	33,411	73,825

	2,661,861	734,130	1,927,731

7. PROMISSORY NOTE PAYABLE

On February 27, 2001, the Company entered into a three-year development agreement with Innovatia Inc. (“Innovatia“), an existing shareholder of the Company and a wholly owned subsidiary of Aliant Inc. (‘Aliant“). The purpose of the agreement is to develop a carrier-classified unified communications product to which the Company will have exclusive title. Under the agreement, Innovatia will license certain intellectual property to the Company on a non-exclusive non-transferable basis for use in the development and verification of current products and will provide specific professional, project management, administrative and support services. In consideration of the services provided, the Company agreed to pay $5.7 million over three years in quarterly installments of $475,000 commencing the quarter ended April 30, 2001. The Company had the option to pay for some or all of the services in cash or common shares. It is the Company’s intention to negotiate a non-exclusive licensing agreement with Aliant for use of the product.

On December 28, 2001, the Company and Innovatia agreed to terminate the three-year development agreement. In settlement of the services provided under this agreement, the Company issued to Innovatia a Canadian dollar denominated promissory note in the amount of $1,707,989 (Cdn $2,720,142). Immediately thereafter, the Company repaid $132,059 (Cdn $210,000) of the promissory note by issuing 500,000 common shares at a market price of $0.26 (Cdn $0.42) per share. In accordance with the requirements of the Toronto Stock Exchange, the issuance of these common shares resulted in an equivalent reduction in the number of common shares reserved for issuance under the Company’s current stock option plan.

The promissory note bears interest at prime plus 1% (prime rate at December 31, 2001 was 4%) and is repayable in quarterly installments until repaid in full. The amount payable each quarter (“Maximum Amount Payable”) is the lesser of $142,314 (Cdn $226,678) and 40% of the net aggregate amount of invoices (“Invoiced Amount”) issued by the Company to Aliant in the quarter. The Maximum Amount Payable, if any, for the first two quarters ended June 30, 2002 will be due on October 1, 2002. All subsequent amounts payable, if any, will be due on or before the first business day following the quarter end date. In the event the Invoiced Amount for a particular quarter exceeds $142,314 (Cdn$226,678), the Company will carry forward the difference between the Invoiced Amount and $142,314 (Cdn$226,678) and include the difference in the calculation of Maximum Amount Payable for subsequent quarters . The Company has the option, until December 31, 2004, to settle some or all of the promissory note, principal and interest, in cash, common shares or a combination thereof. If paid by common shares, the number of common shares issuable is determined by the weighted average trading price of the Company’s common share on the Toronto Stock Exchange over the ten trading days immediately prior to the date on which the common shares are to be issued.

7. PROMISSORY NOTE PAYABLE (cont’d.)

After December 31, 2004, any amount of the promissory note which remains unpaid will continue to be settled as the lesser of $142,314 (Cdn$226,678) and 40% of the net aggregate amount of invoices issued by the Company to Aliant in the quarter, however the Company is required t o settle only with common shares and the number of common shares payable each quarter, if any, is determined by dividing the Maximum Amount Payable by Cdn$1.56. The Company is required to obtain shareholders and regulatory approval to issue common shares to settle the promissory note, other than for the 500,000 common shares issued on December 28, 2001. If such approval is not obtained, the Company can only repay the promissory note in cash.

8. SHARE CAPITAL

[a] Authorized

On June 9, 2000, the Board of Directors approved a resolution to increase the authorized shares of common stock from 50,000,000 to 100,000,000, par value $.001 per share. The Company is also authorized to issue up to 1,000,000 shares of preferred stock, par value $.001 per share.

In connection with the 1999 recapitalization of VMI described in note 1, Voice Mobility Canada Limited (VM Canada) issued 6,600,000 VM Canada Exchangeable Shares. VM Canada is a wholly owned subsidiary of VMII. Each VM Canada Exchangeable Share is exchangeable for one VMII common share at any time at the option of the shareholder, and will be exchanged no later than July 1, 2009, and has essentially the same voting, dividend and other rights as one VMII common share. A share of Series A preferred voting stock, which was issued to a trustee in trust for the holders of the VM Canada Exchangeable Shares, provides the mechanism for holders of the VM Canada Exchangeable Shares to have voting rights in VMII. The Company considers each Exchangeable Share as equivalent to a share of its common stock and therefore the Exchangeable Shares are included in the computation of basic earnings per share.

8. SHARE CAPITAL (cont’d.)

As at December 31, 2001 the holders of the Exchangeable Shares are entitled to 6,600,000 individual votes in all matters of Voice Mobility International, Inc. As the Exchangeable Shares are converted into common stock of the Company, the voting rights attached to the share of Series A preferred voting stock are proportionately reduced.

[b] Common stock

2001

Public Offering

On April 3, 2001, the Company completed an offering of 6,500,000 Special Warrants at a price of Cdn$2.00 per Special Warrant for aggregate gross proceeds of $8,429,440 (Cdn$13,000,000). Each Special Warrant was exercisable, without payment of additional consideration, into one Unit of the Company (a “Unit”). Each Unit consisted of one common share and one half of one non-transferable share purchase warrant of the Company. Each whole warrant entitles the holder to acquire one common share at a price of Cdn$2.25, or on a cashless basis, at any time on or before April 3, 2003. The cashless exercise provision allows the holder to utilize the net appreciation in the market value of the underlying common stock to pay the exercise price.

The Special Warrants were exercised by the holders on July 20, 2001, being the fifth business day following the “Qualification Date”, which was the latest of: (i) June 8, 2001, the date a registration statement for the underlying securities was declared effective by the United States Securities and Exchange Commission, and (ii) July 10, 2001, the date the last receipt was issued for a final prospectus qualifying the issuance of the underlying securities by the British Columbia, Alberta, Ontario, Quebec and New Brunswick securities regulatory commissions and (iii) July 15, 2001, the day preceding the date the listing of the Company’s common shares on The Toronto Stock Exchange became effective.

The agents were paid a commission of $590,084 (Cdn$910,000), representing 7% of the gross proceeds, and were reimbursed $64,844 (Cdn$100,000) in legal costs. The company also incurred $124,678 (Cdn$192,271) in legal and professional fees. The aggregate financing costs of $779,606 (Cdn$1,202,271) were recorded as a reduction to the gross proceeds within stockholders’ equity.

In addition, the agents received a special compensation option that entitles them to purchase 650,000 Units at Cdn$2.00 per Unit at any time on or before April 3, 2003. Each Unit consists of one common share (the “compensation option”) and one-half of one common share purchase warrant (the “compensation warrant”), each whole compensation warrant being exercisable to purchase one additional common share at a price of Cdn$2.25 per share at anytime on or before April 3, 2003.

8. SHARE CAPITAL (cont’d.)

In addition to the direct financing costs, the Company incurred costs of $94,068 in respect of the Canadian prospectus and $137,483 in respect of the U.S. registration statement which were expensed in the Consolidated Statement of Operations.

Promissory Notes and Warrants

Between the months of April to July 2001, the Company issued a series of promissory notes to shareholders in the aggregate principal amount of $1,404,214 (Cdn$2,150,000), which were repayable on the earlier of July 18, 2001 or the next equity financing. No interest accrued on the notes. Fees of $48,580 (Cdn$74,750) were due on maturity. In connection with the issuance of the notes, the Company issued a series of 633,334 warrants (100,000 Class K warrants, 166,667 Class L warrants, 200,000 Class M warrants, and 166,667 Class N warrants), each entitling the holder to one share of common stock per warrant, exercisable at $1.50 per share with expiry dates ranging from April 25, 2004 to June 25, 2004. The notes including the fees were repaid in full for $1,445,885 (Cdn$2,224,750) on July 17, 2001.

The gross proceeds have been allocated to the promissory notes and the Class K, L, M and N warrants based on the relative fair value of each security at the time of issuance. Accordingly, $1,177,247 was allocated to the promissory notes and $226,967 was allocated to the Class K, L, M and N warrants in aggregate. The fair value of the warrants was estimated using the Black-Scholes option pricing model. The discount on the notes as a result of the warrants was subject to accretion over the term to maturity of the promissory notes. As at December 31, 2001, the $226,967 discount and the $48,580 fees have been recorded as interest expense.

On December 28, 2001, the Class L, M and N warrants were cancelled [Note 8[e]].

8. SHARE CAPITAL (cont’d.)

2000

Private Placements

On February 15, 2000 the Company issued 2,250,000 units, at $2 per unit for gross cash proceeds of $4,500,000. Each unit comprises one share of common stock and one Class F warrant, entitling the holder to one common share, exercisable at $5.50 at any time up to February 15, 2005. The Company also issued 100,000 common shares and $75,000 cash to third parties as a finders fee. Cash proceeds of $4,241,700 were received in fiscal 2000 from the issuance of the units, net of the $75,000 finders fee and the $183,300 in unsecured advances received in December 1999. On December 2, 2000, the Board of Directors amended the exercise price of the Class F warrants to $2.25 and amended the expiry date to November 3, 2003. On December 28, 2001, 1,000,000 Class F warrants were cancelled [Note 8[e]].

On July 1, 2000 the Company issued 500,000 units, at $5.50 per unit for net cash proceeds of $2,750,000. Each unit comprises one share of common stock and three Class G warrants, entitling the holder to one share of common stock per warrant, exercisable at $5.50 at any time up to July 1, 2003. On December 2, 2000, the Board of Directors amended the exercise price of the Class G warrants to $2.25 and amended the expiry date to November 30, 2003. On December 28, 2001, the 1,500,000 Class G warrants were cancelled [Note 8[e]].

On September 29, 2000, the Company issued 200,000 units, at $0.335 per unit for net cash proceeds of $67,000. Each unit comprises one share of common stock and one Class H warrant, entitling the holder to one share of common stock per warrant, exercisable at $0.50 at any time up to December 29, 2000. On December 20, 2000, 200,000 Class H warrants were exercised for net cash proceeds of Cdn$100,000.

1999

Common Stock and Warrants Issued on Settlement of Debt

By an agreement dated March 26, 1999 Aliant Inc. (“Aliant“), Acrex, and VMI agreed to recognize past contributions of Aliant on a joint development project to a maximum amount of $335,200 (Cdn$500,000). It was agreed that VMI would not be required to reimburse Aliant the $335,200, unless VMI became a public company or was owned by a public company. On March 26, 1999 it was determined this amount would be settled by the issuance of 1,428,571 shares of the public entity. The identical terms of the debt settlement agreement involving Acrex were assumed by VMII. The development project expense including a beneficial conversion feature of $164,800, calculated at its intrinsic value at the commitment date, was recorded as research and development expense.

8. SHARE CAPITAL (cont’d.)

On June 29, 1999, the Company issued 500,000 warrants with an exercise price of $0.35 per common stock in settlement of a $167,000 loan and a revision to the repayment terms of a $628,770 (Cdn$907,500) note payable to Ibex Investment Ltd. (“Ibex”). The Company has recorded an extraordinary loss of $790,000 based on the difference between the fair value of the equity instruments issued and the carrying value of the debt settled. The fair value of the warrants granted to Ibex was estimated on the date of the grant using the Black Scholes option pricing model with the following assumptions: no dividend yield; risk free interest rate of 5.5%; expected volatility of 89%; and an expected life of one year.

[c] Preferred stock

On December 29, 2000 the Company issued 666,667 units at $3.00 per unit for cash proceeds of $2,000,000. Each unit comprised one share of Series B non-voting convertible preferred stock and three quarter of a Class I warrant, entitling the holder to one share of common stock per warrant, exercisable at $1.75 at any time up to November 29, 2003. Each share of Series B preferred stock is convertible, at the option of the holder, into two shares of common stock and will automatically be converted into common stock as of December 31, 2002. Holders of the Series B preferred stock are entitled to a $0.195 per annum dividend. The dividends are not cumulative. The funds and the preferred stock certificates were placed in escrow pursuant to an escrow agreement. The funds could be withdrawn by the Company in increments of up to $500,000 on January 15, 2001, January 31, 2001, February 15, 2001 and February 28, 2001 on a cumulative basis and the preferred stock certificates would be released to the investors concurrent with the cash disbursements. At December 31, 2000, the proceeds were presented as restricted cash.

Based on the relative fair values of the preferred stock and detachable warrants on the date of issuance, the Company allocated $1,451,000 of the proceeds to preferred stock and $549,000 of the gross proceeds to the warrants. The agreement contains a beneficial conversion feature that allows the investors to convert the preferred stock to common stock at an effective conversion rate which is less than the closing price of the Company’s common stock on December 29, 2000. The amount of the beneficial conversion feature is limited to the proceeds allocated to the preferred stock of $1,451,000 and is presented as a preferred stock dividend.

The agreement provides that under certain conditions, the Company can retract, at its option, the Series B preferred stock, at $3.00 per share together with all accrued and unpaid dividends. On March 30, 2001, the Company retracted 80,969 Series B Preferred shares at $3.00 per share for aggregate cash of $242,907. The retraction reduced the number of Series B Preferred shares outstanding from 666,667 to 585,698. Upon retraction, a portion of the retraction price was allocated to the beneficial conversion feature and decreased net loss attributable to common stockholders by $109,552.

8. SHARE CAPITAL (cont’d.)

On August 14, 2001, the Company paid cash dividends of $57,106 to holders of Series B preferred stock.

On December 28, 2001, the Class I warrants were cancelled [Note 8[e]].

[d] Stock options

Second Amended and Restated 1999 Stock Option Plan

On June 14, 2001, an amendment to the Amended and Restated 1999 Stock Option Plan was approved to meet the requirements for listing of the Company’s securities on The Toronto Stock Exchange.

The Second Amended and Restated 1999 Stock Option Plan (“Plan”) authorizes an aggregate amount of 10,000,000 common shares to be issued pursuant to the exercise of stock options.

The Plan provides for the granting of options which either qualify for treatment as incentive stock options or non-statutory stock options and entitles directors, employees and consultants to purchase commo n shares of the Company. Options granted are subject to approval of the Board of Directors or the Stock Option Committee.

The options generally vest over a period of two to three years from the date of grant and immediately become exercisable once vested. Any options that do not vest as the result of a grantee leaving the Company are forfeited and the common shares underlying them are returned to the reserve. The options generally have a term of five years.

8. SHARE CAPITAL (cont’d.)

Activity under the Plan is as follows:

		Options Outstanding

				Weighted
	Shares Available	Number	Price	Average
	for Grant	of Shares	per Share	Exercise Price

Balance, December 31, 1998	—	—	—	—
Shares authorized	5,000,000	—	—	—
Options granted	(3,252,750)	3,252,750	0.75 - 2.38	$0.94
Options forfeited	265,834	(265,834)	0.75	$0.89

Balance, December 31, 1999	2,013,084	2,986,916	0.75 - 2.38	$0.94
Additional shares authorized	5,000,000	—	—	—
Options granted	(4,577,795)	4,577,795	0.75 - 9.50	$4.13
Options forfeited	74,180	(74,180)	0.75 - 2.00	$1.19
Options exercised	—	(506,955)	0.75 -3.05	$0.87

Balance, December 31, 2000	2,509,469	6,983,576	0.75 - 9.50	$3.03
Options granted	(2,207,732)	2,207,732	0.35 - 2.75	$2.04
Options forfeited	2,298,872	(2,298,872)	0.75 - 9.50	$4.48
Options exercised	—	(447,500)	0.75 - 1.00	$0.89
Common shares issued to
Innovatia, Inc. [note 7]	(500,000)	—	—	—

Balance, December 31, 2001	2,100,609	6,444,936	0.35 - 7.25	$2.16

The weighted average remaining contractual life and weighted average exercise price of options outstanding and of options exercisable as at December 31, 2001 are as follows:

	Options Outstanding			Options Exercisable

			Weighted
	Number	Weighted	Average	Number	Weighted
Range of	Outstanding at	Average	Remaining	Exercisable at	Average
Exercise	December 31,	Exercise	Contractual	December 31,	Exercise
Prices	2001	Price	Life (years)	2001	Price

$0.35 - 1.00	2,650,917	$0.84	4.80	1,876,139	$0.86
$1.01 - 3.00	2,662,632	$2.02	4.15	1,393,289	$2.08
$3.01 - 5.00	36,000	$3.05	3.10	21,556	$3.05
$5.01 - 7.00	970,387	$5.49	3.80	598,304	$5.48
$7.01 - 7.25	125,000	$7.25	4.30	125,000	$7.25

	6,444,936	$2.16	4.30	4,014,288	$2.18

As at December 31, 2001, 1,496,006 [2000 – nil] options outstanding have an exercise price denominated in Canadian dollars with a weighted average exercise price of Cdn$1.82.

8. SHARE CAPITAL (cont’d.)

The Company incurred non-cash stock based compensation expense reported in the statement of operations as follows:

	2001	2000	1999
	$	$	$

Sales and marketing	—	1,178,996	597,891
Research and development	257,934	964,673	1,023,429
General and administrative	170,883	1,042,589	1,289,260

	428,817	3,186,258	2,910,580

Of the $428,817 total stock based compensation expense in 2001, $125,250 relates to options granted to consultants at fair value [2000 - $880,500; 1999 - $nil]. The remaining $303,567 [2000 - $965,820; 1999 - $2,910,580] is a result of options granted to employees in 2000 and 1999 with an exercise price less than the market price of the common stock on the date of grant.

As at December 31, 2001, the Company has $21,765 [2000 - $325,332; 1999 - $1,106,656] in deferred compensation to be expensed in future periods based on the vesting terms of the underlying fixed plan options.

Pro forma disclosure of stock based compensation

Pro forma information regarding results of operations and earnings (loss) per share is required by SFAS 123 for stock-based awards to employees as if the Company had accounted for such awards using a valuation method permitted under SFAS 123.

8. SHARE CAPITAL (cont’d.)

The fair value of the Company’s stock-based awards granted to employees in 2001, 2000 and 1999 was estimated using the Black-Scholes option pricing model. The option pricing assumptions include a dividend yield of 0%, a weighted average expected life of 2.5 years [2000 - 2.5 years; 1999 - 2.0 years], a risk free interest rate of 3.20% [2000 - 5.87%; 1999 - 5.50%] and an expected volatility of 114% [2000 - 118%; 1999 - 89%]. The weighted average fair value of options granted during 2001 was $0.78 [2000 - $3.15; 1999 - $1.60]. For pro forma purposes, the estimated value of the Company’s stock-based awards to employees is amortized over the vesting period of the underlying options. The effect on the Company’s net loss and loss per share of applying SFAS 123 to the Company’s stock-based awards to employees would approximate the following:

	2001	2000	1999
	$	$	$

Net loss attributable to common
shareholders	(10,240,111)	(11,101,947)	(6,848,605)
Compensation expense	(2,284,347)	(4,112,466)	(439,786)

Pro forma net loss	(12,524,458)	(15,214,413)	(7,288,391)

Basic and diluted loss per share
As reported	(0.34)	(0.46)	(0.41)
Pro forma	(0.42)	(0.63)	(0.43)

8. SHARE CAPITAL (cont’d.)

[e] Warrants

The Company has the following common stock warrants outstanding:

	Warrants				Warrants
	Outstanding at	Warrants	Warrants	Warrants	Outstanding at	Exercise		Proceeds
	January 1	Issued	Exercised	Cancelled	December 31	Price	Expiry	on Exercise
	#	#	#	#	#	$US	Date	$

1999
Class A warrants	—	1,600,000	(400,000)	—	1,200,000	0.35	Dec. 29/00	133,333
Class B, C and D
warrants	—	3,193,000	(2,760,000)	—	433,000	0.50	Dec. 29/00	1,380,000
Class E warrants	—	601,000	—	—	601,000	0.35	Dec. 29/00	—

	—	5,394,000	(3,160,000)	—	2,234,000			1,513,333

2000
Class A warrants	1,200,000	—	(1,200,000)	—	—	0.35	Dec. 29/00	426,668
Class B, C and D
warrants	433,000	—	(433,000)	—	—	0.50	Dec. 29/00	216,500
Class E warrants	601,000	—	(601,000)		—	0.35	Dec. 29/00	210,350
Class F and G
warrants	—	3,750,000	—	—	3,750,000	2.25	Nov. 30/03	—
Class H warrants	—	200,000	(200,000)	—	—	0.50	Dec. 29/00	100,000
Class I warrants	—	500,000	—	—	500,000	1.75	Nov. 29/03	—

	2,234,000	4,450,000	(2,434,000)	—	4,250,000			953,518

2001
Class F and G
warrants	3,750,000	—	—	2,500,000	1,250,000	2.25	Nov. 30/03	—
Class I warrants	500,000	—	—	500,000	—	—	Cancelled	—
Class K warrants	—	100,000	—	—	100,000	1.50	Apr. 25/04	—
Class L warrants	—	166,667	—	166,667	—	—	Cancelled	—
Class M warrants	—	200,000	—	200,000	—	—	Cancelled	—
Class N warrants	—	166,667	—	166,667	—	—	Cancelled
Special warrants	—	3,250,000	—	—	3,250,000	Cdn.2.25	Apr. 3/03	—
Compensation options	—	650,000	—	—	650,000	Cdn.2.00	Apr. 3/03	—
Compensation warrants	—	325,000	—	—	325,000	Cdn.2.25	Apr. 3/03	—

	4,250,000	4,858,334	—	(3,533,334)	5,575,000			—

As at December 31, 1999, the $1,513,333 cash proceeds on exercise of 3,160,000 warrants was collected but the share certificates were not issued until 2000. As a result, the 3,160,000 common shares issuable at December 31, 1999 were reported as common stock to be issued in the statement of stockholders’ equity.

On December 28, 2001, 3,533,334 warrants were cancelled by the warrant holders for no additional consideration.

8. SHARE CAPITAL (cont’d.)

[f] Earnings (loss) per share

The following table sets forth the computation of earnings (loss) per share:

	2001	2000	1999
	$	$	$

Numerator:

Loss before extraordinary items	(10,292,557)	(9,650,947)	(6,058,605)
Reduction of beneficial conversion feature on
retraction of 80,969 Series B preferred stock	109,552	—	—
Dividends paid on preferred stock	(57,106)	—	—
Deemed dividend on beneficial conversion feature	—	(1,451,000)	—

Loss before extraordinary items attributable to
common stockholders	(10,240,111)	(11,101,947)	(6,058,605)

Net loss	(10,292,557)	(9,650,947)	(6,848,605)
Reduction of beneficial conversion feature on
retraction of 80,969 Series B preferred stock	109,552	—	—
Dividends paid on preferred stock	(57,106)	—	—
Deemed dividend on beneficial conversion feature		(1,451,000)	—

Net loss attributable to common stockholders	(10,240,111)	(11,101,947)	(6,848,605)

Denominator:

Weighted average number of common stock
outstanding	23,468,254	17,430,772	10,304,415
Weighted average number of common stock
issuable on exercise of exchangeable shares	6,600,000	6,600,000	6,600,000

Weighted average number of common stock
equivalents outstanding	30,068,254	24,030,772	16,904,415

Earnings (loss) per share:

Basic and diluted loss per share before
extraordinary items	(0.34)	(0.46)	(0.36)
Basic and diluted loss per share	(0.34)	(0.46)	(0.41)

8. SHARE CAPITAL (cont’d.)

For the years ending December 31, 2001, 2000 and 1999, the Company’s common shares issuable upon the exercise of stock options, warrants and other convertible securities were excluded from the determination of diluted loss per share as their effect would be antidilutive.

9. INCOME TAXES

The Company is subject to United States federal and state income taxes at an approximate rate of 35%. The reconciliation of the provision (recovery) for income taxes at the United States federal statutory rate compared to the Company’s income tax expense is as follows:

	2001	2000	1999
	$	$	$

Tax expense (recovery) at U.S. statutory rates	(3,602,000)	(3,860,000)	(2,739,000)
Lower (higher) effective income taxes of
Canadian subsidiary	—	(354,000)	(383,000)
Change in valuation allowance	2,108,000	2,859,000	1,221,000
Change in opening valuation allowance for the
reduction in future enacted tax rates	931,000	—	—
Non-deductible expenses	563,000	1,355,000	1,901,000

Income tax expense (recovery)	—	—	—

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company has recognized a valuation allowance for those deferred tax assets for which it is more likely than not that realization will not occur.

Significant components of the Company’s deferred tax assets as of December 31 are as follows:

	2001	2000
	$	$

Net operating loss carryforwards	6,195,000	4,308,000
Property and equipment	567,000	346,000

Total deferred tax assets	6,762,000	4,654,000
Valuation allowance	(6,762,000)	(4,654,000)

Net deferred tax assets	—	—

9. INCOME TAXES (cont’d.)

The net operating loss carryforwards expire as follows:

$

Canada
2002	43,000
2003	163,000
2004	78,000
2005	845,000
2006	2,098,000
2007	2,698,000
2008	7,704,000

13,629,000
U.S.
2019	269,000
2020	2,701,000
2021	713,000

3,683,000

17,312,000

10. RELATED PARTY TRANSACTIONS

In addition to the transactions described in notes 3, 7 and 8, the Company had the following related party transactions in the normal course of operations which were recorded at amounts established and agreed between the related parties:

[a]
During the year ended December 31, 2001, Pacific Western Mortgage Corporation, a company controlled by a shareholder and a Director of the Company, was paid $11,867 [2000 - $85,000; 1999 - $40,392] for consulting services.

[b]
During the year ended December 31, 2001, Karina Ventures Inc., a company controlled by a shareholder and a Director of the Company, was paid $24,508 [2000 - $40,000; 1999 - $13,464] for consulting services.

[c]
During the year ended December 31, 2001, the Company sold to Innovatia, Inc., a shareholder of the Company and a wholly owned subsidiary of Aliant, Inc., and to NB Tel, also a wholly owned subsidiary of Aliant, Inc., products and services totaling $202,011 [2000 - $68,649; 1999 - $42,072]. At December 31, 2001, $219,489 [2000 - $484; 1999 -$18,015] is included in accounts receivable.

10. RELATED PARTY TRANSACTIONS (cont’d.)

[d]	During the year ended December 31, 2001, the Company purchased from Innovatia, Inc., a shareholder of the Company and a wholly owned subsidiary of Aliant, Inc., services totaling $1,707,989 [note 7] [2000 - $nil; 1999 - $nil].

11. COMMITMENTS AND CONTINGENCIES

[a]	The Company leases its premises under operating leases. The minimum lease payments are as follows:

$

2002	116,477
2003	68,801
2004	28,667
2005	—
2006	—

213,945

  The rental expense charged to the consolidated statements of operations in 2001 amounted to $247,000 [2000 - $189,000; 1999 - $109,000].

[b]
On August 24, 2001, Manschot Opportunity Fund, LP and Galladio Capital Management, BV filed suit in the Superior Court of the State of California, County of Orange (Case No. 01CC10988) against Voice Mobility International, Inc., Funkart Holdings, Inc., Pioneer Growth Corporation, Robert L. Cashman and Greg Harrington. The suit relates to an alleged December 1998 agreement between Motorsports Promotions, Inc. and Funkart Holdings, Inc., during the time period prior to Voice Mobility Inc.‘s April 1999 reverse acquisition of Equity Capital Group, Inc., the predecessor company to Voice Mobility International, Inc. Plaintiffs allege to be creditors of Motorsports Promotions, acquiring Motorsports rights under the alleged agreement at a UCC public sale. Defendant Funkart Holdings is alleged to have been a subsidiary of Equity Capital Group during the period in question, but which was assigned to Pioneer Growth Corporation, a company unaffiliated with Voice Mobility International, Inc. pursuant to the reverse acquisition. The suit alleges that during the period in question, Voice Mobility International, Inc. also was the alter-ego of defendant Cashman. The suit alleges breach of contract and breach of fiduciary duty and seeks compensatory damages in excess of $1,325,000, prejudgment interest and punitive damages. The Company has tendered the defense and indemnity of such claims to Mr. Cashman. Management believes that there is no substantive merit to the claims and they intend to defend the lawsuit vigorously if Mr. Cashman fails to perform the defense and indemnification obligations he has accepted. The Company has made no provision in the financial statements on the belief that the probability of a loss is remote.

11. COMMITMENTS AND CONTINGENCIES (cont’d.)

[c]
On December 31, 2001, a former contract employee filed a Writ of Summons and Statement of Claim with the Supreme Court of British Columbia claiming breach of an implied employment contract and Stock Option Agreement by the Company. The relief sought is damages under several causes of action for an aggregate of approximately $1,825,892. The Comp any believes that there is no substantive merit to the claim and management intends to vigorously defend the action. The Company has made no provision in the financial statements on the belief that the probability of a loss is remote.

[d]
On June 29, 2001, Mr. O’Flaherty resigned his position as President and Director of the Company. As part of his final settlement, Mr. O’Flaherty will remain in salary continuance up to December 31, 2002. In the case of re-employment with another company, the Company will continue to pay the difference, if any, between his new monthly base salary and the monthly base salary which he was earning at the Company. Mr. O’Flaherty will also forego any rights he may have under his employment agreement to any additional monetary bonuses and associated options for 2001 and 2002. As at December 31, 2001, the Company has accrued $103,591 for this matter.

12. SUPPLEMENTAL CASH FLOW INFORMATION

Net changes in operating assets and liabilities are as follows:

	2001	2000	1999
	$	$	$

Change in accounts receivable	(229,442)	24,358	53,591
Change in other receivables	(220,644)	—	—
Change in note receivable	(270,000)	—	—
Change in prepaid expenses	(39,791)	(32,319)	(15,302)
Change in inventory	—	89,575	(75,093)
Change in accounts payable	155,006	(3,957)	225,214
Change in accrued liabilities	(242,016)	167,484	83,641
Change in employee payables	30,115	88,316	43,598
Change in note payable	205,000	—	—
Change in deferred revenue	(43,502)	123,012	90,377

	(655,274)	456,469	406,026

12. SUPPLEMENTAL CASH FLOW INFORMATION (cont’d.)

Non-cash investing and financing activities are as follows:

	2001	2000	1999
	$	$	$

Stock issued on settlement of amount due to Innovatia, Inc.	132,059	—	—
Restricted cash proceeds from issuance of preferred
stock and detachable warrants	—	2,000,000	—
Stock and warrants issued to Acrex Ventures Ltd.
investors	—	—	1,220,667
Stock issued on settlement of amount due to Aliant Inc.		—	500,000
Stock issued on settlement of shareholder debt	—	—	250,000
Warrants issued on settlement of Ibex Investment
Ltd. notes payable	—	—	167,000
Warrants issued on settlement of Ernest Gardiner
notes payable	—	—	33,000

Cash amounts paid for interest and income taxes are as follows:

	2001	2000	1999
	$	$	$

Cash paid for interest	54,000	16,000	70,000
Cash paid for income taxes	1,500	—	—

13. SUBSEQUENT EVENTS

[a]
On March 4, 2002, the Company and Innovatia signed a new development agreement. The agreement to develop a carrier-classified unified communications product is for the period January 1, 2002 to December 31, 2003. Innovatia will continue to provide the same services as under the previous development agreement described in Note 7. In consideration for these services, the Company agreed to pay Innovatia a cash royalty within 30 days after the end of each calendar quarter equal to 10% on the gross quarterly revenue received for the sale of the Company’s products. If the development agreement is terminated the royalty payments will continue for six months after the termination date.

13. SUBSEQUENT EVENTS (cont’d.)

[b]	On March 6, 2002, an exchangeable shareholder exchanged 500,000 Exchangeable Shares into 500,000 common shares of the Company for no additional consideration.

[c]	On March 8, 2002, a shareholder and Director of the Company indemnified the Company against any losses that may be incurred on the collectibility of the note receivable described in Note 3.

Voice Mobility International, Inc.

CONSOLIDATED BALANCE SHEETS
(Unaudited - Expressed in U.S. Dollars)

As at	June 30,	December 31,
	2002	2001
	$	$

ASSETS
Current
Cash and cash equivalents	414,757	1,732,200
Accounts receivable [net of allowance for doubtful debts:
June 30, 2002 - $8,209; December 31, 2001 - $26,014]	847,290	222,268
Other receivables	—	266,881
Notes receivable (Note 3)	222,500	232,500
Prepaid expenses	66,474	100,850

Total current assets	1,551,021	2,554,699

Property and equipment [net of accumulated
amortization: June 30, 2002 - $2,108,398;
December 31, 2001 - $1,552,084]	1,282,333	1,780,935

	2,833,354	4,335,634

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
Current
Accounts payable	307,578	445,936
Accrued liabilities	152,542	57,062
Employee related payables	84,880	182,154
Notes payable (Note 3)	30,000	205,000
Deferred revenue	819,487	158,584
Series A promissory notes payable (Note 4)	428,891	—

Total current liabilities	1,823,378	1,048,736

Promissory note payable (Note 5)	1,642,029	1,575,930

Total liabilities	3,465,407	2,624,666

Commitments and contingencies (Note 8)

Stockholders’ equity (deficiency) (Note 7)
Common stock, $0.001 par value, authorized 100,000,000
28,811,282 outstanding [December 31, 2001 – 27,648,782]	28,812	27,649
Preferred stock, $0.001 par value, authorized 1,000,000
Series A Preferred stock issued and outstanding, 1	1	1
Series B Preferred stock issued and outstanding, 585,698	586	586
Additional paid-in capital	31,337,352	31,323,354
Accumulated deficit	(31,901,767)	(29,563,804)
Other accumulated comprehensive income	(97,037)	(76,818)

Total stockholders’ equity (deficiency)	(623,053)	1,710,968

	2,833,354	4,335,634

See accompanying notes

Voice Mobility International, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - Expressed in U.S. Dollars)

	Three Months ended		Six Months ended
	June 30		June 30
	2002	2001	2002	2001
	$	$	$	$

Sales	23,842	33,886	193,330	77,732
Cost of sales	130	4,823	14,440	8,258

Gross Profit	23,712	29,063	178,890	69,474

Operating expenses
Sales and marketing	278,382	641,563	582,085	1,358,815
Research and development	263,007	1,441,404	594,923	2,674,135
General and administrative	667,473	1,053,672	1,213,016	1,915,191

	1,208,862	3,136,639	2,390,024	5,948,141

Loss from operations	1,185,150	3,107,576	2,211,134	5,878,667
Interest income	(1,459)	(5,415)	(4,555)	(17,569)
Interest expense	21,092	163,545	41,198	164,705
(Gain) loss on embedded foreign currency derivative	—	(69,000)	—	141,000

Net loss for the period	1,204,783	3,196,706	2,247,777	6,166,803
Foreign currency translation gains (losses)	(19,742)	47,095	(20,219)	(32,873)

Comprehensive loss for
the period	1,224,525	3,149,611	2,267,996	6,199,676

Loss per share (Note 7[d])
Basic and diluted loss per share	(0.04)	(0.12)	(0.07)	(0.22)

See accompanying notes

Voice Mobility International, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - Expressed in U.S. Dollars)

For the six months ended,
	June 30,	June 30,
	2002	2001
	$	$

OPERATING ACTIVITIES
Net loss for the period	(2,247,777)	(6,166,803)
Non-cash items included in net loss
Amortization	533,959	406,977
Stock based compensation	15,160	414,822
Bad debt expense	(20,049)	6,580
Loss on embedded foreign currency derivative	—	141,000
Loss on disposal of property and equipment	14,356	—

	(1,704,351)	(5,197,424)
Net change in operating assets and liabilities	53,915	1,316,415

Cash used in operating activities	(1,650,436)	(3,881,009)

INVESTING ACTIVITIES
Purchase of property and equipment	(45,456)	(702,070)
Proceeds on sale of property and equipment	47,904	—

Cash provided (used) in investing activities	2,448	(702,070)

FINANCING ACTIVITIES
Cash proceeds from Series A promissory notes payable	428,891	1,402,235
Net repayments of promissory note payable	(13,192)	—
Cash proceeds on issuance of special warrants, net	—	581,960
Cash proceeds on release of preferred stock from escrow	—	1,757,093
Cash proceeds on exercise of options	—	396,250
Dividends paid on preferred stock	(90,186)	—

Cash provided by financing activities	325,513	4,137,538

Effect of foreign currency on cash	5,032	(2,732)

Increase (decrease) in cash and cash equivalents	(1,317,443)	(448,273)
Cash and cash equivalents, beginning of period	1,732,200	602,527

Cash and cash equivalents, end of period	414,757	154,254

See accompanying notes

VOICE MOBILITY INTERNATIONAL, INC.
Notes to Consolidated Financial Statements
June 30, 2002
Unaudited

1. NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Voice Mobility International, Inc., (the ‘Company’) is a Nevada corporation engaged in the development and sales and marketing of unified voice messaging software through its wholly owned operating subsidiaries, Voice Mobility Inc. and Voice Mobility (US) Inc. The Company’s Enhanced Messaging software suite will allow for legacy voice-mail replacement and incremental offerings such as real time call connect, voice-mail to e-mail, and fax to e-mail services. These unified communication services are facilitated by the creation of a single personal digital mailbox that can receive any type of communication regardless of its incoming format or medium. The Company’s principal geographic markets include North America, Europe and Asia.

The accompanying unaudited interim consolidated financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for annual financial statements . In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six-month period ended June 30, 2002 are not necessarily indicative of the results that may be expected for the year ended December 31, 2002.

The balance sheet at December 31, 2001 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for annual financial statements.

For further information, refer to the consolidated financial statements and footnotes thereto included in the Company’s annual report on Form 10-K for the year ended December 31, 2001.

The interim consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future.

The Company incurred an operating loss of $2,211,134 for the six-months ended June 30, 2002 [June 30, 2001 - $5,878,667] that raises substantial doubt about its ability to continue as a going concern. Management has been able, thus far, to finance the operations, as well as the growth of the business, through a series of equity and debt financing. Management plans to continue to seek other sources of financing on favorable terms in addition to the $506,155 raised through a series of equity private placements in July 2002 as described in Note 9 [c], [d] and [e]. However, there are no firm commitments for any other additional financing, and there can be no assurance that any such commitment can be obtained on favorable terms, if at all. Management believes it has implemented significant cost reductions and expects to keep its operating costs to a minimum until cash is available through financing or operating activities. Management expects revenues to increase in 2002 from the deployment of the unified communications software product which will afford the Company the ability to fund its daily operations and service its debt obligations. There are no assurances that the Company will be successful in achieving these goals.

In view of these conditions, the ability of the Company to continue as a going concern is uncertain and dependent upon achieving a profitable level of operations and on the ability of the Company to obtain necessary financing to fund ongoing operations. Management believes that its current and future plans enable it to continue as a going concern. These financial statements do not give effect to any adjustments which would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying financial statements.

2. MAJOR CUSTOMERS AND SEGMENTED INFORMATION

The Company operates in one major line of business, the development, manufacture and marketing of unified voice messaging systems. The Company derived 92% [six months ended June 30, 2001 – 80%] of its revenues to external customers from sales by its Canadian operations and has substantially all its assets in Canada. The Company derived 8% [six months ended June 30, 2001 – 20%] of its revenues from sales by its US operations. Sales to Innovatia Inc., an existing shareholder of the Company, and NBTel, wholly owned subsidiaries of Aliant Inc. comprised 64% of revenues for the six months ended June 30, 2002. Sales to three customers comprised 86% of revenues for the six-months ended June 30, 2002. Sales to three customers comprised 94% of revenues for the six-months ended June 30, 2001.

3. NOTES RECEIVABLE AND PAYABLE

On August 8, 2001, a plaintiff commenced an action in the Superior Court of California against the Company and the predecessor corporation, Equity Capital Group, Inc. (“ECG”), to recover damages as a result of an alleged breach of contract. On October 15, 2001, a settlement agreement and mutual release was signed between the Company and the above noted plaintiff. The settlement agreement sets forth payments owing to the plaintiff by the Company in the sum of $252,500 to be paid in set installments from October 10, 2001 to October 1, 2002 of which the Company has paid $222,500 as at June 30, 2002.

Prior to signing the plaintiff settlement agreement, the Company signed an indemnification agreement on October 10, 2001 with the former majority shareholder of ECG to indemnify the Company against this claim and any other claims or liabilities that existed prior to the reverse acquisition of ECG. Subsequent to signing the indemnification agreement, the Company and the former majority shareholder of ECG signed a settlement agreement, a security agreement and a stock pledge agreement. In accordance with the settlement agreement, the former shareholder is to pay the Company $290,000 to cover the costs of the plaintiff settlement and additional related legal expenses. The settlement amount is to be paid in set installments from October 10, 2001 to October 25, 2002. The security and stock pledge agreements are in place to further collateralize the Company’s position in addition to the indemnification agreement. As at June 30, 2002, the former shareholder was delinquent in scheduled payments to the Company totaling $120,000.

On March 8, 2002, a shareholder and Director of the Company agreed to indemnify the Company against any losses that may be incurred on the collectibility of the note receivable.

4. SERIES A PROMISSORY NOTES PAYABLE

On June 28, 2002, the Company issued an aggregate of $428,891 (Cdn.$650,000) of Series A promissory notes to four shareholders. The notes are repayable on the earlier of June 27, 2003, or if the Comp any’s revenues plus the net proceeds of any debt or equity financing exceed Cdn.$2,500,000, or if the Company completes a consolidation, merger, amalgamation, arrangement or other reorganization as a result of which the successor corporation after completion of the transaction has working capital of more than Cdn.$2,500,000. The notes bear interest at a rate of 8% per annum, such interest being payable quarterly and the notes are subject to a repayment premium equal to 15% of the outstanding principal balance.

5. PROMISSORY NOTE PAYABLE

A promissory note is due to Innovatia Inc. (“Innovatia”), an existing shareholder of the Company and a wholly owned subsidiary of Aliant Inc. (“Aliant”) for development services provided from February 1, 2001 to December 31, 2001.

The promissory note bears interest at prime plus 1% (prime rate at June 30, 2002 was 4.25%) and is repayable in quarterly installments until repaid in full. The amount payable each quarter (“Maximum Amount Payable”) is the lesser of $142,314 (Cdn $226,678) and 40% of the net aggregate amount of invoices (“Invoiced Amount”) issued by the Company to Aliant in the quarter. The Maximum Amount Payable, if any, for the first two quarters ended June 30, 2002 will be due on October 1, 2002. All subsequent amounts payable, if any, will be due on or before the first business day following the quarter end date. In the event the Invoiced Amount for a particular quarter exceeds $142,314 (Cdn$226,678), the Company will carry forward the difference between the Invoiced Amount and $142,314 (Cdn$226,678) and include the difference in the calculation of Maximum Amount Payable for subsequent quarters. The Company has the option, until December 31, 2004, to settle some or all of the promissory note, principal and interest, in cash, common shares or a combination thereof. If paid by common shares, then 500,000 of the shares will be valued at the lesser of the market price of our shares on the Toronto Stock Exchange and Cdn$0.75 per share, and the value of the balance of any other shares issuable is determined by the weighted average trading price of the Company’s common share on the Toronto Stock Exchange over the ten trading days immediately prior to the date on which the common shares are to be issued.

After December 31, 2004, any amount of the promissory note which remains unpaid will continue to be settled as the lesser of $142,314 (Cdn$226,678) and 40% of the net aggregate amount of invoices issued by the Company to Aliant in the quarter, however the Company is required to settle only with common shares and the number of common shares payable each quarter, if any, is determined by dividing the Maximum Amount Payable by Cdn$1.56. The Company is required to obtain shareholder and regulatory approval to issue common shares to settle the promissory note, other than for the 500,000 common shares issued on December 28, 2001 and for up to 2,000,000 shares of common stock that was approved by shareholders at the Company’s Annual General Meeting held on June 13, 2002. If such approval is not obtained, the Company can only repay the promissory note in cash.

6. DEVELOPMENT AGREEMENT

On March 4, 2002, the Company and Innovatia signed a new development agreement. The agreement to develop a carrier-classified unified communications product is for the period January 1, 2002 to December 31, 2003. Innovatia will license certain intellectual property to the Company on a non-exclusive non-transferable basis for use in the development and verification of current products and will provide specific professional, project management, administrative and support services. In consideration for these services, the Company agreed to pay Innovatia a cash royalty within 30 days after the end of each calendar quarter equal to 10% on the gross quarterly revenue received for the sale of the Company’s products. If the development agreement is terminated the royalty payments will continue for six months after the termination date.

7. SHARE CAPITAL

[a] Issued and Authorized

The Company is authorized to issue up to 100,000,000 share of common stock, par value $.001 per share and up to 1,000,000 shares of preferred stock, par value $.001 per share.

In connection with the 1999 recapitalization of VMI, Voice Mobility Canada Limited (VM Canada) issued 6,600,000 VM Canada Exchangeable Shares. VM Canada is a wholly owned subsidiary of VMII. Each VM Canada Exchangeable Share is exchangeable for one VMII common share at any time at the option of the shareholder, and will be exchanged no later than July 1, 2009, and has essentially the same voting, dividend and other rights as one VMII common share. A share of Series A preferred voting stock, which was issued to a trustee in trust for the holders of the VM Canada Exchangeable Shares, provides the mechanism for holders of the VM Canada Exchangeable Shares to have voting rights in VMII. The Company considers each Exchangeable Share as equivalent to a share of its common stock and therefore the Exchangeable Shares are included in the computation of basic earnings per share.

On March 6, 2002, a holder of Exchangeable Shares exchanged 500,000 Exchangeable Shares into 500,000 common shares of the Company for no additional consideration.

On June 11, 2002, a holder of Exchangeable Shares exchanged 662,500 Exchangeable Shares into 662,500 common shares of the Company for no additional consideration.

As at June 30, 2002 the holders of the Exchangeable Shares are entitled to 5,437,500 individual votes in all matters of Voice Mobility International, Inc. As the Exchangeable Shares are converted into common stock of the Company, the voting rights attached to the share of Series A preferred voting stock are proportionately reduced.

[b] Stock options

The Second Amended and Restated 1999 Stock Option Plan (“Plan”) authorizes an aggregate amount of 10,000,000 common shares to be issued pursuant to the exercise of stock options.

Activity under the Plan is as follows:

		Options Outstanding

				Weighted
	Shares Available	Number	Price	Average
	for Grant	of Shares	per Share	Exercise Price

Balance, December 31, 2001	2,100,609	6,444,936	0.35 – 7.25	$2.16
Options granted	(810,000)	810,000	0.18	$0.18
Options forfeited	1,840,721	(1,840,721)	0.18 – 6.88	$2.03

Balance, June 30, 2002	3,131,330	5,414,215	0.18 – 7.25	$1.92

[c] Warrants

As at June 30, 2002, the Company has the following common stock warrants outstanding:

	Number of Common	Exercise Price
	Shares Issuable	$	Date of Expiry

Series F warrants	1,250,000	2.25	November 30, 2003
Series K warrants	100,000	1.50	April 25, 2004
Share purchase warrants	3,250,000	Cdn. $2.25	April 3, 2003
Compensation options	650,000	Cdn. $2.00	April 3, 2003
Compensation warrants	325,000	Cdn. $2.25	April 3, 2003

	5,575,000

[d] Loss per share

The following table sets forth the computation of basic and diluted loss per share for the periods ended:

	Three Months ended		Six Months ended
	June 30		June 30
	2002	2001	2002	2001
	$	$	$	$

Numerator:
Net loss for the period	(1,204,783)	(3,196,706)	(2,247,777)	(6,166,803)
Reduction of beneficial conversion feature
on retraction of 80,969 Series B preferred
stock	—	—	—	109,550
Dividends paid on preferred stock	(90,186)	—	(90,186)	—

Net loss attributable to holders of common
stock and common stock equivalents	(1,294,969)	(3,196,706)	(2,337,963)	(6,057,253)

Denominator:
Weighted average number of common stock
outstanding	28,294,386	20,631,348	28,045,191	20,499,057
Weighted average number of common stock
issuable on exercise of exchangeable shares	5,954,396	6,600,000	6,203,591	6,600,000

Average number of common stock and
common stock equivalents outstanding	34,248,782	27,231,348	34,248,782	27,099,057

Loss per share:
Basic and diluted loss per share	(0.04)	(0.12)	(0.07)	(0.22)

8. COMMITMENTS AND CONTINGENCIES

[a]
On August 24, 2001, Manschot Opportunity Fund, LP and Galladio Capital Management, BV filed suit in the Superior Court of the State of California, County of Orange (Case No. 01CC10988) against Voice Mobility International, Inc., Funkart Holdings, Inc., Pioneer Growth Corporation, Robert L. Cashman and Greg Harrington. The suit relates to an alleged December 1998 agreement between Motorsports Promotions, Inc. and Funkart Holdings, Inc., during the time period prior to Voice Mobility Inc.‘s April 1999 reverse acquisition of Equity Capital Group, Inc., the predecessor company to Voice Mobility International, Inc. Plaintiffs allege to be creditors of Motorsports Promotions, acquiring Motorsports rights under the alleged agreement at a UCC public sale. Defendant Funkart Holdings is alleged to have been a subsidiary of Equity Capital Group during the period in question, but which was assigned to Pioneer Growth Corporation, a company unaffiliated with Voice Mobility International, Inc. pursuant to the reverse acquisition. The suit alleges that during the period in question, Voice Mobility International, Inc. also was the alter-ego of defendant Cashman. The suit alleges breach of contract and breach of fiduciary duty and seeks compensatory damages in excess of $1,325,000, prejudgment interest and punitive damages. The Company has tendered the defense and indemnity of such claims to Mr. Cashman. Management believes that there is no substantive merit to the claims and they intend to defend the lawsuit vigorously if Mr. Cashman fails to perform the defense and indemnification obligations he has accepted. The Company has accrued $25,000 as final settlement for this matter. See Note 9[a].

[b]
On December 31, 2001, a former contract employee filed a Writ of Summons and Statement of Claim with the Supreme Court of British Columbia claiming breach of an implied employment contract and Stock Option Agreement by the Company. The relief sought is damages under several causes of action for an aggregate of approximately $1,825,892. The Company believes that there is no substantive merit to the claim and management intends to vigorously defend the action. The Company has made no provision in the financial statements on the belief that the probability of a loss is remote. Any amount the Company may be obligated to pay, if any, in connection with this claim will be recorded in the period the claim is resolved.

[c]
On June 29, 2001, Mr. O’Flaherty resigned his position as President and Director of the Company. As part of his final settlement, Mr. O’Flaherty will remain in salary continuance up to December 31, 2002. In the case of re-employment with another company, the Company will continue to pay the difference, if any, between his new monthly base salary and the monthly base salary which he was earning at the Company. Mr. O’Flaherty will also forego any rights he may have under his employment agreement to any additional monetary bonuses and associated options for 2001 and 2002. As at June 30, 2002, the Company has accrued $54,412 for this matter.

9. SUBSEQUENT EVENTS

[a]	On July 1, 2002, the Company settled the Manschot Opportunity Fund, LP suit for $25,000 and was fully released from all plaintiff’s claims. See note 8[a].

[b]	On July 4, 2002, the Company paid cash dividends of $28,475 to holders of Series B preferred stock.

[c]
On July 26, 2002, the Company issued 500,000 units, at $0.18 per unit for gross cash proceeds of $90,000. Each unit comprises one share of common stock and one non-transferable warrant, entitling the holder to one common share, exercisable at $0.25 at any time up to July 26, 2005.

[d]
On July 31, 2002, the Company issued 755,333 units, at Cdn$0.30 per unit for gross cash proceeds of $143,155 (Cdn$226,600). Each unit comprises one share of common stock and one half of one non-transferable warrant, entitling the holder to one common share, exercisable at Cdn$0.45 at any time up to July 31, 2003.

[e]
On July 31, 2002, the Company issued 1,400,000 units, at $0.195 per unit for gross cash proceeds of $273,000. Each unit comprises one share of common stock and one half of one non-transferable warrant, entitling the holder to one common share, exercisable at $0.30 at any time up to July 31, 2003, upon giving 61 days notice.

[f]	As at August 14, 2002, 24,333 employee stock options were forfeited according to their terms under the Second Amended and Restated 1999 Stock Option Plan.

EXHIBIT A

ACTION BY WRITTEN CONSENT AND
SPECIAL RESOLUTIONS OF THE STOCKHOLDERS OF
VOICE NEVADA (THE “COMPANY”)
TO CONTINUE THE COMPANY INTO CANADA

           In accordance with Nevada Revised Statutes (“NRS”) 78.320(2) and 92A.120(8) and the Articles of Incorporation and Bylaws of Voice Mobility International, Inc., a Nevada corporation (the “Company”), and pursuant to the recommenation of the Board of Directors of the Company that its stockholders approve the Plan of Conversion attached as Exhibit A (the “Plan of Conversion”), the undersigned stockholders of the Company, pursuant to this Written Consent, hereby vote all shares of the Company’s outstanding voting stock held of record by them for the adoption and approval of the following resolutions, without formal meeting and without prior notice:

           1. Resolved that the change of domicile of the Company from Nevada to Canada whereby the Company will be domesticated under the federal laws of Canada pursuant to the Canada Business Corporations Act (the “CBCA”) and by conversion in accordance with NRS 92A.105 and the Plan of Conversion be and the same is hereby approved and authorized

           2. The directors of the Company be and are hereby authorized to apply pursuant to section 187 of the CBCA to the Director of Industry Canada under the CBCA for a Certificate of Continuance continuing the Company as if it had been incorporated thereunder (the "Continuance") for the purposes of domesticating the Company under the federal laws of Canada pursuant to the CBCA and file Articles of Conversion with the Secretary of State of the State of Nevada under the provisions of section 92A.205(2) of the NRS;

           3. Effective on the date of such continuance as a corporation under the CBCA, the Company adopt the articles of continuance (the "Articles of Continuance"), substantially in the form attached as Exhibit B to this Information Statement/Prospectus of the Company dated October •, 2002 and By-Laws substantially in the form attached as Exhibit D to this Information Statement/Prospectus, each of which has been approved by the directors of the Company which, among other things, will provide for an increase in the authorized capital to an unlimited number of common shares, 1,000,000 preferred shares, issuable in series; 1 series A preferred share and 666,667 series B non-voting convertible preferred shares, in substitution for the existing Articles and By-Laws of the Company, and such Articles of Continuance and By-Laws be, and they are hereby, approved;

           4. If the Board of Directors of the Company should resolve after the passing of this special resolution that it would not be in the best interests of the Company to proceed with the Continuance, then this special resolution shall thereupon be rescinded and be of no further effect; and

           5. Resolved that the Chief Executive Officer, President and Chief Financial Officer of the Company be and each of them hereby is acting singly, authorized for and on behalf of the Company, to do all such acts and things and to execute, deliver and file all such deeds, documents and other instruments as may be necessary or desirable to carry out the provisions of this resolution which, without limiting the generality of the foregoing, shall include the execution and filing with the Director of Industry Canada under the CBCA of amongst other documents, Articles of Continuation and the new By-Laws of the Company and authorization from the Secretary of State of Nevada to continue Voice Nevada to the federal jurisdiction of Canada and the Certificate of Incorporation, the execution and filing of Articles of Conversion with the Secretary of State of the State of Nevada and all other requisite notices and filings in respect of the domestication required pursuant to applicable laws.

           6. Resolved that this Written Consent may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same original.

1

           7. Resolved that the undersigned stockholders may deliver their executed counterparts of this Written Consent by facsimile transmission, and no confirmation of such delivery by the mailing or personal delivery of an executed original of this Written Consent shall be required in order for this Written Consent to be effective.

           8. Resolved that every act, action, agreement, document or instrument done, performed, made, executed or delivered by, on behalf of or in the name of the Company in order to carry out the purposes and intentions of the foregoing resolutions hereby is authorized, approved and ratified in all respects.

           9 Resolved that the Secretary or any Assistant Secretary of the Company is authorized to certify and deliver a copy of these resolutions, or any one or more of them, to such persons, companies, entities or firms as such Secretary or Assistant Secretary may deem necessary or advisable.

           10. Resolved that the Secretary or any Assistant Secretary of the Company hereby is authorized and directed to file this Written Consent with the minutes of the proceedings of the Stockholders.

           IN WITNESS WHEREOF, the undersigned Stockholders hereby voting the full number of shares of each class of the Company’s outstanding voting stock held of record by them, have executed this Action by Written Consent of the Stockholders of Voice Mobility International, Inc., a Nevada Company, to be effective as of the date first set forth above and direct that it be filed with the minutes of the proceedings of the Company’s stockholders.

___________________________________ Shares of Common Stock

___________________________________ (Signature)

___________________________________ (Print Name of Individual or Entity)

___________________________________ (Print Title if Entity)

2

EXHIBIT B

PROPOSED

ARTICLES OF CONTINUANCE

OF

VOICE MOBILITY INTERNATIONAL, INC.

1

Industry Canada
Canada Business
Corporations Act

FORM 11
ARTICLES OF CONTINUANCE
(SECTION 187)

1 – Name of corporation

VOICE MOBILITY INTERNATIONAL, INC.

2 – The place in Canada where the registered office is to be situated

PROVINCE OF BRITISH COLUMBIA

3 – The classes and any maximum number of shares that the corporation is authorized to issue

The Corporation is authorized to issue:

a) unlimited common voting shares each having the rights and restrictions stated on Schedule "A" attached hereto;

b) 1,000,000 preferred shares having the rights and restrictions stated on Schedule "A" attached hereto;

c) 1 series A preferred share having the rights and restrictions stated on Schedule "B" attached hereto;

d) 666,667 series B non-voting convertible preferred shares having the rights and restrictions stated on Schedule "B" attached hereto.

4 – Restrictions, if any, on share transfers

None

5 – Number (or minimum and maximum number) of directors

A MINIMUM OF THREE AND A MAXIMUM OF TWENTY

6 – Restrictions, if any, on business the corporation may carry on

NONE

7 – (1) If change of name effected, previous name

NONE

(2) Details of Incorporation

The Corporation was incorporated in the State of Nevada on October 2, 1997 under the name of Equity Capital Group, Inc. The name of the Corporation was changed to Voice Mobility International, Inc. on June 24, 1999.

8 – Other provisions, if any

The directors may, within the maximum number permitted by the Articles, appoint one or more directors, who shall hold office for a term expiring not later than the close of the next annual general meeting of the shareholders, but the total number of directors so appointed may not exceed one-third of the number of directors elected at the previous annual general meeting of the shareholders.

Date	Signature	Title
		DIRECTOR

FOR DEPARTMENTAL USE ONLY Corporation No.	Filed

IC 3247 (01-95) (cca 1391)

2

25378.00060:12309486.2

SCHEDULE "A"

     TO THE ARTICLES
OF CONTINUANCE OF
VOICE MOBILITY INTERNATIONAL, INC.

The rights, privileges, restrictions and conditions of the Common shares are as follows:

(a)	The Common shares have the rights, restrictions and conditions set out in the Canada Business Corporations Act and in the By-Laws of the Corporation.

The rights, privileges, restrictions and conditions of the Preferred Shares are as follows:

(a)	One or More Series. The directors may issue Preferred Shares in one or more Series;

(b)
Creation or Deletion of Series. The directors may alter by resolution the Articles of the Corporation or, if applicable, the By-Laws of the Corporation to fix or change the number of shares in, and to determine the designation, rights, privileges, restrictions and conditions attaching to the shares of, each Series of Preferred Shares;

(c)
Voting. The directors may confer on the holders of any Series of Preferred Shares the right to notice of or to be present or to vote, either in person or by proxy, at any general meeting of the shareholders of the Corporation other than a separate meeting of the holders of the Preferred Shares, or of the holders of shares of a Series of the Preferred Shares, as the case may be;

(d)
Dividends. The special rights or restrictions which the directors may create, define or attach to any Series of Preferred Shares may allow the directors to declare dividends with respect to the common shares only or with respect to any Series of Preferred Shares only or with respect to any combination of two or more such classes or Series of classes;

(e)
If Series Entitled to Cumulative Dividend. Where the Preferred Shares or one or more Series of Preferred Shares are entitled to cumulative dividends, and where cumulative dividends in respect of the Preferred Shares or a Series of Preferred Shares are not paid in full, the shares of all Series of Preferred Shares entitled to cumulative dividends shall participate rateably in respect of accumulated dividends in accordance with the amounts that would be payable on those shares if all the accumulated dividends were paid in full;

(f)
All Series of Preferred Shares Participate Rateably on Winding-Up. Where amounts payable on a winding-up are not paid in full or on the occurrence of any other event where the holders of the shares of all Series of Preferred Shares are entitled to a return of capital but are not paid in full, the shares of all Series of Preferred Shares shall participate rateably in a return of capital in respect of Preferred Shares in accordance with the amounts that would be payable on the return of capital if all amounts so payable were paid in full;

(g)	No Priority. No special rights or restrictions attached to a Series of Preferred Shares shall confer on the Series priority over another Series of Preferred Shares then outstanding respecting:

(i) dividends, or

3

	(ii)	a return of capital:

		A.	on winding-up; or

		B.	on the occurrence of another event that would result in the holders of all Series of Preferred Shares being entitled to a return of capital.

(h)
Special Rights and Restrictions of Issued Series. A directors’ resolution pursuant to paragraph (b) above must be passed before the issue of shares of the Series to which the resolution relates, and after the issue of shares of that Series the number of shares in, the designation of, and the special rights and restrictions attached to that Series may be added to, altered, varied or abrogated only pursuant to Section 173 of the Canada Business Corporations Act, and the directors shall send to the Director articles of amendment in the prescribed form; and

(i)
Priority on Liquidation. Except as provided herein, in the event of the liquidation, dissolution or winding-up of the Corporation or any distribution of its assets for the purpose of winding-up its affairs, after the payment of dividends declared but unpaid, the holders of the Preferred Shares shall be entitled pari passu to be paid such amount as the special rights and restrictions attaching to such shares shall provide, or in the absence of any express provision with respect thereto, the amount of capital paid up in respect thereof per share for each Preferred Share held by them, out of the assets of the Corporation in preference to and with priority over any payment or distribution of any capital asset or monies among the holders of any Common shares of the Corporation. The foregoing provisions of these Articles shall apply to all Preferred Shares except as expressly provided in the special rights and restrictions, which the directors may create, define or attach to any Series of Preferred Shares.

4

SCHEDULE "B"

  TO THE ARTICLES
OF CONTINUANCE OF
VOICE MOBILITY INTERNATIONAL, INC.

Terms and Conditions of
Series A Preferred Stock

1.           Designation and Amount. One share of preferred stock share, without par value, is hereby constituted as a series of shares of the preferred stock of the Corporation which shall be designated as the "Series A Special Voting Preferred Share" (the "Series A Preferred Share"), the preferences and relative, optional and other special rights of which and the qualifications, limitations or restrictions of which are set forth herein.

2.           Dividends and Distributions . The holder of the Series A Preferred Share shall not be entitled to receive any portion of any dividend or distribution at any time.

3.           Voting Rights . The holder of the Series A Preferred Share shall have the following voting rights:

(i) The Series A Preferred Share shall entitle the holder thereof to an aggregate number of votes equal to the number of Exchangeable Shares ("Exchangeable Shares") of Voice Mobility Canada Limited, a Canadian corporation ("VM Canada"), outstanding from time to time which are not owned by the Corporation or any of its direct or indirect subsidiaries.

(ii) Except as otherwise provided herein or by law, the holder of the Series A Preferred Share and the holders of Shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

(iii) Except as set forth herein, the holder of the Series A Preferred Share shall have no special voting rights, and its consent shall not be required (except to the extent it is entitled to vote with holders of Shares of Common Stock as set forth herein) for taking any corporate action.

4.           Additional Provisions .

(i) The Holder of the Series A Preferred Share is entitled to exercise the voting rights attendant thereto in such manner as such holder desires.

(ii) At such time as (A) the Series A Preferred Share entitles its holder to a number of votes equal to zero because there are no Exchangeable Shares of VMI Canada outstanding which are not owned by the Corporation or any of its direct or indirect subsidiaries, and (B) there is no share of stock, debt, option or-other agreement, obligation or commitment of VMI Canada which could by its terms require VMI Canada to issue any Exchangeable Shares to any person other than the Corporation or any of its direct or indirect subsidiaries, then the Series A Preferred Share shall thereupon be retired and cancelled promptly thereafter. Such share shall upon its cancellation, and upon the taking of any action required by applicable law, become an authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

5.           Reacquired Share . If the Series A Preferred Share should be purchased or otherwise acquired by the Corporation in any manner whatsoever, then the Series A Preferred Share shall be retired and cancelled promptly after the acquisition thereof. Such share shall upon its cancellation, and upon the taking of any

5

action required by applicable law, become an authorized but unissued preferred share and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors. subject to the conditions and restrictions on issuance set forth herein.

6.           Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation. the holder of the Series A Preferred Share shall not be entitled to any portion of any distribution.

7.           No Redemption or Conversion. The Series A Preferred Share shall not be redeemable or convertible.

6

     Terms and Conditions of
Series B Non- Voting Convertible Preferred Stock

1.           Designation and Amount. 666,667 shares of preferred stock, without par value, is hereby constituted as a series of the preferred stock of the Corporation which shall be designated "Series B Non-Voting Convertible Preferred Stock" (the "Series B Preferred"), the preferences and relative, optional and other special rights of which and the qualifications, limitations or restrictions of which are set forth herein.

2.           Dividends . The holders of the Series B Preferred shall be entitled to receive dividends out of funds legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) on the Common Stock of the Corporation, at the rate of US$0.195 per share of Series B Preferred per annum, due payable with respect to each share of Series B Preferred, on the last day of each month following the issuance of such share of the Series B Preferred. Such dividends shall not be cumulative. Such dividends shall accrue to holders of the Series B Preferred until paid by the Corporation. No dividends or other distributions shall be made with respect to the Common Stock, other than dividends payable solely in Common Stock, unless at the same time an equivalent dividend with respect to the Series B Preferred has been paid or set apart for payment.

3.            Liquidation Dissolution or Winding Up. In the event of a liquidation, dissolution or winding up of the Corporation, the holders of the Series B Preferred shall not be entitled to any portion of any distribution.

4.            Conversion. The holders of the Series B Preferred shall have conversion rights as follows: .

(i) Right to Convert. Subject to Section 4(b) below, each share of Series B Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series B preferred, into such number of fully paid and non-assessable shares of Common Stock as determined by dividing US$3.00 by the Series B Conversion Price, determined as hereinafter provided, in effect at the time of conversion (the "Series B Conversion Rate"). The "Series B Conversion Price" shall initially be US$1.50 per share of Common Stock and shall be subject to further adjustment as hereinafter provided.

(ii) Automatic Conversion. Each share of Series B Preferred shall automatically .be converted into shares of Common Stock at the then effective Series B Conversion Rate upon the earlier of either (i) December 31, 2002, or (ii) the written consent of the holders of a majority of the then outstanding shares of Series B Preferred, voting together as a single class.

(iii) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of the Series B Preferred; the number of shares of Common Stock issuable upon conversion of the Series B Preferred shall be rounded down to the nearest whole number of shares of Common Stock. Before any holder of the Series B Preferred shall be entitled to convert the same into full shares of Common Stock and to receive certificates therefor. such holder shall surrender the certificate or certificates therefor. duly endorsed. at the office of the Corporation or of any transfer agent for the Series B Preferred, and shall give written notice to the Corporation at such office that such holder elects to convert the same; provided, however,. that in the event of a conversion pursuant to Section 4(b ), the outstanding shares of the Series B Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; and provided, further, that the Corporation shall not be obligated to issue certificates evidencing the shares of

7

Common Stock issuable upon such conversion unless the certificates evidencing such shares of the Series B Preferred are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify it for losses incurred as a result of the toss of such certificates. The Corporation shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder of the Series B Preferred, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of the Series B Preferred to be converted, or. in the case of automatic conversion, on the date of closing of the offering the effective date of such written consent, as the case may be. and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

(iv)   Adjustments to Conversion Price.

(A)   Adjustments for Subdivisions or Combinations of or Stock Dividends on Common  Stock. In the event the outstanding shares of Common Stock shall be subdivided (by stock split or otherwise), into a greater number of shares of Common Stock, or the Corporation at any time or from time to time after the original issue date of the Series 13 shall declare or pay any dividend on the Common Stock payable in Common Stock. the Series B Conversion Rate then in effect shall. concurrently with the effectiveness of such subdivision or stock dividend. be proportionately increased based on the ratio of (A) the number of shares of Common Stock outstanding immediately after such subdivision or stock dividend to (B) the number of shares of Common Stock outstanding immediately prior to such subdivision or stock dividend. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock. the Series B Conversion Rate then in effect shall, concurrently with the effectiveness of such combination or consolidation. be proportionately decreased on the same basis.

(v)   Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price or Conversion Rate of the Series B Preferred pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series B Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the respective Conversion Price and the Conversion Rate at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series B Preferred.

(vi) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series B Preferred such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred, in addition to such other remedies as shall be available to the holder of such Series B

8

Preferred, the Corporation will take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

5.            Right of Redemption. Unless otherwise agreed by the holders of Series B Preferred, the Corporation shall not have the right to call or redeem at any time all or any shares of Series B Preferred.

6.            Voting Rights. Except as otherwise provided herein or by applicable law, holders of the Series B Preferred shall not be entitled to any voting rights and powers, and shall not be entitled to vote with respect to any matters upon which holders of Common Stock have the right to vote; provided however, that so long as shares of Series B Preferred shall be outstanding, holders of the Series B Preferred shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Corporation.

7.            Reacquired Shares. If any shares of Serie s B Preferred should be purchased, retracted or otherwise acquired by the Corporation in any manner whatsoever, then such shares of Series B Preferred shall be retired and cancelled promptly after acquisition thereof. Such shares upon cancellation, and upon the taking of any action required by applicable law, shall become authorized but unissued preferred shares and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors of the Corporation. subject to the conditions and restrictions on issuance set forth herein.

9

EXHIBIT C

ARTICLES OF CONVERSION

OF

VOICE NEVADA

1

ARTICLES OF CONVERSION
OF
VOICE MOBILITY INTERNATIONAL, INC.
(A Nevada Corporation)
INTO
VOICE MOBILITY INTERNATIONAL, INC.
(A Company Organized Under the Laws of the Federal Jurisdiction of Canada)

           1.            The name of the constituent entity to this conversion is Voice Mobility International, Inc., a Nevada corporation (the "Constituent Entity"), and the jurisdiction of its orga nization is the State of Nevada.

           2.            The proposed name of the resulting entity to this conversion is Voice Mobility International, Inc., a Canadian corporation (the "Resulting Entity"), and the jurisdiction of its organization is the Federal jurisdiction of Canada.

           3.            A Plan of Conversion has been adopted by the stockholders of the Constituent Entity in compliance with the laws of the State of Nevada.

           4.            The address of the Resulting Entity where copies of process may be sent by the Secretary of State is 180 – 13777 Commerce Parkway, Richmond, BC, V6V 2X3.

           5.            A complete executed copy of the Plan of Conversion is on file at the registered office of the Resulting Entity.

           IN WITNESS WHEREOF, the Constituent Entity has executed these Articles of Conversion as of ________________ , 2002.

VOICE MOBILITY INTERNATIONAL, INC.

By: ______________________________________________________

2

PLAN OF CONVERSION
OF
VOICE MOBILITY INTERNATIONAL, INC.
(A Nevada Corporation)
INTO
VOICE MOBILITY INTERNATIONAL, INC.
(A Company Organized Under the Laws of the Federal Jurisdiction of Canada)

           Voice Mobility International, Inc., a Nevada corporation, (the “Constituent Entity”), hereby adopts the following Plan of Conversion:

           1.           The name of the Constituent Entity is: Voice Mobility International, Inc., a Nevada corporation.

           2.           The name of the resulting entity (the “Resulting Entity”) is: Voice Mobility International, Inc., a Canadian corporation.

           3.           The jurisdiction of the law that governs the Constituent Entity is the la w of the State of Nevada. The jurisdiction of the law that will govern the Resulting Entity is the Federal jurisdiction of Canada.

           4.           As soon as is practicable following approval of the Plan of Conversion by the stockholders of the Constituent Entity and all requisite [corporate and] government action in respect of the Resulting Entity, the Constituent Entity will cause the conversion of the Constituent Entity into the Resulting Entity (the “Conversion”) to be consummated by the filing of Articles of Conversion in the office of the Nevada Secretary of State in such form as is required by, and signed in accordance with, the applicable provisions of Chapter 92A of the Nevada Revised Statutes (“NRS”). The date of such filing with the Nevada Secretary of State or such later date as may be set forth in the Articles of Conversion shall be the effective date of the Conversion (the “Conversion Date”).

           5.           As of the Conversion Date:

(a)
The Constituent Entity shall be converted into the Resulting Entity which shall possess all rights, privileges, powers and franchises of a public nature and a private nature, and shall be subject to all restrictions, disabilities and duties of the Constituent Entity.

(b)
The title to all real estate vested by deed or otherwise under the laws of any jurisdiction, and the title to all other property, real and personal, owned by the Constituent Entity, and all debts due to the Constituent Entity on whatever account, as well as all other things in action or belonging to the Constituent Entity, shall in accordance with the NRS be vested in the Resulting Entity without reservation or impairment.

3

(c)
The Resulting Entity shall have all of the debts, liabilities and duties of the Constituent Entity, but all rights of creditors accruing and all liens placed upon any property of the Constituent Entity up to the Conversion Date shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Entity shall attach to the Resulting Entity and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

(d)
Any proceeding pending against the Constituent Entity may be continued as if the Conversion had not occurred or the Resulting Entity may be substituted in the proceeding in place of the Constituent Entity.

(e)
Any surplus appearing on the books of the Constituent Entity shall be entered as surplus on the books of the Resulting Entity and all such surplus shall thereafter be dealt by the Resulting Entity in any lawful manner.

(f)
Once the Conversion is completed, holders of shares of common stock of the Constituent Entity instead will own one share of common stock of the Resulting Entity for each share of common stock held before the Conversion. The existing certificates representing the Constituent Entity's common stock will not be canceled. Holders of options to purchase the Constituent Entity's common stock on the date of the Conversion will continue to hold options to purchase an identical number of shares of common stock of the Resulting Entity. All shares of the Resulting Entity will be without par value. The currently outstanding options to purchase shares of the Constituent Entity's common stock will represent options to purchase an equivalent number of shares of common stock of the Resulting Entity for the equivalent purchase price per share without other action by the Constituent Entity's option holders. Option holders will not have to exchange their options. As soon as practicable following the completion of the Conversion, the Resulting Entity intends to file a post-effective amendment to its Registration Statement on Form S-8 (Reg. No. 333-34564) covering all such options and any future option grants (and the shares issued upon exercise of such options). Option holders who are not stockholders will not have a right to vote on the Conversion.

(g)
The Conversion, if approved, will effect a change in the legal jurisdiction of incorporation of the Constituent Entity as of the effective date thereof, but the Constituent Entity will not change its business or operations after the effective date of the Conversion as the Resulting Entity.

(h)
The directors and officers of the Resulting Entity immediately following the Conversion will be identical to the current directors and officers of the Constituent Entity. As of the effective date of the Conversion, the election, duties, resignation and removal of the Constituent Entity directors and officers

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shall be governed by the Canada Business Corporations Act, the Articles of Continuance and the By-Laws of the Resulting Entity.

(i)
The Constituent Entity's common stock is currently listed and quoted on the OTC Bulletin Board, Frankfurt Stock Exchange and The Toronto Stock Exchange under the symbol "VMII", "VMY" and "VMY" respectively. The Resulting Entity intends to continue to use the same symbols following the Conversion.

(j)
Following the Conversion, the Resulting Entity will be a Foreign Private Issuer under United States securities laws. As a Foreign Private Issuer, the Resulting Entity will be required to file a yearly report on Form 20-F but will not be required to file Annual Reports on Form 10-K nor Quarterly Reports on Form 10-Q. Additionally, the Resulting Entity will be exempt from the rules under Securities Exchange Act requiring the furnishing and content of proxy statements to shareholders and the Resulting Entity's officers, directors and principal shareholders will be exempt from the reporting and "short swing" profit recovery provisions contained in Section 16 of the Securities Exchange Act of 1934, as amended.

           6.           The full text of the Articles of Continuance and By-Laws of the Resulting Entity are attached hereto as Exhibit B and Exhibit D respectively, and each is incorporated herein by this reference.

           7.           The Constituent Entity intends that this Plan of Conversion will constitute the complete Plan of Conversion referred to in the NRS.

           IN WITNESS WHEREOF, the Constituent Entity has signed this Plan of Conversion as of ___________________ , 2002.

VOICE MOBILITY INTERNATIONAL, INC.

By: _______________________________________________

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EXHIBIT D

PROPOSED BY-LAWS

OF

VOICE MOBILITY INTERNATIONAL, INC.

(A Canadian Corporation)

1

BY-LAW NO. 1
OF
VOICE MOBILITY INTERNATIONAL, INC.
TABLE OF CONTENTS

BY-LAW NO. 1

A by-law relating generally to the conduct of the affairs
of Voice Mobility International, Inc.

BE IT ENACTED AND IT IS HEREBY ENACTED as a by-law of Voice Mobility International, Inc. (hereinafter called the "Corporation") as follows:

1.            INTERPRETATION

1.1          Definitions . In this by-law and all other by-laws of the Corporation, unless the context otherwise specifies or requires:

(a)
"Act" means the Canada Business Corporations Act, R.S.C. 1985, c. C-44 as from time to time amended and every statute that may be substituted therefor and, in the case of such substitution, any references in the by-laws of the Corporation to provisions of the Act shall be read as references to the substituted provisions therefor in the new statute or statutes;

(b)
"Regulations" means the Regulations under the Act as published or from time to time amended and every regulation that may be substituted therefor and, in the case of such substitution, any references in the by-laws of the Corporation to provisions of the Regulations shall be read as references to the substituted provisions therefor in the new regulations

(c)	"by-law" means any by-law of the Corporation from time to time in force and effect;

(d)
"registered owner" or "registered holder" when used with respect to a share in the authorized capital of the Corporation means the person registered in the register of shareholders or a branch register of shareholders in respect of such share;

(e)
"shareholder" means those persons defined as such in the Act and includes any person who owns shares in the capital of the Corporation and whose name is entered in the register of shareholders or a branch register of shareholders;

(f)
"writing", "in writing" and like expressions include all modes of representing, or reproducing and recording words in visible form, including: printing; lithographing; typewriting; and photostatic, electrostatic and mechanical copying;

(g)	all terms which are contained in the by-laws of the Corporation and which are defined in the Act or the Regulations shall have the meanings given to such terms in the Act or the Regulations; and

(h)
the singular shall include the plural and the plural shall include the singular; the masculine shall include the feminine; and the word "person" shall include bodies corporate, corporations, companies, partnerships, syndicates, trusts and any number or aggregate of persons

2.             DIRECTORS

2.1
Number. The number of directors shall, subject to the articles of the Corporation and any unanimous shareholder agreement, be fixed by the directors or if not so fixed, shall be the number of directors

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elected or continued as directors at the immediately preceding annual meeting of the Corporation. The business and affairs of the Corporation shall be managed by a board of directors of whom at least twenty-five percent shall be resident Canadians and of whom, if any of the issued securities of the Corporation are or were a part of a distribution to the public, at least two shall not be officers or employees of the Corporation or any affiliate of the Corporation.

2.2
Election and Removal. At each annual meeting of the Corporation, all the directors shall retire and the shareholders entitled to vote thereat shall elect a board of directors consisting of the number of directors for the time being fixed pursuant to the by-laws.

2.3	Retiring. A retiring director shall be eligible for re-election.

2.4
No Meeting. Where the Corporation fails to hold an annual meeting in accordance with the Act, the directors then in office shall be deemed to have been elected or appointed as directors on the last day on which the annual meeting could have been held pursuant to the Act and the by-laws and they may hold office until other directors are appointed or elected or until the day on which the next annual meeting is held, whichever shall first occur.

2.5
Continued. If at any meeting at which there should be an election of directors the places of any of the retiring directors are not filled by such election, such of the retiring directors who are not reelected as may be requested by the newly-elected directors shall, if willing to do so, continue in office to complete the number of directors for the time being fixed pursuant to the by-laws until further new directors are elected at a general meeting convened for the purpose. If any such election or continuance of directors does not result in the election or continuance of the number of directors for the time being fixed pursuant to the by-laws, such number shall be fixed at the number of directors actually elected or continued in office.

2.6	Casual Vacancy. The remaining directors or director shall have the power from time to time to appoint any person as a director to fill any casual vacancy occurring in the board of directors.

2.7
Additional Directors . Between successive annual meetings the directors shall have power to appoint one or more additional directors but the number of additional directors shall not be more than one-third of the number of directors elected or appointed at the last annual meeting. Any director so appointed shall hold office only until the next following annual meeting of the Corporation, but shall be eligible for election at such meeting and, so long as he is an additional director, the number of directors shall be increased accordingly.

2.8
Alternate Directors . Any director may by instrument in writing delivered to the Corporation appoint any person to be his alternate to act in his place at meetings of the directors at which he is not present unless the directors shall have reasonably disapproved the appointment of such person as an alternate director and shall have given notice to that effect to the director appointing the alternate director within a reasonable time after delivery of such instrument to the Corporation. Every such alternate shall be entitled to notice of meetings of the directors and to attend and vote as a director at a meeting at which the person appointing him is not personally present, and, if he is a director, to have a separate vote on behalf of the director he is representing in addition to his own vote. A person may be appointed as an alternate for more than one director and shall have a separate vote for each director so represented. A director may at any time in writing by instrument, telegram, telex, facsimile or any method of transmitting legibly recorded messages delivered to the Corporation revoke the appointment of an alternate appointed by him. The remuneration payable to such an alternate shall be payable out of the remuneration of the director appointing him

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2.9
Vacation of Office. The office of a director shall ipso facto be vacated: (a) if he becomes bankrupt or suspends payments of his debts generally or compromises with his creditors or makes an authorized assignment or is declared insolvent; (b) if he is found to be a mentally incompetent person; or (c) if by notice in writing to the Corporation he resigns his office.

2.10	Ceasing. A director ceases to hold office when he:

	(a)	dies;

	(b)	resigns his office by notice in writing delivered to the Corporation;

	(c)	is convicted of an indictable offence and the other directors shall have resolved to remove him;

	(d)	ceases to be qualified to act as a director pursuant to the Act; or

	(e)	is removed in accordance with the Act and this by-law.

2.11	Resignation. Every resignation of a director becomes effective at the time a written resignation is delivered to the Corporation or at the time specified in the resignation, whichever is later.

2.12
Removal. Subject to the Act, the Corporation may by ordinary resolution remove any director before the expiration of his period of office and may by an ordinary resolution appoint another person in his stead.

2.13
Powers. The directors shall manage or supervise the management of the affairs and business of the Corporation and shall have the authority to exercise all such powers of the Corporation as are not, by the Act or by the articles or by-laws, required to be exercised by the Corporation in general meeting.

2.14
Attorney. The directors may from time to time by power of attorney or other instrument under seal appoint any person to be the attorney of the Corporation for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under this by-law and excepting the powers of the directors relating to the constitution of the Board and of any of its committees and the appointment or removal of officers and the power to declare dividends) and for such period, with such remuneration and subject to such conditions as the directors may think fit, and any such appointment may be made in favour of any of the directors or any of the shareholders of the Corporation or in favour of any corporation, or of any of the shareholders, directors, nominees or managers of any corporation, firm or joint venture and any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him.

2.15	Committee of Directors . The directors may appoint from among their number a committee of directors and subject to the Act may delegate to such committee any of the powers of the directors.

2.16
Shareholder Qualification. A director shall not be required to hold a share in the capital of the Corporation as qualification for his office but shall be qualified as required by the Act to become or act as a director. Any director who is not a shareholder shall be deemed to have agreed to be bound by the provisions of the articles and by-laws of the Corporation to the same extent as if he were a shareholder of the Corporation.

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3.            MEETING OF DIRECTORS

3.1	Place of Meeting. Meetings of the board of directors and of a committee of directors (if any) may be held within or outside of Canada.

3.2
Call. A director may, and the Secretary or an Assistant Secretary upon request of a director shall, call a meeting of the board at any time. Reasonable notice shall be given for any meeting specifying the place, day and hour of such meeting and shall be given by mail, postage prepaid, addressed to each of the directors and alternate directors at his address as it appears on the books of the Corporation or by leaving it at his usual business or residential address or by telephone, telex, facsimile, email or any method of transmitting legibly recorded messages. Accidental omission to give notice of a meeting of directors to, or by the non-receipt of notice by, any director shall not invalidate the proceedings at that meeting.

3.3
Waive Notice. Any director of the Corporation may file with the Secretary a document executed by him waiving notice of any past, present or future meeting or meetings of the directors being, or required to have been, sent to him and may at any time withdraw such waiver with respect to meetings held thereafter. After the filing of such waiver with respect to future meetings, and until such waiver is withdrawn, no notice of any meeting of the directors need be given to such director or, unless the director otherwise requires in writing to the Secretary, to his alternate director, and all meetings of the directors so held shall be deemed not to be improperly called or constituted by reason of notice not having been given to such director or alternate director.

3.4
No Notice. It shall not be necessary to give notice of a meeting of directors to any director or alternate director if such meeting is to be held immediately following a general meeting at which such director shall have been elected or is the meeting of directors at which such director is appointed.

3.5
Chair. The Chairman of the Board, if any, or in his absence the Chief Executive Officer (or if the Corporation has not appointed a Chief Executive Officer, its President), or in his absence the President, shall preside as chairman at every meeting of the directors, or if neither the Chairman of the Board, nor the Chief Executive Officer nor the President, as the case may be, is present within fifteen minutes of the time appointed for holding the meeting or is willing to act as chairman, or, if the Chairman of the Board, if any, the Chief Executive Officer, and the President, as the case may be, have advised the Secretary that they will not be present at the meeting, the directors present shall choose one of their number to be chairman of the meeting. With the consent of the meeting, the solicitor of the Corporation may act as chairman of a meeting of the directors.

3.6
Vacancy. The directors may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed pursuant to the by-laws of the Corporation as the necessary quorum of directors, the directors may act for the purpose of increasing the number of directors to that number, or to summon a special meeting of the Corporation, but for no other purpose. If the directors fail to call a meeting or if there are no directors then in office, the meeting may be called by any shareholder

3.7
Defect. Subject to the provisions of the Act, all acts done at any meeting of the directors or of a committee of directors, or by any person acting as a director, shall, notwithstanding that it be afterwards discovered that there was some defect in the qualification, election or appointment of any such directors or of the members of such committee or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly elected or appointed and was qualified to be a director.

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3.8
Quorum. The board of directors may from time to time fix the quorum required for the transaction of business at a meeting of the board of directors and until so fixed the quorum will be a majority of the then current number of directors, or if the number of directors is fixed at one, shall be one director.

3.9
Meetings by Telephone or Electronic Conference. A director may participate in a meeting of the board or of any committee of the directors by means of conference telephones or other communications facilities by means of which all directors participating in the meeting can hear each other. A director participating in a meeting in accordance with this by-law shall be deemed to be present at the meeting and to have so agreed and shall be counted in the quorum therefor and be entitled to speak and vote thereat.

3.10
Voting. The directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings, as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the chairman shall not have a second or casting vote. Meetings of the board held at regular intervals may be held at such place, at such time and upon such notice (if any) as the board may by resolution from time to time determine.

3.11
Resolution in Lieu of Meeting. Notwithstanding any of the foregoing provisions of this by-law, a resolution consented to in writing, whether by document, telegram, telex, facsimile or any method of transmitting legibly recorded messages, by all of the directors or their alternates shall be as valid and effectual as if it had been passed at a meeting of the directors duly called and held. Such resolution may be in two or more counterparts which together shall be deemed to constitute one resolution in writing. Such resolution shall be filed with the minutes of the proceedings of the directors and shall be effective on the date stated thereon or on the latest day stated on any counterpart. A resolution may be consented to by a director or alternate director who has an interest in the subject matter of the resolution provided that he has otherwise complied with the provisions of the articles, by-laws and the Act.

3.12	Seconds . No resolution proposed at a meeting of directors need be seconded, and the chairman of any meeting may move or propose a resolution.

4.	REMUNERATION OF DIRECTORS

4.1
Remuneration. The remuneration of the directors may from time to time be determined by the directors or, if the directors so decide, by ordinary resolution of the shareholders. Such remuneration may be in addition to any salary or other remuneration paid to any director in his capacity as officer or employee of the Corporation. The directors shall be reimbursed for reasonable travelling, hotel and other expenses they incur in and about the business of the Corporation and if any director shall perform any professional or other services for the Corporation that in the opinion of the directors are outside the ordinary duties of a director or shall otherwise be specially occupied in or about the Corporation's business, he may be paid a remuneration to be fixed by the board, or, at the option of such director, by the Corporation in general meeting, and such remuneration may be either in addition to, or in substitution for any other remuneration that he may be entitled to receive. The directors on behalf of the Corporation, unless otherwise determined by ordinary resolution, may pay a gratuity or pension or allowance on retirement to any director who has held any office or position with the Corporation or to his spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

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5.	SUBMISSION OF CONTRACTS OR TRANSACTIONS TO SHAREHOLDERS FOR APPROVAL

5.1
Ratification. The board of directors in its discretion may submit any contract, act or transaction for approval or ratification at any annual meeting of the shareholders or at any special meeting of the shareholders called for the purpose of considering the same and, subject to the Act, any such contract, act or transaction that shall be approved or ratified or confirmed by a resolution passed by a majority of the votes cast at any such meeting (unless any different or additional requirement is imposed by the Act or by the Corporation's articles or any other by-law) shall be as valid and as binding upon the Corporation and upon all the shareholders as though it had been approved, ratified or confirmed by every shareholder of the Corporation.

6.	FOR THE PROTECTION OF DIRECTORS AND OFFICERS

6.1
Conflicts . In supplement of and not by way of limitation upon any rights conferred upon directors by the Act, it is declared that no director shall be disqualified from his office or vacate his office by reason of holding any office or place of profit under the Corporation or under any body corporate in which the Corporation shall be a shareholder or by reason of being otherwise in any way directly or indirectly interested or contracting with the Corporation either as vendor, purchaser or otherwise or being concerned in a contract or arrangement made or proposed to be entered into with the Corporation in which he is in any way directly or indirectly interested either as vendor, purchaser or otherwise, nor shall any director be liable to account to the Corporation or any of its shareholders or creditors for any profit arising from any such office or place of profit; and, subject to the Act, no contract or arrangement entered into by or on behalf of the Corporation in which any director shall be in any way directly or indirectly interested shall be avoided or voidable and no director shall be liable to account to the Corporation or any of its shareholders or creditors for any profit realized by or from any such contract or arrangement by reason of any fiducia ry relationship. Subject to the Act, no director or officer shall be obliged to make any declaration of interest in respect of a contract or proposed contract with the Corporation in which such director or officer is in any way directly or indirectly interested nor shall any director be obliged to refrain from voting in respect of any such contract.

7.	INDEMNITIES TO DIRECTORS AND OFFICERS

7.1
Indemnity. Subject to the Act, the Corporation may indemnify a director or officer or former director or officer of the Corporation or of a corporation of which the Corporation is or was a shareholder or creditor and the heirs and legal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or them in respect of any civil, criminal or administrative action or proceeding to which he is or they are made a party by reason of his being or having been a director or officer of the Corporation or a director of officer of such corporation, including any action brought by the Corporation or any such corporation. Each director or officer of the Corporation on being elected or appointed shall be deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

7.2
Failure . The failure of a director or officer of the Corporation to comply with the provisions of the Act or of the articles or the by-laws shall not invalidate any indemnity to which he is entitled under the by-laws.

7.3	Insurance. The directors may cause the Corporation to purchase and maintain insurance for the benefit of any person who is or was serving as a director, officer, employee or agent of the

7

Corporation or as a director, officer, employee or agent of any corporation of which the Corporation is or was a shareholder and his heirs or personal representatives, against any liability incurred by him as such director, officer, employee or agent.

8.	OFFICERS

8.1
Appointment. The board of directors shall annually or as often as may be required appoint a President and a Secretary and, if deemed advisable, may annually or as often as may be required appoint a Chairman of the Board, a Vice-Chairman of the Board, a Managing Director, one or more Vice-Presidents, a Treasurer, one or more Assistant Secretaries and/or one or more Assistant Treasurers. A director may be appointed to any office of the Corporation but none of the officers except the Chairman of the Board, the Vice-Chairman of the Board and the Managing Director need be a member of the board of directors. Two or more of the aforesaid offices may be held by the same person. In case and whenever the same person holds the offices of Secretary and Treasurer he may, but need not be, known as the Secretary-Treasurer. The board of directors may from time to time appoint such other officers and agents as it shall deem necessary who shall have such authority and shall perform such duties as may from time to time be prescribed by the board of directors.

8.2
Vacancies. If the office of any officer of the Corporation shall be or become vacant by reason of death, resignation, disqualification or otherwise, the directors by resolution shall, in the case of the President, and may, in the case of any other office, appoint a person to fill such vacancy.

8.3
Remuneration and Removal. The remuneration of all officers appointed by the board of directors shall be determined from time to time by resolution of the board of directors. The fact that any officer or employee is a director or shareholder of the Corporation shall not disqualify him from receiving such remuneration as may be determined. All officers, in the absence of agreement to the contrary, shall be subject to removal by resolution of the board of directors at any time, with or without cause.

8.4
Powers and Duties. All officers shall sign such contracts, documents or instruments in writing as require their respective signatures and shall respectively have and perform all powers and duties incident to their respective offices and such other powers and duties respectively as may from time to time be assigned to them by the board of directors.

8.5
Duties may be Delegated. In case of the absence or inability to act of any officer of the Corporation, or for any other reason that the board of directors may deem sufficient, the board of directors may delegate all or any of the powers of such officer to any other officer or to any director for the time being.

8.6	Chairman of the Board. The Chairman of the Board (if any) shall, when present, preside at all meetings of the board of directors, the executive committee of directors (if any) and the shareholders.

8.7
Vice-Chairman of the Board. If the Chairman of the Board is absent or is unable or refuses to act, the Vice-Chairman of the Board (if any) shall, when present, preside at all meetings of the board of directors, the executive committee of directors (if any) and the shareholders.

8.8
Managing Director. The Managing Director shall be a resident Canadian and shall exercise such powers and have such authority as may be delegated to him by the board of directors in accordance with the Act.

8.9
President. Unless the Board determines otherwise, the President shall be the Chief Executive Officer of the Corporation. He shall be vested with and may exercise all the powers and shall perform all the

8

duties of the Chairman of the Board and/or Vice-Chairman of the Board if none be appointed or if the Chairman of the Board and the Vice-Chairman of the Board are absent or are unable or refuse to act; provided, however, that unless he is a director he shall not preside as chairman at any meeting of directors or of the executive committee of directors (if any) or, subject to paragraph 9.9 of this bylaw, at any meeting of shareholders.

8.10
Vice-President. The Vice-President or, if more than one, the Vice-Presidents, in order of seniority, shall be vested with all the powers and shall perform all the duties of the President in the absence or inability or refusal to act of the President; provided, however, that a Vice-President who is not a director shall not preside as chairman at any meeting of directors or of the executive committee of directors (if any) or, subject to paragraph 9.9 of this by-law, at any meeting of shareholders.

8.11
Secretary. The Secretary shall give or cause to be given notices for all meetings of the board of directors, the executive committee of directors (if any) and the shareholders when directed to do so and shall have charge of the minute books of the Corporation and, subject to the provisions of this bylaw, of the records (other than accounting records) referred to in the Act.

8.12
Treasurer. Subject to the provisions of any resolution of the board of directors, the Treasurer shall have the care and custody of all the funds and securities of the Corporation and shall deposit the same in the name of the Corporation in such bank or banks or with such other depositary or depositaries as the board of directors may direct. He or she shall keep or cause to be kept the accounting records referred to in the Act. He or she may be required to give such bond for the faithful performance of his duties as the board of directors in its uncontrolled discretion may require but no director shall be liable for failure to require any such bond or for the insufficiency of any such bond or for any loss by reason of the failure of the Corporation to receive any indemnity thereby provided.

8.13
Assistant Secretary and Assistant Treasurer. The Assistant Secretary or, if more than one, the Assistant Secretaries in order of seniority, and the Assistant Treasurer or, if more than one, the Assistant Treasurers in order of seniority, shall respectively perform all the duties of the Secretary and the Treasurer, respectively, in the absence or inability or refusal to act of the Secretary or the Treasurer, as the case may be.

8.14
General Manager or Manager. The board of directors may from time to time appoint one or more General Managers or Managers and may delegate to him or them full powers to manage such matters and duties as by law must be transacted or performed by the board of directors and/or by the shareholders and to employ and discharge agents and employees of the Corporation or may delegate to him or them any lesser authority. A General Manager or Manager shall conform to all lawful orders given to him by the board of directors of the Corporation and shall at all reasonable times give to the directors or any of them all information they may require regarding the affairs of the Corporation. Any agent or employee appointed by a General Manager or Manager shall be subject to discharge by the board of directors.

8.15
Conflicts . Every officer of the Corporation who holds any office or possesses any property whereby, whether directly or indirectly, duties or interests might be created in conflict with his duties or interests as an officer of the Corporation shall, in writing, disclose to the President the fact and the nature, character and extent of the conflict in accordance with the provisions of the Act.

9.	SHAREHOLDERS' MEETINGS

9.1	Annual Meeting. Subject to the Act and the Articles, the annual meeting of the shareholders shall be held on such day in each year and at such time as the directors may by resolution determine at any

9

place within Canada or, if all the shareholders entitled to vote at such meeting so agree, outside Canada.

9.2
Special Meetings. Subject to the Act and the Articles, special meetings of the shareholders may be convened by order of the board of directors at any date and time and at any place within Canada or, if all the shareholders entitled to vote at such meeting so agree, outside Canada.

9.3
Meetings by Telephone or Electronic Conference. A shareholder may participate in a meeting of the shareholders by means of conference telephones or other communications facilities by means of which all shareholders participating in the meeting can hear each other. A person participating in a meeting by such means in accordance with this bylaw shall be deemed to be present at the meeting and to have so agreed shall be entitled to vote by means of telephonic, electronic or other communication facility that the Corporation has made available for that purpose.

9.4
Notice . A notice stating the day, hour and place of meeting shall be given by serving such notice on such persons as are entitled by law or under this by-law to receive such notice from the Corporation in the manner specified in paragraph 15.1 of this by-law or in such manner as may be prescribed by the directors, not less than twenty-one days or more than fifty days (in each case exclusive of the day on which the notice is delivered or sent and of the day for which notice is given) before the day of the meeting. Notice of a meeting at which special business is to be transacted shall state: (a) the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment thereon; and (b) the text of any special resolution to be submitted to the meeting. Except as otherwise provided by the Act, where any special business at a general meeting includes considering, approving, ratifying, adopting or authorizing any document or the execution thereof or the giving of effect thereto, the notice convening the meeting shall, with respect to such document, be sufficient if it states that a copy of the document or proposed document is or will be available for inspection by shareholders at the registered office or records office of the Corporation or at some other place designated in the notice during usual business hours up to the date of such general meeting.

9.5
Waiver of Notice. A shareholder and any other person entitled to attend a meeting of shareholders may in any manner waive notice or reduce the period of notice of a meeting of shareholders and attendance of any such person at a meeting of shareholders shall constitute a waiver of notice of the meeting except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

9.6
Omission of Notice . The accidental omission to give notice of any meeting or any irregularity in the notice of any meeting or the non-receipt of any notice by any shareholder or shareholders, director or directors or the auditor of the Corporation shall not invalidate any resolution passed or any proceedings taken at any meeting of shareholders.

9.7
Votes. Subject to the Act, every question submitted to any meeting of shareholders shall be decided in the first instance by a show of hands unless (before or on the declaration of the result of the show of hands) a poll is directed by the Chairman or a shareholder or proxyholder entitled to vote at the meeting has demanded a ballot and in the case of an equality of votes the chairman of the meeting shall on a show of hands or on a ballot not have a second or casting vote in addition to the vote or votes to which he may be otherwise entitled as a member or proxyholder and this provision shall apply notwithstanding the Chairman is interested in the subject matter of the resolution.

9.8
Declaration. At any meeting, unless a ballot is demanded, a declaration by the chairman of the meeting that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

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9.9
Chair. The Chairman of the Board, if any, or in his absence the Chief Executive Officer (or if the Corporation has not appointed a Chief Executive Officer, its President), or in his absence the President of the Corporation or in his absence a Vice-President of the Corporation, if any, shall be entitled to preside as chairman at every meeting of shareholders of the Corporation. Notwithstanding the foregoing, with the consent of the meeting, which consent may be expressed by the failure to object of any person present and entitled to vote, the solicitor of the Corporation may act as chairman of the meeting of shareholders. If at any meeting of shareholders neither the Chairman of the Board, nor the Chief Executive Officer, nor the President, nor a Vice-President, as the case may be is present within fifteen minutes after the time appointed for holding the meeting or is willing to act as chairman, the Directors present, shall choose someone of their number, or the solicitor of the Corporation, to be chairman. If all the Directors present, and the solicitor of the Corporation, decline to take the chair or fail to so choose or if no Director be present, the persons present and entitled to vote shall choose some person in attendance, who need not be a shareholder, to be chairman.

9.10
Ballot. A ballot may be demanded either before or after any vote by a show of hands by any person entitled to vote at the meeting. No poll may be demanded on the election of the chairman. If at any meeting a ballot is demanded on the question of adjournment it shall be taken forthwith without adjournment. If at any meeting a ballot is demanded on any other question or as to the election of directors, the vote shall be taken by ballot in such manner and either at once, later in the meeting or after adjournment as the chairman of the meeting directs but in no event later than seven days after the meeting. The result of a ballot shall be deemed to be the resolution of the meeting at which the ballot was demanded. Any business other than that upon which the poll has been demanded may be proceeded with pending the taking of the poll. A demand for a ballot may be withdrawn.

9.11
Determination. In the case of any dispute as to the admission or rejection of a vote, whether by show of hands or on a poll, the chairman shall determine the same, and his determination made in good faith is final and conclusive.

9.12	Action. Unless the Act, the articles or the by-laws otherwise provide, any action to be taken by a resolution of the shareholders may be taken by an ordinary resolution.

9.13	Votes. Subject to any special voting rights or restrictions attached to any class of shares and the restrictions on joint registered holders of shares:

	(a)	on a show of hands:

		(i)	every shareholder who is present in person and entitled to vote shall have one vote; and

		(ii)	a proxyholder duly appointed by a holder of a share who would have been entitled to vote shall have one vote; and

	(b)	on a poll, every shareholder shall have one vote for each share of which he is the registered holder and may exercise such vote either in person or by proxy.

9.14
Not Registered. Any person who is not registered as a shareholder but is entitled to vote at any meeting in respect of a share, may vote the share in the same manner as if he were a shareholder; but, unless the directors have previously admitted his right to vote at that meeting in respect of the share, he shall satisfy the directors of his right to vote the share before the time for holding the meeting, or adjourned meeting, as the case may be, at which he proposes to vote.

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9.15
Corporate Representative. Any corporation not being a subsidiary which is a shareholder of the Corporation may by resolution of its directors or other governing body authorize such person as it thinks fit to act as its representative at any general meeting or class meeting. The person so authorized shall be entitled to exercise in respect of and at such meeting the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual shareholder of the Corporation personally present, including, without limitation, the right, unless restricted by such resolution, to appoint a proxyholder to represent such corporation, and shall be counted for the purpose of forming a quorum if present at the meeting. Evidence of the appointment of any such representative may be sent to the Corporation in writing by written instrument, telegram, telex, facsimile or any method of transmitting legibly recorded messages. Notwithstanding the foregoing, a corporation being a shareholder may appoint a proxyholder.

9.16
Unsound Mind. A shareholder of unsound mind entitled to attend and vote, in respect of whom an order has been made by any court having jurisdiction, may vote, whether on a show of hands or on a poll, by his committee or curator bonis or other person in the nature of a committee or curator bonis appointed by that court, and any such committee or curator bonis, or other person may appoint a proxyholder. The chairman may require such proof of such appointment as he sees fit.

9.17
Joint Registered Holders . In the case of joint registered holders of a share, the vote of the senior who exercises a vote, whether in person or by proxyholder, shall be accepted to the exclusion of the votes of the other joint registered holders; and for this purpose, seniority shall be determined by the order in which the names stand in the register of shareholders. Several legal personal representatives of a deceased shareholder whose shares are registered in his sole name shall, for the purpose of this by-law, be deemed joint registered holders.

9.18
Proxyholders . A shareholder holding more than one share in respect of which he is entitled to vote shall be entitled to appoint one or more (but not more than five) proxyholders to attend, act and vote for him on the same occasion. If such a shareholder should appoint more than one proxyholder for the same occasion he shall specify the number of shares each proxyholder shall be entitled to vote. A shareholder may also appoint one or more alternate proxyholders to act in the place and stead of an absent proxyholder.

9.19
Proxyholders . Any person, having attained the age of majority, may act as proxyholder whether or not he is entitled on his own behalf to be present and to vote at the meeting at which he acts as proxyholder. The proxy may authorize the person so appointed to act as proxyholder for the appointor for the period, at any meeting or meetings, and to the extent permitted by the Act

9.20	Proxyholder. A person appointed by proxy need not be a shareholder.

9.21
Proxies. A proxy shall be in writing under the hand of the appointor or of his attorney duly authorized in writing, or, if the appointor is a corporation, either under the seal of the corporation or under the hand of a duly authorized officer or attorney of that corporation.

9.22
Deposit of Proxies. Unless the directors fix some other time by which proxies must be deposited, a proxy and the power of attorney or other authority, if any, under which it is signed, or a notarially certified copy thereof, shall be deposited at the registered office of the Corporation or at such other place as is specified for that purpose in the notice convening the meeting or form of proxy, not less than 48 hours (excluding Saturdays and holidays) before the time for holding the meeting in respect of which the person named in the instrument is appointed.

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9.23
Deposit of Proxies. In addition to any other method of depositing proxies provided for in the bylaws, the directors may by resolution make regulations relating to the depositing of proxies at any place or places and fixing the time for depositing the proxies. If the Corporation is or becomes a reporting company, the time so fixed shall not exceed 48 hours (excluding Saturdays and holidays) preceding the meeting or adjourned meeting specified in the notice calling a meeting of shareholders and providing for particulars of such proxies to be sent to the Corporation or any agent of the Corporation in writing or by letter, telegram, telex, facsimile or any method of transmitting legibly recorded messages so as to arrive before the commencement of the meeting or adjourned meeting at the office of the Corporation or of any agent of the Corporation appointed for the purpose of receiving such particulars and providing that proxies so deposited may be acted upon as though the proxies themselves were deposited as required by this Part.

9.24
Death or Incapacity. A vote given in accordance with the terms of a proxy is valid notwithstanding the previous death or incapacity of the shareholder giving the proxy or the revocation of the proxy or of the authority under which the form of proxy was executed or the transfer of the share in respect of which the proxy is given, provided that no notification in writing of such death, incapacity, revocation or transfer shall have been received at the registered office of the Corporation or by the chairman of the meeting or adjourned meeting for which the proxy was given before the vote was taken.

9.25
Retain Ballots . Every ballot cast upon a poll and every proxy appointing a proxyholder who casts a ballot upon a poll shall be retained by the Secretary for such period and be subject to such inspection as the Act may provide.

9.26	Votes on Poll. On a poll a person entitled to cast more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

9.27
Determinations . The chairman of the meeting may determine whether or not a proxy, deposited for use at such meeting, which may not strictly comply with the requirements of this Part as to form, execution, accompanying documentation, time of filing, or otherwise, shall be valid for use at such meeting and any such determination made in good faith shall be final, conclusive and binding upon such meeting

9.28
Form of Proxy. Subject to the provisions of Part IV of the Regulations, a proxy may be in the following form or in any other form that the directors or the chairman of the meeting shall approve or accept:

"The undersigned shareholder of __________________________________________ hereby appoints, _________________________ , of ______________________________ or failing him, _____________________________ , of ____________________________________ as the nominee of the undersigned to attend, act and vote for the undersigned and on behalf of the undersigned at the ___________ meeting of the shareholders of the said corporation to be held on the ________ day of __________ , _ __ and at any adjournment or adjournments thereof in the same manner, to the same extent and with the same powers as if the undersigned were present at the said meeting or such adjournment or adjournments thereof.

DATED this ________ day of __________ , ___.

_________________________________
Signature of Shareholder

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9.29	Revocation. Every proxy may be revoked by an instrument in writing:

(a) executed by the shareholder giving the same or by his attorney authorized in writing or, where the shareholder is a corporation, by a duly authorized officer or attorney of the corporation; and

(b)
delivered either at the registered office of the Corporation at any time up to and including the last business day preceding the day of the meeting, or any adjournment thereof at which the proxy is to be used, or to the chairman of the meeting on the day of the meeting or any adjournment thereof before any vote in respect of which the proxy is to be used shall have been taken, or in any other manner provided by law.

9.30
Adjournment. The chairman of any meeting may and shall, if so directed by the meeting, adjourn the same from time to time to a fixed time and place and no notice of such adjournment need to be given to the shareholders unless the meeting is adjourned by one or more adjournments for an aggregate of thirty days or more in which case notice of the adjourned meeting shall be given as for an original meeting. Any business may be brought before or dealt with at any adjourned meeting for which no notice is required which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

9.31	Seconds . No motion proposed at a general meeting need be seconded and the chairman may propose a motion.

9.32
Quorum. Save as herein otherwise provided, a quorum for a meeting of shareholders shall be two shareholders, or two proxyholders representing shareholders, or any combination thereof, holding not less than one-twentieth of the issued shares entitled to be voted at the meeting. If there is only one shareholder the quorum is one person present and being, or representing by proxy, such shareholder. The directors, the Secretary or, in his absence, an Assistant Secretary, and the solicitor of the Corporation shall be entitled to attend at any meeting of shareholders but no such person shall be counted in the quorum or be entitled to vote at any meeting of shareholders unless he shall be a shareholder or proxyholder entitled to vote thereat.

9.33
Quorum. If within half an hour from the time appointed for a meeting of shareholders a quorum is not present, the meeting, if convened upon requisition by the shareholders shall be dissolved. In any other case, it shall stand adjourned to the same day in the next week, at the same time and place but may not transact any other business. If at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the person or persons present and being, or representing by proxy, a shareholder or shareholders entitled to attend and vote at the meeting shall be a quorum.

9.34
Opening Quorum. No business other than the election of the chairman or the adjournment of the meeting shall be transacted at any general meeting unless a quorum of shareholders entitled to attend and vote is present at the commencement of the meeting, but the quorum need not be present throughout the meeting.

9.35
Resolution in lieu of Meeting. Notwithstanding any of the foregoing provisions of this by-law, a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of the shareholders is, subject to the Act, as valid as if it had been passed at a meeting of the shareholders. Such resolution may be in two or more counterparts which together shall be deemed to

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constitute one resolution in writing. Such resolution shall be filed with the minutes of the proceedings of the shareholders and shall be effective on the date stated thereon or on the latest day stated on any counterpart.

9.36
Class Meetings. Unless the Act, the articles or by-laws otherwise provide, the provisions of this bylaw relating to meetings shall apply with the necessary changes, and so far as they are applicable, to a class meeting of shareholders holding a particular class of shares.

10.	SHARES

10.1
Allotment and Issuance. Subject to the provisions of the Act, the shares shall be under the control of the directors who may, subject to the rights of the holders of the shares of the Corporation for the time being outstanding, issue, allot, sell or otherwise dispose of, and/or grant options on or otherwise deal in, shares authorized but not outstanding, and outstanding shares held by the Corporation, at such times, to such persons (including directors), in such manner, upon such terms and conditions and at such price or for such consideration, as the directors, in their absolute discretion, may determine.

10.2
Fully Paid. No share may be issued until it is fully paid and the Corporation shall have received the full consideration therefor in cash, property or past services actually performed for the Corporation. The value of property or services for the purposes of this by-law shall be the value determined by the directors by resolution to be, in all circumstances of the transaction, the fair market value thereof, and the full consideration received for a share issued by way of dividend shall be the amount declared by the directors to be the amount of the dividend.

10.3
Discounts . Subject to the Act, the Corporation or the directors on behalf of the Corporation, may pay a commission or allow a discount to any person in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares, debentures, share rights, warrants or debenture stock in the Corporation, or procuring or agreeing to procure subscriptions, whether absolutely or conditionally, for any such shares, debentures, share rights, warrants or debenture stock, provided that the rate of the commissio n and discount shall not in the aggregate exceed 25 per cent of the amount of the subscription price of such shares. The Corporation may also pay such brokerage fees as may be lawful.

10.4
Certificates. Every shareholder is entitled, without charge, to one certificate representing the share or shares of each class or series held by him; provided that, in respect of a share or shares held jointly by several persons, the Corporation shall not be bound to issue more than one certificate, and delivery of a certific ate for a share to one of several joint registered holders or to his duly authorized agent shall be sufficient delivery to all; and provided further that the Corporation shall not be bound to issue certificates representing redeemable shares, if such shares are to be redeemed within one month of the date on which they were allotted. Any share certificate may be sent through the mail by prepaid mail to the shareholder entitled thereto, and neither the Corporation nor any transfer agent shall be liable for any loss occasioned to the shareholder owing to any such share certificate so sent being lost in the mail or stolen.

10.5	Certificates. Every share certificate issued by the Corporation shall be in such form as the directors approve and shall comply with the Act.

10.6	Replacement Certificates. If a share certificate:

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(a)
is worn or defaced, the directors shall, upon production to them of the said certificate and upon such other terms, if any, as they may think fit, order the said certificate to be cancelled and shall issue a new certificate in lieu thereof;

(b)
is lost, stolen or destroyed, then, upon proof thereof to the satisfaction of the directors and upon such indemnity, if any, as the directors deem adequate being given, a new share certificate in lieu thereof shall be issued to the person entitled to such lost, stolen or destroyed certificate; or

(c)
represents more than one share and the registered owner thereof surrenders it to the Corporation with a written request that the Corporation issue in his name two or more certificates each representing a specified number of shares and in the aggregate representing the same number of shares as the certificate so surrendered, the Corporation shall cancel the certificate so surrendered and issue in lieu thereof certificates in accordance with such request.

There shall be paid to the Corporation such sum as the directors may from time to time fix, for each certificate to be issued under this by-law.

10.7	Trust. Except as required by law, statute or the by-laws, no person shall be recognized by the Corporation as holding any share upon any trust, and the Corporation shall not be bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or in any fractional part of a share or (except only as by law, statute or the by-laws provided or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in its registered holder.

10.8	Two Names. The certificate representing shares registered in the name of two or more persons shall be delivered to the person first named on the register of shareholders.

10.9	Redemption of Shares. Subject to the Act, the articles and the special rights and restrictions attached to any class of shares of the Corporation, the Corporation may, by a resolution of the directors and in compliance with the Act, purchase any of its shares in accordance with the special rights and restrictions attaching thereto. No such purchase or redemption shall be made if the Corporation is insolvent at the time of the proposed purchase or redemption or if the proposed purchase or redemption would render the Corporation insolvent. Subject to the Act, any shares purchased or redeemed by the Corporation may be sold or, if cancelled, reissued by it, but while such shares are held by the Corporation, it shall not exercise any vote in respect of such shares and no dividend or other distribution shall be paid or made thereon. If the Corporation proposes at its option to redeem some but not all of the shares of any class or series, the directors may, subject to the special rights and restrictions attached to such shares, decide the manner in which the shares to be redeemed shall be selected and such redemption may or may not be made pro rata among every shareholder holding any such shares as the directors may determine.

10.10	Signatures. Subject to the Act, the signature of the Chairman of the Board, the Vice-Chairman of the Board, the Managing Director, the President, a Vice-President or any other director or officer of the Corporation may be printed, engraved, lithographed or otherwise mechanically reproduced upon certificates for shares of the Corporation. Certificates so signed shall be deemed to have been manually signed by the Chairman of the Board, the Vice-Chairman of the Board, the Managing Director, the President, the Vice-President, the director or the officer whose signature is so printed, engraved, lithographed or otherwise mechanically reproduced thereon and shall be as valid to all intents and purposes as if they have been signed manually. Where the Corporation has appointed a

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registrar, transfer agent, branch registrar or branch transfer agent for the shares (or for the shares of any class or classes) of the Corporation, the signature of the Secretary or Assistant Secretary may also be printed, engraved, lithographed or otherwise mechanically reproduced on certificates representing the shares (or the shares of the class or classes in respect of which any such appointment has been made) of the Corporation and when countersigned by or on behalf of a registrar, transfer agent, branch registrar or branch transfer agent, such certificates so signed shall be as valid to all intents and purposes as if they had been signed manually. A share certificate containing the signature of a person which is printed, engraved, lithographed or otherwise mechanically reproduced thereon may be issued notwithstanding that the person has ceased to be an officer of the Corporation and shall be as valid as if he were an officer at the date of its issue

11.	TRANSFER OF SECURITIES

11.1
Transfer of Shares. Subject to the restrictions, if any, set forth in the articles and the by-laws, any shareholder may transfer any of his shares by instrument in writing executed by or on behalf of such shareholder and delivered to the Corporation or its transfer agent. The instrument of transfer of any share of the Corporation shall be in the form, if any, on the back of the Corporation's share certificates or in such other form as the directors may from time to time approve or accept. If the directors so determine, each instrument of transfer shall be in respect of only one class of share. Except to the extent that the Act may otherwise provide, the transferor shall be deemed to remain the holder of the shares until the name of the transferee is entered in the register of shareholders or a branch register of shareholders in respect thereof.

11.2
Signature . The signature of the registered owner of any shares, or of his duly authorized attorney, upon an authorized instrument of transfer shall constitute a complete and sufficient authority to the Corporation, its directors, officers and agents to register, in the name of the transferee as named in the instrument of transfer, the number of shares specified therein or, if no number is specified, all the shares of the registered owner represented by share certificates deposited with the instrument of transfer. If no transferee is named in the instrument of transfer, the instrument of transfer shall constitute a complete and sufficient authority to the Corporation, its directors, officers and agents to register, in the name of the person on whose behalf any certificate for the shares to be transferred is deposited with the Corporation for the purpose of having the transfer registered, the number of shares if specified in the instrument of transfer or, if no number is specified, all the shares represented by all share certificates deposited with the instrument of transfer.

11.3
Transferee. Neither the Corporation nor any director, officer or agent thereof shall be bound to enquire into the title of the person named in the form of transfer as transferee, or, if no person is named therein as transferee, of the person on whose behalf the certificate is deposited with the Corporation for the purpose of having the transfer registered or be liable to any claim by such registered owner or by any intermediate owner or holder of the certificate or of any of the shares represented thereby or any interest therein for registering the transfer, and the transfer, when registered, shall confer upon the person in whose name the shares have been registered a valid title to such shares.

11.4
Instrument of Transfer. Every instrument of transfer shall be executed by the transferor and left at the registered office of the Corporation or at the office of its transfer agent or registrar for registration together with the share certificate for the shares to be transferred and such other evidence, if any, as the directors or the transfer agent or registrar may require to prove the title of the transferor or his right to transfer the shares and the right of the transferee to have the transfer registered. All instruments of transfer, where the transfer is registered, shall be retained by the Corporation or its transfer agent or registrar and any instrument of transfer, where the transfer is not registered, shall be

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returned to the person depositing the same together with the share certificate which accompanied the same when tendered for registration.

11.5	Fees. There shall be paid to the Corporation in respect of the registration of any transfer such sum, if any, as the directors may from time to time determine.

11.6
Restriction on Transfers . Notwithstanding any other provision of the by-laws, while the Corporation is, or becomes a corporation which is not a reporting issuer as defined in the Securities Act (British Columbia), then no shares shall be transferred and entered on the register of shareholders without the previous consent of the directors expressed by a resolution of the board and the directors shall not be required to give any reason for refusing to consent to any such proposed transfer. The consent of the board required by this by-law may be in respect of a specific proposed trade or trades or trading generally, whether or not over a specified period of time, or by specific persons or with such other restrictions or requirements as the directors may determine.

11.7
Transmission of Shares. In the case of the death of a shareholder, the survivor or survivors, where the deceased was a joint registered holder, and the legal personal representative of the deceased, where he was the sole holder, shall be the only persons recognized by the Corporation as having any title to his interest in the shares. Before recognizing any legal personal representative the directors may require him to deliver to the Corporation the original or a court-certified copy of a grant of probate or letters of administration in British Columbia or such other evidence and documents as the directors consider appropriate to establish the right of the personal representative to such title to the interest in the shares of the deceased shareholder.

11.8
Death or Bankruptcy. Upon the death or bankruptcy of a shareholder, his personal representative or trustee in bankruptcy, although not a shareholder, shall have the same rights, privileges and obligations that attach to the shares formerly held by the deceased or bankrupt shareholder if the documents required by the Act shall have been deposited with the Corporation. This by-law does not apply on the death of a shareholder with respect to shares registered in his name and the name of another person in joint tenancy.

11.9
Death or Bankruptcy. Any person becoming entitled to a share in consequence of the death or bankruptcy of a shareholder shall, upon such documents and evidence being produced to the Corporation as the Act requires, or who becomes entitled to a share as a result of an order of a Court of competent jurisdiction or a statute, has the right either to be registered as a shareholder in his representative capacity in respect of such share, or, if he is a personal representative, instead of being registered himself, to make such transfer of the shares as the deceased or bankrupt person could have made; but the directors shall, as regards a transfer by a personal representative or trustee in bankruptcy, have the same right, if any, to decline or suspend registration of a transferee as they would have in the case of a transfer of a share by the deceased or bankrupt person before the death or bankruptcy.

11.10
Transfer Agent and Registrar. The directors may from time to time by resolution appoint or remove one or more transfer agents and/or branch transfer agents and/or registrars and/or branch registrars (which may or may not be the same individual or body corporate) for the securities issued by the Corporation in registered form (or for such securities of any class or classes) and may provide for the registration of transfers of such securities (or such securities of any class or classes) in one or more places and such transfer agents and/or branch transfer agents and/or registrars and/or branch registrars shall keep all necessary books and registers of the Corporation for the registering of such securities (or such securities of the class or classes in respect of which any such appointment has been made). In the event of any such appointment in respect of the shares (or the shares of any class or

18

classes) of the Corporation, all share certificates issued by the Corporation in respect of the shares (or the shares of the class or classes in respect of which such appointment has been made) of the Corporation shall be countersigned by or on behalf of one of the said transfer agents and/or branch transfer agents or by or on behalf of one of the said registrars and/or branch registrars, if any.

11.11	Securities Registrars. A central securities register of the Corporation shall be kept at the registered office of the Corporation or at such other office or place in Canada as may from time to time be designated by resolution of the board of directors and a branch securities register or registers may be kept at such office or offices of the Corporation or other place or places, either in or outside Canada, as may from time to time be designated by resolution of the directors.

11.12	Shareholder Indebted to the Corporation. If so provided in the articles or by-laws of the Corporation, the Corporation has a lien on a share registered in the name of a shareholder or his legal representative for a debt of that shareholder to the Corporation. By way of enforcement of such lien the directors may refuse to permit the registration of a transfer of such share.

12.	DIVIDENDS

12.1	Dividends. The directors may from time to time declare and authorize payment of such dividends, if any, as they may deem advisable and need not give notice of such declaration to any shareholder. No dividend shall be paid otherwise than out of funds and/or assets properly available for the payment of dividends and a declaration by the directors as to the amount of such funds or assets available for dividends shall be conclusive. The Corporation may pay any such dividend wholly or in part by the distribution of specific assets, and in particular by paid up shares, bonds, debentures or other securities of the Corporation or any other corporation, or in any one or more such ways as may be authorized by the Corporation or the directors, and where any difficulty arises with regard to such a distribution the directors may settle the same as they think expedient, and in particular may fix the value for distribution of such specific assets or any part thereof, and may determine that cash payments in substitution for all or any part of the specific assets to which any shareholders are entitled shall be made to any shareholders on the basis of the value so fixed to adjust the rights of all parties, and may vest any such specific assets in trustees for the persons entitled to the dividend as may seem expedient to the directors.

12.2	Payment Date . Any dividend declared on shares of any class by the directors may be made payable on such date as is fixed by the directors.

12.3	Declaration. Subject to the rights of shareholders (if any) holding shares with specific rights as to dividends, all dividends on shares of any class shall be declared and paid according to the number of such shares held.

12.4	Funds. The directors may, before declaring any dividend, set aside out of the funds properly available for the payment of dividends such sums as they think proper as a reserve or reserves, which shall, at the discretion of the directors, be applicable for meeting contingencies, or for equalizing dividends, or for any other purpose to which such funds of the Corporation may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Corporation or be invested in such investments as the directors may from time to time think fit. The directors may also, without placing the same in reserve, carry forward such funds which they think prudent not to divide.

12.5	Joint Holders . If several persons are registered as joint holders of any share, any one of them may give an effective receipt for any dividend, bonus or other moneys payable in respect of the share.

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12.6
No Interest. No dividend shall bear interest against the Corporation. Where the dividend to which a shareholder is entitled includes a fraction of a cent, such fraction shall be disregarded in making payment thereof and such payment shall be deemed to be payment in full.

12.7
Delivery. Any dividend, bonus or other moneys payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder, or in the case of joint holders, to the registered address of that one of the joint holders who is first named on the register, or to such person and to such address as the holder or joint holders may direct in writing. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. The mailing of such cheque or warrant shall, to the extent of the sum represented thereby (plus the amount of any tax required by law to be deducted) discharge all liability for the dividend, unless such cheque or warrant shall not be paid on presentation or the amount of tax so deducted shall not be paid to the appropriate taxing authority.

12.8
Surplus. Notwithstanding anything contained in the by-laws, the directors may from time to time capitalize any undistributed surplus on hand of the Corporation and may from time to time issue as fully paid and non-assessable any unissued shares, or any bonds, debentures or debt obligations of the Corporation as a dividend representing such undistributed surplus on hand or any part thereof.

12.9
Fractions . Notwithstanding any other provisions of the by-laws, should any dividend result in any shareholders being entitled to a fractional part of a share of the Corporation, the directors shall have the right to pay such shareholders in place of that fractional share, the cash equivalent thereof calculated on the par value thereof or, in the case of shares without par value, calculated on the price or consideration for which such shares were or were deemed to be issued, and shall have the further right and complete discretion to carry out such distribution and to adjust the rights of the shareholders with respect thereon on as practical and equitable a basis as possible including the right to arrange through a fiscal agent or otherwise for the sale, consolidation or other disposition of those fractional shares on behalf of those shareholders of the Corporation.

13.	VOTING SHARES AND SECURITIES IN OTHER COMPANIES

13.1
Voting Other Securities. All of the shares or other securities carrying voting rights of any other body corporate held from time to time by the Corporation may be voted at any and all meetings of shareholders, bondholders, debenture holders or holders of other securities (as the case may be) of such other body corporate and in such manner and by such person or persons as the board of directors of the Corporation shall from time to time determine. The proper signing officers of the Corporation may also from time to time execute and deliver for and on behalf of the Corporation proxies and/or arrange for the issuance of voting certificates and/or other evidence of the right to vote in such names as they may determine without the necessity of a resolution or other action by the board of directors.

14.	INFORMATION AVAILABLE TO SHAREHOLDERS

14.1
Information. Except as provided by the Act, no shareholder shall be entitled to discovery of any information respecting any details or conduct of the Corporation's business which in the opinion of the directors it would be inexpedient in the interests of the Corporation to communicate to the public.

14.2
Inspection. The directors may from time to time, subject to rights conferred by the Act, determine whether and to what extent and at what time and place and under what conditions or regulations the documents, books and registers and accounting records of the Corporation or any of them shall be open to the inspection of shareholders and no shareholder shall have any right to inspect any

20

document or book or register or accounting record of the Corporation except as conferred by statute or authorized by the board of directors or by a resolution of the shareholders.

15.	NOTICES

15.1	Service. Any notice or other document required by the Act, the Regulations, the articles or the bylaws to be sent to any shareholder or director or to the auditor shall be delivered personally or sent by prepaid mail, fax, email, cable, telegram or telex to any such shareholder at his latest address as shown in the records of the Corporation or its transfer agent and to any such director at his latest address as shown in the records of the Corporation or in the last notice filed under section 106 or 113 of the Act, and to the auditor at his business address; provided always that notice may be waived or the time for the notice may be waived or abridged at any time with the consent in writing of the person entitled thereto. If a notice or document is sent to a shareholder by prepaid mail in accordance with this paragraph and the notice or document is returned on three consecutive occasions because the shareholder cannot be found, it shall not be necessary to send any further notices or documents to the shareholder until he informs the Corporation in writing of his new address.

15.2	Shares Registered in More than One Name . All notices or other documents with respect to any shares registered in more than one name shall be given to whichever of such persons is named first in the records of the Corporation and any notice or other document so given shall be sufficient notice or delivery to all the holders of such shares.

15.3	Persons Becoming Entitled by Operation of Law. Subject to the Act, every person who by operation of law, transfer or by any other means whatsoever shall become entitled to any share or shares shall be bound by every notice or other document in respect of such share or shares which, previous to his name and address being entered in the records of the Corporation, shall be duly given to the person or person from who he derives his title to such share or shares.

15.4	Deceased Shareholders . Subject to the Act, any notice or other document delivered or sent by post, fax, email, cable, telegram or telex or left at the address of any shareholder as the same appears in the records of the Corporation shall, notwithstanding that such shareholder be then deceased, and whether or not the Corporation has notice of his decease, be deemed to have been duly served in respect of the shares held by such shareholder (whether held solely or with any other person or person) until some other person be entered in his stead in the records of the Corporation as the holder or one of the holders thereof and such service shall for all purposes be deemed a sufficient service of such notice or document on his heirs, executors or administrators and on all persons, if any, interested with him in such shares.

15.5	Signature to Notices. The signature of any director or officer of the Corporation to any notice or document to be given by the Corporation may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

15.6	Computation of Time. Where a given number of days' notice or notice extending over a period is required to be given under any provisions of the articles or by-laws of the Corporation the day of service or posting of the notice or document shall, unless it is otherwise provided, be counted in such number of days or other period

15.7	Proof of Service. With respect to every notice or other document sent by post it shall be sufficient to prove that the envelope or wrapper containing the notice or other document was properly addressed as provided in paragraph 15.1 of this by-law and put into a post office or into a letter box. A certificate of an officer of the Corporation in office at the time of the making of the certificate or of a transfer

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officer of any transfer agent or branch transfer agent of shares of any class of the Corporation as to facts in relation to the sending or delivery of any notice or other document to any shareholder, director, officer or auditor or publication of any notice or other document shall be conclusive evidence thereof and shall be binding on every shareholder, director, officer or auditor of the Corporation as the case may be.

15.8	Record Dates. The directors may fix in advance a date, which shall not be more than the maximum number of days permitted by the Act, preceding the date of any meeting of shareholders, including class and series meetings, or of the payment of any dividend or to participate in a liquidation distribution or of the proposed taking of any other proper action requiring the determination of shareholders, as the record date for the determination of the shareholders entitled to notice of, or to attend and vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or for any other proper purpose and, in such case, notwithstanding anything elsewhere contained in the by-laws, only shareholders of record on the date so fixed shall be deemed to be shareholders for the purposes aforesaid.

15.9	Record Date . Where no record date is so fixed for the determination of shareholders as provided in the preceding by-law, the record date of the determination of shareholders entitled to receive notice of a meeting of shareholders shall be:

(a) at the close of business on the day immediately preceding the day on which the notice is given; or

(b) if no notice is given, the day on which the meeting is held; and

the record date for the determination of shareholders for any purpose other than to establish a shareholders' right to receive notice of a meeting or to vote shall be at the close of business on the day on which the directors pass the resolution relating thereto.

16.	CHEQUES, DRAFTS AND NOTES

16.1	Cheques. All cheques, drafts or orders for the payment of money and all notes and acceptances and bills of exchange shall be signed by such officer or officers or person or person, whether or not officers of the Corporation, and in such manner as the board of directors may from time to time designate by resolution.

17.	CUSTODY OF SECURITIES

17.1	Custody. All shares and securities owned by the Corporation may be lodged (in the name of the Corporation) with a chartered bank or trust company or in a safety deposit box or, if so authorized by resolution of the board of directors, with such other depositaries or in such other manner as may be determined from time to time by the board of directors.

17.2	Nominees. All share certificates, bonds, debentures, notes or other obligations belonging to the Corporation may be issued or held in the name of a nominee or nominees of the Corporation (and if issued or held in the name of more than one nominee shall be held in the names of the nominees jointly with the right of survivorship) and shall be endorsed in blank with endorsement guaranteed in order to enable transfer to be completed and registration to be effected.

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18.	EXECUTION OF INSTRUMENTS

18.1	Execution. Contracts, documents or instruments in writing requiring the signature of the Corporation may be signed by:

	(a)	the Chairman of the Board, the Vice-Chairman of the Board, the Managing Director, the President or a Vice-President together with the Secretary or the Treasurer, or

	(b)	any two directors

and all contracts, documents and instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The board of directors shall have power from time to time by resolution to appoint any director or directors, officer or officers, or any person or person, on behalf of the Corporation either to sign contracts, documents and instruments in writing generally or to sign specific contracts, documents or instruments in writing.

18.2
 Seal.   The corporate seal (if any) of the Corporation may be affixed to contracts, documents and instruments in writ ing signed as aforesaid or by any officer or officers, person or persons, appointed as aforesaid by resolution of the board of directors, but any such contract, document or instrument is not invalid merely because the corporate seal is not affixed thereto.

18.3
Definition.   The term "contracts, documents or instruments in writing" as used in this by-law shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property real or personal, immovable or movable, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of shares, share warrants, stocks, bonds, debentures or other securities and all paper writings.

18.4	Securities. In particular without limiting the generality of the foregoing:

	(a)	the Chairman of the Board, the Vice-Chairman of the Board, the Managing Director, the President or a Vice-President together with the Secretary or the Treasurer, or

	(b)	any two directors; or

	(c)	any director or directors, officer or officers, or any person or person, on behalf of the Corporation appointed from time to time by resolution of the board of directors;

shall have authority to sell, assign, transfer, exchange, convert or convey any and all shares, stocks, bonds, debentures, rights, warrants or other securities owned by or registered in the name of the Corporation and to sign and execute (under the seal of the Corporation or otherwise) all assignments, transfers, conveyances, powers of attorney and other instruments that may be necessary for the purpose of selling, assigning, transferring, exchanging, converting or conveying any such shares, stocks, bonds, debentures, rights, warrants or other securities

18.5
 Signatures.   The signature or signatures of the Chairman of the Board, the Vice-Chairman of the Board, the Managing Director, the President, a Vice-President, the Secretary, the Treasurer, an Assistant Secretary or an Assistant Treasurer or any director of the Corporation and/or of any other officer or officers, person or person, appointed as aforesaid by resolution of the board of directors may, if specifically authorized by resolution of the directors, be printed, engraved, lithographed or otherwise mechanically reproduced upon any contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation executed or issued by or on behalf of the

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Corporation and all contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation on which the signature or signatures of any of the foregoing officers or persons authorized as aforesaid shall be so reproduced pursuant to special authorization by resolution of the directors shall be deemed to have been manually signed by such officers or persons whose signature or signatures is or are so reproduced and shall be as valid to all intents and purposes as if they had been signed manually and notwithstanding that the officers or persons whose signature or signatures is or are so reproduced may have ceased to hold office at the date of the delivery or issue of such contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation.

19.	FINANCIAL YEAR

19.1	Year End. The financial year of the Corporation shall terminate on such date in each year as the directors may from time to time by resolutions determine.

20.	BORROWING

20.1	Borrowing. Subject to the provisions of the Act, the directors may from time to time authorize the Corporation to:

	(kk)	borrow money on the credit of the Corporation;

	(ll)	issue, resell, sell or pledge debt obligations of the Corporation;

	(mm)	give a guarantee on behalf of the Corporation to secure performance of an obligation of any person;

	(nn)	mortgage, charge, hypothecate, pledge or otherwise create a security interest on all or any property of the Corporation, owned or subsequently acquired to secure any obligation of theCorporation; and

	(oo)	give financial assistance to any person, directly or indirectly, by way of loan, guarantee, the provision of security or otherwise provision of security or otherwise.

20.2
The directors may make any bonds, debentures or other debt obligations issued by the Corporation by their terms assignable free from any equities between the Corporation and the person to whom they may be issued or any other person who lawfully acquires them by assignment, purchase or otherwise.

20.3
The directors may authorize the issue of any bonds, debentures or other debt obligations of the Corporation at a discount, premium or otherwise and with special or other rights or privileges as to redemption, surrender, drawings, allotment of or conversion into or exchange for shares, attending and voting at general meetings of the Corporation and otherwise as the directors may determine at or before the time of issue.

20.4
The Corporation shall keep or cause to be kept at its registered office in accordance with the Act a register of its debentures and a register of debentureholders, which registers may be combined, and, subject to the provisions of the Act, may keep or cause to be kept one or more branch registers of its debentureholders at such place or places as the directors may from time to time determine and the directors may by resolution, regulation or otherwise make such provisions as they think fit respecting the keeping of such branch registers.

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20.5
Every bond, debenture or other debt obligation of the Corporation shall be signed manually by at least one director or officer of the Corporation or by or on behalf of a trustee, registrar, branch registrar, transfer agent or branch transfer agent for the bond, debenture or other debt obligations appointed by the Corporation or under any instrument under which the bond, debenture or other debt obligation is issued and any additional signatures may be printed or otherwise mechanically reproduced thereon and, in such event, a bond, debenture or other debt obligation so signed is as valid as if signed manually notwithstanding that any person whose signature is so printed or mechanically reproduced shall have ceased to hold the office that he is stated on such bond, debenture or other debt obligation to hold at the date of the issue thereof.

20.6
The Corporation shall keep or cause to be kept a register of its indebtedness to every director or officer of the Corporation or an associate of any of them in accordance with the provisions of the Act.

21.	DISCLOSURE OF INTEREST OF DIRECTORS

21.1
Conflicts . A director who is in any way, directly or indirectly, interested in an existing or proposed contract or transaction with the Corporation or who holds any office or possesses any property whereby, directly or indirectly, a duty or interest might be created to conflict with his duty or interest as a director shall declare the nature and extent of his interest in such contract or transaction or of the conflict or potential conflict with his duty and interest as a director, as the case may be, in accordance with the provisions of the Act.

21.2
A director shall not vote in respect of any such contract or transaction with the Corporation in which he is interested and if he shall do so his vote shall not be counted, but he shall be counted in the quorum present at the meeting at which such vote is taken. Subject to the provisions of the Act, the prohibitions contained in this by-law shall not apply to:

	(a)	specified corporation or a specified firm in which he has an interest has guaranteed or joined in guaranteeing;

	(b)	any contract or transaction made, or to be made, with or for the benefit of an affiliated corporation of which a director is a director or officer;

(c)
any contract by a director to subscribe for or underwrite shares or debentures to be issued by the Corporation or a subsidiary of the Corporation, or any contract, arrangement or transaction in which a director is, directly or indirectly interested if all the other directors are also, directly or indirectly interested in the contract, arrangement or transaction;

	(d)	determining the remuneration of the directors in that capacity;

	(e)	purchasing and maintaining insurance to cover directors against liability incurred by them as directors; or

	(f)	the indemnification of any director by the Corporation.

These exceptions may from time to time be suspended or amended to any extent approved by the Corporation in general meeting and permitted by the Act, either generally or in respect of any particular contract or transaction or for any particular period

21.3	The interest of a director in any matter described in this by-law or otherwise shall not affect such director's alternate director and such alternate director may be counted in a quorum and may vote

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upon such matter notwithstanding disqualification of the director, nor shall a disqualification of an alternate director affect the ability of a director to be counted in a quorum or to vote on a matter in which such director's alternate director shall be disqualified.

21.4
A director may hold any office or positio n with the Corporation, other than the office of auditor of the Corporation, in conjunction with his office of director for such period and on such terms, as to remuneration or otherwise, as the directors may determine and no director or intended director shall be disqualified by his office from contracting with the Corporation either with regard to his tenure of any such other office or position or as vendor, purchaser or otherwise, and, subject to compliance with the provisions of the Act, no contract or transaction entered into by or on behalf of the Corporation in which a director is in any way interested shall be liable to be voided by reason thereof.

21.5
Subject to compliance with the provisions of the Act, a director or his firm may act in a professional capacity for the Corporation and he or his firm shall be entitled to remuneration for professional services as if he were not a director.

21.6
A director may be or become a director or other officer or employee of, or otherwise interested in, any corporation or firm in which the Corporation may be interested as a shareholder or otherwise, and, subject to compliance with the provisions of the Act, such director shall not be accountable to the Corporation for any remuneration or other benefits received by him as director, officer or employee of, or from his interest in, such other corporation or firm.

MADE by resolution of the Board of Directors on the • day of •, 2002.

President

Secretary

CONFIRMED by the Shareholders in accordance with the Canada Business Corporations Act on the • day of •, 2002.

Secretary

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

VOICE NEVADA

      Chapter 78 of the Nevada Revised Statutes permits the indemnification of directors, employees, officers and agents of Nevada corporations as follows:

      Section 78.7502. Discretionary and mandatory indemnification of officers, directors, employees and agents:

General provisions.

      1.     A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

      2.     A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

      3.     To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

     Section 78.751. Authorization required for discretionary indemnification; advancement of expenses; limitation on indemnification and advancement of expenses.

      1.     Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) by the stockholders; (b) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not

1

parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

      2.    The articles of incorporation, the By-Laws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

       3.    The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; (b) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     Section 78.752. Insurance and other financial arrangements against liability of directors, officers, employees and agents.

      1.     A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

      2.     The other financial arrangements made by the corporation pursuant to subsection 1 may include the following: (a) the creation of a trust fund; (b) the establishment of a program of self-insurance; (c) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; (d)the establishment of a letter of credit, guaranty or surety.

              No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

      3.     Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person’s stock or other securities is owned by the corporation.

      4.     In the absence of fraud: (a) the decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and (b) the insurance or other financial arrangement: (1) is not void or voidable; and (2) does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

      5.     A corporation or its subsidiary which provides self-insurance for itself or for another affiliated corporation pursuant to this section is not subject to the provisions of Title 57 of NRS.

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               Our Certificate of Incorporation provides as follows:

     ARTICLE XI

      The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under Nevada Law.

     ARTICLE XII

      The corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under Nevada Law.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Act”), may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the Commis sion, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

       Our Bylaws provide as follows:

     ARTICLE X - INDEMNIFICATION OF DIRECTORS AND OFFICERS

      1.     INDEMNIFICATION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, by itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was lawful.

      2.     DERIVATIVE ACTION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in the corporation’s favor by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person’s duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, by itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation.

      3.     SUCCESSFUL DEFENSE. To the extent that a director, trustee, officer, employee or agent of the corporation has been successful, on the merits or otherwise, in whole or in part, in defense of any action, suit or

3

proceeding referred to in paragraphs 1 and 2 above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

      4.     AUTHORIZATION. Any indemnification under paragraph 1 and 2 above (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in paragraph 1 and 2 above. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (b) if by independent legal counsel (selected by one or more of the directors, whether or not a quorum and whether or not disinterested) in a written opinion, or by the shareholders. Anyone making such a determination under this paragraph 4 may determine that a person has met the standards therein set forth as to some claims, issues or matters but not as to others, and may reasonably prorate amounts to be paid as indemnification.

      5.     ADVANCES. Expenses incurred in defending civil or criminal actions, suits or proceedings shall be paid by the corporation, at any time or from time to time in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in paragraph 4 above upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent to repay such amount unless it shall ultimately be determined by the corporation that the payment of expenses is authorized in this Section.

      6.     NONEXCLUSIVITY. The indemnification provided in this Section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, by-law, agreement, vote of shareholders or disinterested director or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall insure to the benefit of the heirs, executors, and administrators of such a person.

      7.     INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, against any liability assessed against such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability.

      8.    “CORPORATION” DEFINED.   For purpose of this action, references to the “corporation” shall include, in addition to the corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, trustees, officers, employees or agents, so that any person who is or was a director, trustee, officer, employee or agent of such of constituent corporation will be considered as if such person was a director, trustee, officer, employee or agent of the corporation.

VOICE CANADA

     If the continuation is completed, the following provisions and laws will apply with respect to indemnification of the directors and officers of Voice Canada.

    Section 124 of the CBCA permits the indemnification of directors and officers of the Company, a former director or officer of the Company or another individual who acts or acted at the Company's request as a director or officer, or an individual acting in a similar capacity of another entity as follows:

     124. (1) Indemnification - A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

4

             (2) Advance of Costs - A corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1). The individual shall repay the moneys if the individual does not fulfill the conditions of subsection (3).

             (3) Limitation - A corporation may not indemnify an individual under subsection (1) unless the individual

(a)
acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation's request; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful.

             (4) Indemnification in derivative actions - A corporation may with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favor, to which the individual is made a party because of the individual's association with the corporation or other entity as described in subsection (1) against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection (3).

             (5) Right to indemnity - Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual's association with the corporation or other entity as described in subsection (1), if the individual seeking indemnity

(a)	was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

(b)	fulfils the conditions set out in subsection (3).

       (6) Insurance - A corporation may purchase and maintain insurance for the benefit of an individual referred to in subsection (1) against any liability incurred by the individual

(a)	in the individual's capacity as a director or officer of the corporation; or

(b)	in the individual's capacity as a director or officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation's request.

            (7) Application to court - A corporation, an individual or an entity referred to in subsection (1) may apply to a court for an order approving an indemnity under this section and the court may so order and make any further order that it sees fit.

            (8) Notice to Director - An applicant under subsection (7) shall give the Director notice of the application and the Director is entitled to appear and be heard in person or by counsel.

            (9) Other notice - On an application under subsection (7) the court may order notice to be given to any interested person and the person is entitled to appear and be heard in person or by counsel.

The By-Laws of Voice Canada provide as follows:

By-Law 7 – INDEMNITIES TO DIRECTORS AND OFFICERS

     Indemnity. Subject to the Act, the Corporation may indemnify a director or officer or former director or officer of the Corporation or of a corporation of which the Corporation is or was a shareholder or creditor and the heirs and legal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or

5

satisfy a judgment, reasonably incurred by him or them in respect of any civil, criminal or administrative action or proceeding to which he is or they are made a party by reason of his being or having been a director or officer of the Corporation or a director of officer of such corporation, including any action brought by the Corporation or any such corporation. Each director or officer of the Corporation on being elected or appointed shall be deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

     Failure. The failure of a director or officer of the Corporation to comp ly with the provisions of the Act or of the articles or the By -Laws shall not invalidate any indemnity to which he is entitled under the By-Laws.

     Insurance. The directors may cause the Corporation to purchase and maintain insurance for the benefit of any person who is or was serving as a director, officer, employee or agent of the Corporation or as a director, officer, employee or agent of any corporation of which the Corporation is or was a shareholder and his heirs or personal representatives, against any liability incurred by him as such director, officer, employee or agent.

     The indemnification agreements we have entered into with certain of our officers and directors of Voice Nevada will also apply to the officers and directors Voice Canada. Generally, the indemnification agreements attempt to provide the maximum protection permitted by law with respect to indemnification of directors and officers.

6

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) EXHIBITS.

Exhibit No.	Description of Document

3.1	Articles of Incorporation (1)

3.2	Articles of Amendment of Articles of Incorporation (1)

3.6	Amended and Restated Bylaws (4)

4.1	Common Stock Certificate (1)

4.2	Form of Warrant (1)

4.3.	Certificate of Designation of Series A Preferred Stock (1)

4.4.	Certificate of Designation of Series B Preferred Stock (5)

4.5.	Certificate of Amendment to Certificate of Designation of Series B Preferred Stock (9)

5.1	Opinion of Catalyst Corporate Finance Lawyers *

10.1	Amended and Restated 1999 Stock Option Plan (4)

10.2	Employment Agreement of James Jay Hutton (1)

10.3	Employment Agreement of William Gardiner (1)

10.4	Employment Agreement of Jason Corless (1)

10.5	Employment Agreement of Budd Stewart (1)

10.6	Employment Agreement of Geoff Heston (1)

10.7	Acquisition Agreement of Voice Mobility Inc. (1)

10.8	Agreement and Plan of Distribution of Equity Capital Group, Inc. (1)

10.9	List of Subsidiaries of Registrant (5)

10.10	Debt Settlement Agreement with Maritime Tel & Tel (1)

10.11	Voting, Support and Exchange Trust Agreement (1)

10.12	Debt Settlement Agreement with Pacific Western Mortgage Corporation (1)

10.13	Debt Settlement Agreement with Ernest Weir Gardiner (1)

10.14	Stock Purchase Agreement (1)

10.15	Form of Subscription Agreement (1)

10.16	Exchange Agreement (1)

7

10.17	Employment Agreement of Thomas G. O’Flaherty (5)

10.18	Employment Agreement of David Grinstead (5)

10.19	Form of Series B Preferred Stock Subscription Agreement (5)

10.20	Form of Class I Stock Purchase Warrant (5)

10.21	Escrow Agreement, as amended (6)

10.22	Agency Agreement (6)

10.23	Special Warrant Indenture (6)

10.24	Share Warrant Indenture (6)

10.25	Form of Subscription Agreements for Special Warrants (6)

10.26	LivingLAB Agreement Between Voice Mobility Inc. and Innovatia (6)

10.27	Non-Negotiable Promissory Note in favor of Ibex Investments Ltd., as amended (8)

10.28	Class K Stock Purchase Warrant (6)

10.29	Non-Negotiable Promissory Note in favor of Alliance Equities Ltd. (7)

10.30	Non-Negotiable Promissory Note in favor or Interior Holdings Ltd. (7)

10.31	Form of Class L Stock Purchase Warrant (7)

10.32	Non-Negotiable Promissory Note in favor of Alliance Equities Ltd.(8)

10.33	Non-Negotiable Promissory Note in favor of Interior Holdings Ltd.(8)

10.34	Form of Class M Stock Purchase Warrant (8)

10.35	Non-Negotiable Promissory Note in favor of Alliance Equities Ltd. (8)

10.36	Non-Negotiable Promissory Note in favor of Interior Holdings Ltd. (8)

10.37	Form of Class N Stock Purchase Warrant (8)

10.38	Escrow Agreement among the Company, Computershare Trust Company of Canada and certain shareholders of the Company dated July 3, 2001 (8)

10.39	Settlement Agreement between Thomas O’Flaherty and the Company dated June 29, 2001 (8)

10.40	Employment Agreement of Randy Buchamer (9)

10.41	Amended LivingLAB Agreement Between Voice Mobility Inc. and Innovatia Inc. (9)

10.42	Addendum to LivingLAB Agreement (9)

10.43	Employment Agreement of James Hutton (9)

8

10.44
Software License Agreement dated June 13, 2002, between Aliant Telecom Inc. and Voice Mobility Inc.(Confidential treatment requested. Confidential portions of this exhibit have been redacted and filed separately with the Commission). (10)

10.45	Form of Subscription Agreement dated July 26, 2002 and July 31, 2002 *

16.1	Letter of Bedford Curry & Co., Chartered Accountants, regarding change in certifying accountants. (2)

16.2	Letter of Ernst & Young LLP, Chartered Accountants, regarding change in certifying accountants. (2)

23.1	Consent of Ernst & Young LLP, Chartered Accountants *

23.2	Consent of Bedford Curry & Co., Chartered Accountants (8)

23.3	Consent of Catalyst Corporate Finance Lawyers (included in Exhibit 5.1) *

24.1	Power of Attorney *

*	Filed herewith.
(1)	Previously submitted with our Registration Statement on Form 10-SB, as originally filed on September 17, 1999, and all amendments thereto.
(2)	Previously submitted with our Form 8-K, as filed on March 16, 2000.
(3)	Previously submitted with our Form 10-KSB, as filed on March 30, 2000.
(4)	Previously submitted with our Definitive Schedule 14A as filed on May 19, 2000.
(5)	Previously submitted with our Form 10-KSB, as filed on April 11, 2001.
(6)	Previously submitted with our Registration Statement on Form S-1, as originally filed on May 10, 2001
(7)	Previously submitted with our Pre-effective Amendment No. 1 to the Registration Statement on Form S-1, as filed on June 8, 2001.
(8)	Previously submitted with our Post-effective Amendment No. 1 to the Registration Statement on Form S-1, as filed on July 16, 2001.
(9)	Previously submitted with our Form 10-K, as filed on April 1, 2002.
(10)	Previously submitted with our Amendment No. 1 to Form 10-Q/A as filed on September 5, 2002.

9

ITEM 22. UNDERTAKINGS

     (a)   The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (b)   The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under “Item 20--Indemnification of Directors and Officers” above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

10

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Richmond, British Columbia, Canada, on the 21st day of October, 2002.

VOICE MOBILITY INTERNATIONAL, INC.

By:	/s/ Randy G. Buchamer

Randy G. Buchamer
Chief Executive Officer
(Principal Executive Officer and Principal Accounting Officer)

Power of Attorney

          We, the undersigned officers and directors of Voice Mobility International, Inc., hereby severally constitute and appoint each of Messrs. Randy G. Buchamer and James J. Hutton as our true and lawful attorneys, with full power to each of them, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-4 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Voice Mobility International, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

          In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date stated.

Signature	Title	Date

/s/Randy G. Buchamer	Chairman of the Board and Chief Executive	October 21, 2002
Randy G. Buchamer	Officer

/s/ William E. Krebs	Director	October 21, 2002
William E. Krebs

/s/ James J. Hutton	President and Director	October 21, 2002
James J. Hutton

/s/ Robert Neal	Director	October 21, 2002
Robert Neal

/s/ Morgan P. Sturdy	Director	October 21, 2002
Morgan P. Sturdy

/s/ F. David D. Scott	Director	October 21, 2002
F. David D. Scott

/s/ Donald A. Calder	Director	October 21, 2002
Donald A. Calder

11

EXHIBIT INDEX

Exhibit No.	Description of Document

3.1	Articles of Incorporation (1)

3.2	Articles of Amendment of Articles of Incorporation (1)

3.6	Amended and Restated Bylaws (4)

4.1	Common Stock Certificate (1)

4.2	Form of Warrant (1)

4.3.	Certificate of Designation of Series A Preferred Stock (1)

4.4.	Certificate of Designation of Series B Preferred Stock (5)

4.5.	Certificate of Amendment to Certificate of Designation of Series B Preferred Stock (9)

5.1	Opinion of Catalyst Corporate Finance Lawyers *

10.1	Amended and Restated 1999 Stock Option Plan (4)

10.2	Employment Agreement of James Jay Hutton (1)

10.3	Employment Agreement of William Gardiner (1)

10.4	Employment Agreement of Jason Corless (1)

10.5	Employment Agreement of Budd Stewart (1)

10.6	Employment Agreement of Geoff Heston (1)

10.7	Acquisition Agreement of Voice Mobility Inc. (1)

10.8	Agreement and Plan of Distribution of Equity Capital Group, Inc. (1)

10.9	List of Subsidiaries of Registrant (5)

10.10	Debt Settlement Agreement with Maritime Tel & Tel (1)

10.11	Voting, Support and Exchange Trust Agreement (1)

10.12	Debt Settlement Agreement with Pacific Western Mortgage Corporation (1)

10.13	Debt Settlement Agreement with Ernest Weir Gardiner (1)

10.14	Stock Purchase Agreement (1)

10.15	Form of Subscription Agreement (1)

10.16	Exchange Agreement (1)

13

10.17	Employment Agreement of Thomas G. O’Flaherty (5)

10.18	Employment Agreement of David Grinstead (5)

10.19	Form of Series B Preferred Stock Subscription Agreement (5)

10.20	Form of Class I Stock Purchase Warrant (5)

10.21	Escrow Agreement, as amended (6)

10.22	Agency Agreement (6)

10.23	Special Warrant Indenture (6)

10.24	Share Warrant Indenture (6)

10.25	Form of Subscription Agreements for Special Warrants (6)

10.26	LivingLAB Agreement Between Voice Mobility Inc. and Innovatia (6)

10.27	Non-Negotiable Promissory Note in favor of Ibex Investments Ltd., as amended (8)

10.28	Class K Stock Purchase Warrant (6)

10.29	Non-Negotiable Promissory Note in favor of Alliance Equities Ltd. (7)

10.30	Non-Negotiable Promissory Note in favor or Interior Holdings Ltd. (7)

10.31	Form of Class L Stock Purchase Warrant (7)

10.32	Non-Negotiable Promissory Note in favor of Alliance Equities Ltd.(8)

10.33	Non-Negotiable Promissory Note in favor of Interior Holdings Ltd.(8)

10.34	Form of Class M Stock Purchase Warrant (8)

10.35	Non-Negotiable Promissory Note in favor of Alliance Equities Ltd. (8)

10.36	Non-Negotiable Promissory Note in favor of Interior Holdings Ltd. (8)

10.37	Form of Class N Stock Purchase Warrant (8)

10.38	Escrow Agreement among the Company, Computershare Trust Company of Canada and certain shareholders ofthe Company dated July 3, 2001 (8)

10.39	Settlement Agreement between Thomas O’Flaherty and the Company dated June 29, 2001 (8)

10.40	Employment Agreement of Randy Buchamer (9)

10.41	Amended LivingLAB Agreement Between Voice Mobility Inc. and Innovatia Inc. (9)

10.42	Addendum to LivingLAB Agreement (9)

10.43	Employment Agreement of James Hutton (9)

14

10.44
Software License Agreement dated June 13, 2002, between Aliant Telecom Inc. and Voice Mobility Inc. (Confidential treatment requested. Confidential portions of this exhibit have been redacted and filed separately with the Commission). (10)

10.45	Form of Subscription Agreement dated July 26, 2002 and July 31, 2002 *

16.1	Letter of Bedford Curry & Co., Chartered Accountants, regarding change in certifying accountants. (2)

16.2	Letter of Ernst & Young LLP, Chartered Accountants, regarding change in certifying accountants. (2)

23.1	Consent of Ernst & Young LLP, Chartered Accountants *

23.2	Consent of Bedford Curry & Co., Chartered Accountants (8)

23.3	Consent of Catalyst Corporate Finance Lawyers (included in Exhibit 5.1) *

24.1	Power of Attorney *

*	Filed herewith.
(1)	Previously submitted with our Registration Statement on Form 10-SB, as originally filed on September 17, 1999, and all amendments thereto.
(2)	Previously submitted with our Form 8-K, as filed on March 16, 2000.
(3)	Previously submitted with our Form 10-KSB, as filed on March 30, 2000.
(4)	Previously submitted with our Definitive Schedule 14A as filed on May 19, 2000.
(5)	Previously submitted with our Form 10-KSB, as filed on April 11, 2001.
(6)	Previously submitted with our Registration Statement on Form S-1, as originally filed on May 10, 2001
(7)	Previously submitted with our Pre -effective Amendment No. 1 to the Registration Statement on Form S-1, as filed on June 8, 2001.
(8)	Previously submitted with our Post-effective Amendment No. 1 to the Registration Statement on Form S-1, as filed on July 16, 2001.
(9)	Previously submitted with our Form 10-K, as filed on April 1, 2002.
(10)	Previously submitted with our Amendment No. 1 to Form 10-Q/A as filed on September 5, 2002.

.

15

Exhibit 5.1

October 21, 2002

Voice Mobility International Inc.
Suite 18013777 Commerce Parkway
Richmond, British Columbia
V6V 2X3

Dear Sirs:

Voice Mobility International Inc.

We refer to the registration statement of Voice Mobility International Inc. (the "Company") on Form S-4 (the "Registration Statement") dated October 21, 2002 and filed with the United States Securities and Exchange Commission. You have requested our opinion on the legality of the 41,802,115 common shares (the "Shares") in the capital of the Company being registered pursuant to the Registration Statement.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of the articles of continuance and by-laws of the Company. We have also examined an executed copy of the plan of conversion made by the Company and dated as of October 21, 2002 (the "Plan of Conversion") and such statutes, corporate records and documents as we have considered necessary to enable us to express the opinions set forth in this opinion letter. In such examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as certified, conformed or photostatic copies or facsimiles.

We are solicitors qualified to carry on the practice of law in the Province of British Columbia and the opinions herein are based on and limited to the laws of the Province of British Columbia and the laws of Canada applicable therein in effect as of the date hereof.

This opinion is given to you as of the date hereof and we disclaim any obligation to advise you of any change after the date hereof in any matter set forth herein, and we express no opinion as to the effect of any subsequent course of dealing or conduct between the parties referred to herein.

On the basis of the foregoing, we are of the opinion that:

1.	Upon completion of the continuation of the Company from the State of Nevada to the federal jurisdiction of Canada in accordance with the terms of the Plan of Conversion and the Canada Business Corporations Act, the Company will be a corporation duly continued and validly existing under the federal laws of Canada;

2.	The issuance of the Shares has been duly authorized;
3.	Upon completion of the continuation of the Company from the State of Nevada to the federal jurisdiction of Canada in accordance with the terms of the Plan of Conversion and the Canada Business Corporations Act, the 31,536,948 common shares in the capital of the Company will be validly issued and outstanding as fully paid and non-assessable shares of the Company;

4.	Upon completion of the continuation of the Company from the State of Nevada to the federal jurisdiction of Canada in accordance with the terms of the Plan of Conversion and the Canada Business Corporations Act, the 5,437,500 common shares in the capital of the Company issuable upon exchange of the 5,437,5000 preferred shares of Voice Mobility Canada Limited ("VMCL") will be when issued, in accordance with the Articles of VMCL in the manner described in the Registration Statement, validly issued as fully paid an non-assessable common shares in the capital of the Company;

5.	As at the date hereof, the Company has common share purchase warrants (the "Prospectus Warrants") outstanding to purchase an aggregate of up to 3,250,000 common shares (the "Prospectus Warrant Shares") in the capital of the Company;

6.	Upon completion of the continuation of the Company from the State of Nevada to the federal jurisdiction of Canada in accordance with the terms of the Plan of Conversion and the Canada Business Corporations Act, the Prospectus Warrant Shares will be, when issued in accordance with the terms of the Prospectus Warrants in the manner described in the Registration Statement, validly issued as fully paid and non-assessable common shares in the capital of the Company;

7.	As at the date hereof the Company has common share purchase warrants (the "Private Placement Warrants") outstanding to purchase an aggregate of up to 1,577,667 common shares (the "Private Placement Shares") in the capital of the Company; and

8.	Upon completion of the continuation of the Comp any from the State of Nevada to the federal jurisdiction of Canada in accordance with the terms of the Plan of Conversion and the Canada Business Corporations Act, the Private Placement Shares will be, when issued in accordance with the terms of the Private Placement Warrants in the manner described in the Registration Statement, validly issued as fully paid and non-assessable common shares in the capital of the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of this firm's name under the caption "Legal Matters" in the Information Statement/Prospectus forming a part of the Registration Statement.

Yours very truly,

CATALYST

Exhibit 10.45

FORM OF
SUBSCRIPTION AGREEMENT
(For Non-U.S. Purchasers)

THIS AGREEMENT MADE EFFECTIVE AS OF THE __ DAY OF __, __ (the "Effective Date").

BETWEEN:

VOICE MOBILITY INTERNATIONAL, INC., a company incorporated pursuant to the Nevada Business Corporations Act with its principal place of business at 180 - 13777 Commerce Parkway, Richmond, British Columbia, V6C 2X3

(the "Corporation")

AND:

THE PARTY NAMED AND SIGNING AS PURCHASER ON SCHEDULE "A"

(the "Purchaser")

WHEREAS:

A.      The Purchaser wishes to subscribe for units, where each unit (a "Unit") consists of one common share (a "Unit Share") of the Corporation and one half of one non-transferable common share purchase warrant (a "Warrant"), of the Corporation, each whole Warrant will entitle the holder to purchase one common share of the Corporation (a "Warrant Share"). (The Units, Unit Shares, Warrants and Warrant Shares, are collectively the "Securities"); and

B.      It is the intention of the parties to this agreement (the "Agreement") that this subscription will be made pursuant to appropriate exemptions (the "Exemptions") from the registration and prospectus or equivalent requirements of all rules, policies, notices, orders and legislation of any kind whatsoever (collectively the "Securities Rules") of all jurisdictions applicable to this subscription;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained, the receipt of which is hereby acknowledged, the parties covenant and agree with each other as follows:

1.      Representations and Warranties of the Purchaser

1.1.   The Purchaser represents and warrants to the Corporation, and acknowledges that the Corporation is relying on these representations and warranties to, among other things, ensure that it is complying with all of the applicable Securities Rules, that:

(a)	the Purchaser is purchasing the Securities as principal for its own account and not for the benefit of any other person, and not with a view to the distribution of the Securities;

(b)	the Purchaser is:

(i)
a director, officer, employee or "control person" (as that term is defined in the Securities Act (British Columbia) and set out in Schedule "B" to this Agreement) of the Corporation or an "affiliate" (as that term is defined in Schedule "B"); OR

(ii)
a spouse, parent, grandparent, brother, sister or child of a director, "senior officer" (as that term is defined in the Securities Act (British Columbia) and set out in Schedule "B" to this Agreement) or control person of the Corporation or of an affiliate; OR

	(iii)	a close personal friend of a director, senior officer or control person of the Corporation or of an affiliate; OR

	(iv)	a close business associate of a director, senior officer or control person of the Corporation or of an affiliate; OR

	(v)	a person or company that is wholly-owned by any combination of persons or companies described in subparagraphs (i) to (iv) above; OR

	(vi)	an "accredited investor" (as that term is defined in MI 45-103 and set out in Schedule "B" to this Agreement); OR

(vii)
purchasing a sufficient number of Securities such that the aggregate acquisition cost to the Purchaser of such Securities is not less than Cdn.$97,000, and the Purchaser has not been formed, created, established or incorporated for the purpose of permitting the purchase of the Securities without a prospectus by groups of individuals whose individual share of the aggregate acquisition cost for such Securities is less than Cdn.$97,000;

(c)	if the Purchaser is resident of an "International Jurisdiction" (which means a country other than Canada or the United States) then:

	(i)	the Purchaser is knowledgeable of, or has been independently advised as to, the applicable Securities Rules of the International Jurisdiction which would apply to this subscription, if there are any;

(ii)
the Purchaser is purchasing the Securities pursuant to Exemptions under the Securities Rules of that International Jurisdiction or, if such is not applicable, the Purchaser is permitted to purchase the Securities under the applicable Securities Rules of the International Jurisdiction without the need to rely on Exemptions; and

(iii)
 the applicable Securities Rules do not require the Corporation to make any filings or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the International Jurisdiction; and

the Purchaser will, if requested by the Corporation, deliver to the Corporation a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in subparagraphs (ii) and (iii) above to the satisfaction of the Corporation, acting reasonably;

(d)
the Purchaser is not a "U.S. Person" (as defined under Regulation S made under the United States Securities Act of 1933, which definition includes an individual resident in the United States and an estate or trust of which any executor or administrator or trustee, respectively, is a U. S. Person) and the Purchaser understands and acknowledges that the Securities have not and will not be registered under the United States Securities Act of 1933, and, subject to certain exceptions, the Securities may not be offered or sold within the United States;

(e)
the Purchaser acknowledges that the Corporation is relying on the Exemptions in order to complete the trade and distribution of the Securities and the Purchaser is aware of the criteria of the Exemptions to be met by the Purchaser and the Purchaser meets those criteria;

(f)	the Purchaser acknowledges this subscription is being made pursuant to the Exemptions:

	(i)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

	(ii)	there is no government or other insurance covering the Securities;

	(iii)	there are risks associated with the purchase of the Securities;

(iv)
there are restrictions on the Purchaser's ability to resell the Securities and it is the responsibility of the Purchaser to find out what those restrictions are and to comply with them before selling the Securities;

	(v)	the Purchaser is restricted from using certain of the civil remedies available under the applicable Securities Rules,

	(vi)	the Purchaser may not receive information that might otherwise be required to be provided to the Purchaser under the applicable Securities Rules if the Exemptions were not being used,

	(vii)	the Corporation is relieved from certain obligations that would otherwise apply under the applicable Securities Rules if the Exemptions were not being used; and

(viii)
the Purchaser understands that the Exemptions release the Corporation from the requirements to provide the Purchaser with a prospectus and to sell Securities through a person registered to sell securities under the Securities Act (British Columbia) and, as a consequence of acquiring Securities pursuant to those Exemptions, certain protections, rights and remedies provided the Securities Act (British Columbia), including statutory rights of rescission or damages, will not be available to the Purchaser;

(g)	the Securities are not being subscribed for by the Purchaser as a result of any material information about the Corporation's affairs that has not been publicly disclosed;

(h)
the offer and sale of these Securities was not accomplished by an advertisement and the Purchaser was not induced to purchase these Securities as a result of any advertisement made by the Corporation; and

(i)
if the Purchaser is a corporation, the Purchaser is a valid and subsisting corporation, has the necessary corporate capacity and authority to execute and deliver this Agreement and to observe and perform its covenants and obligations hereunder and has taken all necessary corporate action in respect thereof, or, if the Purchaser is a partnership, syndicate, trust or other form of unincorporated organization, the Purchaser has the necessary legal capacity and authority to execute and deliver this Agreement and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof, and, in either case, upon the Corporation executing and delivering this Agreement, this Agreement will constitute a legal, valid and binding contract of the Purchaser enforceable against the Purchaser in accordance with its terms and neither the agreement resulting from such acceptance nor the completion of the transactions contemplated hereby conflicts with, or will conflict with, or results, or will result, in a breach or violation of any law applicable to the Purchaser, any constating documents of the Purchaser or any agreement to which the Purchaser is a party or by which the Purchaser is bound.

1.2.     The Corporation represents and warrants to the Purchaser, and acknowledges that the Purchaser is relying on these representations and warranties in entering into this Agreement, that:

(a)	the Corporation is a valid and subsisting corporation duly incorporated and in good standing under the laws of the jurisdiction in which it was incorporated, continued or amalgamated;
(b)
the Corporation is a reporting issuer in British Columbia, Alberta, Ontario, Quebec and New Brunswick and the Corporation is not, to the best of its knowledge, in material default of any of the requirements of the applicable Securities Rules of those jurisdictions;

(c)
the commo n shares of the Corporation are listed and posted for trading on The Toronto Stock Exchange (the "TSX) and, to the best of its knowledge, the Corporation is not in material default of any of the listing requirements of the;

(d)
upon their issuance, the Unit Shares will be validly issued and outstanding fully paid and non-assessable common shares of the Corporation registered as directed by the Purchaser, free and clear of all trade restrictions (except as may be imposed by operation of the applicable Securities Rules) and, except as may be created by the Purchaser, liens, charges or encumbrances of any kind whatsoever;

(e)
upon their issuances, the Warrants will be validly created, issued and outstanding warrants of the Corporation, registered as directed by the Purchaser, and, upon their issuance, the Warrant Shares issued on the exercise of the Warrants will be validly issued and outstanding fully paid and non-assessable common shares of the Corporation registered as directed by the Purchaser, and both will be free and clear of all trade restrictions (except as may be imposed by operation of the applicable Securities Rules) and, except as may be created by the Purchaser, liens, charges or encumbrances of any kind whatsoever;

(f)
 the Corporation has good and sufficient right and authority to enter into this Agreement and complete its transactions contemplated under this Agreement on the terms and conditions set forth herein; and

(g)
to the best of its knowledge, the execution and delivery of this Agreement, the performance of its obligations under this Agreement and the completion of its transactions contemplated under this Agreement will not conflict with, or result in the breach of or the acceleration of any indebtedness under, or constitute default under, the constating documents of the Corporation or any indenture, mortgage, agreement, lease, license or other instrument or any kind whatsoever to which the Corporation is a party or by which it is bound, or any judgment or order of any kind whatsoever or any Court or administrative body of any kind whatsoever by which it is bound.

2.  Subscription

2.1.       The Purchaser hereby subscribes the subscription funds (the "Subscription Funds") for that number of Units, at a price of U.S.$__ per Unit, as is set forth under "Subscription Amount" below. Each Unit consists of one Unit Share and one half of one non-transferable Warrant. One whole Warrant will entitle the Purchaser, upon the Purchaser giving __ days notice to the Corporation of intention to exercise the Warrant, to subscribe for one Warrant Share at a price of U.S.$__ per Warrant Share at any time up to 5:00 p.m. local time in Vancouver, BC on the first anniversary of the Closing Date.

2.2.      On or before the __ day of __, __, the Purchaser will deliver the Subscription Funds for the Securities subscribed for to the Corporation in the form of cash, solicitor's trust cheque, certified cheque, bank draft, money order or wire transfer payable to "Voice Mobility International, Inc.". The Corporation will hold the Subscription Funds in trust pending the closing of the subscription.

3.  Covenants, Agreements and Acknowledgments

3.1.       Concurrent with the execution of this Agreement, the Purchaser will:

(a)	fully complete Schedule "A" to this Agreement and the Purchaser acknowledges that the Corporation is relying on the Exemptions in order to complete the trade and distribution of the

Securities under the Exemptions and the Purchaser is aware of the criteria of the Exemptions to be met by the Purchaser including the representations contained in Schedule "A";
(b)
if the Purchaser is an "individual" (which means a natural person but does not include a partnership, unincorporated association, unincorporated syndicate, unincorporated organization or trust, or a natural person in his capacity as a trustee, executor, administrator or personal or other legal representative), fully complete and execute the Form 45-903F1 appearing as Schedule "C" to this Agreement; and

(c)	fully complete and execute the TSX questionnaire appearing as Schedule "D" to this Agreement.

3.2     The Purchaser acknowledges and agrees that the Unit Shares comprising the Units, the Warrants comprising the Units and any Warrant Shares acquired on the exercise of the Warrants will be subject to such trade restrictions as may be imposed by operation of applicable Securities Rules, and the certificates representing the Unit Shares, Warrants and any Warrant Shares acquired on the exercise of the Warrants will bear such legends as may be required by applicable Securities Rules and by the rules and policies of the TSX. The Purchaser further acknowledges and agrees that it is the Purchaser's obligation to comply with the trade restrictions in all of the applicable jurisdictions and the Purchaser's obligation to comply with the trade restrictions except as provided for herein.

In this regard, the Purchaser acknowledges that such trade restrictions provide that the Purchaser must hold and not sell, transfer or in any manner dispose (collectively, the "Disposition") of the Unit Shares, Warrants or any Warrant Shares acquired on the exercise of the Warrants in British Columbia prior to midnight on the four month anniversary of the Closing Date, unless the Purchaser has obtained the prior written consent of the TSX to the Disposition and unless the Disposition is made in accordance with all applicable Securities Rules. The Purchaser further acknowledges to the Corporation that his paragraph 3.2 constitutes sufficient notice of the applicable hold periods.

3.3.      The Purchaser acknowledges that no securities commission has evaluated or endorsed the merits of these Securities and that the person selling these Securities has no duty to tell the Purchaser whether these Securities are a suitable investment. The Purchaser further acknowledges that it is investing in the Corporation entirely at its own risk and it may lose all of the Subscription Funds.

3.4.       The Purchaser acknowledges that the Corporation will use its reasonable commercial efforts to ensure that the Unit Shares and the Warrant Shares become, within 124 days of the Closing Date, free from all trading restrictions in Canada and the United States, save and except for any trading restrictions assumed directly by the Purchaser.

3.5.      The Purchaser acknowledges that the Corporation will refuse, and has instructed its transfer agent to refuse, to register any transfers of the Securities including the Unit Shares, Warrants or Warrant Shares unless such transfer is made in accordance with regulations pursuant to, or registration under, applicable securities legislation (including the U.S. Securities Act) or pursuant to an available exemption from such registration.

4.       U.S. Requirements

4.1.     This offering of Securities is limited to subscribers who are "Accredited Investors," as defined in Rule 501 of Regulation D under the U.S. Securities Act of 1933 (the "U.S. Securities Act") or to non-"U.S. Persons", as defined in Regulation S under the U.S. Securities Act. An Accredited Investor is one who meets any of the requirements set forth below. In order to establish the qualification of the Purchaser to invest in the Securities, the information in paragraph G of Schedule "A" below must be supplied.

4.2.      The Purchaser represents and warrants to the Corporation that the Purchaser falls within the category or categories marked in paragraph G of Schedule "A".

4.3.      If and only if the Purchaser is resident in the U.S., then the Purchaser further acknowledges and agrees that the Securities (and any underlying securities which those Securities are convertible into) are "restricted securities" within the meaning of the U.S. Securities Act (and applicable state securities laws) and may not be sold or transferred in the U.S. unless they are subsequently registered under the U.S. Securities Act or any exemption from such registration is available and the certificates representing the Securities will bear a legend to reflect these restrictions. The Purchaser understands and agrees that upon the original issuance of the Securities (and any underlying securities which those Securities are convertible into), and until such time as the same is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws, the certificates representing the Securities may bear a legend in substantially the following form:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR (C) WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY, PURSUANT TO ANOTHER APPLICABLE EXEMPTION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS."

4.4.     For non -"U.S. Persons" (as defined in Regulation S under the U.S. Securities Act ("Regulations")" the offer and sale of Units, Unit Shares and Warrants has been made, and the issuance of the Warrant Shares will be made, in reliance upon Regulation S or Regulation D under the U.S. Securities Act. Therefore the Unit Shares and Warrants, as well as any such Warrant Shares (unless issued pursuant to an effective registration statement filed with regard to the issuance of the Warrant Shares), will be "restricted securities" and as such may be resold or otherwise transferred only in accordance with Regulation S or pursuant to a registration under the U.S. Securities Act or an exemption from the registration requirements of the U.S. Securities Act. Regulation S requires that, for a period of one (1) year following the Closing Date, no offer or sale of a Unit, Unit Share, Warrant, or Warrant Share issued in reliance on Regulation S may be made to a U.S. Person (which has the meaning ascribed to that term in Regulation S) or for the account of a U.S. Person. Regulation S also requires that each Unit, Unit Share, and Warrant (and each Warrant Share issued prior to the effectiveness of any registration statement filed with regard to the issuance of the Warrant Shares) bear a legend stating that the Unit, Unit Share or Warrant, or any such Warrant Share, as the case may be, has not been registered under the U.S. Securities Act. Regulation S also requires that each Warrant bear a legend stating that the Warrant, and the securities to be issued upon its exercise, have not been registered under the U.S. Securities Act and that the Warrant may not be exercised by or on behalf of any U.S. Person unless registered under the U.S. Securities Act or an exemption from such registration is available.

4.5.     Each person exerc ising a Warrant must provide the Company with either (i) written certification that it is not a U.S. Person and that the Warrant is not being exercised on behalf of a U.S. Person, or (ii) a written opinion of counsel satisfactory to the Company that the issuance of securities upon exercise of the Warrant has been registered under the U.S. Securities Act and any applicable state securities law or is exempt from registration.

4.6.     For non – "U.S. Persons": The Purchaser acknowledges and understands that Regulation S also provides for the resale of securities which are issued and outstanding. As noted above, Units, Unit Shares, Warrants, and Warrant Shares may be resold only in compliance with Regulation S or pursuant to an effective registration statement under the U.S. Securities Act or an exemption from the registration requirements of the U.S. Securities Act. Rule 904 of Regulation S provides that a resale of an outstanding security may be made pursuant thereto if the offer and sale of the security are made in an "offshore transaction" and if no "directed selling effort is made in the United States" with regard to the securities to be sold by the seller, an affiliate of the seller, or any person acting on their behalf. An offer or sale of securities is made in an "offshore transaction" if the offer is not made to a person in the United States and either (i) at the time the buy order is originated, the buyer is outside the United States, or the seller and any person acting on its behalf have good reason to believe that the buyer is outside the United States and (ii) the transaction is executed in, on or through the facilities of a designated offshore securities market and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States. Offers and sales of securities specifically targeted at identifiable groups of United States citizens abroad shall, in no event, be deemed to be made in an offshore transaction. Rule 904 imposes additional limitations on resales by dealers and persons receiving selling concessions and affiliates of the issuer.

4.7.     For non – "U.S. Persons": The Purchaser acknowledges and understands that Rule 905 of Regulation S provides that equity securities of U.S. issuers, such as the Corporation, acquired from the issuer in a transaction under Regulation S are deemed to be "restricted securities" as defined under Rule 144 under the U.S. Securities Act. Any "restricted securities" as defined in Rule 144, that are equity securities of a U.S. issuer will continue to be deemed to be "restricted securities", notwithstanding that they were acquired in a resale transaction made pursuant to Rule 904. Any resale of such securities by a non-U.S. Person must be made in accordance with Regulation S, or pursuant to an effective registration statement under the U.S. Securities Act or an exemption therefrom, such as Rule 144.

4.8.     The Purchaser acknowledges and understands that Rule 144 permits limited public resales of securities acquired in non-public offerings, subject to the satisfaction of certain conditions. The Purchaser further acknowledges and understands that under Rule 144 the conditions include, among other things, the availability of certain current public information about the issuer, the resale occurring not fewer than one (1) year or two (2) years, as applicable, after the party has purchased and paid for the securities to be sold, the sale being through a broker in an unsolicited "broker's transaction" and the amount of securities being sold during any three-month period not exceeding specified volume limitations. The Purchaser also acknowledges and understands that the Corporation may not be satisfying the current public information requirement of Rule 144 at the time that you wish to sell any of the Securities, or other conditions under Rule 144 which are required of the Corporation.

4.9.     Each certificate evidencing a Unit Share or Warrant (and any Warrant Share issued prior to the effectiveness of a registration statement) will bear the following legend until the applicable securities as represented by the certificate are sold pursuant to either (i) a registration statement with respect to such securities which is effective under the U.S. Securities, (ii) Rule 144 under the U.S. Securities Act, or (iii) Regulation S:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), NOR QUALIFIED UNDER OR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE NOR UNDER OR PURSUANT TO THE SECURITIES LAWS OF ANY PROVINCE IN CANADA. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE SECURITIES ACT, (ii) RULE 144 OR RULE 144A UNDER THE SECURITIES ACT, IF AVAILABLE, OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND FROM QUALIFICATION UNDER ANY SECURITIES LAWS APPLICABLE IN CANADA, IF AVAILABLE, AND IN EACH CASE, IN COMPLIANCE WITH ANY APPLICABLE STATE OR PROVINCIAL SECURITIES LAWS.

4.10.     If such securities are being sold under Rule 144, the legend may be removed by delivery to the registrar and transfer agent and the Corporation of an opinion of counsel, of recognized standing reasonably satisfactory to the Corporation, that such legends are no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

4.11.     The Purchaser understands and acknowledges that the Corporation may instruct its transfer agent not to record a transfer without first being notified by the Corporation that it is satisfied that such transfer is exempt from or not subject to registration under the U.S. Securities Act.

4.12.     The Purchaser further understands that, while the Corporation has agreed to use its reasonable commercial efforts to file a Registration Statement in respect of the Purchaser’s resale of the Unit Shares and the Warrant Shares, in compliance with the U.S. Securities Act with the United States Securities and Exchange Commission, and to have the Registration Statement declared effective, there can be no assurance the Corporation will be able to do so, or that the Registration Statement will remain effective indefinitely. The Purchaser also understands that it will be required to furnish certain information about it and its holdings of the Corporation’s shares as part of the information that will be included in the Registration Statement.

5.  Regulatory Approval

5.1.     Notwithstanding any other term of this Agreement, this Agreement and the subscription provided for hereunder are subject to the Corporation obtaining the approval of the TSX ("Regulatory Approval") by the __th day of __, __. In the event that Regulatory Approval is not obtained by this date, this Agreement will terminate and be of no further force and effect and the Subscription Funds will be returned to the Purchaser without interest or deduction.

6.       Closing

6.1.    The completion of the subscription contemplated under this Agreement shall occur on a date (the "Closing Date") chosen by the Corporation, but no later than the date prescribed by the TSX, subject to any extension approved by the TSX. On or before the Closing Date, the Corporation shall deliver to the Purchaser (as per the "Delivery Instructions" below), a certificate or certificates representing the Unit Shares and the Warrants comprising the Units. Upon doing so, the Corporation shall be entitled to retain the Subscription Funds as full payment for the Securities without any further instructions from, or notice to, the Purchaser.

7.        General

7.1.     For the purposes of this Agreement, time is of the essence.

7.2.     The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as may, either before or after the execution of this Agreement, be reasonably required to carry out the full intent and meaning of this Agreement.

7.3.     The Purchaser hereby authorizes the Corporation to correct any minor errors in, or complete any minor information missing from, any document which has been executed by the Purchaser and delivered to the Corporation with respect to this subscription.

7.4.     This Agreement shall be subject to, governed by and construed in accordance with the laws of British Columbia.

7.5.     This Agreement may not be assigned by either party hereto.

7.6.     This Agreement may be signed by the parties in counterpart and by fax.

IN WITNESS WHEREOF the parties have executed this written Agreement effective as of the Effective Date.

SIGNED, SEALED AND DELIVERED BY:

VOICE MOBILITY INTERNATIONAL, INC.

Per:

______________________________________
Authorized Signatory

SCHEDULE "A"

TO BE COMPLETED BY THE PURCHASER:

A.    Subscription Amount.

Subscription:                     __ Units

Subscription Funds:           U.S.$ __

B.    Name and Address (Note: Cannot be a U.S. Address) The name and address (to establish the Purchaser's jurisdiction of residence for the purpose of determining the applicable Securities Rules) of the Purchaser is as follows:

___________________________________________
Name
___________________________________________
 Street Address
___________________________________________

___________________________________________
 City, Province, Country, Postal Code

Email: ______________________________________

Phone: _______________ Fax:_ _________________

C.    Registration Instructions (Note: Cannot be a U.S. Address) The name and address of the person in whose name the Purchaser's securities are to be registered is as follows (if the name and address is the same as was inserted in paragraph B above, then insert "see B above"):

________________________________________
Name
________________________________________
Street Address
________________________________________

________________________________________
City, Province, Country, Postal Code

D.     Delivery Instructions (Note: Cannot be a U.S. Address) The name and address of the person to whom the certificates representing the Purchaser's securities referred to in paragraph B above are to be delivered is as follows (if the name and address is the same as was inserted in paragraph B or C above, then insert "see B above" or "see C above", as the case may be):

________________________________________
Name

________________________________________
Street Address

________________________________________

________________________________________
 City, Province, Country, Postal Code

E.     Exemption Relied Upon. The Purchaser represents to the Corporation that the Purchaser is (tick one or more of the following boxes):

(1)     If you are a close personal friend or close business associate of a director, senior officer or control person of the Corporation, please indicate how long you have known the individual and describe the nature of your relationship, including how you are in a position to assess the capabilities and trustworthiness of the individual.

(2)     If you are an accredited investor, please describe how you qualify based on the definition in Schedule "B" to this Agreement.

  Paragraph ____________

Description of Qualifications

F.    Relationship To Listed Company. State if the Purchaser is an "insider" of Voice Mobility International, Inc., being a director, officer or senior employee of Voice Mobility International, Inc. or of a subsidiary, or a shareholder holding not less than 10% of the current issued share capital of Voice Mobility International, Inc. prior to this purchase:

No: ____      Yes: ____

Does the Purchaser own any securities of Voice Mobility International, Inc. at the date hereof, if so, give particulars. State the number of securities of Voice Mobility International, Inc. held by the Purchaser not including this purchase:

No: ____      Yes: ____; if "Yes", then:

___________ common shares, warrants to acquire ___________ common shares, stock options to acquire ___________ common shares and convertible debentures convertible into _________ common shares and (if applicable, describe any other securities held) the following:

_______________________________________________________________________________________________

G.      Accredited Investor. Please indicate each category of accredited investor that you, the purchaser, satisfy, by initialling on the appropriate line(s) below:

_____Category 1.	A bank as defined in Section 3(a)(2) of the U.S. Securities Act whether acting in its individual or fiduciary capacity; or
_____Category 2.	A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or
_____Category 3.	A broker or dealer registered pursuant to Section 15 of the U.S. Exchange Act, as amended; or
_____Category 4.	An insurance company as defined in Section 2(13) of the U.S. Securities Act; or
_____Category 5.	An investment company registered under the U.S. Investment Company Act of 1940; or
_____Category 6.	A business development company as defined in Section 2(1)(48) of the U.S. Investment Company Act of 1940; or
_____Category 7.	A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the U.S. Small Business Investment Act of 1958; or
_____Category 8.
A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of itsemployees, with total assets in excess of U.S.$5,000,000; or

_____Category 9.
An employee benefit plan within the meaning of theU.S. Employee Retirement IncomeSecurity Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association,insurance company or registered investment advisor, or an employee benefit plan withtotal assets in excess of U.S.$5,000,000 or, if a self-directed plan, the investmentdecisions are made solely by persons who are Accredited Investors; or

____Category 10.	A private business development company as defined in Section 202(a)(22) or the U.S.Investment Advisers Act of 1940; or
____Category 11.	An organization described in Section 501(c)(3) of the U.S. Internal Revenue Code, acorporation, a Massachusetts or similar business trust, or a partnership, not formed forthe specific purpose of acquiring the Shares, with total assets in excess ofU.S.$5,000,000; or
____Category 12.	A director, executive officer or general partner of the Corporation.
____Category 13.	A natural person whose individual net worth(*), or joint net worth with that person'sspouse, at the time of his purchase exceeds U.S.$1,000,000; or
____Category 14.	A natural person who had an individual income(*) in excess of U.S.$200,000 in eachof the two most recent years or joint income with that person's spouse in excess ofU.S.$300,000 in each of those years and has a reasonable expectation of reaching thesame income level in the current year; or

____Category 15.	A trust, with total assets in excess of U.S.$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described under the U.S. Securities Act Rule 506(b)(2)(ii); or
____Category 16.	An entity in which all of the equity owners are Accredited Investors.

*    For the purposes of this Agreement, the term "net worth" means the excess of total assets over total liabilities. In determining income, an investor should add to his or her adjusted gross income any amounts attributable to the tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an Individual Retirement Account or Keogh retirement plan, alimony payments and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

If Category 3 and/or 11 is marked, please indicate by marking an "X" in the appropriate space whether the Purchaser is a corporation that has a net worth on a consolidated basis according to its most recent audited financial statements of not less than U.S.$14,000,000.

                                                                        Yes _______________     No_______________

TO BE COMPLETED AND SIGNED BY THE PURCHASER:

SIGNED, SEALED AND DELIVERED BY:

____________________________________________________

Name of the "Purchaser" - use the name inserted in paragraph B above.

Per:

_______________________________________________

Signature of Purchaser

_______________________________________________
Title (if applicable)

SCHEDULE "B"

DEFINITIONS

"accredited investor" means

(a)	a Canadian financial institution (as defined in National Instrument 14-101 Definitions), or an authorized foreign bank listed in Schedule III of the Bank Act (Canada),

(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada),

(c)	an association under the Cooperative Credit Associations Act (Canada) located in Canada,

(d)
a subsidiary of any person or company referred to in paragraphs (a) to (c), if the person or company owns all ofthe voting securities of the subsidiary, except the voting securities required by law to be owned by directors ofthat subsidiary,

(e)
a person or company registered under the securities legislation, or under the securities legislation of another jurisdiction of Canada, as an adviser or dealer, other than a limited market dealer registered under the Securities Act (Ontario),

(f)
an individual registered or formerly registered under the securities legislation, or under the securities legislationof another jurisdiction of Canada, as a representative of a person or company referred to in paragraph (e),

(g)	the government of Canada or a province, or any crown corporation or agency of the government of Canada or aprovince,

(h)	a municipality, public board or commission in Canada,

(i)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, orany agency of that government,

(j)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or aprovincial pension commission or similar regulatory authority,

(k)	a registered charity under the Income Tax Act (Canada),

(l)
an individual who, either alone or jointly with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds Cdn.$1,000,000,

(m)
an individual whose net income before taxes exceeded Cdn.$200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded Cdn.$300,000 in each of the two most recent years and who, in either case, reasonably expects to exceed that net income level in the current year,

(n)
a company, limited partnership, limited liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least Cdn.$5,000,000 as shown on its most recently prepared financial statements,

(o)	a mutual fund or non-redeemable investment fund that, in the local jurisdiction, distributes its securities only to persons or companies that are accredited investors,

(p)	a mutual fund or non-redeemable investment fund that, in the local jurisdiction, distributes its securities under aprospectus for which the regulator has issued a receipt,

(q)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) through (e) and paragraph (j) in form and function, or

(r)	a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons or companies that are accredited investors.

"affiliate" shall mean the following:

(a)	one corporation is affiliated with another corporation if one of them is the subsidiary of the other, or both aresubsidiaries of the same corporation, or each of them is controlled by the same person.

(b)	a corporation is a subsidiary of another corporation if:

(i) it is controlled by

(A)    that other corporation,

(B)    that other corporation and one or more corporations, each of which is controlled by that other corporation, or

(C)    two or more corporations, each of which is controlled by that other corporation, or

(ii) it is a subsidiary of a subsidiary of that other corporation.

(c)	For the purposes of subsections (a) and (b), a corporation is controlled by a person if:

(i) shares of the corporation carrying more than 50% of the votes for the election of directors are held, other than by way of security only, by or for the benefit of that person, and

(ii) the votes carried by the shares mentioned in paragraph (i) are sufficient, if exercised, to elect a majority of the directors of the corporation.

"financial assets" means cash and securities.

"related liabilities" means

(a)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(b)	liabilities that are secured by financial assets.

"control person" means

(c)	a person who holds a sufficient number of the voting rights attached to all outstanding voting securities of theCorporation to affect materially the control of the Corporation, or

(d)	each person in a combination of persons, acting in concert by virtue of an agreement, arrangement, commitmentor understanding, which holds in total a sufficient number of the voting rights attached to all outstanding votingsecurities of the Corporation to affect materially the control of the issuer, and, if a person or combination of persons holds more than 20% of the voting rights attached to all outstanding votingsecurities of the Corporation, the person or combination of persons is deemed, in the absence of evidence to the contrary,to hold a sufficient number of the voting rights to affect materially the control of the Corporation.

"designated securities" means

(e)	voting securities,

(f)	securities that are not debt securities and that carry a residual right to participate in the earnings of theCorporation or, on the liquidation or winding up of the Corporation, in its assets, or

(g)	securities convertible, directly or indirectly, into securities described in paragraph (a) or (b).

"senior officer" means

(a)	the chair or a vice chair of the board of directors, the president, a vice president, the secretary, the treasurer orthe general manager of the Corporation,

(b)	any individual who performs functions for a person similar to those normally performed by an individualoccupying any office specified in paragraph (a), and

(c)	the 5 highest paid employees of the Corporation, including any individual referred to in paragraph (a) or (b) andexcluding a commissioned salesperson who does not act in a managerial capacity.

SCHEDULE "C"

This is the form required under section 135 of the Rules and, if applicable, by an order issued under section 76 of the Securities Act.

     FORM 45-903F1 (Form 20A (IP))

Securities Act

Acknowledgement of Individual Purchaser

1.		I have agreed to purchase from Voice Mobility International, Inc. (the "Issuer")

		Units	(the "Securities") of the Issuer.

[number and description of securities]

2.		I am purchasing the Securities as principal and, on closing of the agreement of purchase and sale, I will be the beneficial owner of the Securities.

3.		I [circle one] have/have not received an offering memorandum describing the Issuer and the Securities.

4.		I acknowledge that:
		(a)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities, AND
		(b)	there is no government or other insurance covering the Securities, AND
		(c)	I may lose all of my investment,AND
		(d)	there are restrictions on my ability to resell the Securities and it is my responsibility to find out what those restrictions are and to comply with them before selling the Securities,AND

(e)
I will not receive a prospectus that the British Columbia Securities Act (the "Act") would otherwise require be given to me because the Issuer has advised me that it is relying on a prospectus exemption,AND

		(f)	because I am not purchasing the Securities under a prospectus, I will not have the civil remedies that would otherwise be available to me, AND
(g)
the Issuer has advised me that it is using an exemption from the requirement to sell through a dealer registered under the Act, except purchases referred to in paragraphs 5(a) and 5(g), and as a result I donot have the benefit of any protection that might have been available to me by having a dealer act onmy behalf.

5	.	I also acknowledge that: [circle one]
		(a)	I am purchasing Securities that have an aggregate acquisition cost of $97,000 or more, OR
		(b)	my net worth, or my net worth jointly with my spouse at the date of the agreement of purchase and sale of the security, is not less than $400,000, OR
(c)
my annual net income before tax is not less than $75,000, or my annual net income before tax jointly with my spouse is not less than $125,000, in each of the two most recent calendar years, and I reasonably expect to have annual net income before tax of not less than $75,000 or annual net income before tax jointly with my spouse of not less than $125,000 in the current calendar year, OR

		(d)	I am registered under the Act, OR
		(e)	I am a spouse, parent, brother, sister or child of a senior officer or director of the Issuer, or of an affiliate of the Issuer, OR

(f)	I am a close personal friend of a senior officer or director of the Issuer, or of an affiliate of the Issuer, OR
(g)	I am purchasing securities under section 128(c ) ($25,000 - registrant required) of the Rules, and I have spoken to a person [Name of registered person: _______________________________ (the "Registered Person")] who has advised me that the Registered Person is registered to trade or advise in the Securities and that the purchase of the Securities is a suitable investment for me.

6.  If I am an individual referred to in paragraph 5(b), 5(c) or 5(d), I acknowledge that, on the basis of information about the Securities furnished by the Issuer, I am able to evaluate the risks and merits of the Securities because: [circle one]

(a) of my financial, business or investment experience, OR

(b) I have received advice from a person [Name of adviser: ______________________________ (the "Adviser")] who has advised me that the Adviser is:

(i) registered to advise, or exempted from the requirement to be registered to advise, in respect of the Securities, and

(ii) not an insider of, or in a special relationship with, the Issuer.

The statements made in this report are true.

DATED _______________________________ , 2002.

Signature of Purchaser

Name of Purchaser

Address of Purchaser

SCHEDULE "D"

TORONTO STOCK EXCHANGE FORMS

PRIVATE PLACEMENT QUESTIONNAIRE AND UNDERTAKING

To be completed by each proposed private placement purchaser of listed securities or securities which are convertible into listed securities.

QUESTIONNAIRE

1.		DESCRIPTION OF TRANSACTION

		(a)	Name of issuer of the Securities:

Voice Mobility International, Inc.

		(b)	Number and Class of Securities to be Purchased:

_____units where each unit consists of one common share and one half of one non-transferablecommon share purchase warrant.One warrant will entitle the holder upon giving 61 days notice to theCompany to purchase one common share for a period of one year at a price of U.S.$__ per share.

		(c)	Purchase Price: U.S.$__ per unit.

2	.	DETAILS OF PURCHASER

		(a)	Name of Purchaser:	_________________________________
		(b)	Address:	_________________________________
_________________________________
_________________________________
_________________________________

		(c)	Names and address of persons having a greater than 10% beneficial interest in the purchaser:

3	.	RELATIONSHIP TO ISSUER

		(a)	Is the purchaser (or any person named in response to 2(c) above) an insider of the Issuer for the purposes of the Ontario Securities Act (before giving effect to this private placement)?If so, state the capacity in which the purchaser (or person named in response to 2(c)) qualifies as an insider:

			Director:____________________________	Senior Officer: ______________________________
			Senior Employee: ____________________	Greater than 10% Shareholder: __________________
Other: _____________________________

		(b)	If the answer to (a) is "no", are the purchaser and the Issuer controlled by the same person or company? If so, give details:
No: ____________ Yes: ____________; if "Yes", then: __________________________________________

4	.	DEALINGS OF PURCHASER IN SECURITIES OF THE ISSUER

Give details of all trading by the purchaser, as principal, in the securities of the Issuer (other than debt securities which are not convertible into equity securities), directly or indirectly, within the 60 days preceding the date hereof:

____________________________________________________________________________________________

UNDERTAKING

TO: THE TORONTO STOCK EXCHANGE

The undersigned has subscribed for and agreed to purchase, as principal, the Securities described in Item 1 of this Private Placement Questionnaire and Undertaking.

The undersigned undertakes not to sell or otherwise dispose of any of the said Securities so purchased or any securities derived therefrom for a period of four months from the date of the closing of the transaction herein or for such period as is prescribed by applicable securities legislation, whichever is longer, without the prior consent of The Toronto Stock Exchange and any other regulatory body having jurisdiction.

DATED at __________________________ , this ________ day of _________ , _____
.

(Name of Purchaser - please print)

(Authorized Signature)

(Official capacity - please print)

(Please print name of individual whose signature appears above, if different from name of purchaser printed above)

Exhibit 23.1

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the reference of our firm under the caption “Experts” and to the use of our report dated January 28, 2002 (except for Note 13 which is as of March 8, 2002), in the Regis tration Statement (Form S-4 No. 333-XXXXX) and related Prospectus of Voice Mobility International, Inc. for the registration of 41,802,115 shares of its common stock.

                                                                                  /s/ ERNST & YOUNG LLP

Vancouver, Canada,
October 21, 2002                                                       Chartered Accountants